PROSPECTUS SUPPLEMENT
(For use with Prospectus dated April 26, 2006)

$596,553,000 (Approximate)

AAMES MORTGAGE INVESTMENT TRUST 2006-1
Issuing Entity
Aames Investment Corporation
Sponsor

Financial Asset Securities Corp.
Depositor

Wells Fargo Bank, N.A.
Master Servicer and Trust Administrator

Aames Funding Corporation
Servicer

Mortgage Backed Notes

The following classes of notes are being offered pursuant to this prospectus supplement and the accompanying prospectus:

Class	Approximate Class Principal Amount(1)	Interest Rate(2)
Class A-1	$244,348,000	Variable
Class A-2	$62,902,000	Variable
Class A-3	$127,232,000	Variable
Class A-4	$22,641,000	Variable
Class M-1	$44,948,000	Variable
Class M-2	$13,148,000	Variable
Class M-3	$11,619,000	Variable
Class M-4	$11,313,000	Variable
Class M-5	$9,785,000	Variable
Class M-6	$12,231,000	Variable
Class M-7	$15,594,000	Variable
Class M-8	$6,115,000	Variable
Class M-9	$5,504,000	Variable
Class M-10	$3,058,000	Variable
Class M-11	$6,115,000	Variable

You should read the section entitled “Risk Factors” starting on page S-11 of this prospectus supplement and page 6 of the accompanying prospectus and consider these factors before making a decision to invest in the notes.
The notes represent obligations of the issuing entity only and are not interests in or obligations of the sponsor, the depositor, any of their affiliates or any other person.
Neither the notes nor the underlying mortgage loans will be insured or guaranteed by any governmental agency or instrumentality.

__________
(1) These amounts are approximate, as described in this prospectus supplement.
(2) The interest rate on each class of notes will be based on one-month LIBOR plus a margin, subject to the rate caps as described under “Summary of Terms” in this prospectus supplement.
The trust -
•   The assets of the trust will primarily consist of a pool of conventional, first and second lien, adjustable and fixed rate, fully amortizing, interest-only and balloon, residential mortgage loans. The mortgage loans were originated in accordance with underwriting guidelines that are not as strict as Fannie Mae and Freddie Mac guidelines. As a result, the mortgage loans may experience higher rates of delinquency, foreclosure and bankruptcy than if they had been underwritten in accordance with higher standards.
•   The notes will be entitled to monthly payments on the 25th day of each month beginning in May 2006.
•   The notes will have the benefit of an interest rate swap agreement as described in this prospectus supplement.
Credit enhancement -
•   excess interest and overcollateralization
•   subordination of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Notes

Neither the SEC nor any state securities commission has approved these securities or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense. The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

Greenwich Capital Markets, Inc, Friedman, Billings, Ramsey & Co., Inc., Bear, Stearns & Co. Inc., Citigroup Global Markets Inc., Countrywide Securities Corporation, Lehman Brothers Inc. and Morgan Stanley & Co. Incorporated as underwriters, will offer the notes listed above at varying prices to be determined at the time of sale. It is expected that the proceeds to the Depositor from the sale of the Underwritten Notes will be approximately $593,940,030, before deducting issuance expenses payable by the Depositor.

The underwriters will deliver to purchasers of the offered notes in book-entry form only through the facilities of The Depository Trust Company, Clearstream and Euroclear, in each case, on or about May 2, 2006.

Underwriters:
RBS Greenwich Capital		Friedman Billings Ramsey
(Co-Lead Manager)		(Co-Lead Manager)
Co-Managers:
Bear, Stearns & Co. Inc.		Citigroup
Countrywide Securities Corporation		Lehman Brothers
Morgan Stanley

April 27, 2006

Important notice about information presented in this

prospectus supplement and the accompanying prospectus:

We provide information to you about the notes offered by this prospectus supplement in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your notes and (2) this prospectus supplement, which describes the specific terms of your notes.

If information varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the notes in any state where the offer is not permitted. We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on their respective covers.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the notes will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

____________________

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following tables of contents provide the pages on which these captions are located.

Tables of Contents

Prospectus Supplement

Summary of Terms
Parties
The Offered Notes
Risk Factors
Description of the Notes
General
Fees and Expenses of the Trust
Book-Entry Registration
Payments of Interest
Determination of LIBOR
Payments of Principal
Credit Enhancement
Maturity Date
The Ownership Certificate
Description of the Mortgage Pool
General
Adjustable Rate Mortgage Loans
The Index
The Mortgage Loans
Additional Information
Affiliations and Related Transactions
Legal Proceedings Pending Against the Originator and the Sponsor
Static Pool Information
The Sponsor
General
The Sponsor’s Securitization Program
Mortgage Loan Production
Events Related to Prior Securitizations
Underwriting Guidelines
The Master Servicer and the Trust Administrator
The Indenture Trustee and Custodian
The Servicer
The Servicer
Collections, Delinquencies and Foreclosure
Mortgage Loan Delinquency and Foreclosure Experience
The Depositor
The Issuing Entity
The Owner Trustee
Servicing of the Mortgage Loans
General
Servicing Compensation and Payment of Expenses
Eligible Investments
Prepayment Interest Shortfalls
Advances
Collection Procedures
Optional Purchase of Defaulted Loans
Collection of Taxes, Assessments and Similar Items
Insurance Coverage
Evidence as to Compliance
Master Servicer Default; Servicer Default
Master Servicer Resignation; Servicer Resignation
Pledge of Servicing Rights
The Mortgage Loan Purchase Agreement and the Transfer and Servicing Agreement
General
Assignment of Mortgage Loans
Representations and Warranties
Administration
Amendment
Voting Rights
The Trust Agreement and the Indenture
General
Duties of the Indenture Trustee
Rights of the Indenture Trustee
Resignation and Removal of the Indenture Trustee
Reimbursement and Indemnification of the Indenture Trustee and Owner Trustee
Events of Default and Rights Upon Events of Default
Limitation on Suits
Amendment and Supplemental Indentures
Optional Redemption
Reports to Noteholders
Yield, Prepayment and Weighted Average Life
General
Overcollateralization
Subordination of the Subordinate Notes
Weighted Average Life
Material Federal Income Tax Considerations
Tax Classification of the Trust and of the Notes
Tax Consequences to Holders of the Notes
State and Local Income Tax Considerations
Legal Investment Considerations
ERISA Considerations
General
Purchases of the Notes
Use of Proceeds
Legal Matters
Underwriting
Ratings
Index of Principal Terms
Annex A — Global Clearance, Settlement and Tax Documentation Procedures
Annex B — Certain Characteristics of the Mortgage Loans
Annex C — Notional Schedule for Swap Agreement

Prospectus

Important Notice About Information in This Prospectus and Each Accompanying Prospectus Supplement

Risk Factors
Principal prepayments on the loans may adversely affect the average life of, and rate of return on, your securities
Only the assets of the related trust are available to pay your securities
Credit enhancement may not be adequate to prevent losses on your securities
The interest accrual period may reduce the effective yield on your securities
Mortgage loans originated according to non-agency underwriting guidelines may have higher expected delinquencies
Aspects of the mortgage loan origination process may result in higher expected delinquencies
Changes in U.S. economic conditions may adversely affect the performance of mortgage loans, particularly adjustable payment loans of various types
Legal and other factors could reduce the amount and delay the timing of recoveries on defaulted loans
Risks related to mortgage loans with interest-only payments
Risks related to mortgage loans that provide for negative amortization
Loans secured by junior liens are subject to additional risks
Risks related to any interest rate swap agreement
Effect of creditworthiness of swap counterparty on ratings of securities
Special risks for certain classes of securities
Military action and terrorist attacks
The Servicers’ collections procedures may affect the timing of collections on the mortgage loans
Risks relating to defaults or resignation of the Master Servicer or Servicer
Risk of delinquencies due to servicing transfers
Bankruptcy or insolvency proceedings could delay or reduce payments on the securities
Loans to lower credit quality borrowers are more likely to experience late payments and defaults and increase your risk of loss
Early or multiple payment defaults may be indicative of higher rates of delinquencies and losses in the future
Mortgage loans with high original loan-to-value ratios may present a greater risk of loss
Geographic concentration of mortgage loans
Failure to perfect security interests in manufactured homes may result in losses on your securities
Multifamily and mixed use loans Generally are riskier than single family loans
Default risk on high balance mortgage loans
Loans with balloon payments may increase your risk of loss
Mortgage loan interest rates may limit interest rates on the variable rate securities
If amounts in any pre-funding account are not used to purchase trust assets, you will receive a prepayment on the related securities
Violations of applicable federal laws may reduce or delay mortgage loan collections
Originators and servicers may be subject to litigation or governmental proceedings
Proceeds of liquidated loans generally are paid first to providers of trust services
Mortgaged properties may be subject to environmental risks that could result in losses
You may have difficulty selling your securities or obtaining your desired price
Ratings of the securities do not address all investment risks and must be viewed with caution
The securities may not be suitable investments

The Trust Fund
The Mortgage Loans—General
Single Family Loans
Home Equity Loans
Multifamily Loans
Manufactured Housing Contracts
Home Improvement Contracts
Agency Securities
Private Label Securities
Incorporation of Certain Information by Reference

Static Pool Information

Use of Proceeds

The Sponsor

The Depositors

Loan Program
Underwriting Standards
FICO Scores
Qualifications of Sellers
Representations by Sellers; Repurchases or Substitutions

Description of the Securities
General
Distributions on Securities
Advances
Purchase Obligations
Reports to Securityholders

Credit Enhancement and Other Support
General
Subordination
Pool Insurance Policies
Primary Mortgage Insurance Policies
FHA Insurance; VA Guarantees
Special Hazard Insurance Policies
Bankruptcy Bonds
FHA Insurance on Multifamily Loans
Reserve Accounts
Cross Support
Other Insurance, Surety Bonds, Guaranties, Letters of Credit and Similar Instruments or Agreements
Derivitives

Yield and Prepayment Considerations

Operative Agreements
Assignment of Trust Fund Assets
Payments on Loans; Deposits to Security Account
Pre-Funding Account
Sub-Servicing of Loans
Collection Procedures
Hazard Insurance
Realization upon Defaulted Mortgage Loans
Servicing and Other Compensation and Payment of Expenses
Evidence as to Compliance
Certain Matters Regarding the Master Servicer and the Depositors
Events of Default; Rights upon Event of Default
Amendment
Termination; Optional Termination; Calls
The Trustee

Material Legal Aspects of the Loans
General
Foreclosure
Repossession of Manufactured Homes
Rights of Redemption
Equitable Limitations on Remedies
Anti-Deficiency Legislation and Other Limitations on Lenders
Homeownership Act and Similar State Laws
Due-on-Sale Clauses
Prepayment Charges; Late Fees
Applicability of Usury Laws
Servicemembers Civil Relief Act
Environmental Risks
The Home Improvement Contracts
Installment Contracts
Junior Mortgages; Rights of Senior Mortgagees
The Title I Program

Material Federal Income Tax Consequences
General
Taxation of Debt Securities
Non-REMIC Certificates
Single Class of Senior Certificates
Multiple Classes of Senior Certificates
Possible Application of Contingent Payment Regulations to Certain Non-REMIC Certificates
Sale or Exchange of a Senior Certificate
Non-U.S. Persons
Information Reporting and Backup Withholding
REMIC Certificates
General
Tiered REMIC Structures
Regular Certificates
Residual Certificates
Prohibited Transactions and Other Taxes
Liquidation and Termination
Administrative Matters
Tax-Exempt Investors
Non-U.S. Persons
Tax-Related Restrictions on Transfers of Residual Certificates

Reportable Transactions

Penalty Avoidance

State Tax Considerations

ERISA Considerations
Insurance Company General Accounts
Prohibited Transaction Class Exemption 83-1
Underwriter Exemption

Legal Investment Considerations

Method of Distribution

Legal Matters

Financial Information

Available Information

Reports to Securityholders

Ratings

Glossary of Terms

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), each Underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) it has not made and will not make an offer of notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of notes to the public in that Relevant Member State at any time:

(a)	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)
to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c)	in any other circumstances which do not require the publication by the Issuing Entity of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

Each Underwriter has represented and agreed that:

(a)
it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the Financial Services and Markets Act does not apply to the Issuing Entity; and

(b)
it has complied and will comply with all applicable provisions of the Financial Services and Markets Act with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Belgium

The information contained in this preliminary prospectus supplement may not be disclosed to the public in Belgium. The securities may only be offered, directly or indirectly, in Belgium (a) for a minimum of €50,000 (or its foreign currency) per investor only; or (b) to professional or institutional investors as defined in Article 2.1(e)(i) to (iii) of Directive 2003/71/EC or as referred to in Article 3, 2° of the Belgian Royal Decree of 7 July 1999 on the public character of financial operations, each acting on their own account.

This preliminary prospectus supplement has not been and will not be submitted to nor approved by the Belgian Banking, Finance and Insurance Commission (Commission bancaire, financière et des assurances/Commissie voor the Bank-, Financie- en Assurantiewezen) and accordingly may not be used in connection with any offering or sale of securities in Belgium except as may otherwise be permitted by law.

Hong Kong Warning

The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice. This preliminary prospectus supplement has not been authorized by the Securities and Futures Commission and therefore the securities may not be offered or sold in Hong Kong by means of this preliminary prospectus supplement or any other document other than: (a) to “professional investors” as such term is defined in the Securities and Futures Ordinance, Cap. 571 of the laws of Hong Kong (“SFO”); or (b) in circumstances which do not constitute an offer or an invitation to the public for the purposes of the SFO. Offers of the securities will not be and may not be made to any person in Hong Kong other than a person to whom this preliminary prospectus supplement has been issued by or on behalf of the issuing entity and who meets the criteria described in (a) or (b) above. No person to whom this preliminary prospectus supplement is given may issue, circulate or distribute it in Hong Kong or make or give a copy of this preliminary prospectus supplement to any person.

Summary of Terms

•
This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the notes, it is necessary that you read carefully this entire document and the accompanying prospectus.

•
While this summary contains an overview of certain calculations, cash flow priorities and other information to aid your understanding, you should read carefully the full description of these calculations, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus before making any investment decision.

•
Some of the information that follows consists of forward-looking statements relating to future economic performance or projections and other financial items. Forward-looking statements are subject to a variety of risks and uncertainties, such as general economic and business conditions and regulatory initiatives and compliance, many of which are beyond the control of the parties participating in this transaction. Accordingly, what actually happens may be very different from the projections included in this prospectus supplement.

•
Whenever we refer to a percentage of some or all of the mortgage loans in the trust, that percentage has been calculated on the basis of the total scheduled principal balance of those mortgage loans as of April 1, 2006, unless we specify otherwise. We explain in this prospectus supplement under “Description of the Notes—Payments of Principal” how the scheduled principal balance of a mortgage loan is determined. Whenever we refer in this summary of terms or in the risk factors section of this prospectus supplement to the total principal balance of any mortgage loans, we mean the total of their scheduled principal balances unless we specify otherwise.

Parties

Sponsor and Originator

Aames Investment Corporation originated, through its subsidiaries, the mortgage loans and will sell the mortgage loans to the depositor.

Depositor

Financial Asset Securities Corp., a Delaware special purpose corporation, will sell the mortgage loans to the trust.

Issuing Entity

Aames Mortgage Investment Trust 2006-1, a Delaware statutory trust. The Issuing Entity is also referred to as the trust in this prospectus supplement.

Owner Trustee

Wilmington Trust Company will act as owner trustee of the trust.

Indenture Trustee

Deutsche Bank National Trust Company. The notes will be issued, and the mortgage loans will be pledged to the indenture trustee as collateral for the notes, under an indenture.

Trust Administrator

Wells Fargo Bank, N.A. will perform certain administrative functions on behalf of the owner trustee and the trust under the trust agreement, indenture and the transfer and servicing agreement.

Master Servicer

Wells Fargo Bank, N.A. will oversee the servicing of the mortgage loans by the servicer.

Servicer

Aames Funding Corporation will service the mortgage loans included in the trust.

Swap Provider

The trust will enter into the interest rate swap agreement with Bear Stearns Financial Products Inc. to protect against certain interest rate risk.

The Offered Notes

Classes of Notes

The Aames Mortgage Investment Trust 2006-1 Mortgage Backed Notes consist of the classes of notes listed in the table below.

Class	Class Principal Amount(1)	Summary Interest Rate Formula (until Initial Optional Termination Date)(2)	Summary Interest Rate Formula (after Initial Optional Termination Date)(4)	CUSIP Number
A-1	$244,348,000	LIBOR plus 0.060%(3)	LIBOR plus 0.120%(3)	00252	GAA 7
A-2	$62,902,000	LIBOR plus 0.120%(3)	LIBOR plus 0.240%(3)	00252	GAB 5
A-3	$127,232,000	LIBOR plus 0.160%(3)	LIBOR plus 0.320%(3)	00252	GAC 3
A-4	$22,641,000	LIBOR plus 0.280%(3)	LIBOR plus 0.560%(3)	00252	GAD 1
M-1	$44,948,000	LIBOR plus 0.320%(3)	LIBOR plus 0.480%(3)	00252	GAE 9
M-2	$13,148,000	LIBOR plus 0.340%(3)	LIBOR plus 0.510%(3)	00252	GAF 6
M-3	$11,619,000	LIBOR plus 0.400%(3)	LIBOR plus 0.600%(3)	00252	GAG 4
M-4	$11,313,000	LIBOR plus 0.430%(3)	LIBOR plus 0.645%(3)	00252	GAH 2
M-5	$9,785,000	LIBOR plus 0.540%(3)	LIBOR plus 0.810%(3)	00252	GAJ 8
M-6	$12,231,000	LIBOR plus 1.100%(3)	LIBOR plus 1.650%(3)	00252	GAK 5
M-7	$15,594,000	LIBOR plus 1.400%(3)	LIBOR plus 2.100%(3)	00252	GAL 3
M-8	$6,115,000	LIBOR plus 2.150%(3)	LIBOR plus 3.225%(3)	00252	GAM 1
M-9	$5,504,000	LIBOR plus 2.500%(3)	LIBOR plus 3.750%(3)	00252	GAN 9
M-10	$3,058,000	LIBOR plus 2.500%(3)	LIBOR plus 3.750%(3)	00252	GAP 4
M-11	$6,115,000	LIBOR plus 2.500%(3)	LIBOR plus 3.750%(3)	00252	GAQ 2

(1)	These amounts are approximate, as described in this prospectus supplement. The class principal amounts are subject to a variance of plus or minus 5%.
(2)
Reflects the interest rate formula up to and including the earliest possible payment date on which Aames Investment Acceptance Corporation has the option to purchase the mortgage loans as described under “Description of the Notes—Optional Purchase of the Mortgage Loans.”

(3)
The interest rate of each class of notes is subject to a cap equal to the least of (a) one-month LIBOR plus the specified margin, (b) the net funds cap and (c) a fixed rate cap of 14.00% per annum, as described under “—The Offered Notes—Payments on the Notes—Interest Payments.” One-month LIBOR will be determined as described under “Description of the Notes—Determination of LIBOR.”

(4)
Reflects the interest rate formula if the option to purchase the mortgage loans is not exercised by Aames Investment Acceptance Corporation at the earliest possible payment date as described under “Description of the Notes—Optional Purchase of the Mortgage Loans.”

The notes offered by this prospectus supplement will be issued in book-entry form. The notes will be issued in minimum denominations in principal amount of $25,000 and integral multiples of $1.00 in excess thereof; provided that notes must be purchased in minimum total investments of $100,000 per class.

See “Description of the Notes—General” in this prospectus supplement for the minimum denominations and the incremental denominations of each class of notes.

The notes represent obligations of the trust and will be secured by collateral consisting primarily of conventional, first and second lien, adjustable and fixed rate, fully amortizing, interest-only and balloon residential mortgage loans having a total principal balance as of the cut-off date, which is April 1, 2006, of approximately $611,535,685.

The rights of holders of the Class M-1, M-2, M-3, M-4, M-5, M-6, M-7, M-8, M-9, M-10 and M-11 Notes to receive payments of principal and interest will be subordinate to the rights of the holders of notes having a senior priority of payment, as described in this Summary of Terms under “—Enhancement of Likelihood of Payment on the Notes—Subordination of Payments” below. We refer to the Class M-1, M-2, M-3, M-4, M-5, M-6, M-7, M-8, M-9, M-10 and M-11 Notes collectively as “subordinate” notes, and we refer to the Class A-1, A-2, A-3 and A-4 Notes as “senior” notes.

The trust will also issue an ownership certificate which will not be entitled to monthly payments of principal or interest, but rather solely to any monthly excess cashflow remaining after all payments on the notes have been made and certain fees and expenses of the trust have been paid on the related payment date (including any net swap payment owed to the Swap Provider and any swap termination payment owed to the Swap Provider).

The ownership certificate is not offered by this prospectus supplement. The notes will have an approximate total initial principal amount of $596,553,000. Any difference between the total principal amount of the notes on the date they are issued and the approximate total principal amount of the notes as reflected in this prospectus supplement will not exceed 5%.

Payments on the Notes

Principal and interest on the notes will be paid on the 25th day of each month, beginning in May 2006. However, if the 25th day is not a business day, payments will be made on the next business day after the 25th day of the month.

Interest Payments

Interest will accrue on each class of notes at an annual rate equal to the least of (1) the applicable annual rate as described in the table on page S-2, (2) the net funds cap and (3) a fixed rate cap of 14.00% annually.

If the option to purchase the mortgage loans is not exercised by Aames Investment Acceptance Corporation on the initial optional termination date as described under “—The Mortgage Loans—Optional Purchase of Mortgage Loans” below, then with respect to the next payment date and each payment date thereafter, the annual rate described in clause (1) of the interest rate formula set forth above will be increased for each class of notes to the applicable annual rate as described in the table on page S-2, subject in each case to the lesser of the net funds cap and the fixed rate cap of 14.00% annually.

See “—The Mortgage Loans—Optional Purchase of Mortgage Loans” below.

The net funds cap for the offered notes is a limitation generally based on the net mortgage rates on the mortgage loans less the effective rate at which any net payments are due to the swap provider, adjusted to reflect the accrual of interest on an actual/360 basis and adjusted for overcollateralization.

To the extent that interest payable on a note is limited on any payment date by application of the net funds cap, the amount of interest that would have been payable in absence of such limitation will be payable, to the extent of funds available, on future payment dates as described in this prospectus supplement.

For a complete description of the net funds cap and the priority of payment of interest, see “Description of the Notes—Payments of Interest” in this prospectus supplement.

The Swap Agreement

The trust will enter into an interest rate swap agreement with Bear Stearns Financial Products Inc., as swap provider (the “Swap Provider”). Under the swap agreement, on each payment date, the issuing entity will be obligated to make fixed payments as specified in this prospectus supplement and the Swap Provider will be obligated to make floating payments equal to the product of (x) one-month LIBOR (as determined pursuant to the swap agreement), (y) the notional amount for that payment date, and (z) a fraction, the numerator of which is the actual number of days elapsed from the previous payment date to but excluding the current payment date (or, for the first payment date, the actual number of days elapsed from the closing date to but excluding the first payment date), and the denominator of which is 360. To the extent that the fixed payment exceeds the floating payment on any payment date, amounts otherwise available to noteholders will be applied to make a net payment to the Swap Provider, and to the extent that the floating payment exceeds the fixed payment on any payment date, the Swap Provider will make a net swap payment to the trust.

Upon early termination of the swap agreement, the issuing entity or the Swap Provider may be liable to make a swap termination payment to the other party (regardless of which party caused the termination). The swap termination payment will be computed in accordance with the procedures set forth in the swap agreement.

Net swap payments and swap termination payments payable by the issuing entity (other than swap termination payments resulting from a swap provider trigger event) will be deducted from available funds before payments to noteholders.

See “Description of the Notes—Payments of Interest—The Swap Agreement” in this prospectus supplement.

Principal Payments

The amount of principal payable on the notes will be determined by (1) formulas that allocate portions of principal payments received on the mortgage loans among the different note classes, (2) principal collections on the mortgage loans that are available to make principal payments on the notes and (3) the application of excess interest from the mortgage loans and amounts received under the swap agreement to pay principal on the notes. Funds received on the mortgage loans may consist of (1) expected monthly scheduled payments or (2) unexpected payments resulting from prepayments or defaults by borrowers, liquidation of defaulted mortgage loans, or repurchases of mortgage loans under the circumstances described in this prospectus supplement.

The manner of allocating payments of principal on the mortgage loans on any payment date will differ, as described in this prospectus supplement, depending upon whether that payment date occurs before the stepdown date or on or after that date, and depending upon whether the delinquency and loss experience of the mortgage loans is worse than certain levels set by the rating agencies.

The stepdown date is the earlier to occur of (1) the first payment date following the payment date on which the aggregate note balance of the senior notes has been reduced to zero and (2) the later of (x) the payment date occurring in May 2009 and (y) the first payment date on which the level of subordination for the senior notes is 50.50% of the aggregate principal balance of the mortgage loans.

See “Description of the Notes—Payments of Principal” in this prospectus supplement.

Payment Priorities

In general, on any payment date, funds available for payment from payments and other amounts received on the mortgage loans will be paid as follows:

Interest

to pay interest on the senior notes, on a pro rata basis based on the entitlement of each such class; and

to pay interest on the subordinate notes, but only in the amounts and priorities described under “Description of the Notes—Payments of Interest—Interest Payment Priorities” in this prospectus supplement.

Principal

to pay principal on the senior notes, but only in the amounts and priorities described under “Description of the Notes—Payments of Principal—Principal Payment Priorities” in this prospectus supplement; and

to pay principal on the subordinate notes, but only in the amounts and priorities described under “Description of the Notes—Payments of Principal—Principal Payment Priorities” in this prospectus supplement.

We refer you to “Description of the Notes—Payments of Interest” and “—Payments of Principal” in this prospectus supplement for additional information.

Excess Cashflow

In the following order:

first, to the notes, in reduction of their class principal amounts, in the applicable order and priority for principal payments as specified above under “—Principal Payments”, until the required level of overcollateralization is met;

second, to the subordinate notes sequentially in the order of their seniority, in each case first to pay any unpaid interest to the subject class from prior payment dates, and then to reimburse any realized loss applied to the subject class from prior payment dates;

third, to the senior notes, concurrently and on a pro rata basis in accordance with their respective entitlements, to pay any basis risk shortfall and unpaid basis risk shortfall amounts;

fourth, to the subordinate notes, sequentially in the order of their seniority, to pay any basis risk shortfall and unpaid basis risk shortfall amounts;

fifth, to the subordinate notes, sequentially in the order of their seniority, to pay any deferred interest;

sixth, to the Swap Provider, any swap termination payments resulting from a swap provider trigger event; and

seventh, to the ownership certificate, the amount distributable thereon under the transfer and servicing agreement.

See “Description of the Notes—Credit Enhancement—Application of Monthly Excess Cashflow” in this prospectus supplement.

Limited Recourse

The only source of cash available to make interest and principal payments on the notes will be the assets of the trust pledged to secure the notes. The trust will have no source of cash other than collections and recoveries of the mortgage loans through insurance or otherwise and payments received under the swap agreement described above. No other entity will be required or expected to make any payments on the notes.

Maturity Date

The maturity date for the notes will be the payment date in April 2036. The maturity date for the notes is one month following the maturity date of the latest maturing mortgage loan. The actual final payment date for each class of notes may be earlier, and could be substantially earlier, than the maturity date.

Enhancement of Likelihood of Payment on the Notes

The payment structure of this securitization includes excess interest, overcollateralization and subordination features to enhance the likelihood that holders of more senior classes of notes will receive regular payments of interest and principal. Each class of notes with an M in its class designation is more likely to experience losses than (1) the other classes of notes with a M in their designations, if any, that have a lower number in their designations and (2) the senior notes.

See “Risk Factors—Potential Inadequacy of Credit Enhancement” and “Description of the Notes—Credit Enhancement” in this prospectus supplement for a more detailed description of the excess interest, overcollateralization and subordination features.

Subordination of Payments

The senior notes will have a payment priority as a group over other notes. Each class of notes with an M in its designation will have a payment priority over the other classes of notes with an M in their designations, if any, that have a higher number in their designations.

See “Description of the Notes—Credit Enhancement—Subordination” in this prospectus supplement.

Excess Interest

The mortgage loans will bear interest each month that, in the aggregate, is expected to exceed the amount needed to pay monthly interest on the notes and certain fees and expenses of the trust (including any net swap payment owed to the Swap Provider and any swap termination payment owed to the Swap Provider, other than a swap termination payment due to a swap provider trigger event). This “excess interest” received from the mortgage loans each month will be available to absorb realized losses on the mortgage loans and to maintain overcollateralization at required levels.

See “Risk Factors—Potential Inadequacy of Credit Enhancement” and “Description of the Notes—Credit Enhancement—Excess Interest” in this prospectus supplement.

Overcollateralization

On the closing date, the total principal balance of the mortgage loans is expected to exceed the total principal amount of the notes by approximately $14,982,685, which represents approximately 2.45% of the total principal balance of the mortgage loans as of the cut-off date. This condition is referred to in this prospectus supplement as “overcollateralization.” The initial amount of overcollateralization is approximately equal to the initial level of overcollateralization required under the transfer and servicing agreement. On each payment date, to the extent described in this prospectus supplement, a portion of excess interest on the mortgage loans and any amounts received under the interest rate swap agreement may be applied to pay principal on the notes to the extent needed to maintain the required level of overcollateralization. We cannot, however, assure you that sufficient interest will be generated by the mortgage loans to maintain any particular level of overcollateralization.

See “Risk Factors—Potential Inadequacy of Credit Enhancement” and “Description of the Notes—Credit Enhancement—Overcollateralization” in this prospectus supplement.

Allocation of Losses

Any realized losses on the mortgage loans that are not covered by excess interest on the mortgage loans and any amounts received under the interest rate swap agreement and overcollateralization will be applied to reduce the class principal amounts of the subordinate notes in inverse order of seniority, in each case until the class principal amount thereof is reduced to zero.

See “Description of the Notes—Credit Enhancement—Realized Losses” in this prospectus supplement.

Trigger Event

The occurrence of a trigger event on or after the stepdown date may have the effect of accelerating or decelerating the amortization of certain classes of notes and affecting the weighted average lives of such notes. A trigger event will occur if delinquencies or losses on the mortgage loans exceed the levels set forth in the definition thereof.

See “Description of the Notes—Payments of Prinicpal” in this prospectus supplement for additional information.

Events of Default

As described under “The Trust Agreement and the Indenture—Events of Default and Rights Upon Events of Default” in this prospectus supplement, if an event of default occurs and is continuing and the notes have been accelerated, the indenture trustee may in some circumstances sell the assets of the trust. Any amounts paid following liquidation of the trust assets will be applied first to pay amounts owed to the indenture trustee, second to the servicer, master servicer, the trust administrator, the owner trustee and the custodian, any fees or unreimbursed advances and other amounts due to such parties and not previously paid or reimbursed, third to pay amounts payable to the holders of the notes in the priority set forth in “Description of the Notes,” provided any accrued and unpaid interest will be paid prior to any payments of principal, and last, to the owner trustee for distribution pursuant to the trust agreement.

Fees and Expenses

Before payments are made on the notes, the following fees and expenses will be payable by the trust: (i) the servicer will be paid a monthly fee equal to one-twelfth of 0.50% multiplied by the scheduled principal balance of each mortgage loan as of the first day of the related collection period and (ii) the master servicer will be paid a monthly fee equal to one-twelfth of 0.0175% multiplied by the scheduled principal balance of each mortgage loan as of the first day of the related collection period. The servicing fee will be payable from amounts on deposit in the custodial account and the master servicing fee will be payable from amounts on deposit in the collection account, in each case prior to any payments on the notes.

The master servicer will pay the trust administrator and the indenture trustee a monthly fee as compensation for their services. The trust administrator will pay the owner trustee a monthly fee as compensation for its services. The sponsor will pay the closing date fee of the owner trustee.

The master servicer, servicer, trust administrator, owner trustee, indenture trustee and custodian will be entitled to receive reimbursement of their costs and expenses (including indemnification) if not otherwise paid as provided in the transfer and servicing agreement prior to any payments on the notes.

The Swap Provider is entitled to a monthly payment calculated as one-twelfth (or, for the first payment date, the number of days elapsed from the closing date to but excluding the first payment date on a 30/360 basis) of the strike rate on the notional amount for such payment date. The issuing entity is entitled to an amount equal to one-month LIBOR (as set forth in the swap agreement and calculated on an actual/360 basis or for the first payment date, the actual number of days elapsed from the closing date to but excluding the first payment date) on the notional amount for such payment date. Only the positive net payment of the two obligations will be paid by the applicable party. In addition, if the swap agreement is subject to early termination, the trust may owe a swap termination payment to the Swap Provider. If a net payment or a swap termination payment (other than a swap termination payment due to a swap provider trigger event) is owed to the Swap Provider, the trust administrator shall pay such amount from the collection account before payments are made on the notes.

The Mortgage Loans

General

On the closing date, which is expected to be on or about May 2, 2006, the assets of the trust will consist primarily of a pool of approximately 3,905 conventional, first and second lien, adjustable and fixed rate, fully amortizing, interest-only and balloon residential mortgage loans with a total principal balance as of the cut-off date of approximately $611,535,685. The mortgage loans will be secured by mortgages, deeds of trust, or other security instruments, all of which are referred to in this prospectus supplement as mortgages.

Approximately 0.13% of the mortgage loans have original terms to maturity of less than or equal to 10 years, approximately 5.94% of the mortgage loans have original terms to maturity of greater than 10 years, but less than or equal to 15 years, approximately 1.64% of the mortgage loans have original terms to maturity of greater than 15 years, but less than or equal to 20 years, and approximately 92.30% of the mortgage loans have original terms to maturity of greater than 20 years but less than or equal to 30 years.

The mortgage loans were generally originated or acquired pursuant to underwriting guidelines that are less strict than Fannie Mae or Freddie Mac guidelines. As a result, the mortgage loans are likely to experience higher rates of delinquency, foreclosure and bankruptcy than mortgage loans underwritten in accordance with higher standards.

The mortgage loans will not be insured or guaranteed by any government agency.

None of the mortgage loans will be “high cost” loans under applicable federal, state or local anti-predatory or anti-abusive lending laws.

Master Servicing and Servicing of the Mortgage Loans

The mortgage loans will be master serviced by Wells Fargo Bank, N.A. The master servicer will oversee the servicing of the mortgage loans by Aames Funding Corporation, the servicer.

See “The Master Servicer,” “The Servicer” and “Servicing of the Mortgage Loans” in this prospectus supplement.

Optional Redemption

Aames Investment Acceptance Corporation, an affiliate of the sponsor and the servicer, may purchase the mortgage loans on any payment date on which the total principal balance of the mortgage loans declines to less than 20% of their initial total principal balance. If Aames Investment Acceptance Corporation does not exercise its option to purchase the notes, then the servicer may purchase the mortgage loans on any payment date on which the total principal balance of the mortgage loans declines to less than 10% of their initial total principal balance.

The purchase price paid for the mortgage loans will be equal to the total outstanding principal balance of the mortgage loans (plus accrued interest thereon to the date of purchase), plus certain expenses of the trust (including any net swap payment owed to the Swap Provider and any swap termination payment owed to the Swap Provider, other than a swap termination payment due to a swap provider trigger event).

If the mortgage loans are purchased, the trust administrator will apply the net proceeds to the mandatory redemption of the notes.

If Aames Investment Acceptance Corporation’s option to purchase the mortgage loans is not exercised on the earliest possible payment date as described above, then, beginning with the accrual period relating to the next succeeding payment date and thereafter, the interest rates of the notes will be increased as described in this prospectus supplement.

See “Description of the Notes—Optional Purchase of the Mortgage Loans” in this prospectus supplement for a description of the purchase price to be paid for the mortgage loans upon an optional purchase. See “—The Offered Notes—Payments on the Notes—Interest Payments” in this prospectus supplement for a description of the increased interest rates to be paid on the notes after the initial optional termination date.

Repurchase or Substitution of Mortgage Loans

The sponsor will make certain representations and warranties with respect to each mortgage loan. Upon discovery or notice of a breach of such representations and warranties that materially and adversely affects the interests of the noteholders, the sponsor will be obligated to cure such breach, or otherwise repurchase or replace such mortgage loan.

As to any mortgage loan which is delinquent in payment by 90 days or more, the servicer may, at its option but subject to certain conditions specified in the transfer and servicing agreement, purchase such mortgage loan at the price specified in this prospectus supplement under “Servicing of the Mortgage Loans—Optional Purchase of Defaulted Loans.”

See “The Mortgage Loan Purchase Agreement and the Transfer and Servicing Agreement—Assignment of the Mortgage Loans” and “Servicing of the Mortgage Loans—Optional Purchase of Defaulted Loans” in this prospectus supplement for additional information.

Financing

Affiliates of certain of the underwriters have provided financing for some of the mortgage loans. The sponsor will use a portion of the proceeds of the sale of the mortgage loans to the depositor to repay the financing.

Tax Status

For federal income tax purposes the notes will be characterized as debt to the extent they are issued to parties unrelated to the owner of the ownership certificate. Each noteholder that is unrelated to the owner of the ownership certificate, by its acceptance of a note, will agree to treat the notes as debt.

The trust will be classified as a taxable mortgage pool. The trust will not, however, be subject to federal income tax as a corporation as long as the ownership certificate is owned exclusively by a “real estate investment trust” or by a “qualified REIT subsidiary.” The sponsor represents that it qualifies as a “real estate investment trust” and that it will own the ownership certificate directly, or indirectly through a “qualified REIT subsidiary.” Moreover, the trust agreement sets forth restrictions on the transferability of the ownership certificate to ensure that it will only be held by a “real estate investment trust” or a “qualified REIT subsidiary.”

See “Risk Factors—Trust Could Become a Taxable Entity” in this prospectus supplement, “Material Federal Income Tax Considerations” in this prospectus supplement and “Material Federal Income Tax Consequences” in the accompanying prospectus for additional information concerning the application of federal income tax laws to the notes.

ERISA Considerations

Under current law, in general, the notes will be eligible for purchase by an employee benefit plan or other retirement arrangement subject to the Employee Retirement Income Security Act of 1974, as amended and/or the Internal Revenue Code of 1986, as amended. You should consult with your counsel with respect to the legal consequences of such plan’s or arrangement’s acquisition and ownership of the notes.

See “ERISA Considerations” in this prospectus supplement and in the accompanying prospectus for a more complete discussion of these issues.

Legal Investment Considerations

The notes offered by this prospectus supplement will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

There are also other restrictions on the ability of certain types of investors to purchase the notes that prospective investors should also consider.

See “Legal Investment Considerations” in this prospectus supplement.

Ratings of the Notes

The issuance of the notes offered by this prospectus supplement is conditioned on receipt of the following ratings from Moody’s Investors Service, Inc. and Standard and Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. The designation “N/R” means that a rating agency will not publicly rate the notes of that class:

Class	Moody’s Rating	Standard & Poor’s Rating
A-1	Aaa	AAA
A-2	Aaa	AAA
A-3	Aaa	AAA
A-4	Aaa	AAA
M-1	Aa2	AA+
M-2	Aa3	AA+
M-3	A1	AA+
M-4	A2	AA
M-5	A3	AA-
M-6	N/R	A+
M-7	N/R	A
M-8	N/R	A-
M-9	N/R	BBB+
M-10	N/R	BBB
M-11	N/R	BBB-

•	These ratings are not recommendations to buy, sell or hold these notes. A rating may be changed or withdrawn at any time by the assigning rating agency.

•	The ratings do not address the possibility that, as a result of principal prepayments, the yield on your notes may be lower than anticipated.

•	The ratings do not address the payment of any basis risk shortfalls with respect to the notes.

See “Ratings” in this prospectus supplement for a more complete discussion of the note ratings.

Risk Factors

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the notes.

Mortgage Loans Originated According to Non-Agency Underwriting Guidelines May Have Higher Expected Delinquencies

The mortgage loans, in general, were originated according to underwriting guidelines that do not comply with Fannie Mae or Freddie Mac guidelines. These types of mortgage loans are sometimes referred to as “subprime,” “non-prime,” “non-conforming” or “Alt-A” mortgage loans. Whereas “prime” loans are typically made to borrowers who have a strong credit history and can demonstrate a capacity to repay their loans, subprime loans are typically made to borrowers who are perceived as deficient in either or both of these respects. The borrowers may have imperfect credit histories, ranging from minor delinquencies to bankruptcy, or relatively high ratios of monthly mortgage payments to income or relatively high ratios of total monthly credit payments to income. While lenders consider a borrower’s credit history when determining whether a loan is other than prime, they also consider the mortgage loan characteristics, such as loan-to-value ratio, or attributes of the property that may cause the loan to carry elevated credit risk.

Compared with prime loans, subprime loans typically have higher loan-to-value ratios, reflecting the greater difficulty that subprime borrowers have in making down payments and the propensity of these borrowers to extract equity during refinancing. Historically, subprime borrowers pay higher rates of interest, go into delinquency and bankruptcy more often, and have their properties foreclosed at a higher rate than either prime borrowers or borrowers of mortgage loans originated in accordance with Fannie Mae or Freddie Mac guidelines.

A significant portion of the mortgage loans in the trust may have been classified in these relatively low (i.e., relatively higher risk) credit categories.

Rising unemployment, higher interest rates, or a decline in housing prices generally or in certain regions of the United States may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of subprime mortgage loans and other mortgage loans of relatively low credit quality than on mortgage loans originated under stricter guidelines. We cannot assure you that the values of the mortgaged properties have remained or will remain at levels in effect on the dates of origination of the related mortgage loans. These risks are magnified with respect to adjustable rate mortgage loans. See “—Changes in U.S. Economic Conditions May Adversely Affect the Performance of Mortgage Loans, Particularly Adjustable Rate Loans of Various Types” for a discussion of risks related to economic conditions generally and adjustable rate mortgage loans.

See “Description of the Mortgage Pool—General” in this prospectus supplement for a description of the characteristics of the mortgage loans in the mortgage pool and “The Sponsor and the Underwriting Guidelines” for a general description of the underwriting guidelines applied in originating the mortgage loans.

Changes in U.S. Economic Conditions May Adversely Affect the Performance of Mortgage Loans, Particularly Adjustable Rate Loans of Various Types

Approximately 78.72% of the mortgage loans are adjustable rate mortgage loans, which present special default and prepayment risks. In addition, approximately 11.08% of the mortgage loans in the trust fund are “interest-only” mortgage loans, which provide for payment of interest at the related mortgage rate, but no payment of principal, for the period specified in the related mortgage note; thereafter, the monthly payment is increased to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the applicable mortgage rate.

Because the initial monthly mortgage loan payments on these types of loans can be significantly lower than fixed rate or level pay mortgage loans under which the borrower pays both principal and interest at an interest rate fixed for the life of the mortgage loan, many borrowers may have been able to incur substantially greater mortgage debt using one of these adjustable rate mortgage loan products than if they had used a level-pay, fixed rate mortgage loan.

These borrowers may have taken out these mortgage loan products in the expectation that either (1) their income will rise by the time their interest-only period expires, thus enabling them to make the higher monthly payments, or (2) in an appreciating real estate market, they will be able to sell their property for a higher price or will be able to refinance the mortgage loan before the expiration of the interest-only period.

The borrowers will likely be exposed to increased monthly payments, subject to any periodic caps on rate adjustments, (1) when the mortgage rate adjusts upward from a low introductory rate to the rate computed in accordance with the applicable index and margin, (2) if interest rates rise significantly or (3) in the case of interest-only mortgage loans, from the large increases in monthly payments when the interest-only terms expire and the monthly payments on these loans are recalculated to amortize the outstanding principal balance over the remaining term.

When evaluating a mortgage loan application from a prospective borrower for an adjustable rate or interest-only mortgage loan, the originators may have determined the amount of loan that borrower can afford based on the borrower’s initial scheduled monthly payments, or the scheduled monthly payments on the first mortgage rate reset date, rather than based on the adjusted monthly payments as of future mortgage rate reset dates or the principal amortization date (in the case of interest-only mortgage loans). The mortgage loan characteristics set forth in this prospectus supplement reflect the scheduled mortgage loan payments due or being made as of the cut-off date, and do not reflect the mortgage loan payment resets that will occur during the life of the mortgage loan. These origination practices may increase the sensitivity of mortgage loan performance and defaults to changes in U.S. economic conditions.

In recent years, mortgage rates have been at historically low levels. Although short-term interest rates have increased from their lowest levels, long-term interest rates have remained low. If mortgage rates rise, the borrowers will experience increased monthly payments on their loans and may find that the new minimum monthly payments are considerably higher and they may not be able to make those payments.

In addition, without regard to changes in interest rates, the monthly payments on mortgage loans with interest-only features will increase substantially when the interest-only period ends.

Any of these factors, or a combination of these factors, could cause defaults on the mortgage loans to increase substantially.

Borrowers who intend to avoid increased monthly payments by refinancing their mortgage loans may find that lenders may not in the future be willing or able to offer these adjustable rate mortgage loan products, or to offer these products at relatively low interest rates. A decline in housing prices generally or in certain regions of the United States could also leave the borrowers with insufficient equity in their homes to permit them to refinance.

Interest-only mortgage loans have only been originated in any significant numbers in relatively recent years. Consequently, there is no material statistical information showing payment and default trends under a variety of macroeconomic conditions. In particular, it is unclear how interest-only mortgage loans will perform in a declining housing market or under other negative macroeconomic conditions.

See “— Mortgage Loans with Interest-Only Payments” for further discussion of mortgage loans with interest-only features.

Payment Status of the Mortgage Loans

None of the mortgage loans are 30-59 days delinquent as of March 31, 2006. However, with respect to approximately 8.06% of the mortgage loans, the first payment on the mortgage loans is due on or after March 1, 2006 and such mortgage loans could not have been 30-59 days delinquent as of March 31, 2006. A mortgage loan is considered to be delinquent when a payment due on any due date remains unpaid as of the close of business on the next scheduled due date.

The Servicer will be required to make advances of delinquent payments of principal and interest on any delinquent mortgage loans (to the extent such advances are deemed by the Servicer to be recoverable), until such mortgage loans become current. Furthermore, with respect to any delinquent mortgage loan, the Servicer may either foreclose on any such mortgage loan or work out an agreement with the mortgagor, which may involve waiving or modifying certain terms of the related mortgage loan. If the Servicer extends the payment period or accepts a lesser amount than the amount due pursuant to the mortgage note in satisfaction of the mortgage note, your yield may be reduced. Investors should also see the table titled “Historical Delinquency of the Mortgage Loans.”

Mortgage Loan Interest Rates May Limit Interest Rates on the Notes

The notes will accrue interest at interest rates based on the one-month LIBOR index plus a specified margin. The net funds cap, which for any class of notes is a limitation generally based on the net mortgage rates of the mortgage loans less the effective rate at which any net payments are due to the Swap Provider and adjusted for overcollateralization, will limit the interest rates on the notes.

All of the adjustable rate mortgage loans will have interest rates that adjust based on a six-month LIBOR index, as described in “Description of the Mortgage Pool—The Index.” The adjustable rate mortgage loans may also have periodic maximum and minimum limitations on adjustments to their interest rates, and substantially all of the adjustable rate mortgage loans will have the first adjustment to their interest rates two, three or five years after their first payment dates. If as a result of those factors, or due to delinquencies in payment, the interest rates are limited by the net funds cap, the notes may accrue less interest than they would accrue if their interest rates were solely based on the one-month LIBOR index plus the specified margin.

The interest rates on the notes are also subject to a fixed rate cap. The fixed rate cap limits the interest rate on those notes to a maximum per annum rate of 14.00%. If the interest rate for a class of notes for a payment date is limited to the fixed rate cap, the market value of those notes may be temporarily or permanently reduced.

A variety of factors could limit the interest rates and adversely affect the yields to maturity on the notes. Some of these factors are described below.

•  The interest rates on the notes adjust monthly based on one-month LIBOR, while the interest rates on the adjustable rate mortgage loans adjust less frequently, adjust based on a different index and do not adjust at all for a period of time. Consequently, the limits on the interest rates on the notes may prevent increases in these interest rates for extended periods in a rising interest rate environment.

•  The interest rates on the adjustable rate mortgage loans may respond to economic and market factors that differ from those that affect one-month LIBOR. It is possible that the interest rates on the adjustable rate mortgage loans may decline while the interest rates on the notes are stable or rising. It is also possible that the interest rates on the mortgage loans and the interest rates on the notes may both decline or increase during the same period, but that the interest rate on the notes may decline or increase more slowly or rapidly.

•  To the extent that mortgage loans are delinquent in payment or subject to default or prepayment, the interest rates on the notes may be reduced as a result of the net funds cap limitation described in this prospectus supplement.

If the interest rates on the notes are limited for any payment date, the resulting basis risk shortfalls may be recovered by the holders of those notes on future payment dates, but only if there is enough cashflow generated from excess interest on the mortgage loans to fund these shortfalls or payments are received under the swap agreement to cover these shortfalls.

See “Summary of Terms—The Offered Notes—Payments on the Notes—Interest Payments,” “Description of the Notes—Payments of Interest” and “—Credit Enhancement—Overcollateralization” in this prospectus supplement. For a general description of the interest rates of the mortgage loans, see “Description of the Mortgage Pool” in this prospectus supplement.

Potential Inadequacy of Credit Enhancement

The notes are not insured by any financial guaranty insurance policy. The excess interest, overcollateralization and subordination features described in this prospectus supplement are intended to enhance the likelihood that holders of more senior classes will receive regular payments of interest and principal, but are limited in nature and may be insufficient to cover all shortfalls and all losses on the mortgage loans.

Excess Interest and Overcollateralization. In order to maintain overcollateralization, it will be necessary that the mortgage loans generate more interest than is needed to pay interest on the related notes as well as the fees and expenses of the trust (including any net swap payment owed to the Swap Provider and any swap termination payment owed to the Swap Provider, other than a swap termination payment due to a swap provider trigger event). We expect that the mortgage loans will generate more interest than is needed to pay those amounts, at least during certain periods, because the weighted average of the effective net interest rates on the mortgage loans is expected to be higher than the weighted average of the interest rates on the notes. Any remaining interest generated by the mortgage loans will be used, if necessary on any payment date, to absorb losses on the mortgage loans and maintain overcollateralization.

On the closing date, the total principal balance of the mortgage loans in the trust as of the cut-off date will exceed the total principal amount of the notes. This excess is referred to herein as “overcollateralization” and will be available to absorb losses. We cannot assure you, however, that the mortgage loans will generate enough excess interest in all periods to maintain the overcollateralization level required by the rating agencies. The following factors will affect the amount of excess interest that the mortgage loans will generate:

•  Prepayments. Every time a mortgage loan is prepaid in whole or in part, total excess interest after the date of prepayment will be reduced because that mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest. The effect on your notes of this reduction will be influenced by the amount of prepaid loans and the characteristics of the prepaid loans. Prepayment of a disproportionately high number of high interest rate mortgage loans would have a greater negative effect on future excess interest.

•  Defaults, Delinquencies and Liquidations. If the rates of delinquencies, defaults or losses on the mortgage loans turn out to be higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available to pay noteholders. Every time a mortgage loan is liquidated or written off, excess interest is reduced because that mortgage loan will no longer be outstanding and generating interest.

•  Increases in LIBOR. All of the adjustable rate mortgage loans have interest rates that adjust based on a six-month LIBOR index and not the one-month LIBOR index used to determine the interest rates on the notes. As a result of an increase in one-month LIBOR, the interest rates on these notes may increase relative to interest rates on the mortgage loans, requiring that more of the interest generated by the mortgage loans be applied to cover interest on these notes, which will accordingly reduce the amount of excess interest.

See “Description of the Notes—Credit Enhancement— Overcollateralization” in this prospectus supplement.

Subordination. If applicable subordination is insufficient to absorb realized losses on the mortgage loans, then noteholders will likely incur losses and may never receive all of their principal or interest payments. You should consider the following:

•  if you buy a note with an M in its class designation and losses on the mortgage loans exceed excess interest and any overcollateralization that has been created, plus the total principal amount of the notes with an M in their class designation, if any, that have a higher number in their designation than your note, your note will incur an allocated realized loss amount; interest accrued on the amount of the allocated realized loss amount and the portion of the note principal amount represented by the allocated realized loss amount will not be repaid unless future amounts of excess interest are available to pay it, or subsequent recoveries are collected; and

•  if you buy a senior note and losses on the mortgage loans exceed excess interest and any overcollateralization that has been created, plus the total principal amount of the subordinate notes, holders of those senior notes may not recover their full investment.

Investors should consider the risks associated with an investment in the subordinate notes, including the possibility that investors may not fully recover their initial investment as a result of realized losses.

See “Description of the Notes—Credit Enhancement—Subordination” in this prospectus supplement.

Mortgage Loans with Interest-Only Payments

Approximately 11.08% of the mortgage loans provide for payment of interest at the related mortgage interest rate, but no payment of principal, for the first five years following the origination of the mortgage loan. Following this interest-only period, the monthly payment with respect to each of these mortgage loans will be increased to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the related mortgage interest rate. The presence of these mortgage loans will, absent other considerations, result in longer weighted average lives of the related notes than would have been the case had these loans not been included in the trust. If you purchase such a note at a discount, you should consider that the extension of weighted average life could result in a lower yield than would be the case if these mortgage loans provided for the payment of principal and interest on every payment date. In addition, a borrower may view the absence of any obligation to make payment of principal during the initial period as a disincentive to prepayment. If a recalculated monthly payment as described above is substantially higher than a borrower’s previous interest-only monthly payment, that loan may be subject to an increased risk of delinquency and loss.

Greater Risk Involving Balloon Mortgage Loans

Approximately 27.69% of the mortgage loans are balloon mortgage loans. These loans pay interest only or will not be fully amortizing over their terms to maturity, and will require substantial principal payments at their stated maturity. Balloon mortgage loans involve a greater degree of risk because the ability of a borrower to make these substantial principal payments typically will depend upon that borrower’s ability either to timely refinance the balloon mortgage loan or to timely sell the mortgaged property. Many borrowers may have inconsistent payment histories, including multiple payment delinquencies, that may substantially impair their ability to refinance the balloon mortgage loans.

Special Default Risk of Second Lien Mortgage Loans

Approximately 6.88% of the mortgage loans are secured by second liens on the related mortgaged properties. These second lien mortgage loans are subordinate to the related first lien mortgage loans and may present special risks upon default.

Mortgage Loans Originated Pursuant to Stated Income Documentation Programs May Have a Greater Risk of Default

Approximately 41.97% of the mortgage loans were originated pursuant to stated income documentation programs. Unlike full documentation programs, borrowers’ income is not subject to verification under stated income programs. Therefore, stated income documentation mortgage loans may involve a greater risk of default than full documentation mortgage loans.

Unpredictability and Effect of Prepayments

The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, if prevailing interest rates decline, mortgage loan prepayments may increase due to the availability of refinancing at lower interest rates. If prevailing interest rates rise, prepayments on the mortgage loans may decrease.

Borrowers may prepay their mortgage loans in whole or in part at any time; however, approximately 72.87% of the mortgage loans require the payment of a prepayment premium in connection with any voluntary prepayments in full, and certain voluntary prepayments in part, made during periods ranging from one year to three years after origination. These prepayment premiums may discourage borrowers from prepaying their mortgage loans during the applicable period.

Substantially all of the adjustable rate mortgage loans have a fixed interest rate for the first two, three or five years after origination, which then converts to an adjustable interest rate. This type of adjustable-rate mortgage loan is commonly referred to as a hybrid ARM mortgage loan. The prepayment experience on adjustable-rate mortgage loans may differ from the prepayment experience on fixed-rate mortgage loans due to provisions for conversion to an adjustable mortgage interest rate, periodic rate caps and a minimum and maximum mortgage interest rate. In particular, hybrid ARM mortgage loans may be subject to higher prepayment rates as the date on which they are scheduled to start accruing interest at an adjustable rate approaches. As a hybrid ARM mortgage loan approaches its initial adjustment date, the borrower may become more likely to refinance that loan to avoid an increase in the loan rate, even if prevailing fixed rate mortgage loans are only available at rates that are slightly higher than the mortgage interest rate before adjustment.

The timing of payments of principal on the notes may also be affected by liquidations of or insurance payments on the mortgage loans. In addition, Aames Investment Corporation, as the sponsor of the mortgage loans to the depositor, may be required to purchase mortgage loans from the trust in the event that certain breaches of representations and warranties made with respect to the mortgage loans are not cured. These purchases will have the same effect on noteholders as prepayments in full of the affected mortgage loans.

A prepayment of a mortgage loan will usually result in a payment of principal on the notes:

• If you purchase your notes at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.

• If you purchase your notes at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

The prepayment experience of the mortgage loans may differ significantly from that of other first and second lien residential mortgage loans included in the servicer’s portfolios.

See “Yield, Prepayment and Weighted Average Life” in this prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

Delay in Receipt of Net Liquidation Proceeds; Net Liquidation Proceeds May be Less Than Mortgage Loan Balance

Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans. Further, reimbursement of advances made by the servicer and liquidation expenses such as legal fees, real estate taxes and maintenance and preservation expenses may reduce the amount of liquidation proceeds payable to noteholders. If a mortgaged property fails to provide adequate security for the related mortgage loan, you could incur a loss on your investment if the applicable credit enhancement is insufficient to cover the loss.

Mortgage Loans with High Original Combined Loan-to-Value Ratios May Present a Greater Risk of Loss

Approximately 20.50% of the mortgage loans have original combined loan-to-value ratios of greater than 80%. Mortgage loans with high combined loan-to-value ratios, particularly those in excess of 100%, may be more likely to experience default and foreclosure than mortgage loans with low original combined loan-to-value ratios.

Geographic Concentration of Mortgage Loans

Approximately 23.80% and 22.63% of all of the mortgage loans are secured by properties located in Florida and California, respectively. The rate of delinquencies, defaults and losses on the mortgage loans may be higher than if fewer of the mortgage loans were concentrated in those states because the following conditions will have a disproportionate impact on the mortgage loans in general:

• Weak economic conditions in Florida or California, which may or may not affect real property values, may affect the ability of borrowers to repay their loans on time.

•  Declines in the residential real estate market in Florida or California may reduce the values of properties located in those states, which would result in an increase in the combined loan-to-value ratios.

•  Properties in Florida and California may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as earthquakes, as well as hurricanes, floods, wildfires, mudslides and other natural disasters.

Natural disasters affect regions of the United States from time to time, and may result in increased losses on mortgage loans in those regions, or in insurance payments that will constitute prepayments of principal of those mortgage loans.

During 2005, hurricanes and tropical storms resulted in significant property damage in the United States, especially in certain portions of the Gulf Coast region. The sponsor will represent and warrant as of the closing date that each mortgaged property (including each mortgaged property located in the areas affected by Hurricane Katrina) is free of material damage. In the event of a breach of that representation and warranty, the sponsor will be obligated to repurchase or substitute for the related mortgage loan. Any damage to a mortgaged property that secures a mortgage loan in the issuing entity occurring after the closing date as a result of any other casualty event will not cause a breach of this representation and warranty.

The full economic impact of Hurricane Katrina is uncertain but may affect the ability of borrowers to make payments on their mortgage loans. Initial economic effects appear to include:
• localized areas of nearly complete destruction of the economic infrastructure and cessation of economic activity,
• regional interruptions in travel and transportation, tourism and economic activity generally, and
• nationwide decreases in petroleum availability with a corresponding increase in price.

We have no way to determine whether other effects will arise, how long any of these effects may last, or how these effects may impact the performance of the mortgage loans. Any impact of these events on the performance of the mortgage loans may increase the amount of losses borne by the holders of the notes or impact the weighted average lives of the notes.

For additional information regarding the geographic concentration of the mortgage loans to be included in the mortgage pool, see the geographic distribution table in Annex B of this prospectus supplement.

Aames Financial Corporation is Subject to Certain Litigation, Including Class Action Litigation and Investigations by Governmental Agencies, the Unfavorable Outcome of Which Could Adversely Affect the Sponsor and Servicer’s Business

In July 2005, Aames Investment Corporation (“Aames Investment”) was served with a putative class action complaint entitled Webb v. Aames Investment Corporation, et. al. brought in the United States District Court, Central District of California. In December 2005, Aames Investment was served with a putative class action complaint entitled Cooper v. Aames Investment Corporation, et. al. brought in the United States District Court, Eastern District of Wisconsin. These complaints allege violations of the Fair Credit Reporting Act (“FCRA”) in connection with prescreened offers of credit, which Aames Investment made to plaintiffs. Webb also alleges that Aames Investment’s direct mail pieces failed to comply with the requirements of FCRA that the required notice be clear and conspicuous. The plaintiffs seek to recover on behalf of themselves and others similarly situated compensatory and punitive damages and attorneys’ fees. Aames Investment filed a motion to dismiss the clear and conspicuous claims in connection with Webb and while Aames Investment believes that a motion with leave to amend will be granted, an order has not yet been entered. Aames Investment also filed a motion to transfer Cooper to the Central District of California where Webb is pending, which was granted in March 2006, and the case was ultimately transferred on April 13, 2006. There have been no rulings on the merits of the plaintiffs’ claims or the claims of the putative class in either matter. Aames Investment intends to vigorously defend these matters but if a class is certified and prevails on the merits, the potential liability could have a material adverse affect on the business of Aames Investment, Aames Financial Corporation and the originator. The outcome of these cases and the amount of liability, if any, cannot be determined at this time.

On April 27, 2004, Aames Financial Corporation (“Aames Financial”), a wholly owned subsidiary of Aames Investment, and the parent of Aames Funding Corporation and Aames Capital Corporation, received a Civil Investigative Demand, or CID, from the Federal Trade Commission, or FTC, that, although not alleging any wrongdoing, sought documents and data relating to Aames Financial’s business and lending practices. The CID was issued pursuant to an April 8, 2004 resolution of the FTC authorizing non-public investigations of various unnamed subprime lenders and loan brokers to determine whether there have been violations of certain consumer protection laws. Aames Financial has advised the depositor that it has cooperated and intends to continue to cooperate fully with the FTC in this investigation. Because the investigation is at an early stage, Aames Investment cannot predict the outcome of the investigation and its effect, if any, on Aames Investment, Aames Financial or the originator.

On September 7, 2004, Aames Financial received a Civil Investigative Demand and Notice to Proceed from the Office of the Attorney General of Iowa that, although not alleging any wrongdoing, sought documents and data relating to Aames Financial’s business and lending practices in Iowa. Aames Financial has advised the depositor that it has cooperated and intends to continue to cooperate fully with the Office of the Attorney General of Iowa in this investigation. Because the investigation is at an early stage, Aames Investment cannot predict the outcome of the investigation and its effect, if any on Aames Financial’s business in Iowa or on Aames Investment or the originator. None of the mortgage loans are secured by mortgaged properties located in Iowa.

In the ordinary course of its business, Aames Investment and its subsidiaries are subject to various claims made by borrowers, private investors and others arising from, among other things, losses that are claimed to have been incurred as a result of alleged breaches of fiduciary obligations, misrepresentations, errors and omissions of employees and officers, incomplete documentation and failures to comply with various laws, such as consumer protection laws, employment laws and other federal and state laws, and regulations applicable to its business. Aames Investment believes that liability with respect to any of these currently asserted claims or legal actions is not likely to be material to its consolidated financial position and results of operations; however any claims asserted or legal action in the future may result in expenses which could have a material adverse effect on its consolidated financial position and results of operations.

Aames Financial Corporation Servicing Downgrade

In April 2006, S&P informed Aames Financial Corporation, parent corporation of Aames Capital Corporation and Aames Funding Corporation, that as a result of Aames Financial’s financial performance during the three most recent quarters, Aames Financial no longer meets the S&P minimum financial performance standards to continue to be a Select Servicer, and as a result, S&P was removing Aames Financial from S&P’s Select Servicer List. Although, Aames Financial does not believe that its recent financial performance will have a material impact on the ability of its subsidiary Aames Funding to service the Mortgage Loans in the Mortgage Pool, there can be no assurance that Aames Financial’s financial performance would not have a material adverse impact on the ability of Aames Funding to service the Mortgage Loans in the Mortgage Pool.

Violation of Predatory Lending Laws May Result in Losses

Various federal and state laws are designed to discourage predatory lending practices. The federal Home Ownership and Equity Protection Act of 1994, commonly known as HOEPA, prohibits inclusion of some provisions in mortgage loans that have mortgage rates or origination costs in excess of prescribed levels, and requires that borrowers be given certain disclosures prior to the consummation of these mortgage loans. Some states have enacted, or may enact, similar laws or regulations, which in some cases impose restrictions and requirements greater than those in HOEPA. Under the anti-predatory lending laws of some states, the origination of a mortgage loan must satisfy a net tangible benefits test with respect to the related borrower. The test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the originator reasonably believed that the test was satisfied.

Failure to comply with these laws, to the extent applicable to any of the mortgage loans, could subject the trust, as an assignee of the mortgage loans, to monetary penalties and could result in the borrowers rescinding these mortgage loans against the trust. Lawsuits have been brought in various states making claims against assignees of high cost loans for violations of state law. Named defendants in these cases have included numerous participants within the secondary mortgage market including some securitization trusts.

Aames Investment Corporation, as sponsor, will represent in the mortgage loan purchase agreement described in this prospectus supplement that the mortgage loans are not “high cost” loans within the meaning of HOEPA or any other applicable local, state or federal anti-predatory or anti-abusive lending laws. However, if the trust should include high cost loans, it will have repurchase remedies against the sponsor.

See “The Mortgage Loan Purchase Agreement and the Transfer and Servicing Agreement—Assignment of Mortgage Loans” in this prospectus supplement.

The Swap Agreement and the Swap Provider
Any amounts received from the Swap Provider under the Swap Agreement will be included as part of available funds for any payment date. However, no amounts will be payable by the Swap Provider unless the floating amount owed by the Swap Provider on a payment date exceeds the fixed amount owed to the Swap Provider on such payment date. This will not occur except in periods when one-month LIBOR (as determined pursuant to the Swap Agreement) generally exceeds the strike rate. No assurance can be made that any amounts will be received under the Swap Agreement. Any net payment payable to the Swap Provider under the terms of the Swap Agreement will reduce amounts available for payment to noteholders, and may reduce the interest rates of the Notes. If the rate of prepayments on the mortgage loans is faster than anticipated, the schedule on which payments due under the Swap Agreement are calculated may exceed the aggregate principal balance of the mortgage loans, thereby increasing the relative proportion of interest collections on the mortgage loans that must be applied to make net payments to the Swap Provider. The combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the notes. In addition, any termination payment payable to the Swap Provider (other than a termination payment resulting from a swap provider trigger event) in the event of early termination of the Swap Agreement will reduce amounts available for payment to noteholders.

Upon early termination of the Swap Agreement, the issuing entity or the Swap Provider may be liable to make a swap termination payment to the other party (regardless of which party caused the termination). The swap termination payment will be computed in accordance with the procedures set forth in the Swap Agreement. In the event that the issuing entity is required to make a swap termination payment, that payment will be paid on the related payment date, and on any subsequent payment dates until paid in full, generally prior to payments to noteholders. This feature may result in losses on the offered notes. Due to the priority of the applications of the available funds, the Subordinate Notes will bear the effects of any shortfalls resulting from a net swap payment or swap termination payment by the issuing entity before such effects are borne by the Class A Notes and one or more classes of Subordinate Notes may suffer a loss as a result of such payment.

To the extent that payments on the offered notes depend in part on payments to be received by the trust administrator under the Swap Agreement, the ability of the trust administrator to make such payments on the notes will be subject to the credit risk of the Swap Provider to the Swap Agreement. See “Description of the Notes—Payments of Interest—The Swap Agreement” in this prospectus supplement.

Military Action And Terrorist Attacks

The effects that military action by U.S. forces in Iraq, Afghanistan or other regions, terrorist attacks in the United States or other incidents and related military action may have on the performance of the mortgage loans or on the values of mortgaged properties cannot be determined at this time. Investors should consider the possible effects on delinquency, default and prepayment experience of the mortgage loans. Federal agencies and non-government lenders may defer, reduce or forgive payments and delay foreclosure proceedings in respect of loans to borrowers affected in some way by possible future events. In addition, the activation of additional U.S. military reservists or members of the National Guard may significantly increase the proportion of mortgage loans whose mortgage rates are reduced by application of the Servicemembers Civil Relief Act or similar state or local laws. The amount of interest available for payment to the holders of the notes will be reduced by any reductions in the amount of collectible as a result of application of the Servicemembers Civil Relief Act or similar state or local laws and none of the servicer, the master servicer or any other party will be required to fund any interest shortfall caused by any reduction.

Limited Ability to Resell Notes
The underwriters are not required to assist in resales of the notes, although any of them may do so. A secondary market for any class of notes may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your notes.

Trust Could Become a Taxable Entity

For U.S. federal income tax purposes, the trust will be a taxable mortgage pool. As long as the sole class of equity interest in a taxable mortgage pool is held, directly or indirectly, through one or more wholly owned “qualified REIT subsidiaries” or by an entity that qualifies as a “real estate investment trust” under the rules set out in the Internal Revenue Code of 1986, as amended, the taxable mortgage pool will not be subject to federal income tax. The sponsor will hold through Aames Investment Acceptance Corporation, its direct wholly owned qualified REIT subsidiary, a 100% ownership interest in the ownership certificate. The sponsor will represent that it qualifies as a real estate investment trust and that it will not undertake any action that would cause the trust to be subject to federal income tax. Under the terms of the trust agreement, the ownership certificate may be transferred only to an entity that qualifies as either a “real estate investment trust” or a “qualified REIT subsidiary.” The provisions of the Internal Revenue Code pertaining to real estate investment trusts are, however, highly technical and complex. If the sponsor were to fail to qualify as a real estate investment trust, or if the sponsor were to transfer the ownership certificate to an entity that did not qualify as a real estate investment trust or a qualified REIT subsidiary, the trust could become subject to federal income tax as though it were a corporation. Any tax imposed on the trust would reduce cash flow that would be used to make payments on the notes and could cause losses which could adversely affect the notes, in particular the subordinate notes. The failure of the holder of the ownership certificate to qualify as a real estate investment trust or a qualified REIT subsidiary would constitute an event of default under the indenture.

See “Material Federal Income Tax Considerations” and “Description of the Notes—Optional Purchase of the Mortgage Loans” in this prospectus supplement.

Description of the Notes

General

Aames Mortgage Investment Trust 2006-1 (the “Trust”) Mortgage Backed Notes will consist of the Class A-1, Class A-2, Class A-3, Class A-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Notes (the “Notes”). The Class A-1, Class A-2, Class A-3 and Class A-4 Notes are referred to herein as the “Senior Notes”. The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Notes are collectively referred to herein as the “Subordinate Notes.”

The Notes represent obligations of the Trust, the assets of which consist primarily of (1) a pool (the “Mortgage Pool”) of conventional, first and second lien, adjustable and fixed rate, fully amortizing, interest-only and balloon residential mortgage loans (the “Mortgage Loans”), (2) such assets as from time to time are deposited in respect of the Mortgage Loans in an account maintained by the Servicer (the “Custodial Account”), (3) property acquired by foreclosure of Mortgage Loans or deed in lieu of foreclosure, (4) insurance policies covering certain of the Mortgage Loans or the related Mortgaged Properties, (5) the rights of Financial Asset Securities Corp. as depositor (the “Depositor”) under the Mortgage Loan Purchase Agreement, as described under “The Mortgage Loan Purchase Agreement and the Transfer and Servicing Agreement—Assignment of Mortgage Loans,” (6) the Swap Agreement, as described under “—Payments of Interest—The Swap Agreement” and (7) all proceeds of the foregoing.

The Mortgage Loans to be included in the Trust have interest rates that are fixed or adjust in accordance with the Six-Month LIBOR Index (as defined herein), as described under “Description of the Mortgage Pool—The Index.”

Each class of Notes will be issued in the respective approximate initial class principal amount specified in the table on page S-2 of this prospectus supplement. The initial aggregate Class Principal Amount (as defined herein) of the Notes may be increased or decreased by up to five percent to the extent that the Cut-off Date Balance (as defined herein) of the Mortgage Loans is correspondingly increased or decreased as described under “Description of the Mortgage Pool.”

The equity ownership in the Trust will be evidenced by an ownership certificate issued pursuant to the Trust Agreement (the “Ownership Certificate”). The holder of the Ownership Certificate (the “Ownership Certificateholder”) will be entitled to receive on each Payment Date (1) any cash flow from Mortgage Loan collections attributable to Prepayment Premiums (as defined herein) on the Mortgage Loans and (2) any remaining excess cash flow from Mortgage Loan collections after all principal and interest on the Notes and expenses of the Trust for such Payment Date have been made (including any Net Swap Payment owed to the Swap Provider and any Swap Termination Payment owed to the Swap Provider).

Payments on the Notes will be made on the 25th day of each month or, if the 25th day is not a Business Day, on the next succeeding Business Day, beginning in May 2006 (each, a “Payment Date”), to Noteholders of record on the applicable Record Date. The “Record Date” for the Notes and each Payment Date will be the close of business on the Business Day immediately preceding such Payment Date (in the case of Book-Entry Notes) or the last Business Day of the month immediately preceding the month in which the Payment Day occurs (in the case of Definitive Notes). A “Business Day” is generally any day other than a Saturday or Sunday or a day on which banks in New York, New York or, if other than New York, New York, the city where the corporate trust office of the Indenture Trustee is located, or the States of Maryland, Minnesota, California or Delaware are authorized or obligated by law or executive order to be closed.

Payments on the Notes will be made to each registered holder entitled thereto by wire transfer in immediately available funds; provided that the final payment in respect of any Note will be made only upon presentation and surrender of such Note at the corporate trust office of the Trust Administrator. See “—Reports to Noteholders”.

The Notes will be issued, maintained and transferred on the book-entry records of The Depository Trust Company (“DTC”) and its Participants (as defined herein) and for such purpose are referred to as “Book-Entry Notes.” The Notes will be issued in minimum denominations in principal amount of $25,000 and integral multiples of $1.00 in excess thereof; provided that Notes must be purchased in minimum total investments of $100,000 per class.

Each class of Book-Entry Notes will be represented by one or more global notes that equal in the aggregate the initial Class Principal Amount of the related class registered in the name of the nominee of DTC. The Depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No person acquiring an interest in a Book-Entry Note will be entitled to receive a physical note representing such person’s interest (a “Definitive Note”), except as set forth below under “—Book-Entry Registration—Definitive Notes.” Unless and until Definitive Notes are issued for the Book-Entry Notes under the limited circumstances described herein, all references to actions by Noteholders with respect to the Book-Entry Notes shall refer to actions taken by DTC upon instructions from its Participants, and all references herein to payments, notices, reports and statements to Noteholders with respect to the Book-Entry Notes shall refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Book-Entry Notes, for payment to Beneficial Owners by DTC in accordance with DTC procedures.

Fees and Expenses of the Trust

The following fees and expenses will be paid from amounts received on the Mortgage Loans prior to payments to Noteholders:

Fee Payable to:	Frequency of Payment:	Amount of Fee or Expense:	How and When Fee Is Payable:
Master Servicer	Monthly
For each Mortgage Loan, a monthly fee payable to the Master Servicer. The monthly fee is calculated as one-twelfth of 0.0175% on the unpaid Principal Balance of the Mortgage Loans as of the first day of the related Collection Period. The Master Servicer will be entitled to any investment income earned on amounts on deposit in the Collection Account.
Withdrawn from amounts on deposit in the Collection Account, before payments to Noteholders.(1)(2)

Servicer	Monthly
For each Mortgage Loan, a monthly fee payable to the Servicer. The monthly fee is calculated as one-twelfth of 0.50% on the unpaid Principal Balance of the Mortgage Loans as of the first day of the related Collection Period.
Withdrawn from amounts on deposit in the Custodial Account, before payments to Noteholders.(1)

Swap Provider	Monthly
A monthly payment calculated as the positive excess, if any, of (a) one-twelfth of the Strike Rate on the notional amount for such Payment Date over (b) one-month LIBOR (as set forth in the Swap Agreement and calculated on an actual/360 basis) on the notional amount for such Payment Date.
Withdrawn from amounts on deposit in the Collection Account, before payments to Noteholders.
_________________________
(1)
See “Servicing of the Mortgage Loans—Servicing Compensation and Payment of Expenses” in this prospectus supplement for a description of additional compensation that the Master Servicer and the Servicer may receive.

(2)
The Master Servicer will pay the Trust Administrator and the Indenture Trustee a monthly fee as compensation for their services. The Trust Administrator will pay the Owner Trustee a monthly fee as compensation for its services. The Sponsor will pay the Closing Date fee of the Owner Trustee.

The Master Servicer, Servicer, Trust Administrator, Owner Trustee, Indenture Trustee and Custodian will be entitled to receive reimbursement of their costs and expenses (including indemnification) if not otherwise paid as provided in the Transfer and Servicing Agreement, prior to any payments on the Notes.

Book-Entry Registration

General. Persons acquiring beneficial ownership interests in the Book-Entry Notes (each, a “Beneficial Owner”) will hold their Notes through DTC in the United States, or Clearstream Banking Luxembourg (“Clearstream Luxembourg”) or the Euroclear System (“Euroclear”) in Europe if they are participants of such systems, or indirectly through organizations which are participants in such systems. Each class of Book-Entry Notes will be issued in one or more notes that equal the initial Class Principal Amount of the related class of Notes and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream Luxembourg’s and Euroclear’s names on the books of their respective depositaries which in turn will hold such positions in customers’ securities accounts in the depositaries names on the books of DTC. Citibank, N.A. generally, but not exclusively, will act as depositary for Clearstream Luxembourg and JPMorgan Chase Bank generally, but not exclusively, will act as depositary for Euroclear (in such capacities, individually the “Relevant Depositary” and collectively, the “European Depositaries”). Except as described below, no Beneficial Owner will be entitled to receive a physical note representing such Note. Unless and until Definitive Notes are issued, it is anticipated that the only “Noteholder” of the Book-Entry Notes will be Cede & Co., as nominee of DTC. Beneficial Owners will not be Noteholders as that term is used in the Indenture. Beneficial Owners are only permitted to exercise their rights indirectly through Participants and DTC. See “Material Federal Income Tax Consequences—Taxation of Debt Securities” and “—Non-U.S. Persons” in the Prospectus and “Global Clearance, Settlement and Tax Documentation Procedures—Certain U.S. Federal Income Tax Documentation Requirements” in Annex A to this prospectus supplement for information with respect to tax documentation procedures relating to the Book-Entry Notes.

None of the Depositor, the Sponsor, the Master Servicer, the Servicer, the Owner Trustee, the Trust Administrator or the Indenture Trustee (as such terms are defined herein) or any of their respective affiliates will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Notes held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or transfers thereof.

Definitive Notes. Definitive Notes will be issued to Beneficial Owners or their nominees, respectively, rather than to DTC or its nominee, (1) if DTC or the Depositor advises the Trust Administrator in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository for the Book-Entry Notes and the Depositor is unable to locate a qualified successor or (2) after the occurrence of an Indenture Default (as defined herein) as specified in the Indenture, Beneficial Owners of Book-Entry Notes representing not less than 50% in principal amount of the outstanding Book-Entry Notes advise the Trust Administrator and DTC through the Financial Intermediaries in writing that the continuation of a book-entry system through DTC, or a successor to it, is no longer in the best interests of the Beneficial Owners of such Book-Entry Notes.

Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trust Administrator is required to direct DTC to notify Participants who have ownership of Book-Entry Notes as indicated on the records of DTC of the availability of Definitive Notes for their Book-Entry Notes. Upon surrender by DTC of the Definitive Notes representing the Book-Entry Notes and upon receipt of instructions from DTC for re-registration, the Trust Administrator will reissue the Book-Entry Notes as Definitive Notes in the respective principal amounts owned by individual Beneficial Owners, and thereafter the Indenture Trustee and the Trust Administrator will recognize the holders of such Definitive Notes as Noteholders under the Indenture.

Payments of Interest

Calculation of Interest. The amount of interest payable on each Payment Date in respect of each class of Notes will equal the Current Interest (as defined herein) for such class on such date. Interest will accrue on the Notes on the basis of a 360-day year and the actual number of days elapsed in each related Accrual Period (as defined herein).

•
“Current Interest” with respect to any class of Notes and any Payment Date will equal the aggregate amount of interest accrued at the applicable Interest Rate during the related Accrual Period on the Class Principal Amount of such class immediately prior to such Payment Date.

•
The “Unpaid Interest Shortfall Amount” means (i) for each class of Notes and the first Payment Date, zero, and (ii) with respect to each class of Notes and any Payment Date after the first Payment Date, the amount, if any, by which (a) the sum of (1) the Current Interest for such class for the immediately preceding Payment Date and (2) the outstanding Unpaid Interest Shortfall Amount, if any, for such class for such preceding Payment Date exceeds (b) the aggregate amount paid on such class in respect of interest pursuant to clause (a) of this definition on such preceding Payment Date, plus interest on the amount of interest due but not paid on the Notes of such class on such preceding Payment Date, to the extent permitted by law, at the Interest Rate for such class for the related Accrual Period.

•
The “Accrual Period” applicable to each class of Notes with respect to each Payment Date will be the period beginning on the immediately preceding Payment Date (or on the Closing Date, in the case of the first Accrual Period) and ending on the day immediately preceding the related Payment Date.

The “Interest Rate” for each class of Notes will be the applicable annual rate described under “Summary of Terms—The Offered Notes—Payments on the Notes—Interest Payments.”

Definitions Relating to Interest Payment Priorities.

•
The “Class Principal Amount” of any class of Notes as of any Payment Date will be its initial Class Principal Amount as of May 2, 2006 (the “Closing Date”), as reduced by (a) all amounts previously paid on that class in respect of principal prior to such Payment Date and (b) any Realized Losses previously allocated to that class. The Class Principal Amount of any class of Subordinate Notes with respect to which there is an unpaid Allocated Realized Loss Amount may be increased by the amount of any Subsequent Recoveries as set forth in the Indenture.

•
The “Net Funds Cap” for any Payment Date, will be an annual rate equal to the product of (a) the weighted average Net Mortgage Rate of the Mortgage Loans as of the first day of the related Collection Period less a percentage, the numerator of which is the product of (x) the sum of any Net Swap Payment and/or Swap Termination Payment (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event) owed to the Swap Provider for such Payment Date and (y) twelve, and the denominator of which is the Aggregate Loan Balance as of the first day of the related Collection Period, (b) a fraction whose numerator is 30 and whose denominator is the actual number of days in the related Accrual Period and (c) a fraction, the numerator of which is the Aggregate Loan Balance as of the last day of the prior Collection Period and the denominator of which is the aggregate Class Principal Amount of the Notes immediately prior to such Payment Date.

•	The “Fixed Rate Cap” with respect to each Payment Date is 14.00% per annum.

•	The “Net Mortgage Rate” for any Mortgage Loan at any time equals the Mortgage Rate thereof minus the sum of the related Servicing Fee Rate and the Master Servicing Fee Rate (each as defined herein).

•
The “Mortgage Rate” for any Mortgage Loan is its applicable interest rate as determined in the related mortgage note as reduced by any application of the Servicemembers Civil Relief Act or similar state laws (the “Relief Act”).

•	The “Aggregate Loan Balance” as of any date of determination will be equal to the aggregate of the Scheduled Principal Balances of the Mortgage Loans as of such date of determination.

Basis Risk Shortfalls. With respect to each Payment Date and any class of Notes, to the extent that (a) the amount of Current Interest calculated without regard to the Net Funds Cap exceeds (b) the amount of Current Interest calculated with the Net Funds Cap (such excess, a “Basis Risk Shortfall”), such class will be entitled to the amount of such Basis Risk Shortfall or Unpaid Basis Risk Shortfall only from Monthly Excess Cashflow as described below. See “—Credit Enhancement—Application of Monthly Excess Cashflow” below.

•
The “Unpaid Basis Risk Shortfall” for any class of Notes on any Payment Date will equal the aggregate of all Basis Risk Shortfalls for such class remaining unpaid from all previous Payment Dates, together with interest thereon at the applicable Interest Rate, computed without regard to the Net Funds Cap.

The Swap Agreement

On or before the Closing Date, the Issuing Entity, will enter into an interest rate swap agreement (the “Swap Agreement”) with the Swap Provider. Under the Swap Agreement, on each Payment Date, the issuing entity will be obligated to pay to the Swap Provider from amounts available therefor pursuant to the indenture, an amount (each, a “Fixed Swap Payment”) equal to the product of (x) the Strike Rate, (y) the notional amount for that Payment Date (as set forth in Annex C) and (z) a fraction, the numerator of which is 30, and the denominator of which is 360, and the Swap Provider will be obligated to pay to the issuing entity an amount (each, a “Floating Swap Payment”) equal to the product of (x) one-month LIBOR (as determined pursuant to the Swap Agreement), (y) the notional amount for that Payment Date, and (z) a fraction, the numerator of which is the actual number of days elapsed from the previous Payment Date to but excluding the current Payment Date, and the denominator of which is 360. A net payment will be required to be made on each Payment Date (each such net payment, a “Net Swap Payment”) (a) by the issuing entity, to the Swap Provider, to the extent that the Fixed Swap Payment exceeds the corresponding Floating Swap Payment, or (b) by the Swap Provider to the issuing entity to the extent that the Floating Swap Payment exceeds the corresponding Fixed Swap Payment.

The notional amount for the Payment Date in June 2006 will be approximately $602,186,073.68. The Swap Agreement will terminate immediately after the Payment Date in October 2011 unless terminated earlier upon the occurrence of a Swap Default, an Early Termination Event or an Additional Termination Event.

The respective obligations of the Swap Provider and the Trust Administrator to pay specified amounts due under the Swap Agreement will be subject to the following conditions precedent: (1) no Swap Default or event that with the giving of notice or lapse of time or both would become a Swap Default, in each case, in respect of the other party, shall have occurred and be continuing with respect to the Swap Agreement and (2) no “Early Termination Date” (as defined in the ISDA Master Agreement) has occurred or been effectively designated with respect to the Swap Agreement.

Upon the occurrence of any Swap Default under the Swap Agreement, the non-defaulting party will have the right to designate an Early Termination Date. With respect to Termination Events (including Additional Termination Events), an Early Termination Date may be designated by one of the parties (as specified in the Swap Agreement) and will occur only after notice has been given of the Termination Event, all as set forth in the Swap Agreement.

Upon any Swap Early Termination, the issuing entity or the Swap Provider may be liable to make a Swap Termination Payment to the other (regardless, if applicable, of which of the parties has caused the termination). The Swap Termination Payment will be based on the value of the Swap Agreement computed in accordance with the procedures set forth in the Swap Agreement taking into account the present value of the unpaid amounts that would have been owed to and by the Swap Provider under the remaining scheduled term of the Swap Agreement. In the event that the issuing entity is required to make a Swap Termination Payment, that payment will be paid by the Trust Administrator on the related Payment Date, and on any subsequent Payment Dates until paid in full, generally prior to payments to Noteholders.

Upon a Swap Early Termination, the Trust Administrator, at the direction of the Depositor, will seek a replacement swap provider to enter into a replacement swap agreement or similar agreement. To the extent the issuing entity receives a Swap Termination Payment from the Swap Provider, the Trust Administrator will apply, as set forth in the Indenture, all or such portion of such Swap Termination Payment as may be required to the payment of amounts due to a replacement swap provider under a replacement swap agreement or similar agreement. Furthermore, to the extent the issuing entity is required to pay a Swap Termination Payment to the Swap Provider, the Trust Administrator will apply all or a portion of such amount received from a replacement swap provider upon entering into a replacement swap agreement or similar agreement to the Swap Termination Payment amount owing to the Swap Provider. To the extent a replacement swap provider cannot be found, the Trust Administrator will use the Swap Termination Payment to pay to the Noteholders on each Payment Date the amounts the Trust would have received if the Swap Agreement was still in effect.

Upon the occurrence of a Downgrade Provision, the Swap Provider will be required to (1) post collateral securing its obligations under the Swap Agreement or (2) obtain a substitute Swap Provider acceptable to the rating agencies that will assume the obligations of the Swap Provider under the Swap Agreement.

The Swap Provider

The Swap Provider is Bear Stearns Financial Products Inc. (“BSFP”).  BSFP, a Delaware corporation, is a bankruptcy remote derivatives product company based in New York, New York that has been established as a wholly owned subsidiary of The Bear Stearns Companies, Inc. BSFP engages in a wide array of over-the-counter interest rate, currency, and equity derivatives, typically with counterparties who require a highly rated derivative provider. BSFP has a ratings classification of “AAA” from Standard & Poor’s and “Aaa” from Moody’s Investors Service.  BSFP will provide upon request, without charge, to each person to whom this prospectus supplement is delivered, a copy of (i) the ratings analysis from each of Standard & Poor’s and Moody’s Investors Service evidencing those respective ratings or (ii) the most recent audited annual financial statements of BSFP.  Requests for information should be directed to the DPC Manager of Bear Stearns Financial Products Inc. at (212) 272-4009 or in writing at 383 Madison Avenue, 36th Floor, New York, New York 10179. BSFP is an affiliate of Bear, Stearns & Co. Inc.

The Swap Provider has not participated in the preparation of this prospectus supplement and has not reviewed and is not responsible for any information contained herein, other than the information contained in the immediately preceding paragraph.

The “significance percentage” of the Swap Agreement as calculated in accordance with Item 1115 of Regulation AB under the Securities Act of 1933, as amended (“Regulation AB”), is less than 10%. As provided in the Swap Agreement, the Swap Provider may be replaced or may be required to obtain a guarantor if the significance percentage of the Swap Agreement is 10% or more.

Definitions Relating to Swap Agreement

•	The “Downgrade Provisions” of the Swap Agreement will be triggered if the Swap Provider’s short-term or long-term credit ratings fall below the levels specified in the Swap Agreement.

•	The “Strike Rate” for any Distribution Date is approximately 5.36%.

•	“Swap Defaults” under the Swap Agreement include the following standard events of default under the ISDA Master Agreement:

•	“Failure to Pay or Deliver,”

•	“Bankruptcy” (as amended in the Swap Agreement) and

•	“Merger without Assumption” (but only with respect to the Swap Provider), as described in Sections 5(a)(i), 5(a)(vii) and 5(a)(viii) of the ISDA Master Agreement.

•	A “Swap Early Termination” means the occurrence of an Early Termination Date under the Swap Agreement.

•	The “Swap Provider” is Bear Stearns Financial Products Inc.

•
A “Swap Provider Trigger Event” is a Swap Termination Payment that is triggered upon: (i) a Swap Default under the Swap Agreement with respect to which the Swap Provider is a Defaulting Party (as defined in the Swap Agreement), (ii) a Termination Event under the Swap Agreement with respect to which the Swap Provider is the sole Affected Party (as defined in the Swap Agreement) or (iii) an Additional Termination Event under the Swap Agreement with respect to which the Swap Provider is the sole Affected Party.

•	A “Swap Termination Payment” is the amount, if any, owed by the issuing entity or the Swap Provider upon a Swap Early Termination.

•	A “Termination Event” under the Swap Agreement consists of the following standard events under the ISDA Master Agreement:

•	“Illegality” (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the Swap Agreement),

•
“Tax Event” (which generally relates to either party to the Swap Agreement receiving a payment under the Swap Agreement from which an amount has been deducted or withheld for or on account of taxes) and

•
“Tax Event Upon Merger” (solely with respect to the Swap Provider as merging party) (which generally relates to the Swap Provider’s receiving a payment under the Swap Agreement from which an amount has been deducted or withheld for or on account of taxes resulting from a merger), as described in Sections 5(b)(i), 5(b)(ii) and 5(b)(iii) of the ISDA Master Agreement. In addition, there are “Additional Termination Events” (as defined in the Swap Agreement) including if the issuing entity should terminate, if the Indenture, the Transfer and Servicing Agreement or other transaction documents are amended or modified without the prior written consent of the Swap Provider where written consent is required or if, pursuant to the terms of the Transfer and Servicing Agreement, Aames Investment Acceptance Corporation or the Servicer exercises the option to purchase the Mortgage Loans. With respect to the Swap Provider, an Additional Termination Event will occur if the Swap Provider fails to comply with the Downgrade Provisions.

Interest Payment Priorities. The Interest Remittance Amount (as defined herein) will be paid on each Payment Date concurrently as follows:

(i) to the Class A-1, Class A-2, Class A-3, and Class A-4 Notes, pro rata, in proportion to their respective entitlements pursuant to this clause (i), Current Interest and any Unpaid Interest Shortfall Amount for each such class for such Payment Date;

(ii)  to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Notes, sequentially, in that order (the “Subordinate Priority”), Current Interest for each such class for such Payment Date;

(iii)  to the Indenture Trustee, the Owner Trustee, the Trust Administrator, the Master Servicer and the Servicer, previously unreimbursed extraordinary costs, liabilities and expenses to the extent provided in the Transfer and Servicing Agreement, as applicable; and

(iv) for application as part of Monthly Excess Cashflow for such Payment Date, as described under “—Credit Enhancement—Application of Monthly Excess Cashflow” below, any Interest Remittance Amount remaining after application pursuant to clauses (i) through (iii) above (such amount, “Monthly Excess Interest” for such Payment Date).

•
The “Interest Remittance Amount” with respect to any Payment Date will equal (a) the sum of, without duplication, (1) all interest collected (other than the interest portion of Payaheads (as defined herein)) or advanced in respect of Scheduled Payments (as defined herein) on the Mortgage Loans during the related Collection Period (as defined herein) by the Master Servicer, the Servicer or the Indenture Trustee (solely in its capacity as successor Master Servicer), minus (w) the related Servicing Fee and the Master Servicing Fee with respect to such Mortgage Loans, (x) previously unreimbursed Advances (as defined herein) and previously unreimbursed Servicing Advances and other amounts due to the Servicer, the Master Servicer or the Indenture Trustee (solely in its capacity as successor Master Servicer) with respect to the Mortgage Loans, to the extent allocable to interest, (y) any Net Swap Payment and/or Swap Termination Payment (other than any Swap Termination Payment owed to the Swap Provider resulting from a Swap Provider Trigger Event) payable to the Swap Provider with respect to such Payment Date and (z) any Prepayment Premiums received with respect to such Mortgage Loans during the related Prepayment Period (as defined herein), (2) all Compensating Interest (as defined herein) paid by the Master Servicer or the Servicer with respect to such Mortgage Loans with respect to the related Prepayment Period, (3) the portion of any purchase price or Substitution Amount (as defined herein) paid with respect to such Mortgage Loans during the related Prepayment Period allocable to interest (4) all Net Liquidation Proceeds (as defined herein), Insurance Proceeds (as defined herein), Subsequent Recoveries and any other recoveries collected with respect to such Mortgage Loans during the related Prepayment Period, to the extent allocable to interest and (5) any Net Swap Payment or Swap Termination Payment (to the extent not applied to a replacement swap or required to be retained and applied as provided herein) received by the Trust Administrator under the Swap Agreement, as reduced by (b) other costs, expenses, fees or liabilities reimbursable to the Master Servicer, the Servicer, the Trust Administrator, the Custodian, the Indenture Trustee or the Owner Trustee.

•	A “Payahead” is generally any Scheduled Payment intended by the related borrower to be applied in a Collection Period subsequent to the Collection Period in which such payment was received.

•
The “Substitution Amount” will be generally equal to the amount, if any, by which the Scheduled Principal Balance of a Mortgage Loan required to be removed from the Mortgage Pool due to a breach of a representation or warranty or defective documentation exceeds the principal balance of the related substitute Mortgage Loan, plus unpaid interest accrued thereon, any unpaid Advances and servicing advances, unpaid Servicing Fees and Master Servicing Fees and the costs and damages incurred by the Trust associated with violations of any applicable federal, state or local predatory or abusive lending law with respect to such Mortgage Loan.

Determination of LIBOR

On the second LIBOR Business Day (as defined herein) preceding the commencement of each Accrual Period (each such date, a “LIBOR Determination Date”), the Trust Administrator will determine LIBOR based on the “Interest Settlement Rate” for U.S. dollar deposits of one-month maturity set by the British Bankers’ Association (the “BBA”) as of 11:00 a.m. (London time) on the LIBOR Determination Date (“LIBOR”).

A “LIBOR Business Day” is any day on which banks in London and New York are open for conducting transactions in foreign currency and exchange.

The BBA’s Interest Settlement Rates are currently displayed on the Moneyline Telerate Service page 3750 (such page, or such other page as may replace page 3750 on that service or such other service as may be nominated by the BBA as the information vendor for the purpose of displaying the BBA’s Interest Settlement Rates for deposits in U.S. dollars, the “Designated Telerate Page”). Such Interest Settlement Rates are also currently available on Reuters Monitor Money Rates Service page “LIBOR01” and Bloomberg L.P. page “BBAM.” The BBA’s Interest Settlement Rates currently are rounded to five decimal places.

With respect to any LIBOR Determination Date, if the BBA’s Interest Settlement Rate does not appear on the Designated Telerate Page as of 11:00 a.m. (London time) on such date, or if the Designated Telerate Page is not available on such date, the Trust Administrator will determine such rate on the basis of quotations obtained from the Reference Banks as follows:

•
If on such LIBOR Determination Date two or more Reference Banks provide such offered quotations, LIBOR for the related Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.03125%).

•
If on such LIBOR Determination Date fewer than two Reference Banks provide such offered quotations, LIBOR for the related Accrual Period shall be the higher of (x) LIBOR as determined on the previous LIBOR Determination Date and (y) the Reserve Interest Rate.

“Reference Banks” are leading banks selected by the Trust Administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (1) with an established place of business in London, (2) whose quotations appear on the Reuters Screen LIBO Page or the Bloomberg Screen LIBO Page on the Determination Date in question, (3) which have been designated as such by the Trust Administrator and (4) not controlling, controlled by, or under common control with, the Depositor, the Indenture Trustee, the Trust Administrator, the Master Servicer, the Servicer, the Sponsor or any successor servicer.

The “Reserve Interest Rate” is the rate per annum that the Trust Administrator determines to be either (1) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.03125%) of the one-month United States dollar lending rates which New York City banks selected by the Trust Administrator are quoting on the relevant LIBOR Determination Date to the principal London offices of leading banks in the London interbank market or, (2) in the event that the Trust Administrator can determine no such arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the Trust Administrator are quoting on such LIBOR Determination Date to leading European banks.

The establishment of LIBOR on each LIBOR Determination Date by the Trust Administrator and the Trust Administrator’s calculation of the rate of interest applicable to the Notes for the related Accrual Period will (in the absence of manifest error) be final and binding.

Payments of Principal

General Definitions. Payments of principal on the Notes will be made primarily from the Principal Payment Amount and from Monthly Excess Cashflow, to the extent of such excess available funds, as described under “—Credit Enhancement—Application of Monthly Excess Cashflow” below.

•
The “Principal Payment Amount” for any Payment Date will be equal to the Principal Remittance Amount for such date minus the Overcollateralization Release Amount (as defined herein), if any, for such Payment Date.

•
The “Principal Remittance Amount” for any Payment Date will be equal to (a) the sum of (1) all principal collected (other than the principal portion of Payaheads) or advanced in respect of Scheduled Payments on the Mortgage Loans during the related Collection Period by the Servicer or the Master Servicer (less unreimbursed Advances due to the Master Servicer, or the Servicer with respect to such Mortgage Loans, to the extent allocable to principal and any unreimbursed related servicing advances), (2) the principal portion of all prepayments in full or in part received on the Mortgage Loans during the related Prepayment Period, (3) the Scheduled Principal Balance of each Mortgage Loan that was repurchased by the Sponsor or purchased by the Servicer during the related Prepayment Period, (4) the principal portion of any Substitution Amount paid with respect to any replaced Mortgage Loan during the related Prepayment Period allocable to principal, (5) all Net Liquidation Proceeds, Insurance Proceeds, Subsequent Recoveries and any other recoveries collected with respect to the Mortgage Loans during the related Prepayment Period, to the extent allocable to principal and (6) all other unscheduled collections and recoveries in respect of principal during the related Prepayment Period, as reduced by (b) (1) other costs, expenses, fees or liabilities reimbursable to the Master Servicer, the Servicer, the Trust Administrator, the Custodian, the Indenture Trustee or the Owner Trustee from interest collections as described in clause (b) of the definition of Interest Remittance Amount and not reimbursed therefrom or otherwise and (2) any Net Swap Payment and/or Swap Termination Payment (other than any Swap Termination Payment owed to the Swap Provider resulting from a Swap Provider Trigger Event) payable to the Swap Provider with respect to such Payment Date and not covered by the Interest Remittance Amount for such Payment Date (without giving effect to clause (a)(1)(y) of the definition thereof).

•
The “Collection Period” with respect to any Payment Date is the one-month period beginning on the second day of the calendar month immediately preceding the month in which such Payment Date occurs and ending on the first day of the month in which such Payment Date occurs.

•
“Insurance Proceeds” means any amounts paid by an insurer under any standard hazard insurance policy, flood insurance policy or any other insurance policy relating to the Mortgage Loans or related Mortgaged Properties other than amounts to cover expenses incurred by the Servicer in connection with procuring such proceeds, applied to the restoration and repair of the related Mortgaged Property or to be paid to the borrower pursuant to the mortgage note or state law.

•
“Net Liquidation Proceeds” means all amounts, net of (1) unreimbursed related expenses and (2) unreimbursed related Advances and related servicing advances, received and retained in connection with the liquidation of defaulted Mortgage Loans, through insurance or condemnation proceeds, by foreclosure or otherwise, together with any net proceeds received on a periodic basis with respect to any properties acquired on behalf of the Noteholders by foreclosure or deed in lieu of foreclosure.

•
The “Prepayment Period” with respect to each Payment Date (other than the initial Payment Date) is the period from 16th day of the calendar month immediately preceding the month in which such Payment Date occurs up to and including the 15th day of the month in which such Payment Date occurs; provided, however, that with respect to the initial Payment Date, the Prepayment Period will be from and excluding the Cut-off Date up to and including the 15th day of May 2006.

•	A “Scheduled Payment” is the monthly scheduled payment of interest and principal specified in the related mortgage note for the Mortgage Loan.

•
The “Scheduled Principal Balance” of any Mortgage Loan as of any date of determination will be generally equal to its outstanding principal balance as of the Cut-off Date, after giving effect to Scheduled Payments due on or before such date, whether or not received, reduced by (1) the principal portion of all Scheduled Payments due on or before the due date in the Collection Period immediately preceding such date of determination, whether or not received, and (2) all amounts allocable to unscheduled principal payments received on or before the last day of the Collection Period immediately preceding such date of determination. The Scheduled Principal Balance of a Liquidated Mortgage Loan will be equal to zero.

Principal Payment Priorities. The Principal Payment Amount will be paid on each Payment Date as follows:

(I) On each Payment Date (a) prior to the Stepdown Date or (b) on and after the Stepdown Date and with respect to which a Trigger Event is in effect, the Trust Administrator will make the following payments:

(i) sequentially, to the Class A-1, Class A-2, Class A-3 and Class A-4 Notes, in that order, until the Class Principal Amount of each such class has been reduced to zero; provided, however, on any Payment Date on which the aggregate Class Principal Amount of the Subordinate Notes and the Overcollateralization Amount have been reduced to zero, payments of principal to the Senior Notes will be made on a pro rata basis based on the Class Principal Amount of each such class;

(ii) to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Notes, in accordance with the Subordinate Priority, until the Class Principal Amount of each such class has been reduced to zero; and

(iii) for application as part of Monthly Excess Cashflow for such Payment Date, as described under “—Credit Enhancement—Application of Monthly Excess Cashflow” below, any such Principal Payment Amount remaining after application pursuant to clauses (i) and (ii) above.

The priority of payments on the Senior Notes described in clauses (I)(i) above is referred to in this prospectus supplement as the “Senior Priority.”

(II)  On each Payment Date on or after the Stepdown Date with respect to which a Trigger Event is not in effect, the Principal Payment Amount for such date will be paid in the following order of priority:

(i) to the Class A-1, Class A-2, Class A-3 and Class A-4 Notes in accordance with the Senior Priority, an amount equal to the lesser of (x) the Principal Payment Amount for such Payment Date and (y) the Senior Principal Payment Amount for such Payment Date, in each case until the Class Principal Amount of each such class has been reduced to zero;

(ii) sequentially, to the Class M-1 and Class M-2 Notes, in that order, an amount equal to the lesser of (x) the excess of (a) the Principal Payment Amount for such Payment Date over (b) the amount paid to the Senior Notes on such Payment Date pursuant to clause (i) above and (y) the Class M-1 and Class M-2 Principal Payment Amount for such Payment Date, in each case until the Class Principal Amount of such class has been reduced to zero;

(iii) sequentially, to the Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Notes, in that order, in each case in an amount equal to the lesser of (x) the excess of (a) the Principal Payment Amount for such Payment Date over (b) the aggregate of the amount paid to the Senior Notes on such Payment Date pursuant to clause (i) above and any amounts paid to any class or classes of Subordinate Notes that have a higher priority of payment than the subject class on such Payment Date pursuant to this clause (ii), and (y) the Subordinate Class Principal Payment Amount for the subject class for such Payment Date, until the Class Principal Amount of such class has been reduced to zero; and

(iv) for application as part of Monthly Excess Cashflow for such Payment Date, as described under “—Credit Enhancement—Application of Monthly Excess Cashflow” below, any such Principal Payment Amount remaining after application pursuant to clauses (i) and (ii) above.

Notwithstanding the foregoing, on any Payment Date on which the Class Principal Amount of each class of Notes having a higher priority of payment has been reduced to zero, any remaining Principal Payment Amount will be paid to the remaining Notes, in the order of priority set forth above, until the Class Principal Amount of each such class has been reduced to zero.

Definitions Relating to Principal Payment Priorities.

•	The “Target Amount” for any Payment Date will be equal to the Aggregate Loan Balance as of such Payment Date minus the Targeted Overcollateralization Amount for such Payment Date.

•
A “Trigger Event” will be in effect with respect to any Payment Date on or after the Stepdown Date if (i) the Rolling Three Month Delinquency Rate as of the last day of the immediately preceding month equals or exceeds 31.65% of the Senior Enhancement Percentage for the Payment Date immediately preceding such Payment Date or (ii) a Cumulative Loss Trigger Event shall have occurred.

•
A “Cumulative Loss Trigger Event” will have occurred if, with respect to any Payment Date, the fraction, expressed as a percentage, obtained by dividing (x) the aggregate amount of cumulative Realized Losses incurred on the Mortgage Loans from the Cut-off Date through the last day of the related Collection Period by (y) the Cut-off Date Balance, exceeds the applicable percentage described below with respect to such Payment Date:

Payment Date	Cumulative Loss Percentage
May 2008 through April 2009	2.40% for the first month, plus an additional 1/12th of 1.35% for each month thereafter

May 2009 through April 2010	3.75% for the first month, plus an additional 1/12th of 1.25% for each month thereafter

May 2010 through April 2011	5.00% for the first month, plus an additional 1/12th of 1.00% for each month thereafter

May 2011 through April 2012	6.00% for the first month, plus an additional 1/12th of 0.50% for each month thereafter

May 2012 and thereafter	6.50%

•
The “Rolling Three Month Delinquency Rate” with respect to any Payment Date will be the average of the Delinquency Rates for each of the three (or one and two, in the case of the first and second Payment Dates, respectively) immediately preceding calendar months.

•
The “Delinquency Rate” for any month will be, generally, the fraction, expressed as a percentage, the numerator of which is the aggregate outstanding principal balance of all Mortgage Loans 60 or more days delinquent (including all foreclosures, bankruptcies and REO Properties) as of the close of business on the last day of such month, and the denominator of which is the Aggregate Loan Balance as of the close of business on the last day of such month.

•
The “Stepdown Date” will be the earlier to occur of (i) the first Payment Date following the Payment Date on which the aggregate Class Principal Amount of the Senior Notes has been reduced to zero and (ii) the later to occur of (x) the Payment Date in May 2009 and (y) the first Payment Date on which the Senior Enhancement Percentage (calculated for this purpose after giving effect to payments or other recoveries in respect of the Mortgage Loans during the related Collection Period, but before giving effect to payments on any Notes on such Payment Date) is greater than or equal to 50.50%.

•
The “Senior Principal Payment Amount” with respect to any Payment Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Payment Date, will be equal to the amount, if any, by which (A) the aggregate Class Principal Amount of the Senior Notes immediately prior to that Payment Date exceeds (B) the Senior Target Amount.

•
The “Class M-1 and Class M-2 Principal Payment Amount” with respect to any Payment Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Payment Date, will be equal to the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the Senior Notes after giving effect to payments to such classes on such Payment Date and (ii) the aggregate Class Principal Amount of the Class M-1 and Class M-2 Notes immediately prior to such Payment Date exceeds (y) the Class M-1 and Class M-2 Target Amount for such Payment Date.

•
The “Subordinate Class Principal Payment Amount” with respect to any class of Subordinate Notes (other than the Class M-1 and Class M-2 Notes) and any Payment Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Payment Date, will be equal to the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the Senior Notes after giving effect to payments to such classes on such Payment Date, (ii) the aggregate Class Principal Amount of the classes of Subordinate Notes, if any, that have a higher priority of payment than the subject class of Subordinate Notes, after giving effect to payments to such classes on such Payment Date and (iii) the Class Principal Amount of the subject class of Subordinate Notes immediately prior to such Payment Date exceeds (y) the Subordinate Class Target Amount for the subject class of Subordinate Notes for such Payment Date.

•
The “Overcollateralization Amount” with respect to any Payment Date will be equal to the amount, if any, by which (x) the Aggregate Loan Balance for such Payment Date exceeds (y) the aggregate Class Principal Amount of the Notes, after giving effect to payments on such Payment Date.

•
The “Overcollateralization Release Amount” with respect to any Payment Date will be equal to the lesser of (x) the Principal Remittance Amount for such Payment Date and (y) the amount, if any, by which (1) the Overcollateralization Amount for such date (calculated for this purpose on the basis of the assumption that 100% of the Principal Remittance Amount for such date is applied on such date in reduction of the aggregate Class Principal Amount of the Notes) exceeds (2) the Targeted Overcollateralization Amount for such date.

•
The “Senior Enhancement Percentage” with respect to any Payment Date will be the fraction, expressed as a percentage, the numerator of which is the sum of the aggregate Class Principal Amount of the Subordinate Notes and the Overcollateralization Amount (which, for purposes of this definition only, shall not be less than zero) in each case after giving effect to payments on such Payment Date and the denominator of which is the Aggregate Loan Balance for such Payment Date.

•
The “Targeted Overcollateralization Amount” with respect to any Payment Date (a) prior to the Stepdown Date, will be equal to 2.45% of the Cut-off Date Balance, (b) on or after the Stepdown Date and with respect to which a Trigger Event is not in effect, will be equal to 4.90% of the Aggregate Loan Balance for such Payment Date determined as of the last day of the related Collection Period, but in no event less than 0.50% of the Cut-off Date Balance and (c) on or after the Stepdown Date and with respect to which a Trigger Event is in effect, will be equal to the Targeted Overcollateralization Amount for the immediately preceding Payment Date.

•
The “Senior Target Amount” with respect to any Payment Date will be equal to the lesser of (a) the product of (1) 49.50% and (2) the Aggregate Loan Balance for such Payment Date determined as of the last day of the related Collection Period and (b) the amount, if any, by which (i) the Aggregate Loan Balance for such Payment Date determined as of the last day of the related Collection Period exceeds (ii) 0.50% of the Cut-off Date Balance.

•
The “Class M-1 and Class M-2 Target Amount” for any Payment Date will be equal to the lesser of (a) the product of (1) 68.50% and (2) the Aggregate Loan Balance for such Payment Date determined as of the last day of the related Collection Period and (b) the amount, if any, by which (i) the Aggregate Loan Balance for such Payment Date determined as of the last day of the related Collection Period exceeds (ii) 0.50% of the Cut-off Date Balance.

•
The “Subordinate Class Target Amount” for any class of Subordinate Notes (other than the Class M-1 and Class M-2 Notes) and any Payment Date will be equal to the lesser of (a) the product of (1) the approximate target percentage set forth for such Class in the following table and (2) the Aggregate Loan Balance for such Payment Date determined as of the last day of the related Collection Period and (b) the amount, if any, by which (i) the Aggregate Loan Balance for such Payment Date determined as of the last day of the related Collection Period exceeds (ii) 0.50% of the Cut-off Date Balance.

Class	Target Percentage
M-3	72.30%
M-4	76.00%
M-5	79.20%
M-6	83.20%
M-7	88.30%
M-8	90.30%
M-9	92.10%
M-10	93.10%
M-11	95.10%
Credit Enhancement

Credit enhancement for the Notes consists of, in addition to the subordination of the Subordinate Notes, excess interest and overcollateralization, in each case as described herein.

Subordination. The rights of holders of the Subordinate Notes to receive payments with respect to the Mortgage Loans will be subordinated, to the extent described herein, to such rights of holders of each class of Notes having a higher priority of payment, as described under “—Payments of Interest” and “—Payments of Principal” above. This subordination is intended to enhance the likelihood of regular receipt by holders of Notes having a higher priority of payment of the full amount of interest and principal payable thereon, and to afford such Noteholders limited protection against Realized Losses incurred with respect to the Mortgage Loans.

The limited protection afforded to holders of Notes by means of the subordination of Subordinate Notes having a lower priority of payment will be accomplished by the preferential right of holders of such Notes to receive, prior to any payment in respect of interest or principal, respectively, being made on any Payment Date in respect of Notes having a lower priority of payment, the amounts of interest due them and principal available for payment, respectively, on such Payment Date.

Realized Losses. If a Mortgage Loan becomes a Liquidated Mortgage Loan during any Collection Period, the related Net Liquidation Proceeds, to the extent allocable to principal, may be less than the outstanding principal balance of that Mortgage Loan. The amount of such insufficiency is a “Realized Loss.” Any Realized Losses on Mortgage Loans during any Collection Period that are not covered by excess interest and overcollateralization will be applied on the following Payment Date to reduce the Class Principal Amounts of the Class M-11, Class M-10, Class M-9, Class M-8, Class M-7, Class M-6, Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1 Notes, sequentially in that order, in each case until the Class Principal Amount of the subject class has been reduced to zero. After the Class Principal Amounts of the Subordinate Notes have been reduced to zero, any additional Realized Losses on the Mortgage Loans will not be applied to reduce the Class Principal Amounts of the Senior Notes, but they will reduce amounts available for payment to the Senior Notes.

A “Liquidated Mortgage Loan” is, in general, a defaulted Mortgage Loan as to which the Servicer has determined that all amounts that it expects to recover in respect of such Mortgage Loan have been recovered (exclusive of any possibility of a deficiency judgment).

Once Realized Losses have been allocated to the Subordinate Notes, such amounts with respect to such Notes will not be reinstated (except in the case of Subsequent Recoveries). However, Allocated Realized Loss Amounts (together with Deferred Interest) may be paid to the holders of the Subordinate Notes from Monthly Excess Cashflow, according to the priorities set forth under “—Application of Monthly Excess Cashflow” below.

Excess Interest. The Mortgage Loans bear interest each month that in the aggregate is expected to exceed the amount needed to pay monthly interest on the related Notes and the fees and expenses of the Servicer, the Master Servicer, the Trust Administrator, the Indenture Trustee and the Owner Trustee. Such excess interest from the Mortgage Loans each month and any amounts received under the Swap Agreement will be available to absorb Realized Losses on the Mortgage Loans and to maintain overcollateralization at the required levels.

Overcollateralization. On the Closing date, the Cut-off Date Balance will exceed the initial aggregate Class Principal Amount of the Notes by approximately $14,982,685, which represents approximately 2.45% of the Cut-off Date Balance. The initial amount of overcollateralization is approximately equal to the initial level of overcollateralization required under the transfer and servicing agreement. The weighted average of the Net Mortgage Rates of the Mortgage Loans less the effective rate of any Net Swap Payments owed to the Swap Provider is currently, and generally in the future is expected to be, higher than the weighted average interest rate on the Notes. As described below, interest collections will be applied to payments of principal to the extent needed to maintain overcollateralization (i.e., the excess of the Aggregate Loan Balance over the aggregate Class Principal Amount of the Notes) at the required Targeted Overcollateralization Amount. However, Realized Losses with respect to Mortgage Loans that are not covered by Monthly Excess Cashflow will reduce overcollateralization, and could result in an overcollateralization deficiency.

As described herein, to the extent that the Overcollateralization Amount exceeds the related Targeted Overcollateralization Amount, a portion of the Principal Payment Amount will not be applied in reduction of the Class Principal Amounts of the Notes, but will instead be applied as described below.

Application of Monthly Excess Cashflow. The Monthly Excess Interest for any Payment Date, the Overcollateralization Release Amount and any remaining Principal Payment Amount for such date will constitute the “Monthly Excess Cashflow” for such Payment Date. The Monthly Excess Cashflow for each Payment Date will be paid as follows:

(1) for each Payment Date occurring (a) before the Stepdown Date or (b) on or after the Stepdown Date but for which a Trigger Event is in effect, any Monthly Excess Cashflow will be paid until the aggregate Class Principal Amount of the Notes equals the Target Amount for such Payment Date, in the following order of priority:

(a) to the Class A-1, Class A-2, Class A-3 and Class A-4 Notes, in accordance with the Senior Priority, until the Class Principal Amount of each such class has been reduced to zero; and

(b) to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Notes, in accordance with the Subordinate Priority, until the Class Principal Amount of each such class has been reduced to zero;

(2) for each Payment Date occurring on or after the Stepdown Date and for which a Trigger Event is not in effect, any Monthly Excess Cashflow will be paid in the following order of priority:

(a) to the Class A-1, Class A-2, Class A-3 and Class A-4 Notes, in accordance with the Senior Priority, until the aggregate Class Principal Amount of the Senior Notes, after giving effect to payments on such Payment Date, equals the Senior Target Amount;

(b) sequentially, to the Class M-1 and Class M-2 Notes, in that order, in reduction of their respective Class Principal Amounts, until the aggregate Class Principal Amount of the Senior Notes and the Class M-1 and Class M-2 Notes, after giving effect to payments on such Payment Date, equals the Class M-1 and Class M-2 Target Amount for such Payment Date; and

(c) sequentially, to the Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Notes, in that order, in reduction of their respective Class Principal Amounts, in each case until the aggregate Class Principal Amount of the Senior Notes, the classes of Subordinate Notes, if any, that have a higher priority of payment than the subject class and the subject class, after giving effect to payments on such Payment Date, equals the Subordinate Class Target Amount for the subject class for such Payment Date;

(3) to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Notes, in accordance with the Subordinate Priority, in each case first to pay (a) any Unpaid Interest Shortfall Amount for the subject class and second (b) to pay any Allocated Realized Loss Amount for the subject class;

(4) for each Payment Date, from Monthly Excess Cashflow remaining after payments have been made pursuant to priority (1), (2) or (3) above, as the case may be, in the following order of priority:

(a) concurrently, in proportion to their respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts for such Payment Date, to the Senior Notes, any such Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts for each such class; and

(b) to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Notes, in accordance with the Subordinate Priority, any applicable Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts for each such class for such Payment Date;

(5) to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Notes, in accordance with the Subordinate Priority, any Deferred Interest for each such class and such Payment Date;

(6) to the Swap Provider, any Swap Termination Payments resulting from a Swap Provider Trigger Event; and

(7) to the Ownership Certificate, the amount distributable thereon under the Transfer and Servicing Agreement.

Definitions Relating to Monthly Excess Cashflow Priorities.

The “Deferred Interest” for each class of Subordinate Notes for any Payment Date will be equal to the sum of (a) the aggregate amount of interest accrued at the applicable Interest Rate during the related Accrual Period on the Allocated Realized Loss Amount for that class for the immediately preceding Payment Date, (b) any amounts due pursuant to clause (a) for such class for prior Payment Dates that remain unpaid and (c) interest accrued during the Accrual Period related to such Payment Date on the amount in clause (b) at the Interest Rate applicable to such class.

An “Allocated Realized Loss Amount” with respect to any class of Subordinate Notes and any Payment Date is an amount equal to the sum of any Realized Loss allocated to that class of Notes on the Payment Date and any Allocated Realized Loss Amount for that class remaining unpaid from the previous Payment Date as reduced by an amount equal to the increase in the related Class Principal Amount due to the receipt of Subsequent Recoveries.

“Subsequent Recoveries” are unanticipated amounts received on a Liquidated Mortgage Loan that resulted in a Realized Loss in a prior month. If Subsequent Recoveries are received, they will be included (net of any amounts due the Servicer) as part of the Principal Remittance Amount for the following Payment Date and paid in accordance with the priorities described herein. In addition, after giving effect to all payments on a Payment Date, if any Allocated Realized Loss Amounts are outstanding, such Subsequent Recovery amounts shall be applied to reduce the Allocated Realized Loss Amount for the class of Subordinate Notes then outstanding with the highest payment priority until reduced to zero (with any remaining Subsequent Recoveries applied to reduce the Allocated Realized Loss Amount of the class with the next highest payment priority), and to increase the Class Principal Amount of such class or classes of Subordinate Notes by the same amount. Thereafter, such class or classes of Notes will accrue interest on the increased Class Principal Amount. It is not expected that there will be any material amount of Subsequent Recoveries.

Maturity Date

The Maturity Date for the Notes has been determined to be the Payment Date in April 2036 based upon the first Payment Date after the date of the last Scheduled Payment of the latest maturing Mortgage Loan. As to each class of Notes, the actual final Payment Date may be earlier and could be substantially earlier than such class’s Maturity Date.

The Ownership Certificate

The equity ownership in the Trust will be evidenced by the Ownership Certificate. The holder of the Ownership Certificate, the Ownership Certificateholder, will, after all amounts due and owing to the Owner Trustee, and not otherwise paid, have been paid, be entitled to receive on each Payment Date (1) any cash flow from Mortgage Loan collections attributable to Prepayment Premiums, and (2) any remaining cash flow from Mortgage Loan collections and payments received under the Swap Agreement after all principal and interest on the Notes and other expenses of the Trust for such Payment Date have been made (including any Net Swap Payment owed to the Swap Provider and any Swap Termination Payment owed to the Swap Provider).

Description of the Mortgage Pool

General

Except where otherwise specifically indicated, the discussion that follows and the statistical information presented in this prospectus supplement are derived solely from the characteristics of the Mortgage Loans as of the Cut-off Date. Whenever reference is made herein to the characteristics of the Mortgage Loans or to a percentage of the Mortgage Loans, unless otherwise specified, that reference is based on the Scheduled Principal Balances of the Mortgage Loans as of the Cut-off Date (the “Cut-off Date Balance”). The aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date and the information regarding the Mortgage Loans set forth in this prospectus supplement that is based on the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date assume the timely receipt of principal scheduled to be paid on the Mortgage Loans on or prior to the Cut-off Date and no delinquencies, defaults or prepayments from March 1, 2006 through the Cut-off Date. With respect to the Mortgage Pool as of the Cut-off Date, some amortization will occur prior to the Closing Date. Moreover, certain mortgage loans included in the Mortgage Pool as of the Cut-off Date may prepay in full, or may be determined not to meet the eligibility requirements for the final Mortgage Pool, and may not be included in the Mortgage Pool, and certain other mortgage loans may be included in the final Mortgage Pool. As a result of the foregoing, the statistical distribution of characteristics as of the Closing Date for the final Mortgage Pool may vary somewhat from the statistical distribution of such characteristics as of the Cut-off Date as presented in this prospectus supplement, although the Sponsor does not expect such variance to be material.

If any material pool characteristic of the Mortgage Loans on the Closing Date differs by more than 5% or more from the description of the Mortgage Loans in this prospectus supplement, the Depositor will file updated pool characteristics by Form 8-K within four days following the Closing Date.

The Trust will primarily consist of approximately 3,905 conventional, first and second lien, adjustable and fixed rate, fully amortizing, interest-only and balloon residential Mortgage Loans, 91.96% of which have original terms to maturity from the first due date of the Scheduled Payment of 30 years, and which have a Scheduled Principal Balance as of the Cut-off Date (after giving effect to Scheduled Payments due on such date) of approximately $611,535,685.

The Mortgage Loans were originated or acquired by Aames Investment Corporation (the “Sponsor”) in the ordinary course of its business and were underwritten or re-underwritten by the Sponsor or its affiliates, in accordance with the Sponsor’s “Super Aim” underwriting standards as described under “The Sponsor—Underwriting Guidelines” below. Because, in general, such underwriting guidelines do not conform to Fannie Mae and Freddie Mac’s underwriting guidelines, the Mortgage Loans are likely to experience higher rates of delinquency, foreclosure and bankruptcy than if they had been underwritten to a higher standard.

The Depositor will purchase the Mortgage Loans from the Sponsor on the Closing Date pursuant to a Mortgage Loan Purchase and Assignment Agreement dated as of the Cut-off Date (the “Mortgage Loan Purchase Agreement”), between the Sponsor and the Depositor. Pursuant to an Amended and Restated Trust Agreement dated as of the Closing Date (the “Trust Agreement”), among the Depositor, the Owner Trustee, and the Trust Administrator, the Depositor will assign its rights, title and interest in the Mortgage Loans and the Mortgage Loan Purchase Agreement to the Indenture Trustee for the benefit of Noteholders. See “The Mortgage Loan Purchase Agreement and the Transfer and Servicing Agreement—Assignment of the Mortgage Loans” below.

Approximately 93.12% of the Mortgage Loans are secured by first mortgages and approximately 6.88% of the Mortgage Loans are secured by junior mortgages or deeds of trust or similar security instruments on residential properties consisting of one- to four-family dwelling units and individual condominium units.

Approximately 21.28% of the Mortgage Loans are fixed rate Mortgage Loans (“Fixed Rate Mortgage Loans”) and approximately 78.72% of the Mortgage Loans are adjustable rate Mortgage Loans (“Adjustable Rate Mortgage Loans”), as described in more detail under “Adjustable Rate Mortgage Loans” below. Interest on the Mortgage Loans accrues on the basis of a 360-day year consisting of twelve 30-day months.

Approximately 0.13% of the Mortgage Loans have original terms to maturity from the first due date of the Scheduled Payment of less than or equal to 10 years, approximately 5.94% of the Mortgage Loans have original terms to maturity from the first due date of the Scheduled Payment of greater than 10 years, but less than or equal to 15 years, approximately 1.64% of the Mortgage Loans have original terms to maturity from the first due date of the Scheduled Payment of greater than 15 years, but less than or equal to 20 years, and approximately 92.30% of the Mortgage Loans have original terms to maturity from the first due date of the Scheduled Payment of greater than 20 years, but less than or equal to 30 years.

Approximately 11.08% of the Mortgage Loans provide for payment of interest at the related Mortgage Rate, but no payment of principal, for a period of five years following origination of the related Mortgage Loan. Following the applicable interest-only period, the monthly payment with respect to these Mortgage Loans will be increased to an amount sufficient to amortize the principal balance of such Mortgage Loan over its remaining term, and to pay interest at the related Mortgage Rate.

“Balloon Mortgage Loans” are Mortgage Loans having original terms to maturity that are shorter than their amortization schedules, in each case leaving a substantial portion of the original principal balance due and payable on the respective scheduled maturity date (a “Balloon Payment”). The Balloon Mortgage Loans are generally expected to have amortization schedules that range from 20 to 40 years and scheduled maturity dates that range from 15 to 30 years from the due date of the first due date. The majority of the Balloon Mortgage Loans have original terms to maturity of 30 years. The existence of a Balloon Payment generally will require the related borrower to refinance such Mortgage Loan or to sell the Mortgaged Property on or prior to the scheduled maturity date. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the level of available loan rates at the time of sale or refinancing, the borrower’s equity in the related Mortgaged Property, the financial condition and credit profile of the borrower, applicable tax laws and prevailing general economic conditions. None of the Sponsor, the Depositor, the Master Servicer, the Servicer, the Owner Trustee, the Trust Administrator or the Indenture Trustee is obligated to refinance any Balloon Mortgage Loan. Because of the credit histories of the borrowers, there is no assurance that a borrower will be able to refinance a Balloon Mortgage Loan. See “Risk Factors - Greater Risk Involving Balloon Mortgage Loans” herein. Approximately 27.69% of the Mortgage Loans are Balloon Mortgage Loans.

Pursuant to its terms, each Mortgage Loan, other than a loan secured by a condominium unit, is required to be covered by a standard hazard insurance policy in an amount equal to the lower of the unpaid principal amount thereof or the replacement value of the improvements on the Mortgaged Property. Generally, a condominium association is responsible for maintaining hazard insurance covering the entire building. See “Operative Agreements——Hazard Insurance” in the Prospectus.

Approximately 20.50% of the Mortgage Loans have original Combined Loan-to-Value Ratios in excess of 80%. The “Combined Loan-to-Value Ratio” of a Mortgage Loan at any time is the ratio of the sum of the principal balance of such Mortgage Loan and, in the case of a junior lien Mortgage Loan, the principal balance of any loan secured by a senior lien on the related Mortgaged Property, at the date of determination to (a) in the case of a purchase, the lesser of the sale price of the Mortgaged Property and its appraised value at the time of sale or (b) in the case of a refinancing or modification, the appraised value of the Mortgaged Property at the time of the refinancing or modification.

Approximately 72.87% of the Mortgage Loans provide for payment by the borrower of a prepayment premium (each, a “Prepayment Premium”) in connection with certain full prepayments of principal. Generally, each such Mortgage Loan provides for payment of a Prepayment Premium in connection with certain voluntary, full prepayments made within the period of time specified in the related Mortgage Note, ranging from one year to three years from the date of origination of such Mortgage Loan (the “Penalty Period”), as described herein. The amount of the applicable Prepayment Premium, to the extent permitted under applicable state law, is as provided in the related Mortgage Note. Prepayment Premiums will not be part of available funds applied to pay interest or principal on the Notes, but rather will be distributed to the holder of the Ownership Certificate. A Servicer may waive a Prepayment Premium (without reimbursing the Trust from its own funds for any foregone Prepayment Premium) only if (a) the Mortgage Loan is in default (defined as 61 days or more delinquent) and such waiver would maximize recovery of total proceeds taking into account the value of such Prepayment Premium and the related Mortgage Loan or the Mortgage Loan is foreseen to be in default and such waiver would maximize recovery of total proceeds taking into account the value of such Prepayment Premium and the related Mortgage Loan, (b) the collection of the Prepayment Premium would be in violation of applicable laws or (c) notwithstanding any state or federal law to the contrary, when a Mortgage Loan is in foreclosure. The Servicer will be obligated to deposit with the Master Servicer from its own funds the amount of any Prepayment Premium to the extent not collected from a borrower (except with respect to a waiver of any such Prepayment Premium as described above).

As of the Cut-off Date, none of the Mortgage Loans were 30 days or more delinquent in payment.

None of the Mortgage Loans in the Trust will be “high cost” loans under applicable federal, state or local anti-predatory or anti-abusive lending laws.

Other important statistical characteristics of the Mortgage Pool are described at “—The Mortgage Loans” below.

Adjustable Rate Mortgage Loans

All of the Adjustable Rate Mortgage Loans provide for semi-annual adjustment of the related Mortgage Rate based on the Six-Month LIBOR Index as described under “—The Index” below. For each Adjustable Rate Mortgage Loan there will be corresponding adjustments to the monthly payment amount on each adjustment date applicable thereto (each such date, an “Adjustment Date”); provided that the first such adjustment in the case of approximately 63.51% of the Mortgage Loans, will occur approximately two years following origination; in the case of approximately 3.86% of the Mortgage Loans, will occur approximately three years following origination; and in the case of approximately 11.35% of the Mortgage Loans, will occur approximately five years following origination. On each Adjustment Date for an Adjustable Rate Mortgage Loan, the Mortgage Rate will be adjusted to equal the sum, rounded generally to the nearest multiple of 0.125%, of the Six-Month LIBOR Index and a fixed percentage amount (the “Gross Margin”), provided that the Mortgage Rate on each such Adjustable Rate Mortgage Loan will not increase or decrease by more than a fixed percentage (1.000%) specified in the related Mortgage Note (the “Periodic Cap”) on any related Adjustment Date and will not exceed a specified maximum Mortgage Rate over the life of such Adjustable Rate Mortgage Loan (the “Maximum Rate”) or be less than a specified minimum Mortgage Rate over the life of such Adjustable Rate Mortgage Loan (the “Minimum Rate”). The Mortgage Rate generally will not increase or decrease on the first Adjustment Date by more than a fixed percentage specified in the related Mortgage Note (the “Initial Cap”). The Initial Caps range from 2.000% to 5.000% for all of the Adjustable Rate Mortgage Loans and the weighted average of the Initial Caps of the Adjustable Rate Mortgage Loans is approximately 2.457%. Effective with the first monthly payment due on each Adjustable Rate Mortgage Loan after each related Adjustment Date, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding principal balance of the related Adjustable Rate Mortgage Loan over its remaining term, and pay interest at the Mortgage Rate as so adjusted. Due to the application of the Initial Caps, Periodic Caps and Maximum Rates, the Mortgage Rate on each Adjustable Rate Mortgage Loan, as adjusted on any related Adjustment Date, may be less than the sum of the Six-Month LIBOR Index and the related Gross Margin, rounded as described herein. See “—The Index” below.

The Adjustable Rate Mortgage Loans generally do not permit the related borrower to convert the adjustable Mortgage Rate to a fixed Mortgage Rate.

The Index

As indicated above, the index applicable to the determination of the Mortgage Rates for the Adjustable Rate Mortgage Loans will be the average of the interbank offered rates for six month United States dollar deposits in the London market, calculated as provided in the related Mortgage Note (the “Six-Month LIBOR Index”) and as most recently available either as of (1) the first business day a specified period of time prior to such Adjustment Date or (2) the first business day of the month preceding the month of such Adjustment Date. In the event that the Six-Month LIBOR Index becomes unavailable or otherwise unpublished, the Servicer will select a comparable alternative index over which it has no direct control and which is readily verifiable.

The Mortgage Loans

The Mortgage Loans in the aggregate are expected to have the following approximate aggregate characteristics as of the Cut-off Date. Prior to the issuance of the Notes, Mortgage Loans may be removed from the Mortgage Pool as a result of incomplete documentation or otherwise if the Depositor deems such removal necessary or appropriate.

Number of Mortgage Loans	3,905
Total Scheduled Principal Balance	$611,535,685
Mortgage Rates:
Weighted Average	7.581%
Range	5.000% to 13.750%
Weighted Average Remaining Term to Maturity (months)	342

The Scheduled Principal Balances of the Mortgage Loans range from approximately $14,890 to $794,143. The Mortgage Loans have an average Scheduled Principal Balance of approximately $156,603.

The weighted average Combined Loan-to-Value Ratio at origination of the Mortgage Loans is approximately 78.22%, and approximately 20.50% of the Mortgage Loans have a Combined Loan-to-Value Ratio at origination exceeding 80%.

No more than approximately 0.50% of the Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

The Mortgage Loans in the aggregate are expected to have the stated characteristics as of the Cut-off Date as set forth in Annex B to this prospectus supplement. The sum of the amounts of the aggregate Scheduled Principal Balances and the percentages in the tables in Annex B may not equal the totals due to rounding.

Additional Information

The description in this prospectus supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as constituted at the close of business on the Cut-off Date, as adjusted for Scheduled Payments due on or before that date. A Current Report on Form 8-K will be filed, together with the Transfer and Servicing Agreement, Indenture, Trust Agreement and Swap Agreement and certain other transaction documents, with the Securities and Exchange Commission after the initial issuance of the Notes. In the event that Mortgage Loans are removed from or added to the Trust, such removal or addition, to the extent material, will be noted in the Current Report on Form 8-K.

Affiliations and Related Transactions

Each of the Depositor and Greenwich Capital Markets, Inc. is a direct wholly owned subsidiary of Greenwich Capital Holdings, Inc.

Each of Aames Funding and Aames Capital Corporation are wholly owned subsidiaries of Aames Financial, which is a wholly subsidiary of Aames Investment. Aames Investment Acceptance Corporation is a wholly owned subsidiary of Aames Investment.

There is not currently, and there was not during the past two years, any material business relationship, agreement, arrangement, transaction or understanding that is or was entered into outside the ordinary course of business or is or was on terms other than would be obtained in an arm’s length transaction with an unrelated third party, between (a) any of the Sponsor, the Depositor and the Issuing Entity and (b) any of the Servicer, the Indenture Trustee or the Originator.

Greenwich Capital Markets, Inc. provides warehouse financing to the Sponsor that may be secured by some or all of the mortgage loans. Greenwich Capital Markets, Inc. will release any and all of its liens on or security interests in the mortgage loans prior to the Closing Date.

The Swap Provider is an affiliate of Bear, Stearns & Co. Inc., one of the Underwriters.

Legal Proceedings Pending Against the Originator and the Sponsor

Aames Investment and Aames Financial are currently the subject to certain litigation or government proceedings as described under “Risk Factors—Aames Financial Corporation is Subject to Certain Litigation, Including Class Action Litigation and Investigations by Governmental Agencies, the Unfavorable Outcome of Which Could Adversely Affect the Sponsor and Servicer’s Business.”

Static Pool Information

Certain static pool information may be found at www.rbsgcregab.com at the hyperlink labeled Aames Mortgage Investment Trust 2006-1. Access to this internet address is unrestricted and free of charge. Information provided through this internet address about securitized pools of mortgage loans that were established before January 1, 2006 will not be deemed to be a part of this prospectus supplement, any prospectus or the registration statement for the notes offered hereby.

Various factors may affect the prepayment, delinquency and loss performance of the mortgage loans over time. We do not make any representation, and you should not assume, that the performance information shown at the above internet address is in any way indicative of the performance of the mortgage loans in the trust.

The Sponsor

General

The Sponsor, Aames Investment Corporation (“Aames Investment”), is a real estate investment trust for U.S. federal income tax purposes (a “REIT”) and is incorporated in the State of Maryland. Aames Investment was formed in 2004 to build and manage a portfolio of subprime residential mortgage loans. In November 2004, Aames Investment completed an initial public offering, and, concurrently with that offering, a reorganization with Aames Financial Corporation (“Aames Financial”), formerly its parent company. As a result of the reorganization, Aames Financial became a wholly owned subsidiary of Aames Investment. The principal executive office of the Sponsor is located at 350 South Grand Avenue, 43rd Floor, Los Angeles, California 90071, and its telephone number is (323) 210-5000.

Aames Financial is a national mortgage banking company, founded in 1954, which focuses through its subsidiaries Aames Capital Corporation (“ACC”) and Aames Funding Corporation (“Aames Funding”) primarily on originating, selling and servicing subprime residential mortgage loans through both wholesale and retail channels under the name “Aames Home Loan.” ACC and Aames Funding are direct, wholly owned subsidiaries of Aames Financial, and indirect, wholly owned subsidiaries of Aames Investment. Aames Funding is also the Servicer of the Mortgage Loans in the Mortgage Pool.

In March 2006, Aames Investment announced the approval by its Board of Directors of a plan of reorganization in which Aames Investment would become a subsidiary of Aames Financial. Aames Investment would remain a REIT following the reorganization. The reorganization is subject to standard consents and approvals, including approval of the stockholders of Aames Investment and in any event would not close prior to the closing of this transaction.

Aames Investment acquires its mortgage loans, including the Mortgage Loans in the Mortgage Pool, from ACC, which in turn acquires the mortgage loans from Aames Funding. ACC is a California corporation. Aames Funding is a California corporation and national mortgage banking company. ACC, Aames Financial and Aames Funding are each taxable REIT subsidiaries of Aames Investment. ACC, Aames Financial and Aames Funding’s corporate headquarters are located at 350 South Grand Avenue, 43rd Floor, Los Angeles, California 90071 and their telephone number is (323) 210-5000.

Aames Investment uses equity capital and funds borrowed under revolving warehouse and repurchase facilities to finance mortgage loan originations, and uses those financing sources, together with on-balance sheet securitizations, to finance its REIT portfolio of mortgage loans. Aames Investment retains in its REIT portfolio a portion of the mortgage loan originations, largely hybrid/adjustable-rate mortgage loans. ACC sells the remainder, including a majority of the fixed-rate mortgage loans and second-lien mortgage loan originations, on a whole loan servicing-released basis to third parties.

The Sponsor’s Securitization Program

Aames Investment (directly and through its subsidiary, ACC) has been involved in the securitization of residential subprime mortgage loans since 1992. From 1992 until 2004, ACC was the sponsor of the Aames securitizations. Following the November 2004 reorganization, Aames Investment began to sponsor the securitization of the Aames subprime mortgage loans. Historically, the frequency and volume of these securitizations has varied depending on market conditions, profitability and cash flows.

From 1992 through 1998, ACC securitized subprime mortgage loans on a quarterly basis. From 1999 to 2003, ACC sponsored two securitization transactions in each of 1999, 2000 and 2002 and four securitization transactions in 2001. From 1992 to 2002, ACC securitized approximately $9.1 billion of mortgage loans. Of these transactions, 10 (or $3.1 billion) were structured as senior/subordinate transactions and 26 (or $6.0 billion) were structured with credit-enhancement in the form of a monoline insurance policy. In 2003, ACC did not sponsor any securitizations due to more favorable conditions in the whole loan sales market. ACC, through Aames Funding, serviced a majority of the California mortgage loans in these transactions and, for deals that closed in mid-1997 and thereafter, serviced all of the mortgage loans.

Aames Investment sponsored one securitization in 2004 and four securitizations in 2005, totaling approximately $4.9 billion of residential subprime mortgage loans. Each of these deals was structured as a senior/subordinate securitization. ACC, through Aames Funding, acts as the servicer for each of these securitizations.

In connection with each transaction, in its capacity as the sponsor and as part of its overall funding strategy, Aames Investment:

•	determines the timing of each securitization transaction;

•	selects the underwriters for each transaction;

•	consults with the underwriters in arriving at the appropriate structure for each transaction;

•	facilitates the internal and third-party review of the mortgage loans to be securitized;

•	coordinates with the rating agencies in determining the appropriate structure and enhancement levels to obtain the desired investment ratings;

•	works with the underwriters to establish appropriate pricing;

•	negotiates appropriate documentation; and

•	facilitates execution of each transaction.

Mortgage Loan Production

Through its subsidiary, Aames Funding, Aames Investment’s principal market is borrowers whose financing needs are not being met by traditional mortgage lenders for a variety of reasons, including the need for specialized loan products or credit histories that may limit such borrowers’ access to credit. These types of borrowers generally pay higher mortgage loan origination fees and interest rates than those charged by conventional lending sources. Aames Funding’s residential mortgage loans include fixed and hybrid/adjustable-rate mortgage loans, or ARMS, and are generally used by borrowers to consolidate indebtedness, finance other consumer needs, or purchase homes.

As of March 31, 2006, Aames Investment, through its subsidiaries, originated loans in 47 states through its retail and wholesale channels. Its retail channel had a network of 76 retail branch offices directly serving borrowers throughout the United States. Its wholesale channel operated three regional wholesale operations centers throughout the United States and originated loans through a nationwide network of approximately 3,700 independent mortgage brokers who submit mortgage loans to it.

The following table shows Aames Investment’s total origination volume by retail and wholesale channels for each of the periods indicated (dollars in thousands):

	Years Ended December 31,		Six Months Ended December 31,		Years Ended June 30,
	2005	2004	2004	2003	2004	2003
Loans Funded:
Retail	$2,746,321	$2,421,525	$1,189,707	$1,168,675	$2,400,493	$1,795,447
Wholesale	4,008,207	4,998,120	2,397,841	1,988,222	4,588,501	2,650,733
Total	$6,754,528	$7,419,645	$3,587,548	$3,156,897	$6,988,994	$4,446,180
% of Total:
Retail	40.7%	32.6%	33.2%	37.0%	34.3%	40.4%
Wholesale	59.3%	67.4%	66.8%	63.0%	65.7%	59.6%
Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Events Related to Prior Securitizations

In the past, and most recently in August 2005, the ratings of certain mortgage pass-through securities (including certain investment grade securities) issued by securitization trusts sponsored by ACC have been downgraded by the rating agencies that issued ratings on the mortgage-pass through securities at the time of issuance. Other mortgage pass-through securities issued by such trusts may also be the subject of ratings actions by a rating agency.

Each ACC- or Aames Investment-sponsored securitization requires (or required) either the overcollateralization of the trust or the establishment of a reserve account that could initially be funded by cash deposited by the related Aames entity. If delinquencies or losses exceed certain specified limits, as applicable, additional credit enhancement requirements of the trust are triggered. In 33 of 36 trusts established prior to 2002, certain of these delinquency or loss triggers were exceeded, resulting in an increase in the level of overcollateralization required by the trust, and therefore resulting in additional excess cashflow being trapped for a period of time until the higher overcollateralization requirement on the transaction was met.

See the discussion below under “The Servicer—Mortgage Loan Delinquency and Foreclosure Experience” regarding loss triggers related to securitizations for which ACC (through Aames Funding) acts as servicer and which include mortgage loans originated or purchased by Aames Funding.

Underwriting Guidelines

The mortgage loans were underwritten generally in accordance with the underwriting criteria described herein. The information set forth in the following paragraphs has been provided by Aames Investment, and none of the Depositor, the Master Servicer, the Trust Administrator, the Indenture Trustee, the Underwriters, the Owner Trustee or any of their respective affiliates or any other party has made or will make any representation as to the accuracy or completeness of such information.

ACC acquires mortgage loans originated by Aames Funding, which is referred to as the originator in this prospectus supplement. The following is a general summary of the underwriting guidelines of Aames Funding that apply to the mortgage loans purchased by ACC, and in turn, Aames Investment. This summary does not purport to be a complete description of the underwriting standards of Aames Funding. All mortgage loans are underwritten generally in accordance with underwriting guidelines developed by Aames Funding, as described below, subject to certain exceptions with respect to individual mortgage loans.

Aames Funding’s underwriting guidelines are designed to assess the borrower’s creditworthiness and the adequacy of the real property as collateral for the loan. The borrower’s creditworthiness is assessed by examination of a number of factors, including calculation of debt-to-income ratios, which is the sum of the borrower’s monthly debt payments divided by the borrower’s monthly income before taxes and other payroll deductions, an examination of the borrower’s credit history and credit score through standard credit reporting bureaus, and by evaluating the borrower’s payment history with respect to existing mortgages, if any, on the property.

Aames Funding’s underwriting policy is to analyze the overall situation of the borrower and to take into account compensating factors that may be used to offset certain areas of weakness. These compensating factors include the borrower’s history of payments on his prior mortgage, credit scores, proposed reductions in the borrower’s debt service expense, employment stability, number of years in residence and net disposable income. A critical function of Aames Funding’s underwriting process is to identify the level of credit risk associated with each applicant for a mortgage loan. Aames Funding has established six principal classifications, with respect to the credit profile of potential borrowers, and has assigned a rating to each loan based upon these classifications. Aames Funding assigns credit grades by analyzing mortgage payment history, consumer credit history, credit score, bankruptcy history and debt-to-income ratio. If an individual loan application does not meet Aames Funding’s formal written underwriting guidelines, its underwriters can make underwriting exceptions up to certain limits within its formal exception policies and approval authorities. Aames Funding may, from time to time, apply underwriting criteria that are either more stringent or more flexible depending upon the economic conditions of a particular geographic market.

Credit scores are obtained by Aames Funding in connection with mortgage loan applications to help assess a borrower’s creditworthiness. Credit scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies. The credit score is designed to assess a borrower’s credit history at a single point in time, using objective information currently on file for the borrower at a particular credit reporting organization. Information utilized to create a credit score may include, among other things, payment history, delinquencies on accounts, level of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately 400 to approximately 800, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender; that is, a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. Moreover, credit scores were developed to indicate a level of default probability over the period of the next two-years, which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a credit score does not take into consideration the differences between mortgage loans and consumer loans generally or the specific characteristics of the related mortgage loan including, for example, the loan-to-value ratio or combined loan-to-value ratio, the collateral for the mortgage loan, or the debt to income ratio. There can be no assurance that the credit scores of the mortgagors will be accurate predictors of the likelihood of repayment of the related mortgage loans.

An assessment of the adequacy of the real property as collateral for the loan is primarily based upon an appraisal of the property and a calculation of the loan-to-value ratios of the loan applied for and of all mortgages existing on the property, including the loan applied for (the combined loan-to-value ratio), to the appraised value of the property at the time of origination. Appraisers determine a property’s value by reference to the sales prices of comparable properties recently sold, adjusted to reflect the condition of the property as determined through inspection. As a lender that generally specializes in loans made to credit impaired borrowers, Aames Funding makes mortgage loans to borrowers with credit histories or other factors that might disqualify them from consideration for a loan from traditional financial institutions. Aames Funding’s underwriting guidelines for such credit-impaired borrowers may, in certain instances, allow for higher combined loan-to-value ratios than would typically be the case if the borrower could qualify for a loan from a traditional financial institution, and at generally higher interest rates than the borrower could qualify for from a traditional financial institution.

The underwriting of a mortgage loan to be originated by Aames Funding generally includes a review of the completed loan package, which includes the loan application, a current appraisal, a preliminary title report and a credit report. All loan applications must be approved by Aames Funding in accordance with its underwriting criteria. Aames Funding regularly reviews its underwriting guidelines and makes changes when appropriate to respond to market conditions, the performance of loans representing a particular loan product or changes in laws or regulations.

Aames Funding requires title insurance coverage issued on an American Land Title Association (or similar) form of title insurance on all residential properties securing mortgage loans it originates. The originator and its assignees are generally named as the insured. Title insurance policies indicate the lien position of the mortgage loan and protect Aames Funding against loss if the title or lien position is not as indicated. The applicant is also required to maintain hazard and, in certain instances, flood insurance, in an amount sufficient to cover the new loan and any senior mortgage, subject to the maximum amount available under the National Flood Insurance Program.

Set forth below is a general description of the underwriting guidelines designed to provide an overview of the general credit considerations utilized by Aames Funding and is not intended to be a detailed explanation of all credit considerations analyzed by Aames Funding in underwriting loans.

“Super Aim” Underwriting Guidelines. The Super Aim guidelines, which became effective October 1, 2003, require a minimum credit score of 500, although a higher credit score is often required to qualify for the maximum LTV under the program. The Super Aim guidelines generally permit a maximum debt-to-income ratio (“DTI”) of 50% and require that the borrower not be more than 149 days delinquent on the existing mortgage. For full documentation or limited documentation loans with LTVs of 85% or less, the maximum DTI is 55%, and for loans with LTVs of greater than 95%, the maximum DTI is 45%. Interest-only loans, limited to the “A+”, “A” and “A-” credit grades, have a generally higher minimum credit score of 580, and a maximum DTI of 50%. The following chart generally outlines the parameters of the credit grades of Aames Funding’s Super Aim underwriting guidelines.

	Credit Grade
	“A+”	“A”	“A-”	“B”	“C”	“C-”
12 Month Mortgage History	0 x 30	1 x 30	3 x 30	1 x 60	1 x 90	1 x 120
Minimum Credit Score	500 (580 for interest-only loans)	500 (580 for interest-only loans)	500 (580 for interest-only loans)	500 (interest-only not available)	500 (interest-only not available and 40/30 not available)	500 (interest-only not available and 40/30 not available)
BK/NOD/FC(1) Seasoning	24 months	24 months	24 months	18 months	12 months	No current BK/NOD
Full Documentation Plus, Owner Occupied Max LTV	80%; 100% for credit score of 620 or above	80%; 95% for credit score of 580 or above	80%; 95% for credit score of 580 or above	80%; 90% for credit score of 550 or above	75%; 85% for credit score of 550 or above	70%
Full Documentation, Owner Occupied Max LTV	80%; 95% for credit score of 580 or above	80%; 95% for credit score of 580 or above	80%; 95% for credit score of 580 or above	80%; 90% for credit score of 550 or above	75%; 85% for credit score of 550 or above	70%
Limited Documentation, Owner Occupied Max LTV	80%; 90% for credit score of 550 and above	80%; 90% for credit score of 550 and above	80%; 85% for credit score of 550 and above	80%; 85% for credit score of 550 and above	75%; 80% for credit score of 550 and above	70%
Stated Income, Owner Occupied Max LTV	80%; 90% for credit score of 580 or above	80%; 90% for credit score of 620 and above	75%; 80% for credit score of 525 and above	75%; 80% for credit score of 550 and above	70%; 75% for credit score of 550 or above	Not available

(1) Bankruptcy, notice of delinquency and foreclosure

With respect to less than 2% of the mortgage loans in the transaction, the Full Documentation Plus, Owner Occupied Max LTV and Full Documentation, Owner Occupied Max LTV under the following Super Aim underwriting guidelines are shown below. These mortgage loans were originated prior to the increase in the credit score requirement that is shown in the guidelines in the table above.

	Credit Grade
	“A+”	“A”	“A-”	“B”	“C”	“C-”
Full Documentation Plus, Owner Occupied Max LTV	80%; 100% for credit score of 620 or above	80%; 95% for credit score of 550 or above	80%; 95% for credit score of 550 or above	80%; 90% for credit score of 550 or above	75%; 85% for credit score of 550 or above	70%
Full Documentation, Owner Occupied Max LTV	80%; 95% for credit score of 550 or above	80%; 95% for credit score of 550 or above	80%; 95% for credit score of 550 or above	80%; 90% for credit score of 550 or above	75%; 85% for credit score of 550 or above	70%

Aames Funding’s mortgage programs include several levels of documentation used to verify the borrower’s income:

Full Documentation Plus: The highest level of income documentation based upon S&P’s full income documentation guidelines. Generally a stable, two-year history of the income is required. A wage-earner may document income by a verification of employment together with either of the following: the borrower’s most recent two-years W-2 forms and a current pay-stub reflecting year-to-date income; or the borrower’s most recent two-years IRS Form 1040’s and a current pay-stub reflecting year-to-date income. A self-employed borrower may document income with the most recent two-years IRS Form 1040’s and current year-to-date statement of profit and loss if the loan application is dated more than 120 days after the end of the business’s fiscal year.

Full Documentation: Generally a stable, one-year history of income is required. A wage-earner may document income by a verification of employment together with any of the following: the borrower’s most recent W-2 form and a current pay-stub reflecting year-to-date income; the borrower’s most recent IRS Form 1040 and a current pay-stub reflecting year-to-date income; or the borrower’s most recent 12-months personal (or 24-months commingled personal and business) bank statements showing average monthly deposits sufficient to support the qualifying income. A self-employed borrower may document income with either the most recent two-years IRS Form 1040’s and current year-to-date statement of profit and loss if the loan application is dated more than 120 days after the end of the business’s fiscal year; or the borrower’s most recent 12-months personal (or 24-months commingled personal and business) bank statements showing average monthly deposits sufficient to support the qualifying income.

Limited Documentation: For borrowers who have less than a one-year history of stable income or who otherwise cannot meet the requirements of the full documentation program. This program generally requires two years history in the same profession, together with 12- months business or commingled personal and business bank statements to support the qualifying income.

Stated Income: The borrower’s income used to qualify for the loan is taken from the borrower’s signed application and must be reasonable for the borrower’s line of work or profession. All self-employed borrowers must provide satisfactory evidence of existence of the business and show a history of two-years employment in the same profession on the loan application. In some cases, but not in all, the assets of the borrower will be verified.

The Master Servicer and the Trust Administrator

Wells Fargo Bank, National Association (“Wells Fargo Bank”) will act as Master Servicer and Trust Administrator under the Transfer and Servicing Agreement. Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $482 billion in assets, 23 million customers and 153,000 employees as of December 31, 2005. Wells Fargo & Company is a U.S. bank holding company providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The Depositor, the Sponsor and the Servicer may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

Wells Fargo Bank will act as Master Servicer pursuant to the Transfer and Servicing Agreement. The Master Servicer is responsible for the aggregation of monthly servicer reports and remittances and for the oversight of the performance of the Servicer under the terms of the Transfer and Servicing Agreement. In particular, the Master Servicer will independently calculate monthly loan balances based on servicer data, compare the results of such calculation to Servicer loan-level reports and reconcile any discrepancies with the Servicer. The Master Servicer will also review the servicing of defaulted Mortgage Loans for compliance with the terms of the Transfer and Servicing Agreement. In addition, upon the occurrence of certain events of default with respect to the Servicer under the terms of the Transfer and Servicing Agreement, the Master Servicer may be required to enforce certain remedies on behalf of the Trust against such defaulting Servicer. Wells Fargo Bank has been engaged in the business of master servicing since June 30, 1995. As of March 31, 2006, Wells Fargo Bank was acting as master servicer for approximately 1155 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $593,256,087,420.

Under the terms of the Transfer and Servicing Agreement, Wells Fargo Bank also is responsible for trust administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As Trust Administrator, Wells Fargo Bank is responsible for the preparation of monthly reports on Form 10-D, periodic reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the Trust. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995. As of March 31, 2006, Wells Fargo Bank was acting as securities administrator with respect to more than $829,726,924,092 of outstanding residential mortgage-backed securities.

Under the Transfer and Servicing Agreement, the Trust Administrator’s material duties will be (i) to authenticate and deliver the notes; (ii) to maintain a note registrar; (iii) to calculate and make the required distributions to Noteholders on each Payment Date; (iv) to prepare and make available to Noteholders the monthly distribution reports and any other reports required to be delivered by the Trust Administrator; (v) send a notice to holders of a class of Notes when the Notes will be redeemed; (vi) to perform certain tax administration services for the Trust and (vii) to communicate with investors and the Rating Agencies with respect to the Notes. In performing the obligations set forth in clauses (iii) and (iv) above, the Trust Administrator will be able to rely on the monthly loan information provided to it by the Servicer, and will perform all obligations set forth above solely to the extent described in the Transfer and Servicing Agreement.

For a description of the limitations on the liability of the Master Servicer, see “Operative Agreements—Certain Matters Regarding the Master Servicer and the Depositors” in the prospectus.

The Indenture Trustee and Custodian

Deutsche Bank National Trust Company (the “Indenture Trustee”), is a national banking association, which has an office in Santa Ana, California. The Indenture Trustee will be entitled to receive as compensation for its services a fee agreed to with and payable by the Master Servicer. The Indenture Trustee has acted as trustee on numerous mortgage-backed transactions in which residential mortgages comprised the asset pool and has significant experience in this area. In addition, Deutsche Bank National Trust Company will act as custodian (the “Custodian”) for the Trust pursuant to the Custodial Agreement with respect to all of the Mortgage Loans. The Custodian will hold such mortgage notes, mortgages and other legal documents in the mortgage files for the benefit of the Indenture Trustee, which holds them on behalf of the holders of the Notes. The Custodian will maintain the mortgage files in secure and fire-resistant facilities. The mortgage files will not be physically segregated from other mortgage files in the Custodian’s custody but will be kept in shared facilities. However, the Custodian’s proprietary document tracking system will show the location within the Custodian’s facilities of each mortgage file and will show that the mortgage loan documents are held by the Custodian on behalf of the Trust. The Custodian will review each mortgage file in accordance with the review criteria specified in the Custodial Agreement and deliver a certification to the effect that, except as noted in the certification, all required documents have been executed and received. Neither the Indenture Trustee nor the Custodian has any pending legal proceedings that would materially affect its ability to perform its duties as Indenture Trustee or Custodian on behalf of the holder of the Notes. The Indenture Trustee and the Custodian may perform certain of its obligations through one or more third party vendors. However, the Indenture Trustee will remain liable for the duties and obligations required of it under the Transfer and Servicing Agreement and Custodial Agreement.

Deutsche Bank National Trust Company is providing the foregoing information at the Depositor’s request in order to assist the Depositor with the preparation of its disclosure documents to be filed with the Securities and Exchange Commission pursuant to Regulation AB. Otherwise, Deutsche Bank National Trust Company has not participated in the preparation of such disclosure documents and assumes no responsibility for their contents.

Deutsche Bank National Trust Company’s responsibilities include (i) as Custodian, accepting delivery of the mortgage loans and (ii) as Indenture Trustee acting as a fiduciary on behalf of the Noteholders pursuant to the Indenture.

The Servicer

The Servicer

Aames Funding (also, the “Servicer”), is focused primarily on originating, selling and servicing subprime residential mortgage loans through both wholesale and retail channels under the name “Aames Home Loan.” Aames Funding’s corporate headquarters are located at 350 South Grand Avenue, 43rd Floor, Los Angeles, California 90071 and its telephone number is (323) 210-5000. Aames Funding has been servicing mortgage loans in California since 1954, when it began originating mortgage loans, and on a nationwide basis since mid-1997. In the past three years, ACC (through Aames Funding) has made all servicing advances required of it in securitizations for which it acts as servicer (and Aames Funding acts as subservicer).

As of December 31, 2005, Aames Funding had in place a subprime residential mortgage loan servicing team with over 100 servicing employees and a scalable servicing platform. In April 2006, S&P informed Aames Financial Corporation, parent corporation of ACC and Aames Funding, that as a result of Aames Financial’s financial performance during the three most recent quarters, Aames Financial no longer meets the S&P minimum financial performance standards to continue to be a Select Servicer, and as a result, S&P was removing Aames Financial from S&P's Select Servicer List. Although, Aames Financial does not believe that its recent financial performance will have a material impact on the ability of its subsidiary Aames Funding to service the Mortgage Loans in the Mortgage Pool, there can be no assurance that Aames Financial’s financial performance would not have a material adverse impact on the ability of Aames Funding to service the Mortgage Loans in the Mortgage Pool.

Aames Funding’s servicing portfolio consists mainly of loans held for investment by Aames Investment and loans serviced on an interim basis, including loans held for sale and loans sold to others and subserviced on an interim basis, and to a lesser extent, mortgage loans sold to others and subserviced on a long-term basis. Generally, Aames Funding does not retain servicing on the mortgage loans sold to third parties in whole loan sales for cash.

The following table sets forth information regarding Aames Funding’s servicing portfolio at the dates indicated (in thousands):

	December 31,		June 30,
	2005	2004	2004	2003
Mortgage loans serviced:
Loans held for investment	$4,077,448	$1,718,696	$—	$—
Loans serviced on an interim basis	1,926,876	771,830	1,897,464	910,671
Loans subserviced for others on a long-term basis	92,213	129,016	160,371	—
Loans in off-balance sheet securitization Trusts	—	224,345	229,308	741,132
Total serviced in-house	6,096,537	2,843,887	2,287,143	1,651,803
Loans held for investment subserviced by others	50,202	—	—	—
Loans in off-balance sheet securitization trusts subserviced by others	—	—	53,885	87,829
Total servicing portfolio	$6,146,739	$2,843,887	$2,341,028	$1,739,632
Percentage serviced in-house	99.2%	100.0%	97.7%	94.9%

Collections, Delinquencies and Foreclosure

Servicing by Aames Funding includes collecting and remitting loan payments, accounting for principal and interest, contacting delinquent borrowers, managing borrower defaults and liquidating foreclosed properties. There have been no material changes to the Servicer’s policies or procedures during the past three years.

Aames Funding sends borrowers a monthly billing statement approximately 10 days prior to the monthly payment due date. Although borrowers generally make loan payments within 10 to 15 days after the due date (the “grace period”), if a borrower fails to pay the monthly payment within this grace period, Aames Funding commences collection efforts by notifying the borrower of the delinquency. In the case of borrowers in the “C” through “D” credit grades or with a poor payment history with Aames Funding, collection efforts begin immediately after the due date. Aames Funding continues contact with the borrower to determine the cause of the delinquency and to obtain a commitment to cure the delinquency at the earliest possible time.

As a general matter, if efforts to obtain payment have not been successful, a pre-foreclosure notice will be sent to the borrower immediately after the due date of the next subsequently scheduled installment (five days after the initial due date for “C” through “D” credit grades), providing 30 days’ notice of impending foreclosure action. During the 30-day notice period, collection efforts continue and Aames Funding evaluates various legal options and remedies to protect the value of the loan, including arranging for extended repayment terms, accepting a deed-in-lieu of foreclosure, entering into a short sale (a sale for less than the outstanding principal amount) or commencing foreclosure proceedings. If no substantial progress has been made in collecting delinquent payments from the borrower, foreclosure proceedings will begin. Generally, Aames Funding will have commenced foreclosure proceedings when a loan is 80 to 100 days delinquent, depending upon credit grade, other credit considerations or borrower bankruptcy status.

Servicing and collection practices change over time in accordance with, among other things, Aames Funding’s business judgment, changes in portfolio performance and applicable laws and regulations.

Mortgage Loan Delinquency and Foreclosure Experience

The following table sets forth delinquency, foreclosure and loss information of Aames Funding’s servicing portfolio included in Aames Funding’s servicing portfolio as of or for the periods indicated. Certain of the information concerning the delinquency, foreclosure and loss information relates to home equity loans serviced by affiliates of Aames Funding, including loans securitized or sold and loans sold to others. Such information also includes delinquency, foreclosure and loss information of home equity loans originated by affiliates of Aames Funding or purchased by the Seller or affiliates of Seller and, in each case, serviced by or on behalf of Seller as of the end of the period indicated.

	At or During
	Twelve Months Ended December 31,		Fiscal Year Ended June 30,
	2005	2004	2004	2003	2002
	(Dollars in Thousands)
Percentage of dollar amount of delinquent loans to loans serviced (period end)(1)(2)
One month	1.9%	0.3%	0.3%	0.7%	0.7%
Two months	0.9	0.2	0.2	0.3	0.5
Three or more months:
Not foreclosed(3)	2.5	1.8	2.4	7.2	7.4
Foreclosed(4)	0.1	0.2	0.3	0.8	1.0
Total	5.4%	2.5%	3.2%	9.0%	9.6%
Percentage of total dollar amount of delinquent loans in:
Loans held for investment	7.0%	0.2%	-	-	-
Loans serviced on an interim basis	2.0	1.5	0.6	1.3	1.5
Loans subserviced for others	8.9	4.8	2.7	-	-
Loans in securitization trusts	-	22.5	20.7	17.4	15.7
Percentage of dollar amount of loans foreclosed during the period to servicing portfolio(2)(5)	0.3%	0.4%	0.5%	1.3%	2.2%
Number of loans foreclosed during the period	147	152	180	417	780
Principal amount of foreclosed loans during the period	$16,317	$10,928	$11,667	$27,703	$56,419
Number of loans liquidated during the period	226	397	503	1,033	1,624
Net losses on liquidations during the period(6)	$8,543	$14,969	$18,371	$35,669	$67,444
Percentage of annualized losses to servicing portfolio(2)(5)	0.2%	0.5%	0.8%	1.6%	2.6%
Servicing portfolio at period end	$6,146,739	$2,843,887	$2,341,028	$1,739,632	$2,308,170

(1)	Delinquent loans are loans for which more than one payment is due.
(2)	The delinquency and foreclosure percentages are calculated on the basis of the total dollar amount of mortgage loans serviced by Aames Funding including loans serviced on an interim basis.
(3)	Represents loans which are in foreclosure but as to which foreclosure proceedings have not concluded.
(4)	Represents properties acquired following a foreclosure sale and still serviced by Aames Funding at period end.
(5)
The percentages were calculated to reflect the dollar volume of loans foreclosed or annualized losses, as the case may be, to the average dollar amount of mortgage loans serviced by Aames Funding and any subservicers during the related periods indicated.

(6)	Represents losses, net of gains, on properties sold through foreclosure or other default management activities during the period indicated.

Aames Funding has historically experienced delinquency rates that are higher than those prevailing in the mortgage industry due to the inclusion of lower credit grade mortgage loans in its securitization trusts. Delinquent loans by principal balance of the total servicing portfolio at December 31, 2005 were $334.0 million compared to $71.0 million at December 31, 2004 and $74.9 million at June 30, 2004. At December 31, 2005, total delinquent loans in the portfolio of mortgage loans held for investment were $287.3 million. Total delinquent loans in Aames Funding’s portfolio of loans serviced on an interim basis were $38.4 million and $11.5 million at December 31, 2005 and December 31, 2004, respectively, and were $11.9 million at June 30, 2004. Total delinquent loans in Aames Funding’s portfolio of loans subserviced for others were $8.2 million and $6.2 million at December 31, 2005 and December 31, 2004, respectively and were $4.3 million at June 30, 2004.

The delinquency rate at December 31, 2005 was 5.4% compared to 2.5% at December 31, 2004 and 3.2% at June 30, 2004. The delinquency rate at December 31, 2005 increased from the delinquency rate at December 31, 2004 due to the fact that the number of loans in Aames Funding’s portfolio of mortgage loans in on-balance sheet securitization trusts increased.

During the twelve months ended December 31, 2005, losses on loan liquidations decreased to $8.5 million from $15.0 million during the comparable twelve-month period a year ago primarily due to the decrease in the number of loans liquidated. A majority of all of the foreclosures and liquidations handled by Aames Funding occur in connection with its portfolio of mortgage loans in securitization trusts.

Because foreclosures and credit losses typically occur months or years after a loan is originated, data relating to delinquencies, foreclosures and credit losses as a percentage of the current portfolio can understate the risk of future delinquencies, foreclosures or credit losses.

There can be no assurance that the delinquency, foreclosure and loss experience with respect to any of the mortgage loans will be comparable to the experience reflected above. Because Aames is a lender that specializes in loans made to credit impaired borrowers, the actual rates of delinquencies, foreclosures and losses on such mortgage loans can be higher than those historically experienced in the mortgage lending industry in general, particularly in periods during which the values of the related mortgaged properties decline. In addition, the rate of delinquencies, foreclosures and losses with respect to the mortgage loans will also be affected by, among other things, interest rate fluctuations and general and regional economic conditions. The rate of delinquencies, foreclosures and losses with respect to the mortgage loans and Aames Funding’s serviced portfolio may also be effected by new mortgage loan products as part of the serviced portfolio, or a greater number of mortgage loans of specific product type, for example 40/30 mortgage loans (mortgage loans with a maturity of 30 years and an amortization of schedule of 40 years).

In the case of prior securitizations sponsored by ACC that were credit-enhanced by monoline insurance, the agreements typically provided that ACC (which services through Aames Funding) could be terminated as servicer by the monoline insurance company (or by the trustee with the consent of the monoline insurance company) upon certain events of default, including ACC's failure to perform its obligations under the servicing agreement, the rate of over 90-day delinquent loans (including properties acquired by foreclosure and not sold) exceeding specified limits, losses on liquidation of collateral exceeding certain limits, any payment being made by the monoline insurance company under its policy, and events of bankruptcy or insolvency. In all of the 26 transactions enhanced by monolines from 1992 to 1999, ACC was, at various times, terminable by the monoline insurance company because the delinquency and loss triggers for the related transaction were exceeded. Additionally, pursuant to agreements relating to ACC's two 1999 securitization trusts, the monoline insurer required it to maintain a specified net worth and level of liquidity in order to be able to continue to service the loans in those securitization trusts. At different times while those transactions were outstanding, ACC did not satisfy the net worth test and, as a result, the monoline insurer could have terminated it as servicer with respect to those securitization trusts. The monoline insurer waived ACC's failure to satisfy the net worth test and none of its servicing rights were terminated. Subsequently, ACC met the specified net worth and liquidity tests. In addition, under the ACC 1999 securitization trusts, ACC was appointed as a servicer on a term-to-term basis, and the monoline insurer had the right not to renew the term at any time. None of ACC’s (or Aames Funding’s) servicing rights in its prior transactions have been terminated.

See also the discussion above under “The Seller and Sponsor—Events Related to Prior Securitizations,” regarding previous events with respect to prior securitizations by ACC as the seller of mortgage loans.

The Depositor

Financial Asset Securities Corp. (the “Depositor”) is a Delaware corporation organized on August 2, 1995, for the limited purpose of acquiring, owning and transferring mortgage assets and selling interests in those assets or bonds secured by those assets. The Depositor is a limited purpose finance subsidiary of Greenwich Capital Holdings, Inc. and an affiliate of Greenwich Capital Markets, Inc. (“GCM”). GCM is a registered broker-dealer engaged in the U.S. government securities market and related capital markets business. The Depositor maintains its principal office at 600 Steamboat Road, Greenwich, Connecticut 06830 and its telephone number is (203) 625-2700.

The Depositor does not have, nor is it expected in the future to have, any significant assets.

The Depositor has been engaged in the securitization of residential mortgage loans since 1995. The Depositor is generally engaged in the business of serving as depositor of one or more trusts that may authorize, issue, sell and deliver bonds or other evidences of indebtedness or notes of interest that are secured by a pledge or other assignment of, or represent an interest in, residential mortgage loans. The Depositor acquires residential mortgage loans from affiliated and non-affiliated entities. If acquiring and engaging in the securitization of mortgage loans by its affiliated entity, Greenwich Capital Financial Products, Inc., mortgage loans are originated by third-party originators according to their respective underwriting guidelines.

From January 2000 through and including December 2005, the Depositor has securitized mortgage loans with an aggregate principal balance of approximately $55.3 billion. During the calendar years 2000, 2001, 2002, 2003, 2004 and 2005, the Depositor securitized mortgage loans with an aggregate principal balance of approximately $0.7, $1.1, $3.6, $10.3, $16.9 and $22.7 billion, respectively. Such issuances have included fixed and adjustable rate residential mortgage loans of prime, alt-a and sub-prime residential mortgage loans originated by various third parties.

After the issuance of the notes, the Depositor will be required to perform certain actions on a continual basis, including but not limited to:

•
giving prompt written notice to the other parties to the transaction agreements upon the discovery by the Depositor of a breach of any of the representations and warranties made by the Sponsor in respect of any mortgage loan that materially adversely affects such mortgage loan or the interests of the noteholders in such mortgage loan; and

•	preparing and filing any reports required under the Securities Exchange Act of 1934, as amended.

Generally, however, it is expected that the above functions will be performed by the Depositor’s agents in accordance with the transaction agreements.

The Issuing Entity

Aames Mortgage Investment Trust 2006-1 (the “Issuing Entity”) will be a Delaware statutory trust formed under the laws of the State of Delaware pursuant to the Trust Agreement, as amended and restated on the Closing Date (the “Trust Agreement”), among the Depositor, the Owner Trustee and the Trust Administrator for the transactions described in this prospectus supplement. The Trust Agreement constitutes the “governing instrument” under the laws of the State of Delaware relating to statutory trusts. After its formation, the Issuing Entity will not engage in any activity other than (i) acquiring and holding the Mortgage Loans and the proceeds therefrom, (ii) issuing the Notes and the Ownership Certificate, (iii) entering into, and making payments on the Swap Agreement, (iv) making payments on the Notes and the Ownership Certificate and (v) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. The Issuing Entity is not expected to have any significant assets other than the trust assets pledged as collateral to secure the Notes. The assets of the Issuing Entity will consist of the Mortgage Loans pledged to secure the Notes, the Depositor’s rights under the Mortgage Loan Purchase Agreement and any payments received under the Swap Agreement for the benefit of the holders of the Notes. The Issuing Entity’s principal offices are in Wilmington, Delaware, in care of Wilmington Trust Company, as Owner Trustee. The Issuing Entity will not have any directors, officers, or other employees. The fiscal year end of the Issuing Entity will be December 31. The Issuing Entity will act through the Owner Trustee.

The Depositor will sell the Notes to the Underwriters and apply the net proceeds of such sale to purchase of the Mortgage Loans. The Issuing Entity, as a Delaware statutory trust, may not be eligible to be a debtor in a bankruptcy proceeding, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts consider various factors in making a determination as to whether an entity is a business trust, therefore it is not possible to predict with any certainty whether or not the issuing entity would be considered a “business trust.” In addition, in the event of bankruptcy of the Sponsor, the Depositor or any other party to the transaction, it is not anticipated that the trust fund would become part of the bankruptcy estate or subject to the bankruptcy control of a third party.

The Owner Trustee

Wilmington Trust Company is the Owner Trustee under the Trust Agreement.

Wilmington Trust Company is a Delaware banking corporation with trust powers incorporated in 1903.  Wilmington Trust Company’s principal place of business is located at 1100 North Market Street, Wilmington, Delaware, 19890. Wilmington Trust Company has served as owner trustee in numerous asset-backed securities transactions involving mortgage and mortgage-related receivables.

Wilmington Trust Company is subject to various legal proceedings that arise from time to time in the ordinary course of business. Wilmington Trust Company does not believe that the ultimate resolution of any of these proceedings will have a materially adverse effect on its services as owner trustee.

Wilmington Trust Company has provided the above information for purposes of complying with Regulation AB. Other than the above two paragraphs, Wilmington Trust Company has not participated in the preparation of, and is not responsible for, any other information contained in this prospectus supplement.

Neither the Owner Trustee nor any director, officer or employee of the Owner Trustee will be under any liability to the Issuing Entity or the Noteholders under the Trust Agreement under any circumstances, except for the Owner Trustee’s own misconduct, gross negligence, bad faith or grossly negligent failure to act or in the case of the inaccuracy of certain representations made by the Owner Trustee in the Trust Agreement. The Owner Trustee has not participated in the preparation of this prospectus supplement and has assumed no responsibility for its contents. The Owner Trustee’s sole duties and liabilities with respect to the Notes are limited to the express duties and liabilities of the Owner Trustee as set forth in the Trust Agreement. All persons into which the Owner Trustee may be merged or with which it may be consolidated or any person resulting from such merger or consolidation will be the successor of the Owner Trustee under the Trust Agreement.

Servicing of the Mortgage Loans

General

Notwithstanding anything to the contrary in the accompanying Prospectus, the Master Servicer will not be ultimately responsible for the performance of the servicing activities by the Servicer, except as described under “—Servicing Compensation and Payment of Expenses,” “—Prepayment Interest Shortfalls” and “—Advances” below. If the Servicer fails to fulfill its obligations under the Transfer and Servicing Agreement, the Master Servicer is obligated to terminate the Servicer and appoint a successor servicer as provided in the Transfer and Servicing Agreement.

The Servicer may transfer the servicing of the related Mortgage Loans to one or more successor servicers at any time with 30 days’ notice, subject to the conditions set forth in the Indenture and the Transfer and Servicing Agreement, with the prior consent of the Master Servicer and the requirement that the Rating Agencies confirm in writing that the transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current ratings of any of the Notes.

In managing the liquidation of defaulted Mortgage Loans, the Servicer will have sole discretion to take such action as it deems appropriate to maximize recoveries to the Noteholders including, without limitation, selling defaulted Mortgage Loans and REO properties.

Servicing Compensation and Payment of Expenses

As compensation for master servicing and administration of the trust, the Master Servicer will be entitled to a monthly fee (the “Master Servicing Fee”) calculated at a rate of 0.0175% per annum for each Mortgage Loan (the “Master Servicing Fee Rate”) and to the investment earnings on amounts on deposit in the account established by the Trust Administrator (the “Collection Account”) into which the Servicer is generally required to deposit or cause to be deposited all amounts from the Custodial Account. Amounts deposited in the Collection Account may be invested in Eligible Investments at the direction of the Master Servicer maturing no later than one Business Day prior to the related Payment Date. The Master Servicer will be entitled to customary indemnification for certain costs and expenses prior to payment of any amounts to Noteholders.

The Servicer will be paid a monthly fee out of interest collections received from the related Mortgage Loan (the “Servicing Fee”) calculated at a rate of 0.50% per annum for each Mortgage Loan (the “Servicing Fee Rate”). If the Servicer is terminated and replaced by a successor servicer, the fee payable to such successor servicer will in all cases not exceed the Servicing Fee. As additional servicing compensation, the Servicer is entitled to retain (i) all servicing related fees, including assumption fees, modification fees, ancillary servicing fees, extension fees, non-sufficient fund fees and late payment charges (other than Prepayment Premiums) to the extent collected from the borrower (ii) any Prepayment Interest Excess (as defined below) and (iii) any interest or other income earned on funds held in the Custodial Account and any escrow accounts and other similar items described under the Transfer and Servicing Agreement. Amounts on deposit on the Custodial Account may be invested in Eligible Investments at the direction of the Servicer maturing no later than two Business Days prior to the date on which the Servicer is required to transfer amounts on deposit in the Custodial Account to the Collection Account each month (unless the Eligible Investments are held with the institution that holds the Custodial Account, in which case, the investments may mature on the related transfer date).

The Servicing Fee is subject to reduction as described below under “Prepayment Interest Shortfalls” below. The Servicer will pay certain expenses incurred in connection with the servicing of the loans, including defaulted loans. Certain of these expenses are reimbursable pursuant to the terms of the Transfer and Servicing Agreement from liquidation proceeds and Insurance Proceeds. In addition, the Servicer will be entitled to reimbursement of its expenses in connection with the restoration of REO Property. This right of reimbursement is prior to the rights of the Noteholders to receive any related Insurance Proceeds or liquidation proceeds. See “Operative Agreements—Payments on Loans; Deposits to Security Account,” “—Hazard Insurance” and “—Servicing and Other Compensation and Payment of Expenses” in the Prospectus.

The Servicer is required to indemnify the Master Servicer, the Depositor, the Issuing Entity, the Indenture Trustee, the Owner Trustee, and the Trust Administrator from liabilities that any such party may sustain in any way related to the failure of the Servicer to perform its duties and service the Mortgage Loans in accordance with the terms of the Transfer and Servicing Agreement. In addition, the Servicer and any director, officer, employee or agent of the Servicer will be indemnified and held harmless by the Trust against any and all liabilities incurred in connection with any legal action relating to the Transfer and Servicing Agreement or the Notes, except to the extent such liabilities resulted from or arose out of the negligence, bad faith or willful misfeasance in the performance of the Servicer’s (or any director, officer, employee or agent of the Servicer) duties hereunder or by reason of its reckless disregard of its obligations and duties thereunder.

The standard for exculpation and indemnification with respect to the Master Servicer under the Transfer and Servicing Agreement is in all material respects similar to that described in the Prospectus under “Operative Agreements—Certain Matters Regarding the Master Servicer and the Depositors,” except that losses related to any specific loan or loans (except any loss, liability or expense otherwise reimbursable pursuant to the Transfer and Servicing Agreement) are not excluded from the Indenture Trustee’s right to indemnification.

Eligible Investments

An “Eligible Investment” includes any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued or managed by the Depositor, the Servicer, the Trust Administrator or any of their respective affiliates or for which an affiliate of the Trust Administrator serves as an advisor:

(i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

(ii) (A) demand and time deposits in, notes of deposit of, bankers’ acceptances issued by or federal funds sold by any depository institution or trust company (including the Trust Administrator or its agent acting in their respective commercial capacities) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state authorities, so long as, at the time of such investment or contractual commitment providing for such investment, such depository institution or trust company or its ultimate parent has a short-term uninsured debt rating generally in the highest available rating category of each Rating Agency or a long-term debt rating generally in one of the two highest available rating categories of each Rating Agency;

(iii) repurchase agreements collateralized by any security described in clause (i) above or securities guaranteed by GNMA, Fannie Mae or FHLMC with any registered broker/dealer subject to Securities Investors’ Protection Corporation jurisdiction or any commercial bank insured by the FDIC, if such broker/dealer or bank has an uninsured, unsecured and unguaranteed obligation rated by each Rating Agency in its highest short-term rating category;

(iv) securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any State thereof and that are rated by each Rating Agency in its highest long-term unsecured rating category at the time of such investment or contractual commitment providing for such investment; provided, however, that securities issued by any particular corporation will not be Eligible Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the Trust Estate to exceed 20% of the sum of the Aggregate Loan Balance and the aggregate principal amount of all Eligible Investments in the Collection Account; provided, further, that such securities will not be Eligible Investments if they are published as being under review with negative implications from any Rating Agency;

(v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 180 days after the date of issuance thereof) that is rated by each Rating Agency in its highest short-term unsecured debt rating available at the time of such investment;

(vi) a qualified government investment contract;

(vii) certificates or receipts representing direct ownership interests in future interests or principal payments on obligation of the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States, held by a custodian in safekeeping on behalf of the holders of such receipts;

(viii) units of money market funds, including those money market funds managed or advised by the Trust Administrator or its affiliates, that have the highest applicable rating from the Rating Agencies; and

(ix)  if previously confirmed in writing to the Trust Administrator, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to the Rating Agencies in writing as a permitted investment of funds backing securities having ratings equivalent to its highest initial rating of the Senior Notes;

In addition, no instrument described hereunder may evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

Prepayment Interest Shortfalls

Prepayments received during a Prepayment Period will be included in determining payments to Noteholders on the related Payment Date. When a borrower prepays all or a portion of a Mortgage Loan between due dates, the borrower is required to pay interest on the amount prepaid only to the date of prepayment rather than a full month’s interest, which could result in a Prepayment Interest Shortfall in respect of interest available for payment to Noteholders on the related Payment Date. “Prepayment Interest Shortfall” means, with respect to any voluntary prepayment in full or in part by the borrower on any Mortgage Loan that is received during the period from the first day of the Prepayment Period through the last day of the month preceding the Payment Date, the amount, if any, by which one month’s interest at the Mortgage Rate less the Servicing Fee Rate, in the case of the Servicer, or at the Net Mortgage Rate, in the case of the Master Servicer, for such Mortgage Loan on the amount of such prepayment exceeds the amount of interest received from such borrower in respect of such prepayment. In order to mitigate the effect of any such Prepayment Interest Shortfall, the Servicer will be required to pay the amount of any Prepayment Interest Shortfall into the Collection Account in respect of prepayments received during the portion of the Prepayment Period from the sixteenth day of the calendar month preceding a Payment Date through the last day of the calendar month preceding the related Payment Date (such amount, the “Compensating Interest”); provided, however, that the amount of Compensating Interest in respect of any Payment Date shall be limited to the Servicing Fee otherwise payable for such Payment Date. To the extent that the Servicer fails to pay required Compensating Interest in respect of any Payment Date, the Master Servicer will be required to pay such Compensating Interest, but only to the extent of the Master Servicing Fee for the applicable Payment Date. Conversely, any interest received in respect of prepayments received during the portion of the Prepayment Period from the first day of the calendar month in which the Payment Date occurs through the fifteenth day of the calendar month in which the Payment Date occurs will constitute “Prepayment Interest Excess,” which will be retained by the Servicer as additional servicing compensation and will not be available to make any payments to the Noteholders on the related Payment Date. Any Prepayment Interest Shortfalls not covered by Compensating Interest (“Net Prepayment Interest Shortfalls”) will reduce the Interest Remittance Amount available for payment on the related Payment Date.

Advances

The Servicer will be obligated to make an advance with respect to delinquent payments of principal and interest on the Mortgage Loans, on or before each Payment Date from (i) its own funds, (ii) funds in the Custodial Account that are not needed for such Payment Date or (iii) a combination of (i) and (ii), an amount based on an interest rate adjusted to the related Mortgage Rate less the related Servicing Fee Rate (an “Advance”), to the extent that such Advances, in its judgment, are reasonably recoverable from future payments and collections, insurance payments or proceeds of liquidation of the related Mortgage Loan. The Master Servicer, as successor servicer, will be obligated to make any required Advance if the Servicer fails in its obligation to do so, to the extent provided in the Transfer and Servicing Agreement. The Master Servicer and the Servicer will be entitled to recover any Advances made by it with respect to a Mortgage Loan out of late payments thereon or out of related liquidation and insurance proceeds or, if those amounts are insufficient, from collections on other Mortgage Loans. The Servicer (or the Master Servicer in its capacity as successor servicer) may recover from amounts in the Custodial Account the amount of any Advance that remains unreimbursed to the Servicer from the related liquidation proceeds after the final liquidation of the related Mortgage Loan, and to the extent an Advance is determined to be nonrecoverable as provided in the Transfer and Servicing Agreement, from general amounts on deposit in the Custodial Account, in each case such reimbursement amount will not be available for remittance to the Trust Administrator for payment on the Notes. Such reimbursements may result in Realized Losses.

The purpose of making these Advances is to maintain a regular cash flow to the Noteholders, rather than to guarantee or insure against losses. No party will be required to make any Advances with respect to reductions in the amount of the monthly payments on Mortgage Loans due to reductions made by a bankruptcy court in the amount of a Scheduled Payment owed by a borrower or a reduction of the applicable Mortgage Rate by application of the Relief Act or similar state laws. Additionally, neither the Servicer nor the Master Servicer will be required to make any Advance that it determines would be nonrecoverable as provided in the Transfer and Servicing Agreement.

In the course of performing its servicing obligations, the Servicer will pay all reasonable and customary “out-of-pocket” costs and expenses (including reasonable attorneys’ fees and disbursements) incurred in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration, inspection and protection of the Mortgaged Properties, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of Mortgaged Properties acquired in satisfaction of the related mortgage and (iv) certain insurance premiums and certain ongoing expenses associated with the Mortgage Pool and incurred by the Servicer in connection with its responsibilities under the Transfer and Servicing Agreement. Each such expenditure will constitute a “Servicing Advance.” The Master Servicer bears no obligation with respect to Servicing Advances.

Servicing Advances are required to be made only to the extent they are deemed by the Servicer to be recoverable from related late collections, insurance proceeds, condemnation proceeds and liquidation proceeds. The Servicer’s right to reimbursement for Servicing Advances is limited to late collections on the related Mortgage Loan, including liquidation proceeds, condemnation proceeds, released mortgaged property proceeds, insurance proceeds and such other amounts as may be collected by the Servicer from the related mortgagor or otherwise relating to the Mortgage Loan in respect of which such unreimbursed amounts are owed, unless such amounts are deemed to be nonrecoverable by the Servicer from the proceeds of the related Mortgage Loan, in which event reimbursement will be made to the Servicer from general funds in the Custodial Account.

The Transfer and Servicing Agreement will provide that, subject to any condition specified therein, (i) the Servicer may enter into a facility with any person which provides that such person may fund Advances and/or servicing advances, although no such facility will reduce or otherwise affect the Servicer’s obligation to fund such Advances and/or servicing advances and (ii) the Transfer and Servicing Agreement may be amended by the parties thereto without the consent of the Noteholders as necessary or appropriate to effect the terms of such a facility.

Collection Procedures

Until the date each Mortgage Loan ceases to be subject to the Transfer and Servicing Agreement, the Servicer is required to proceed diligently to collect all payments due under each of the Mortgage Loans when they become due and payable.

The Servicer is required to use its best efforts, consistent with the servicing standard specified in the Transfer and Servicing Agreement, to foreclose upon or otherwise comparably convert the ownership of such Mortgaged Properties that come into and continue in default and for which no satisfactory arrangements can be made for collection of delinquent payments pursuant to the Transfer and Servicing Agreement. The Servicer is required to use its best efforts to realize upon defaulted Mortgage Loans in such a manner as will maximize the receipt of principal and interest by the Trust, taking into account, among other things, the timing of foreclosure proceedings. The foregoing is subject to the provisions that, in any case in which a Mortgaged Property has suffered damage, the Servicer is not required to expend its own funds toward the restoration of such property unless it determines in its discretion (i) that such restoration will increase the proceeds of liquidation of the related Mortgage Loan to the Issuing Entity after reimbursement to itself for such expenses, and (ii) that such expenses will be recoverable by the Servicer through Insurance Proceeds or liquidation proceeds from the related Mortgaged Property.

Although the Servicer may waive, modify or vary any term of any Mortgage Loan, including (i) waiving any late payment charge and (ii) extending the due dates for payments due on a Mortgage Note for a period not greater than 120 days, the Transfer and Servicing Agreement contains certain restrictions on the Servicer’s ability to grant such waivers, modifications or variances.

Under the Transfer and Servicing Agreement, the Servicer is required to deposit in the Custodial Account, on a daily basis, but not more than two Business Days after receipt by the Servicer, and retain therein all amounts received on the Mortgage Loans following the Cut-off Date net of any Servicing Fee, Prepayment Interest Excess Amounts and additional servicing fees described above under “—Servicing Compensation and Payment of Expenses.” The Servicer may withdraw these amounts from the Custodial Account if they are not withheld. The Servicer is required to review and reconcile the Custodial Account in accordance with industry standards of prudent residential mortgage loan servicers and shall act promptly to resolve any discrepancies in any such account. Each month, the Servicer will transfer to the Master Servicer the amount on deposit in the Custodial Account as specified in the Transfer and Servicing Agreement.

Optional Purchase of Defaulted Loans

As to any Mortgage Loan which is delinquent in payment by 90 days or more, the Servicer may, at its option but subject to certain conditions specified in the Transfer and Servicing Agreement, purchase such Mortgage Loan at a price equal to the sum of (i) 100% of the outstanding principal balance thereof, (ii) accrued interest thereon and (iii) any costs or damages incurred by the Trust associated with a violation of any applicable federal, state or local predatory or abusive lending law, minus (iv) any unreimbursed Advances with respect to that Mortgage Loan.

Collection of Taxes, Assessments and Similar Items

The Servicer will, to the extent required by the related loan documents, maintain escrow accounts for the collection of hazard insurance premiums and real estate taxes with respect to the Mortgage Loans, and will make servicing advances with respect to delinquencies in required escrow payments by the related borrowers to the extent necessary to avoid the loss of a Mortgaged Property due to a tax sale or the foreclosure thereof as a result of a tax lien.

Insurance Coverage

As specified in the Transfer and Servicing Agreement, the Master Servicer and the Servicer are required to obtain and thereafter maintain in effect a bond, corporate guaranty or similar form of insurance coverage (which may provide blanket coverage), or any combination thereof, insuring against loss occasioned by the errors and omissions of their respective officers and employees.

Evidence as to Compliance

The Master Servicer will deliver to the Indenture Trustee, and the Servicer will deliver to the Master Servicer, an annual compliance statement, signed by an officer of the Master Servicer or Servicer, as applicable, stating that (i) a review of the Master Servicer or Servicer’s activities, as applicable, during the reporting period and of its performance under the Transfer and Servicing Agreement has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on such review, the Master Servicer or the Servicer, as applicable, has fulfilled all of its obligations under the Transfer and Servicing Agreement in all material respects throughout the reporting period or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.

In addition, notwithstanding anything in the Prospectus to the contrary, the Transfer and Servicing Agreement will generally provide that in March of each year, starting in March 2007, the Servicer, the Master Servicer and each other party participating in the servicing function will provide to the Trust Administrator a report on an assessment of compliance with the applicable minimum servicing criteria established in Item 1122(d) of Regulation AB (the “AB Servicing Criteria”). The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration. Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

The Transfer and Servicing Agreement will also provide that each party responsible for the servicing function will deliver along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

Master Servicer Default; Servicer Default

If the Master Servicer is in default on certain of its obligations under the Transfer and Servicing Agreement, the Indenture Trustee may, and must if directed to do so by the Noteholders having more than 50% of the voting rights applicable to each class of Notes affected thereby, terminate the Master Servicer. However, if the Master Servicer is in default on its obligation to make an Advance as provided in the Transfer and Servicing Agreement, the Indenture Trustee will be obligated to terminate promptly the Master Servicer. If any master servicer event of default shall occur, of which a responsible officer of the Indenture Trustee has actual knowledge, the Indenture Trustee shall promptly notify each rating agency of the nature and extent of such master servicer event of default. The Trust Administrator or the Master Servicer shall promptly give written notice to the Indenture Trustee upon the Master Servicer’s failure to remit Advances or any other required amounts on the date specified in the Transfer and Servicing Agreement. The events that constitute a Master Servicer event of default that would enable the Indenture Trustee or the Noteholders to so terminate the Master Servicer are specified in the Transfer and Servicing Agreement. These events may include, among others:

•
any failure by the Master Servicer to furnish data to the Trust Administrator sufficient for the Trust Administrator to prepare the reports required to be delivered under the Transfer and Servicing Agreement which continues unremedied for a specified period after the giving of written notice by the Indenture Trustee or the Trust Administrator or to such Master Servicer and the Indenture Trustee by the holders of not less than 25% of the Class Principal Amount of each Class of Notes affected thereby;

•
any default in the performance or breach of any covenant or warranty of the Master Servicer under the Transfer and Servicing Agreement which continues unremedied for a specified period after the giving of written notice of such failure to the Master Servicer by the Indenture Trustee or the Trust Administrator or to the Master Servicer and the Indenture Trustee by the majority Noteholders;

•
certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the Master Servicer and certain actions by or on behalf of the Master Servicer indicating its insolvency or inability to pay its obligations;

•
any failure by the Master Servicer to remit to the Trust Administrator any Advance required to be made to the Trust Administrator in accordance with the terms of the Transfer and Servicing Agreement, which failure continues unremedied for a specified period.

If the Master Servicer is terminated, the Indenture Trustee will either assume the duties of the Master Servicer, as successor Master Servicer, or appoint, or petition a court of competent jurisdiction to appoint, a successor Master Servicer.

The Indenture Trustee will be entitled to be reimbursed from the Master Servicer (or by the Trust assets, if the Master Servicer is unable to fulfill its obligations under the Transfer and Servicing Agreement) for all costs associated with the transfer of master servicing from the predecessor Master Servicer, including, without limitation, any costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such master servicing data as may be required by the Indenture Trustee to correct any errors or insufficiencies in the master servicing data or otherwise to enable the Indenture Trustee or any other successor Master Servicer to master service the Mortgage Loans properly and effectively.

If the Servicer is in default on its obligations under the Transfer and Servicing Agreement, the Master Servicer may, at its option, either terminate the defaulting Servicer and either appoint a successor servicer, in accordance with the Transfer and Servicing Agreement, or succeed to the responsibilities of the terminated Servicer. The events that constitute a Servicer event of default that would enable the Master Servicer to so terminate the Servicer are specified in the Transfer and Servicing Agreement.

These events may include, among others:

•
any failure by the Servicer to remit to the Master Servicer any payment required to be made under the terms of the Transfer and Servicing Agreement which continues unremedied for a period of two Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Master Servicer;

•
any material default in the performance or breach of any covenant or warranty of the Servicer under the Transfer and Servicing Agreement which continues unremedied for a specified period after the giving of written notice of such failure to the Servicer by the Master Servicer;

•
certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the Servicer and certain actions by or on behalf of the Servicer indicating its insolvency or inability to pay its obligations;

•	the Servicer ceases to meet the qualifications of a Freddie Mac lender/servicer;

•
the failure by the Servicer to maintain required licensures to do business or service residential mortgage loans in any jurisdiction where the mortgaged properties are located except if such failure to maintain such licensure does not have a material adverse effect on the Servicer’s ability to service the Mortgage Loans;

•	the Servicer attempts to assign its servicing or rights to receive servicing compensation under the Transfer and Servicing Agreement in a manner than is not permitted; or

•
if the net worth of the Servicer or the liquidity of the Servicer and its affiliates falls below specified limits or if the rate of over 60-day delinquent loans (including properties acquired by foreclosure and not sold) exceed specified limits or losses on the Mortgage Loans exceed certain limits, in each case as established by the rating agencies.

By a written notice, the Master Servicer may waive any default by the Servicer in the performance of its obligations under the Transfer and Servicing Agreement and its consequences. If the Master Servicer succeeds to the responsibilities of the Servicer, it will be entitled to receive the Servicing Fee.

Notwithstanding anything to the contrary to contained in the Prospectus, neither the Master Servicer nor the Servicer will be required to purchase any Mortgage Loan in connection with any breach of its respective obligations under the Transfer and Servicing Agreement.

Master Servicer Resignation; Servicer Resignation

Except as otherwise provided in the Transfer and Servicing Agreement, the Master Servicer may not resign unless it determines that its duties are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it and cannot be cured. No such resignation will become effective until the Indenture Trustee has assumed, or a successor master servicer shall have been appointed by the Indenture Trustee and until such successor has assumed, the Master Servicer’s responsibilities and obligations under the Transfer and Servicing Agreement. The Master Servicer will have the right to assign its obligations under the Transfer and Servicing Agreement as specified in the Transfer and Servicing Agreement.

In general, any person into which the Master Servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer is a party, or any person succeeding to the business of the Master Servicer, will be the successor of the Master Servicer under the Transfer and Servicing Agreement, provided, that that person (or an affiliate) is qualified to service mortgage loans on behalf of, Fannie Mae or Freddie Mac and will have a net worth of not less than $15,000,000.

Except as otherwise provided in the Transfer and Servicing Agreement, the Servicer may not resign except by mutual consent of the Servicer and the Master Servicer, or upon the determination that its duties are no longer permissible under applicable law and such incapacity cannot be cured by the Servicer. If the Servicer resigns, the Master Servicer may, at its option, either appoint a successor servicer, in accordance with the Transfer and Servicing Agreement, or succeed to the responsibilities of the Servicer. If the Master Servicer succeeds to the responsibilities of the Servicer, it will be entitled to receive the Servicing Fee.

If the Servicer is terminated, the Master Servicer will be entitled to be reimbursed by the Servicer (or by the Trust assets, if the Servicer is unable to fulfill its obligations under the Transfer and Servicing Agreement) for all costs associated with the transfer of servicing, including without limitation, any costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data, as may be required by the Master Servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the Master Servicer or any successor servicer to service the Mortgage Loans properly and effectively.

Pledge of Servicing Rights

The Transfer and Servicing Agreement permits the Servicer to obtain financing by means of a pledge and assignment of its rights to reimbursement for outstanding Advances and other rights under the Transfer and Servicing Agreement to one or more lenders. To the extent provided under any such financing arrangement, upon default by the Servicer, the lender may appoint a successor servicer, provided that such successor servicer is acceptable to the Master Servicer and meets the requirements for appointment of a successor servicer under the Transfer and Servicing Agreement. See “—General” above.

The Mortgage Loan Purchase Agreement and the
Transfer and Servicing Agreement

General

On the Closing Date, pursuant to the Mortgage Loan Purchase Agreement, the Sponsor will sell the Mortgage Loans to the Depositor. Pursuant to a transfer and servicing agreement (the “Transfer and Servicing Agreement”), the Depositor will, in turn, sell the Mortgage Loans to the Trust.

Assignment of Mortgage Loans

On the Closing Date, the Mortgage Loans will be assigned to the Trust, together with all principal and interest received with respect to the Mortgage Loans on and after the Cut-off Date (other than Scheduled Payments due on that date). Pursuant to an indenture (the “Indenture”), the Trust will pledge all of its interest in such assets and any other property comprising the assets of the Trust (the “Trust Estate”) to the Indenture Trustee as security for the Notes. The Depositor will prepare and file any UCC financing statements that are necessary to perfect the Indenture Trustee’s security interest in or lien on the Mortgage Loans. The Trust Administrator shall prepare and file, at the expense of the Issuing Entity, all filings necessary to maintain the effectiveness of any original filings necessary under the relevant UCC to perfect the Indenture Trustee’s security interest in or lien on the Mortgage Loans.

Each Mortgage Loan will be identified in a schedule to the Transfer and Servicing Agreement which will specify with respect to each Mortgage Loan, among other things, the original principal balance and the Scheduled Principal Balance as of the close of business on the Cut-off Date, the Mortgage Rate, the Scheduled Payment, the maturity date and the custodian of the mortgage file, and applicable prepayment premium provisions, if any.

As to each Mortgage Loan, the following documents, to the extent applicable, are generally required to be delivered to the Indenture Trustee (or its custodian): (1) the related original Mortgage Note, endorsed without recourse to the Indenture Trustee or in blank, or a lost note affidavit conforming to the requirements of the Transfer and Servicing Agreement, together with a copy of the related Mortgage Note, (2) the original recorded Mortgage with evidence of recording indicated thereon (or, if the original recorded Mortgage has not yet been returned by the recording office, a copy thereof certified to be a true and complete copy of such Mortgage sent for recording), (3) an original assignment of the Mortgage to the Indenture Trustee or in blank in recordable form (except as described below), (4) any related documents showing a complete chain of assignment, (5) the policies of title insurance issued with respect to each Mortgage Loan and (6) the originals of any assumption, modification, extension or guaranty agreements.

Representations and Warranties

Pursuant to the terms of the Mortgage Loan Purchase Agreement, the Sponsor will make to the Depositor certain representations and warranties concerning the Mortgage Loans; including representations that (i) each Mortgage Loan is covered by a title insurance policy and each Mortgaged Property was covered by a standard hazard insurance; (ii) immediately prior to the transfer and assignment of each Mortgage Loan, the Sponsor had good title to and was sole owner of each such Mortgage Loan; (iii) each Mortgage constituted a valid lien on the related Mortgaged Property (subject only to permissible title insurance exceptions) and that the related Mortgaged Property was free of material damage; (iv) each Mortgage Loan was current as to all required payments; (v) each Mortgage Loan at the time it was made complied in all material respects with applicable local, state and federal laws, including but not limited to, usury, equal credit opportunity, and truth-in-lending or similar disclosure laws and all applicable anti-predatory and anti-abusive lending laws; (vi) none of the Mortgage Loans constitute “high-cost loans” as defined by applicable anti-predatory and anti-abusive lending laws; (vii) no borrower was required to use proceeds from any Mortgage Loan to finance single premium credit insurance policies; and (viii) no Mortgage Loan imposes a prepayment premium for a term in excess of three years. The Depositor will assign its rights under the Mortgage Loan Purchase Agreement to the Trust pursuant to the Transfer and Servicing Agreement. The Trust will in turn pledge its rights in the Sponsor’s representations and warranties to the Indenture Trustee for the benefit of holders of Notes. Within the period of time specified in the Transfer and Servicing Agreement following discovery or notification of a breach of any representation or warranty that materially and adversely affects the interests of Noteholders in a Mortgage Loan or receipt of notice of such breach, the Sponsor will be obligated to cure such breach or purchase the affected Mortgage Loan from the Trust for a price equal to the unpaid principal balance thereof plus accrued interest thereon plus, if applicable, the fair market value of the REO Property and all other property being purchased, any unreimbursed servicing advances and any costs and damages incurred by the Trust associated with any violation of applicable federal, state or local anti-predatory or abusive lending laws (or, in certain circumstances, to substitute another mortgage loan).

To the extent that any Mortgage Loan as to which a representation or warranty has been breached is not repurchased or a replacement mortgage loan is not substituted by the Sponsor and a Realized Loss occurs with respect to that Mortgage Loan, holders of Notes, in particular the Subordinate Notes, may incur a loss.

Administration

The Trust Administrator will agree, to the extent provided in the Transfer and Servicing Agreement, to provide certain notices and to perform certain other administrative obligations required to be performed by the Issuing Entity under the Transfer and Servicing Agreement, the Indenture and the Trust Agreement. Wells Fargo will not receive additional compensation for such services as Trust Administrator. The Trust Administrator is entitled, generally, to the same rights, benefits and limitations on liability afforded to the Indenture Trustee and will be entitled to customary indemnification for certain costs and expenses prior to payment of any amounts to Noteholders.

The Trust Administrator may resign its duties under the Transfer and Servicing Agreement by providing the Trust with at least 60 days’ prior written notice and the Trust may remove the Trust Administrator without cause by providing the Trust Administrator with at least 60 days’ prior written notice. Additionally, the Trust may remove the Trust Administrator immediately upon written notice of termination from the Issuing Entity to the Trust Administrator if any of the following events shall occur:

•
the Trust Administrator defaults in the performance of any of its duties under the Transfer and Servicing Agreement and, after notice of such default, shall not cure such default within the specified number of days (or, if such default cannot be cured in such time, shall not give within such time frame such assurance of cure as shall be reasonably satisfactory to the Issuing Entity); or

•
certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the Trust Administrator and certain actions by or on behalf of the Trust Administrator indicating its insolvency or inability to pay its obligations.

Amendment

The Transfer and Servicing Agreement may be amended by the Depositor, the Trust, the Master Servicer, the Trust Administrator, the Sponsor, the Servicer and the Indenture Trustee, without consent of the Noteholders, (1) to cure any ambiguity, (2) to conform the provisions of the Transfer and Servicing Agreement to the information contained in the prospectus supplement or to correct or supplement any provision therein, (3) to make any other provision with respect to matters or questions arising under the Transfer and Servicing Agreement or (4) to add, delete or amend any provision in order to comply with any requirements imposed by the Code, ERISA and their related regulations; provided, however, that no such amendment effected pursuant to clause (3) above will adversely affect in any material respect the interests of any Noteholder. Any such amendment will be deemed not to adversely affect in any material respect the interests of any Noteholder if the rating agencies confirm that such action would not adversely affect the then-current ratings on the Notes.

The Transfer and Servicing Agreement may also be amended by the Depositor, the Trust, the Trust Administrator, the Master Servicer, the Sponsor, the Servicer, the Indenture Trustee, the holders of each class of Notes affected thereby evidencing voting rights aggregating not less than 66⅔% of each such class and the Ownership Certificateholder, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Transfer and Servicing Agreement or modifying in any manner the rights of Noteholders; provided, however, that no such amendment may (1) reduce in any manner the amount of, or delay the timing of, payments that are required to be made in respect of any Notes without the consent of the holder of each such Note affected thereby or (2) reduce the percentage of Notes the holders of which are required to consent to any such amendment without the consent of the holders of all Notes affected thereby.

Voting Rights

At all times 99% of all voting rights will be allocated among the holders of the Notes as provided below. The portion of such voting rights allocated to any class of Notes will be based on the fraction, expressed as a percentage, the numerator of which is the Class Principal Amount of such class and the denominator of which is the aggregate Class Principal Amount of the Notes. At all times during the term of the Indenture and the Transfer and Servicing Agreement, the holder of the Ownership Certificate will be allocated 1% of the voting rights for so long as the class remains outstanding. The voting rights allocation to any class of Notes will be allocated among all holders of each such class in proportion to the outstanding principal amount of such Notes.

The Trust Agreement and the Indenture

General

The Notes will be issued pursuant to the Indenture. Notes in certificated form will be transferable and exchangeable at the corporate trust office of the Trust Administrator, which will serve as Note Registrar and Paying Agent. The Trust Administrator will provide to a prospective or actual Noteholder, without charge, on written request, an electronic copy (without exhibits) of the Indenture, the Trust Agreement and the Transfer and Servicing Agreement. Requests should be addressed to 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: Aames 2006-1.

The following summary describes the Trust, the Owner Trustee, the Indenture Trustee, and certain terms of the Trust Agreement and the Indenture. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Trust Agreement and the Indenture.

Duties of the Indenture Trustee

If an Event of Default has occurred and is continuing, the Indenture Trustee will exercise the rights and powers vested in it by the Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

Except during the continuance of an Event of Default, the Indenture Trustee will undertake to perform such duties and only such duties as are specifically set forth in the Indenture and in the absence of bad faith on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of the Indenture; however, the Indenture Trustee will examine any certificate or opinion to determine whether or not they conform on their face to the requirements of the Indenture.

The Indenture Trustee may not be relieved from liability for its own negligent action; its own negligent failure to act; its own willful misconduct or its own bad faith, except that the Indenture Trustee will not be liable for any error of judgment made in good faith by a responsible officer unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts; and the Indenture Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it from Noteholders or from the Issuing Entity, which they are entitled to give under the transaction documents. In addition, the Indenture Trustee will not be required to take notice or be deemed to have notice or knowledge of (a) any failure by the Issuing Entity to comply with its obligations pursuant to the operative agreements or (b) any Indenture Default, unless a responsible officer of the Indenture Trustee assigned to and working in its corporate trust department obtains actual knowledge of such Indenture Default or shall have received written notice thereof. In the absence of such actual knowledge or notice, the Indenture Trustee may conclusively assume that there is no Indenture Default.

Rights of the Indenture Trustee

The Indenture Trustee may conclusively rely on, and will be fully protected from acting or refraining from acting upon, any document believed by it to be genuine and to have been signed or presented by the proper person. The Indenture Trustee need not investigate any fact or matter stated in the document. Before the Indenture Trustee acts or refrains from acting, it may require an officer’s certificate or an opinion of counsel. The Indenture Trustee will not be liable for any action it takes or omits to take in good faith in reliance on an officer’s certificate or opinion of counsel. The Indenture Trustee will not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers so long as the Indenture Trustee’s conduct does not constitute willful misconduct, negligence or bad faith. The Indenture Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to the transaction documents and the Notes will be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it in good faith and in accordance with the advice or opinion of such counsel. The Indenture Trustee may execute any of the trusts or powers under the Indenture or perform any duties under the Indenture, either directly or by or through agents, attorneys, custodians or nominees appointed with due care.

Resignation and Removal of the Indenture Trustee

The Indenture Trustee may, upon 30 days written notice, resign at any time, in which event the Issuing Entity will be obligated to appoint a successor Indenture Trustee for the Notes or such class of Offered Notes within the period specified in the Indenture. In addition, if the Indenture Trustee ceases to be eligible to continue as such under the Indenture, any Noteholder may petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee. The Issuing Entity will also remove the Indenture Trustee if the Indenture Trustee ceases to be eligible to continue as such under the Indenture or if the Indenture Trustee becomes incapable of acting, bankrupt, insolvent or if a receiver or public officer takes charge of the Indenture Trustee or its property. Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee will not become effective until acceptance of the appointment by the successor indenture trustee.

Reimbursement and Indemnification of the Indenture Trustee and Owner Trustee

The Indenture Trustee will not be required to expend, advance or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the Indenture or in the exercise of any of its rights or powers if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it provided, however, that the Indenture Trustee will not refuse or fail to perform any of its duties under the Indenture solely as a result of nonpayment of its normal fees and expenses subject to the Indenture Trustee’s right to resign in accordance with the terms of the Indenture. The Issuing Entity will reimburse the Indenture Trustee and the Owner Trustee for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to compensation for its services. Such expenses include reasonable compensation and expenses, disbursements and advances of the Indenture Trustee’s or the Owner Trustee’s agents, counsel, accountants and experts. The Issuing Entity will indemnify the Indenture Trustee and the Owner Trustee and hold each of them harmless against any and all claims, taxes, penalties, losses, liabilities or expenses (including attorneys’ fees and expenses) of any kind whatsoever incurred by either of them in connection with the administration of the Trust and the performance of their respective duties under any of the agreements to which it is a party.

Events of Default and Rights Upon Events of Default

Events of Default Under the Indenture. An “Indenture Default” is any event of default under the Indenture, which generally consist of: (i) a default for one month or more in the payment of any Current Interest due on any class of Notes outstanding; (ii) a default in the payment of the entire principal of any Note when the same becomes due and payable under the Indenture or on the applicable maturity date; (iii) a default in the observance or performance of any covenant or agreement of the Issuing Entity made in the Indenture and the continuation of any such default for a period of 30 days after notice thereof is given to the Owner Trustee as provided in the Indenture; (iv) any representation or warranty made by the Trust in the Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect when made, and such breach not having been cured within 30 days after notice thereof is given to the Owner Trustee as provided in the Indenture; (v) the receipt of notice from the holder of the Ownership Certificate to the Indenture Trustee of such holder’s failure to qualify as a REIT or a qualified REIT subsidiary; or (vi) certain events of bankruptcy, insolvency, receivership or liquidation of the Issuing Entity.

If an Indenture Default occurs and is continuing, the Indenture Trustee or Holders of a majority by principal amount of the Priority Class or Priority Classes of Notes then outstanding may declare the principal of the Notes to be immediately due and payable. Such declaration may, under certain circumstances, be rescinded by the Holders of a majority by Class Principal Amount of such Priority Class or Priority Classes of Notes. The “Priority Class” is the class or classes of Notes then outstanding having the highest priority of payment of interest.

If the Notes are declared immediately due and payable following an Indenture Default, the Indenture Trustee may, as directed, institute proceedings to collect amounts due or foreclose on collateral pledged to secure the Notes, exercise remedies as a secured party, sell the assets of the Trust Estate pledged to secure the Notes, or elect to maintain possession of such assets and continue to apply collections on such assets as if there had been no declaration of acceleration. However, the Indenture Trustee is prohibited from selling the assets of the Trust Estate following an Indenture Default, other than a default in the payment of any principal of or a default for one month or more in the payment of any interest on any class of Notes, unless (i) the holders of all outstanding Notes consent to such sale, (ii) the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on such outstanding Notes at the date of such sale or (iii) the Indenture Trustee determines, based on information provided by the Trust Administrator, that the proceeds of the Trust Estate and the other property of the Trust would not be sufficient on an ongoing basis to make all payments on the Notes as such payments would have become due if such obligations had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders of 66⅔% of the aggregate outstanding amount of the Notes.

If the collateral securing the Notes is sold following an Indenture Default, proceeds of such sale, after deduction of the expenses of such sale, will be applied in the order of priority provided in the Indenture and as set forth in “Summary of Terms—Events of Default.”

If an Indenture Default occurs and is continuing, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the Notes, if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Indenture Trustee, and the holders of a majority in principal amount of the Notes then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes.

Limitation on Suits

Except as described above in the case of an Indenture Default, no Noteholder will have the right to institute any proceeding with respect to the Indenture, unless (i) such holder previously has given to the Indenture Trustee written notice of a continuing Indenture Default, (ii) the holders of not less than 25% in principal amount of the outstanding Notes have made written request to the Indenture Trustee to institute such proceeding in its own name as the Indenture Trustee, (iii) such holder or holders have offered the Indenture Trustee reasonable indemnity, (iv) the Indenture Trustee has, for 60 days after receipt of such notice, request and offer of indemnity, failed to institute such proceeding and (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Holders of a majority in principal amount of such outstanding Notes.

In addition, the Indenture Trustee and the Noteholders, by accepting the Notes, will covenant that they will not at any time institute against the Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

None of the Indenture Trustee, the Master Servicer, the Trust Administrator nor the Owner Trustee in their respective individual capacities, nor the Ownership Certificateholder, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, except as expressly set forth in the transaction documents, be personally liable for the payment of the principal of or interest on the Notes or for the agreements of the Trust contained in the Indenture.

Amendment and Supplemental Indentures

Generally, the Trust Agreement and the Indenture are subject to amendment by the parties thereto under conditions similar to those described under “The Mortgage Loan Purchase Agreement and the Transfer and Servicing Agreement—Amendment,” except that in the case of the Trust Agreement, references to Notes and Noteholders should be read as referring to Ownership Certificate and the Ownership Certificateholder, and in the case of the Indenture such references should be read as referring to Notes and Noteholders.

Without the consent of the holders of any Notes, the Issuing Entity, the Indenture Trustee and the Trust Administrator, at any time and from time to time, may enter into one or more supplemental Indentures for any of the following purposes: (a) to correct or amplify the description of any property at any time subject to the lien of the Indenture, (b) to evidence the succession of another person to the Issuing Entity; (c) to add to the covenants of the Issuing Entity; (d) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee; (e) to cure any ambiguity, to correct or supplement any provision in the Indenture; (f) to make any other provisions with respect to matters or questions arising under the Indenture; (g) to evidence and provide for the acceptance of the appointment of a successor indenture trustee; (h) to obtain or maintain a rating for a class of Notes; or (i) to modify, eliminate or add to the provisions of the Indenture to effect its qualification under the Trust Indenture Act of 1939; provided, that, with respect to any supplemental indenture under (f) above, confirmation from the rating agencies that such amendment will not result in the reduction or withdrawal of the rating of any class of Notes) will constitute conclusive evidence that such amendment will not materially and adversely affect the interests of the holders of the Notes.

The Issuing Entity, the Indenture Trustee and the Trust Administrator also may, with the consent of the holders of not less than 66 2/3% majority of the Class Principal Amount of each class of Notes affected thereby, enter into a supplemental indenture for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture or of modifying in any manner the rights of the holders of the Notes under the Indenture; provided that no such supplemental indenture will, without the consent of the holder of each Note affected thereby: (a) reduce in any manner the amount of, or delay the timing of, payments in respect of any Note; (b) alter the obligations of the Servicer to make an Advance or alter the servicing standards set forth in the Transfer and Servicing Agreement or the Servicing Agreement; (c) reduce the percentage of the Class Principal Amounts of the Notes required to consent to any such supplemental indenture, without the consent of the Holders of all Notes affected thereby; or (e) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any part of the Trust or terminate the lien of the Indenture.

The Indenture Trustee will be entitled to conclusively rely on an Opinion of Counsel as to whether or not any Notes would be affected by any supplemental indenture and any such determination shall be conclusive upon the Holders of all Notes. Additionally, confirmation from the rating agencies that the amendment will not result in the reduction or withdrawal of the rating of any class of Notes will constitute conclusive evidence that such amendment will not materially and adversely affect the interests of the holders of the Notes.

Notwithstanding anything to the contrary, as evidenced by an Opinion of Counsel, no supplemental indenture shall subject the Trust to federal income tax as long as an entity that qualifies as a REIT under the Code holds directly, or indirectly through one or more Qualified REIT Subsidiaries or Disregarded Entities, a 100% ownership interest in the Ownership Certificate, and provided further, that the Indenture Trustee receives an Officer’s Certificate from the Holder of the Ownership Certificate that the Holder of the Ownership Certificate either qualifies as a REIT, a Qualified REIT Subsidiary or a Disregarded Entity under the Code and the Holder of the Ownership Certificate holds a 100% ownership Interest in the Ownership Certificate.

Optional Redemption

On any Payment Date on which the Aggregate Loan Balance is less than 20% of the Cut-off Date Balance (the first such date, the “Initial Optional Termination Date”), Aames Investment Acceptance Corporation, a special purpose, wholly owned subsidiary of the Sponsor, will have the option to purchase the Mortgage Loans, any REO Property and any other property remaining in the Trust for a price equal to the sum of (a) 100% of the aggregate outstanding principal balance of the Mortgage Loans plus accrued interest thereon at the applicable Mortgage Rate, (b) any costs and damages incurred by the Trust associated with a violation of any applicable federal, state or local predatory or abusive lending law, (c) the fair market value of REO Property and all other property being purchased, (d) any unreimbursed Servicing Advances, (e) any Basis Risk Shortfalls, (f) all other amounts to be paid or reimbursed to the Master Servicer, the Trust Administrator, the Indenture Trustee, the Owner Trustee and the Custodian and (g) any remaining amounts owed to the Swap Provider (other than a Swap Termination Payment due to a Swap Provider Trigger Event) (the “Termination Price”). The Master Servicer and the Servicer will be reimbursed from the Termination Price for any outstanding Advances, Servicing Advances and unpaid Servicing Fees and other amounts not previously reimbursed pursuant to the provisions of the Transfer and Servicing Agreement, as applicable, and the Trust Administrator, the Owner Trustee, the Indenture Trustee and the Custodian shall be reimbursed for any previously unreimbursed amounts for which they are entitled to be reimbursed pursuant to the Transfer and Servicing Agreement or the Trust Agreement. If Aames Investment Acceptance Corporation fails to exercise such option, then on or after any Payment Date following the end of the first Collection Period in which the Aggregate Loan Balance is less than 10% of the Cut-off Date Balance, the Servicer will have the option to purchase the Mortgage Loans for the Termination Price. If either such option is exercised the Trust will be terminated, resulting in a mandatory redemption of the Notes. The margin on each of the Notes will be increased as described under “Summary of Terms—The Notes—Payments on the Notes—Interest Payments” herein beginning on the first Payment Date following the Initial Optional Termination Date.

The Master Servicer or the Trust Administrator, as applicable, will give the Issuing Entity, the Indenture Trustee, the Owner Trustee, each rating agency, each Noteholder and the Depositor at least 30 days’ prior written notice of the date the date on which the Notes will be redeemed in connection with an optional redemption. Not later than the fifth Business Day in the Collection Period in which the final payment in respect to the Notes is payable to the Noteholders, the Trust Administrator shall mail to the Noteholders a notice specifying the procedures with respect to such final payment. The Trust Administrator on behalf of the Indenture Trustee shall give a copy of such notice to each rating agency at the time such notice is given to Noteholders. Following the final payment thereon, such Notes shall become void, no longer outstanding and no longer evidence any right or interest in the Mortgage Loans, the mortgage files or any proceeds of the foregoing.

The Indenture will be discharged upon the delivery to the Trust Administrator for cancellation of all Notes or, with certain limitations, upon deposit with the Trust Administrator of funds sufficient for the payment in full of all the Notes. Upon the payment in full of all outstanding Notes and the discharge of the Indenture, the Owner Trustee will succeed to all the rights of the Indenture Trustee, the Master Servicer and the Trust Administrator, and the Ownership Certificateholder will succeed to all the rights of the Noteholders pursuant to the Transfer and Servicing Agreement.

Reports to Noteholders

Pursuant to the Transfer and Servicing Agreement, the Trust Administrator will prepare a monthly statement to Noteholders containing certain information regarding the Notes and the Mortgage Pool. The Trust Administrator may make available each month, to any interested party, the monthly statement to Noteholders via the Trust Administrator’s website. The Trust Administrator’s website will be located at www.ctslink.com and assistance in using the website can be obtained by calling the Trust Administrator’s customer service desk at (301) 815-6600. Parties that are unable to use the above option are entitled to have a paper copy mailed to them via first class by notifying the Trust Administrator at Wells Fargo Bank, N.A., P.O. Box 98, Columbia, Maryland 21046, Attention: Trust Administrator, Aames Mortgage Investment Trust 2006-1. The Trust Administrator will have the right to change the way such reports are paid in order to make such payments more convenient and/or more accessible, and the Trust Administrator will provide timely and adequate notification to such parties regarding any such changes.

These monthly statements will include, among other things:

(i)  the aggregate amount of the payment to be made on such Payment Date to the Holders of each Class of Notes, to the extent applicable, allocable to principal on the Mortgage Loans, including Net Liquidation Proceeds and Insurance Proceeds, stating separately the amount attributable to scheduled principal payments and unscheduled payments in the nature of principal;

(ii)  the aggregate amount of the payment to be made on such Payment Date to the Holders of each Class of Notes allocable to interest and the calculation thereof;

(iii)  the amount, if any, of any payment to the Holder of the Ownership Certificate;

(iv)   (A) the aggregate amount of any Advances required to be made by or on behalf of the Servicer (or the Master Servicer) with respect to such Payment Date, (B) the aggregate amount of such Advances actually made, and (C) the amount, if any, by which (A) above exceeds (B) above;

(v)  the total number of Mortgage Loans, the aggregate principal balance of all the Mortgage Loans as of the close of business on the last day of the related Collection Period, after giving effect to payments allocated to principal reported under clause (i) above;

(vi)  the Class Principal Amount of each Class of Notes, to the extent applicable, as of such Payment Date after giving effect to payments allocated to principal reported under clause (i) above;

(vii)  the amount of all Prepayment Premiums distributed to the Ownership Certificate;

(viii)  the amount of any Realized Losses incurred with respect to the Mortgage Loans (x) in the applicable Prepayment Period and (y) in the aggregate since the Cut-off Date, and the aggregate amount of Subsequent Recoveries received during the related Prepayment Period;

(ix)  the amount of the Servicing Fee paid during the Collection Period to which such payment relates;

(x)  the number and aggregate principal balance of Mortgage Loans, as reported to the Trust Administrator by the Servicer, (a) remaining outstanding, (b) delinquent 30 to 59 days on a contractual basis (based on the OTS Method), (c) delinquent 60 to 89 days on a contractual basis (based on the OTS Method), (d) delinquent 90 or more days on a contractual basis (based on the OTS Method), (e) as to which foreclosure proceedings have been commenced as of the close of business on the last Business Day of the calendar month immediately preceding the month in which such Payment Date occurs, (f) in bankruptcy and (g) that are REO Properties;

(xi)  the aggregate principal balance of any Mortgage Loans with respect to which the related Mortgaged Property became an REO Property as of the close of business on the last Business Day of the calendar month immediately preceding the month in which such Payment Date occurs;

(xii)  with respect to substitution of Mortgage Loans in the preceding calendar month, the principal balance of each deleted Mortgage Loan and of each qualifying substitute Mortgage Loan;

(xiii)  the aggregate outstanding Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls, if any, for each Class of Notes, after giving effect to the payments made on such Payment Date;

(xiv)  the Interest Rate applicable to such Payment Date with respect to each Class of Notes;

(xv)  the Interest Remittance Amount and the Principal Remittance Amount applicable to such Payment Date;

(xvi)  if applicable, the amount of any shortfall (i.e., the difference between the aggregate amounts of principal and interest which Noteholders would have received if there were sufficient available amounts in the Collection Account and the amounts actually paid);

(xvii)  any overcollateralization deficiency amount after giving effect to the payments made on such Payment Date;

(xviii)  the aggregate Deferred Interest and Allocated Realized Loss Amount, if any, for each Class of Notes, after giving effect to the payments made on such Payment Date;

(xix)  the amount of any Net Swap Payments or Swap Termination Payments; and

(xx)  LIBOR with respect to such Payment Date; and

(xxi)  indication of whether a servicer termination trigger event or a seller financial covenant termination event has occurred.

In addition, the Trust Administrator will include on Form 10-D (to the extent it receives information from the Servicer) information regarding any material breaches of representations and warranties regarding the Mortgage Loans and material modifications, extensions or waivers to Mortgage Loan terms, fees, penalties or payments during the preceding calendar month or that have become material over time.

The Trust Administrator will make the statement (and, at its option, any additional files containing the same information in an alternative format) available each month via the Trust Administrator’s internet website.

The primary source of information available to investors concerning the Notes will be the monthly statements made available via the Trust Administrator’s internet website, which will include information as to the outstanding Class Principal Amount of the Notes. Also, investors may read and copy any Form 10-D, Form 10-K or Form 8-K at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Investors may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also makes any such materials filed electronically available at the following website: http://www.sec.gov.

Any Form 10-D, Form 10-K or Form 8-K will be filed on behalf of the issuing entity and will be signed by the Servicer.

Yield, Prepayment and Weighted Average Life

General

The yields to maturity (or to early termination) of the Notes will be affected by the rate of principal payments (including prepayments, which may include amounts received by virtue of purchase, condemnation, insurance or foreclosure) on the Mortgage Loans and the application of excess interest to retire the Class Principal Amounts of the Notes. Yields will also be affected by the extent to which Mortgage Loans bearing higher Mortgage Rates prepay at a more rapid rate than Mortgage Loans with lower Mortgage Rates, the amount and timing of borrower delinquencies and defaults resulting in Realized Losses, the purchase price for the Notes and other factors.

Yields on the Senior Notes and the Subordinate Notes will be affected by the rate of principal payments on the Mortgage Loans.

Principal prepayments may be influenced by a variety of economic, geographic, demographic, social, tax, legal and other factors, including the credit quality of the Mortgage Loans. In general, if prevailing interest rates fall below the interest rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to higher prepayments than if prevailing rates remain at or above the interest rates on the Mortgage Loans. Conversely, if prevailing interest rates rise above the interest rates on the Mortgage Loans, the rate of prepayment would be expected to decrease. Other factors affecting prepayment of the Mortgage Loans include such factors as changes in borrowers’ housing needs, job transfers, unemployment, borrowers’ net equity in the Mortgaged Properties, changes in the values of Mortgaged Properties, mortgage market interest rates and servicing decisions. The Mortgage Loans generally have due-on-sale clauses.

Approximately 78.72% of the Mortgage Loans are Adjustable Rate Mortgage Loans. Increases and decreases in the Mortgage Rate on each Adjustable Rate Mortgage Loan will be limited by the Periodic Rate Cap, except in the case of the first adjustment, the Maximum Rate and the Minimum Rate, if any, and will be based on the Six-Month LIBOR Index in effect on the applicable date prior to the related Adjustment Date plus the applicable Gross Margin. The Six-Month LIBOR Index may not rise and fall consistently with Mortgage Rates. As a result, the Mortgage Rates on the Adjustable Rate Mortgage Loans at any time may not equal the prevailing mortgage interest rates of similar adjustable rate loans, and accordingly the prepayment rate may be lower or higher than would otherwise be anticipated. Moreover, each Adjustable Rate Mortgage Loan has a Maximum Rate, and each Adjustable Rate Mortgage Loan has a Minimum Rate, which in some cases is equal to the related Gross Margin. Further, some borrowers who prefer the certainty provided by fixed rate mortgage loans may nevertheless obtain adjustable rate mortgage loans at a time when they regard the mortgage interest rates (and, therefore, the payments) on fixed rate mortgage loans as unacceptably high. These borrowers may be induced to refinance adjustable rate loans when the mortgage interest rates and monthly payments on comparable fixed rate mortgage loans decline to levels which these borrowers regard as acceptable, even though such mortgage interest rates and monthly payments may be significantly higher than the current mortgage interest rates and monthly payments on the borrower’s adjustable rate mortgage loans. The ability to refinance a Mortgage Loan will depend on a number of factors prevailing at the time refinancing is desired, including, without limitation, real estate values, the borrower’s financial situation, prevailing mortgage interest rates, the borrowers’ equity in the related Mortgaged Property, tax laws and prevailing general economic conditions. In addition, as discussed below, the Interest Rate on the Notes beginning with the Accrual Period following the first adjustment date may decrease, and may decrease significantly, after the Mortgage Rates on the Mortgage Loans begin to adjust.

Approximately 72.87% of the Mortgage Loans are subject to Prepayment Premiums during intervals ranging from one year to three years after origination, as described under “Description of the Mortgage Pool—General” herein. Such Prepayment Premiums may have the effect of reducing the amount or the likelihood of prepayment of the related Mortgage Loans during the applicable Penalty Period.

Approximately 11.08% of the Mortgage Loans provide for payment of interest at the related Mortgage Rate, but no payment of principal, for a period of five years following origination of the related Mortgage Loan. The interest-only feature of these Mortgage Loans may reduce the perceived benefits of refinancing to take advantage of lower market interest rates or to avoid adjustments in the Mortgage Rates. However, as a Mortgage Loan with such a feature nears the end of its interest-only period, the borrower may be more likely to refinance the Mortgage Loan, even if market interest rates are only slightly less than the Mortgage Rate, in order to avoid the increase in the monthly payments to amortize the Mortgage Loan over its remaining life. Such interest-only periods may have the effect of reducing the amount or the likelihood of prepayment of the related Mortgage Loans during the applicable interest-only period and increasing the amount or the likelihood of prepayment of the related Mortgage Loans as those interest-only periods near their end.

The rate of principal payments on the Mortgage Loans will also be affected by the amortization schedules of the Mortgage Loans, the rate and timing of prepayments thereon by the borrowers, liquidations of defaulted Mortgage Loans and repurchases of Mortgage Loans due to certain breaches of representations and warranties or defective documentation. The timing of changes in the rate of prepayments, liquidations and purchases of the related Mortgage Loans may, and the timing of Realized Losses will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investors’ expectation. Because the rate and timing of principal payments on the Mortgage Loans will depend on future events and on a variety of factors (as described more fully herein and in the accompanying Prospectus under “Description of the Securities”), no assurance can be given as to such rate or the timing of principal payments on the Notes. In general, the earlier a prepayment of principal of the Mortgage Loans, the greater the effect on an investor’s yield. The effect on an investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Notes may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

From time to time, areas of the United States may be affected by flooding, severe storms, landslides, wildfires, earthquakes or other natural disasters. Under the Mortgage Loan Purchase Agreement, the Sponsor will represent and warrant that as of the Closing Date each Mortgaged Property was free of material damage. In the event of an uncured breach of this representation and warranty that materially and adversely affects the interests of Noteholders, the Sponsor will be required to repurchase the affected Mortgage Loan or substitute another mortgage loan therefor. If any damage caused by flooding, storms, wildfires, landslides or earthquakes (or other cause) occurs after the Closing Date, the Sponsor will not have any repurchase obligation. In addition, the standard hazard policies covering the Mortgaged Properties generally do not cover damage caused by earthquakes, flooding and landslides, and earthquake, flood or landslide insurance may not have been obtained with respect to such Mortgaged Properties. As a consequence, Realized Losses could result. To the extent that the insurance proceeds received with respect to any damaged Mortgaged Properties are not applied to the restoration thereof, the proceeds will be used to prepay the related Mortgage Loans in whole or in part. Any repurchases or repayments of Mortgage Loans may reduce the weighted average lives of the Notes and will reduce the yields on the Notes to the extent they are purchased at a premium.

Prepayments, liquidations and purchases of Mortgage Loans will result in payments to holders of the related Notes of principal amounts that would otherwise be paid over the remaining terms of such Mortgage Loans. The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Mortgage Loans. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years.

The yields on the Notes may be adversely affected by Net Prepayment Interest Shortfalls on the Mortgage Loans. The yields on the Notes will be affected by the level of LIBOR from time to time and the Notes will be affected by the Mortgage Rates of the Mortgage Loans from time to time and by delinquencies in payment, defaults and prepayments of the Mortgage Loans, as described under “Risk Factors—Mortgage Loan Interest Rates May Limit Interest Rates on the Notes.” The yields on the Notes may also be adversely affected by reductions in the Mortgage Rates under the Relief Act or similar state laws.

As described herein, excess interest will be applied, to the extent available, as an additional payments of principal on the Notes to maintain limited overcollateralization. The level of excess interest available on any Payment Date will be influenced by, among other things:

•
The overcollateralization level of the Mortgage Loans. This means the extent to which interest on the Mortgage Loans is accruing on a higher principal balance than the aggregate Class Principal Amount of the Notes;

•	The loss experience of the Mortgage Loans. For example, excess interest will be reduced as a result of Realized Losses on the Mortgage Loans;

•	The value of one-month LIBOR and six-month LIBOR; and

•
The extent to which the weighted average Net Mortgage Rate of the Mortgage Loans less the effective rate of any Net Swap Payments owed to the Swap Provider exceeds the weighted average of the Interest Rates of the Notes.

No assurances can be given as to the amount or timing of excess interest payable on the Notes.

The yields of the Notes will be affected by the exercise by Aames Investment Acceptance Corporation or the Servicer, as applicable, of its respective right to purchase the Mortgage Loans, as described under “Description of the Notes—Optional Purchase of the Mortgage Loans” herein.

If the purchaser of a Note offered at a discount from its initial principal amount calculates its anticipated yield to maturity (or early termination) based on an assumed rate of payment of principal that is faster than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated. Conversely, if the purchaser of a Note offered at a premium calculates its anticipated yield based on an assumed rate of payment of principal that is slower than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated. For this purpose, prepayments of principal include not only voluntary prepayments made by the borrower, but repurchases of Mortgage Loans by the sponsor due to breaches of representations and warranties.

Any Net Swap Payment payable to the Swap Provider under the terms of the Swap Agreement will reduce amounts available for payment to Noteholders, and may reduce the interest rates of the Notes. If the rate of prepayments on the Mortgage Loans is faster than anticipated, the schedule on which payments due under the Swap Agreement are calculated may exceed the aggregate principal balance of the Mortgage Loans, thereby increasing the relative proportion of interest collections on the Mortgage Loans that must be applied to make Net Swap Payments to the Swap Provider. The combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the Notes. In addition, any Swap Termination Payment payable to the Swap Provider (other than a Swap Termination Payment resulting from a Swap Provider Trigger Event) in the event of early termination of the Swap Agreement will reduce amounts available for payment to Noteholders.

The Interest Rates applicable to the Notes will be affected by the level of one-month LIBOR from time to time and the Notes will be affected by the Mortgage Rates of the Mortgage Loans from time to time as described under “Risk Factors—Mortgage Loan Interest Rates May Limit Interest Rates on the Notes.”

Overcollateralization

The yields of the Notes will be affected by the application of Monthly Excess Cashflow as described herein and by the amount of overcollateralization. The amount of Monthly Excess Cashflow will be affected by the delinquency, default and prepayment experience of the Mortgage Loans. There can be no assurance as to the rate at which overcollateralization will be maintained at the levels described herein.

Subordination of the Subordinate Notes

As described herein, Notes having a relatively higher priority of payment will have a preferential right to receive payments of interest to the extent of the Interest Remittance Amount and principal to the extent of the Principal Payment Amount. As a result, the yields of the Subordinate Notes will be more sensitive, in varying degrees, to delinquencies and losses on the Mortgage Loans than the yields of more senior Notes.

Weighted Average Life

Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of payment to the investor of each dollar paid in net reduction of principal of such security (assuming no losses). The weighted average lives of the Notes will be influenced by, among other things, the rate at which principal of the related Mortgage Loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations and the amount of excess cashflow applied in reduction of the Class Principal Amounts of the applicable Notes.

Prepayments on mortgage loans are commonly measured relative to a constant prepayment standard or model. The model used in this prospectus supplement for the Mortgage Loans is a prepayment assumption (the “Prepayment Assumption”) that represents an assumed rate of the prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of the mortgage loans. For the Adjustable Rate Mortgage Loans, 100% of the Prepayment Assumption assumes a constant prepayment rate (“CPR”) of 6% in month 1, an additional 1/11th of 18% CPR for each month thereafter, increasing to 24% CPR in month 12 and remaining constant at 24% CPR until month 24, increasing to and remaining constant at 50% CPR from month 25 until month 28 decreasing 1/6th of 20% CPR for each month thereafter and remaining constant at 30% CPR from month 34 and thereafter; provided, however, the prepayment rate will not exceed 85% CPR in any period for any given percentage of the Prepayment Assumption. For the Fixed Rate Mortgage Loans, 100% of the Prepayment Assumption assumes a CPR of 4% in month 1, an additional 1/11th of 16% CPR for each month thereafter, increasing to and remaining constant at 20% CPR from month 12 and thereafter. As used in the tables below, a 0% Prepayment Assumption assumes prepayment rates equal to 0% of the Prepayment Assumption, i.e. no prepayments; a 50% Prepayment Assumption assumes prepayment rates equal to 50% of the Prepayment Assumption, and so forth. The Prepayment Assumption does not purport to be either a historical description of the prepayment experience of the mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the Mortgage Loans to be included in the Trust.

The tables beginning on page S-94 were prepared based on the following assumptions (collectively, the “Modeling Assumptions”):

(1) the initial Class Principal Amounts are as set forth in the table on page S-2 of this prospectus supplement and the Interest Rates are as described herein;

(2) each Scheduled Payment of principal and interest is timely received on the first day of each month commencing in May 2006;

(3) principal prepayments are received in full on the last day of each month commencing in April 2006 and there are no Net Prepayment Interest Shortfalls;

(4) there are no defaults or delinquencies on the Mortgage Loans;

(5) Payment Dates occur on the 25th day of each month, irrespective of whether such day is a Business Day, commencing in May 2006;

(6) there are no purchases or substitutions of Mortgage Loans;

(7) the Mortgage Rate of each Adjustable Rate Mortgage Loan is adjusted on the next applicable Adjustment Date to equal the value of the Six-Month LIBOR Index set forth below plus the related Gross Margin, subject to any applicable Initial Cap or Subsequent Periodic Cap and Maximum or Minimum Interest Rate;

(8) the value of six-month LIBOR is equal to 5.293%;

(9) none of the Mortgage Loans provide for payments of interest that accrue based on the daily simple interest method;

(10) there is no Optional Termination of the Trust (except in the case of Weighted Average Life in Years With Optional Termination);

(11) the Notes are issued on May 2, 2006;

(12) the Swap Agreement is not subject to early termination; and

(13) the Mortgage Loans are aggregated into assumed Mortgage Loans having the following characteristics:

Assumed Mortgage Loan Characteristics

Mortgage Loan Type (1)	Principal Balance ($)	Gross Mortgage Rate (%)	Remaining Term to Maturity (months)	Original Term to Maturity (months)	Original Amort. Term (months)	Months to Next Rate Adjustment	Gross Margin (%)	Maximum Rate (%)	Minimum Rate (%)	Initial Periodic Rate Cap (%)	Subsequent Periodic Rate Cap (%)	Rate Adjustment Frequency (months)	Original Interest Only Term (months)
2/28 ARM (6ML)	186,673.54	8.73000	177	180	360	21	5.50000	14.73000	8.73000	2.00000	1.00000	6	N/A
2/28 ARM (6ML)	63,570.19	9.50000	237	240	240	21	5.50000	15.50000	9.50000	2.00000	1.00000	6	N/A
2/28 ARM (6ML)	107,337.64	7.75500	339	343	343	20	5.50000	13.75500	7.75500	3.00000	1.00000	6	N/A
2/28 ARM (6ML)	82,050.74	5.71000	355	360	360	19	5.50000	11.71000	5.71000	2.00000	1.00000	6	N/A
2/28 ARM (6ML)	125,069.51	7.85000	353	360	360	17	5.50000	13.85000	7.85000	2.00000	1.00000	6	N/A
2/28 ARM (6ML)	4,375,927.53	8.48019	355	360	360	19	5.65138	14.48019	8.48019	2.00000	1.00000	6	N/A
2/28 ARM (6ML)	395,337.73	7.72826	355	360	360	19	5.62142	13.72826	7.72826	2.51434	1.00000	6	N/A
2/28 ARM (6ML)	142,597,140.66	7.84876	356	360	360	20	5.78756	13.84476	7.84476	2.02566	1.00000	6	N/A
2/28 ARM (6ML)	17,991,405.78	6.68773	355	360	360	19	5.57881	12.68773	6.68773	2.00000	1.00000	6	N/A
2/28 ARM (6ML)	204,971.02	8.29785	356	360	360	20	5.50000	14.29785	8.29785	2.00000	1.00000	6	N/A
2/28 ARM (6ML)	110,312.56	8.87000	356	360	360	20	5.95000	14.87000	8.87000	2.00000	1.00000	6	N/A
2/28 ARM (6ML) 40/30 Balloon	224,804.04	6.53000	358	360	480	22	6.35000	12.53000	6.53000	2.00000	1.00000	6	N/A
2/28 ARM (6ML) 40/30 Balloon	1,638,205.92	7.55069	357	360	480	21	5.78907	13.55069	7.55069	2.00000	1.00000	6	N/A
2/28 ARM (6ML) 40/30 Balloon	175,051.47	8.07000	356	360	480	20	5.75000	14.07000	8.07000	2.00000	1.00000	6	N/A
2/28 ARM (6ML) 40/30 Balloon	59,127,708.90	7.17371	356	360	480	20	5.61388	13.17371	7.17371	2.00000	1.00000	6	N/A
2/28 ARM (6ML) 40/30 Balloon	21,714,952.71	6.42947	356	360	480	20	5.54413	12.42947	6.42947	2.00000	1.00000	6	N/A
2/28 ARM (6ML) 40/30 Balloon	231,386.43	7.78125	356	360	480	20	5.50000	13.78125	7.78125	2.00000	1.00000	6	N/A
2/28 ARM (6ML) 40/30 Balloon No Prepay	13,869,742.67	7.70541	356	360	480	20	5.59979	13.70541	7.70541	2.00000	1.00000	6	N/A
2/28 ARM (6ML) 40/30 Balloon No Prepay	3,506,812.92	7.32754	356	360	480	20	5.60964	13.32754	7.32754	2.00000	1.00000	6	N/A
2/28 ARM (6ML) IO	259,999.99	6.56000	355	360	360	19	5.50000	12.56000	6.56000	2.00000	1.00000	6	60
2/28 ARM (6ML) IO	448,000.00	7.64000	354	360	360	18	5.50000	13.64000	7.64000	2.00000	1.00000	6	60
2/28 ARM (6ML) IO	19,426,494.63	7.01223	355	360	360	19	5.57455	13.01223	7.01223	2.07211	1.00000	6	60
2/28 ARM (6ML) IO	17,731,705.74	6.72963	355	360	360	19	5.52627	12.72963	6.72963	2.05548	1.00000	6	60
2/28 ARM (6ML) IO No Prepay	3,807,442.06	7.08475	355	360	360	19	5.55738	13.08475	7.08475	2.40526	1.00000	6	60
2/28 ARM (6ML) IO No Prepay	1,891,886.95	6.96755	355	360	360	19	5.50000	12.96755	6.96755	2.00000	1.00000	6	60
2/28 ARM (6ML) No Prepay	71,456,315.75	8.41559	356	360	360	20	5.83162	14.41559	8.41559	2.04013	1.00000	6	N/A
2/28 ARM (6ML) No Prepay	6,657,567.02	6.84710	356	360	360	20	5.53415	12.84710	6.84710	2.08771	1.00000	6	N/A
3/27 ARM (6ML)	84,804.18	7.36000	356	360	360	32	6.10000	13.36000	7.36000	2.00000	1.00000	6	N/A
3/27 ARM (6ML)	110,592.13	8.38000	357	360	360	33	6.20000	14.38000	8.38000	2.00000	1.00000	6	N/A
3/27 ARM (6ML)	5,184,274.73	7.33867	355	360	360	31	5.65007	13.33867	7.33867	2.00000	1.00000	6	N/A
3/27 ARM (6ML)	1,917,905.40	6.95720	355	360	360	31	5.58373	12.95720	6.95720	2.00000	1.00000	6	N/A
3/27 ARM (6ML) 40/30 Balloon	203,148.01	6.26000	356	360	480	32	5.50000	12.26000	6.26000	2.00000	1.00000	6	N/A
3/27 ARM (6ML) 40/30 Balloon	2,995,398.70	6.85624	355	360	480	31	5.54300	12.85624	6.85624	2.00000	1.00000	6	N/A
3/27 ARM (6ML) 40/30 Balloon	1,053,783.94	7.12124	356	360	480	32	5.50000	13.12124	7.12124	2.00000	1.00000	6	N/A
3/27ARM (6ML) 40/30 Balloon No Prepay	3,600,015.11	7.82055	356	360	480	32	5.55614	13.82055	7.82055	2.00000	1.00000	6	N/A
3/27ARM (6ML) 40/30 Balloon No Prepay	174,933.59	7.39895	356	360	480	32	5.50000	13.39895	7.39895	2.00000	1.00000	6	N/A
3/27 ARM (6ML) IO	559,200.00	7.05000	356	360	360	32	5.50000	13.05000	7.05000	2.00000	1.00000	6	60
3/27 ARM (6ML) IO	1,135,099.99	7.12519	355	360	360	31	5.53471	13.12519	7.12519	2.00000	1.00000	6	60
3/27 ARM (6ML) IO	1,445,538.25	6.36985	355	360	360	31	5.50000	12.36985	6.36985	2.14389	1.00000	6	60
3/27 ARM (6ML) IO No Prepay	1,974,999.98	7.74462	355	360	360	31	5.63665	13.74462	7.74462	2.24987	1.00000	6	60
3/27 ARM (6ML) IO No Prepay	122,400.00	5.96000	354	360	360	30	5.50000	11.96000	5.96000	2.00000	1.00000	6	60
3/27 ARM (6ML) No Prepay	2,273,773.10	8.47702	356	360	360	32	5.77554	14.47702	8.47702	2.00000	1.00000	6	N/A
3/27 ARM (6ML) No Prepay	793,016.75	6.69041	355	360	360	31	5.50000	12.69041	6.69041	2.00000	1.00000	6	N/A
5/25 ARM (6ML)	431,371.05	5.97631	354	360	360	54	5.50000	10.97631	5.97631	5.00000	1.00000	6	N/A
5/25 ARM (6ML)	225,834.85	6.96000	356	360	360	56	5.50000	11.96000	6.96000	5.00000	1.00000	6	N/A
5/25 ARM (6ML)	763,721.11	6.51077	355	360	360	55	5.51876	11.51077	6.51077	5.00000	1.00000	6	N/A
5/25 ARM (6ML)	332,243.02	7.06000	355	360	360	55	5.50000	12.06000	7.06000	5.00000	1.00000	6	N/A
5/25 ARM (6ML)	14,536,021.18	7.05319	355	360	360	55	5.64373	12.05319	7.05319	5.00000	1.00000	6	N/A
5/25 ARM (6ML)	7,165,711.01	6.60826	355	360	360	55	5.58692	11.60826	6.60826	5.00000	1.00000	6	N/A
5/25 ARM (6ML) 40/30 Balloon	1,039,824.08	7.89439	356	360	480	56	5.57779	12.89439	7.89439	5.00000	1.00000	6	N/A
5/25 ARM (6ML) 40/30 Balloon	5,131,725.32	7.13074	356	360	480	56	5.54818	12.13074	7.13074	5.00000	1.00000	6	N/A
5/25 ARM (6ML) 40/30 Balloon	3,025,496.52	6.34592	356	360	480	56	5.50000	11.34592	6.34592	5.00000	1.00000	6	N/A
5/25 ARM (6ML) 40/30 Balloon No Prepay	3,972,267.65	7.17139	356	360	480	56	5.52448	12.17139	7.17139	5.00000	1.00000	6	N/A
5/25 ARM (6ML) 40/30 Balloon No Prepay	1,539,612.84	6.86487	356	360	480	56	5.71276	11.86487	6.86487	5.00000	1.00000	6	N/A
5/25 ARM (6ML) IO	215,920.00	6.20000	353	360	360	53	5.50000	11.20000	6.20000	5.00000	1.00000	6	60
5/25 ARM (6ML) IO	991,383.96	6.10986	354	360	360	54	5.50000	11.10986	6.10986	5.00000	1.00000	6	60
5/25 ARM (6ML) IO	2,348,304.92	6.14751	354	360	360	54	5.50000	11.14751	6.14751	5.00000	1.00000	6	60
5/25 ARM (6ML) IO	4,633,545.42	6.62541	355	360	360	55	5.51490	11.62541	6.62541	5.00000	1.00000	6	60
5/25 ARM (6ML) IO	5,276,914.58	6.28367	354	360	360	54	5.52104	11.28367	6.28367	5.00000	1.00000	6	60
5/25 ARM (6ML) IO No Prepay	3,257,099.41	6.62946	355	360	360	55	5.50000	11.62946	6.62946	5.00000	1.00000	6	60
5/25 ARM (6ML) IO No Prepay	2,248,758.40	6.88202	355	360	360	55	5.50000	11.88202	6.88202	5.00000	1.00000	6	60
5/25 ARM (6ML) No Prepay	9,152,549.05	7.55037	355	360	360	55	5.60352	12.55037	7.55037	5.00000	1.00000	6	N/A
5/25 ARM (6ML) No Prepay	3,102,250.75	6.70958	355	360	360	55	5.50000	11.70958	6.70958	5.00000	1.00000	6	N/A
Fixed Rate	105,400.38	7.42416	104	120	120	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed Rate	196,607.41	6.28000	174	180	180	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed Rate	65,850.64	8.75000	174	180	180	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed Rate	890,160.34	6.80360	174	180	180	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed Rate	20,038.48	8.99000	177	180	180	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed Rate	338,113.61	6.78547	171	180	180	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed Rate	246,889.79	6.23065	233	240	240	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed Rate	304,268.22	10.95123	233	240	240	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed Rate	79,484.99	10.76406	232	240	240	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed Rate	1,006,852.51	9.97470	233	240	240	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed Rate	298,647.21	9.07812	233	240	240	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed Rate	808,454.82	7.50228	234	240	240	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed Rate	2,176,816.04	9.54687	233	240	240	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed Rate	769,527.51	6.98445	232	240	240	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed Rate	710,990.41	9.19440	235	240	240	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed Rate	628,477.71	6.62141	291	300	300	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed Rate	357,724.48	5.79000	295	300	300	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed Rate	289,564.71	7.63602	293	300	300	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed Rate	305,211.91	5.99000	295	300	300	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed Rate	5,723,801.89	7.00127	353	360	360	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed Rate	5,289,379.56	6.18567	354	360	360	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed Rate	1,933,801.41	7.83584	353	360	360	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed Rate	84,335.34	10.14582	355	360	360	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed Rate	128,742.87	6.99000	355	360	360	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed Rate	30,678,686.29	7.11177	354	360	360	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed Rate	79,852.84	10.53827	356	360	360	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed Rate	9,802,737.00	6.72155	354	360	360	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed Rate 20/15 Balloon No Prepay	17,867.84	10.74000	162	180	240	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed Rate 30/15 Balloon	1,164,690.82	10.52640	174	180	360	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed Rate 30/15 Balloon	1,048,369.06	10.01729	175	180	360	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed Rate 30/15 Balloon	4,220,672.68	10.01658	174	180	360	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed Rate 30/15 Balloon	1,365,599.82	9.74741	175	180	360	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed Rate 30/15 Balloon	10,929,164.87	10.00969	174	180	360	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed Rate 30/15 Balloon	3,725,705.91	9.54637	175	180	360	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed Rate 30/15 Balloon No Prepay	9,425,735.90	10.00320	174	180	360	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed Rate 30/15 Balloon No Prepay	1,465,396.38	9.69539	174	180	360	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed Rate 40/30 Balloon	323,939.78	5.75000	353	360	480	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed Rate 40/30 Balloon	1,292,168.24	6.22363	354	360	480	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed Rate 40/30 Balloon	6,486,696.74	6.49095	354	360	480	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed Rate 40/30 Balloon	3,739,974.44	6.38121	355	360	480	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed Rate 40/30 Balloon No Prepay	697,652.96	7.27534	355	360	480	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed Rate No Prepay	547,526.42	8.88618	114	120	120	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed Rate No Prepay	115,519.62	7.83906	113	120	120	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed Rate No Prepay	1,125,954.01	9.16398	172	180	180	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed Rate No Prepay	120,559.34	9.88712	173	180	180	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed Rate No Prepay	27,693.94	8.75000	175	180	180	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed Rate No Prepay	761,057.74	9.55034	235	240	240	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed Rate No Prepay	2,269,204.94	10.62046	233	240	240	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed Rate No Prepay	512,957.85	9.87260	233	240	240	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed Rate No Prepay	56,973.90	10.05000	281	295	295	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed Rate No Prepay	183,984.01	9.01456	294	300	300	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed Rate No Prepay	118,706.64	5.68000	293	300	300	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed Rate No Prepay	10,225,314.22	7.64828	353	360	360	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed Rate No Prepay	697,940.19	10.34132	355	360	360	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed Rate No Prepay	3,826,472.05	6.82413	354	360	360	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed Rate No Prepay	294,453.42	9.99000	355	360	360	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
___________

(1) “6ML” indicates that the assumed Mortgage Loan bears interest based on six-month LIBOR.

The actual characteristics and the performance of the Mortgage Loans will differ from the assumptions used in constructing the tables set forth below, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is not expected that the Mortgage Loans will prepay at a constant rate until maturity, that all of the Mortgage Loans will prepay at the same rate or that there will be no defaults or delinquencies on the Mortgage Loans. Moreover, the diverse remaining terms to maturity and the Mortgage Rate of the Mortgage Loans could produce slower or faster principal payments than indicated in the tables at the various percentages of the Prepayment Assumption specified, even if the weighted average remaining term to maturity and the weighted average Mortgage Rates of the Mortgage Loans are as assumed. Any difference between such assumptions and the actual characteristics and performance of the Mortgage Loans, or the actual prepayment or loss experience, will cause the percentages of initial Class Principal Amounts outstanding over time and the weighted average lives of the Notes to differ (which difference could be material) from the corresponding information in the tables for each indicated percentage of the Prepayment Assumption.

Subject to the foregoing discussion and assumptions, the following tables indicate the weighted average lives of the Notes and set forth the percentages of the initial Class Principal Amounts of the Notes that would be outstanding after each of the Payment Dates shown at various percentages of the Prepayment Assumption.

The weighted average life of a Note is determined by (1) multiplying the net reduction, if any, of the applicable Class Principal Amount by the number of years from the date of issuance of the Note to the related Payment Date, (2) adding the results and (3) dividing the sum by the aggregate of the net reductions of Class Principal Amount described in (1) above.

Percentage of Initial Class Principal Amount of the Class A-1 and Class A-2 Notes

Outstanding at the Following Percentages of the Prepayment Assumption

	Class A-1 Notes					Class A-2 Notes
	70%	85%	100%	120%	140%	70%	85%	100%	120%	140%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%
April 25, 2007	63	56	48	38	28	100	100	100	100	100
April 25, 2008	16	*	0	0	0	100	100	42	0	0
April 25, 2009	0	0	0	0	0	19	0	0	0	0
April 25, 2010	0	0	0	0	0	0	0	0	0	0
April 25, 2011	0	0	0	0	0	0	0	0	0	0
April 25, 2012	0	0	0	0	0	0	0	0	0	0
April 25, 2013	0	0	0	0	0	0	0	0	0	0
April 25, 2014	0	0	0	0	0	0	0	0	0	0
April 25, 2015	0	0	0	0	0	0	0	0	0	0
April 25, 2016	0	0	0	0	0	0	0	0	0	0
April 25, 2017	0	0	0	0	0	0	0	0	0	0
April 25, 2018	0	0	0	0	0	0	0	0	0	0
April 25, 2019	0	0	0	0	0	0	0	0	0	0
April 25, 2020	0	0	0	0	0	0	0	0	0	0
April 25, 2021	0	0	0	0	0	0	0	0	0	0
April 25, 2022	0	0	0	0	0	0	0	0	0	0
April 25, 2023	0	0	0	0	0	0	0	0	0	0
April 25, 2024	0	0	0	0	0	0	0	0	0	0
April 25, 2025	0	0	0	0	0	0	0	0	0	0
April 25, 2026	0	0	0	0	0	0	0	0	0	0
April 25, 2027	0	0	0	0	0	0	0	0	0	0
April 25, 2028	0	0	0	0	0	0	0	0	0	0
April 25, 2029	0	0	0	0	0	0	0	0	0	0
April 25, 2030	0	0	0	0	0	0	0	0	0	0
April 25, 2031	0	0	0	0	0	0	0	0	0	0
April 25, 2032	0	0	0	0	0	0	0	0	0	0
April 25, 2033	0	0	0	0	0	0	0	0	0	0
April 25, 2034	0	0	0	0	0	0	0	0	0	0
April 25, 2035	0	0	0	0	0	0	0	0	0	0
April 25, 2036	0	0	0	0	0	0	0	0	0	0
Weighted Average Life in Years:
Without Optional Termination	1.30	1.13	1.00	0.86	0.74	2.76	2.27	2.00	1.80	1.64
With Optional Termination	1.30	1.13	1.00	0.86	0.74	2.76	2.27	2.00	1.80	1.64
_______________
* Indicates a value greater than 0.0% and less than 0.5%.

Percentage of Initial Class Principal Amount of the Class A-3 and Class A-4 Notes

Outstanding at the Following Percentages of the Prepayment Assumption

	Class A-3 Notes					Class A-4 Notes
	70%	85%	100%	120%	140%	70%	85%	100%	120%	140%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%
April 25, 2007	100	100	100	100	100	100	100	100	100	100
April 25, 2008	100	100	100	83	48	100	100	100	100	100
April 25, 2009	100	73	40	1	0	100	100	100	100	0
April 25, 2010	81	62	40	1	0	100	100	100	100	0
April 25, 2011	61	43	29	1	0	100	100	100	100	0
April 25, 2012	46	29	16	1	0	100	100	100	100	0
April 25, 2013	33	18	7	0	0	100	100	100	82	0
April 25, 2014	23	9	*	0	0	100	100	100	57	0
April 25, 2015	15	3	0	0	0	100	100	74	39	0
April 25, 2016	8	0	0	0	0	100	90	54	27	0
April 25, 2017	3	0	0	0	0	100	69	40	19	0
April 25, 2018	0	0	0	0	0	95	53	29	13	0
April 25, 2019	0	0	0	0	0	76	40	21	5	0
April 25, 2020	0	0	0	0	0	60	31	16	0	0
April 25, 2021	0	0	0	0	0	42	20	6	0	0
April 25, 2022	0	0	0	0	0	33	15	*	0	0
April 25, 2023	0	0	0	0	0	26	10	0	0	0
April 25, 2024	0	0	0	0	0	20	4	0	0	0
April 25, 2025	0	0	0	0	0	16	0	0	0	0
April 25, 2026	0	0	0	0	0	11	0	0	0	0
April 25, 2027	0	0	0	0	0	6	0	0	0	0
April 25, 2028	0	0	0	0	0	1	0	0	0	0
April 25, 2029	0	0	0	0	0	0	0	0	0	0
April 25, 2030	0	0	0	0	0	0	0	0	0	0
April 25, 2031	0	0	0	0	0	0	0	0	0	0
April 25, 2032	0	0	0	0	0	0	0	0	0	0
April 25, 2033	0	0	0	0	0	0	0	0	0	0
April 25, 2034	0	0	0	0	0	0	0	0	0	0
April 25, 2035	0	0	0	0	0	0	0	0	0	0
April 25, 2036	0	0	0	0	0	0	0	0	0	0
Weighted Average Life in Years:
Without Optional Termination	6.23	4.98	3.88	2.41	2.04	15.38	12.85	10.90	8.95	2.61
With Optional Termination	5.67	4.54	3.50	2.38	2.04	7.31	5.98	4.98	3.98	2.61
_______________
* Indicates a value greater than 0.0% and less than 0.5%.

Percentage of Initial Class Principal Amount of the Class M-1 and Class M-2 Notes

Outstanding at the Following Percentages of the Prepayment Assumption

	Class M-1 Notes					Class M-2 Notes
	70%	85%	100%	120%	140%	70%	85%	100%	120%	140%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%
April 25, 2007	100	100	100	100	100	100	100	100	100	100
April 25, 2008	100	100	100	100	100	100	100	100	100	100
April 25, 2009	100	100	100	100	98	100	100	100	100	100
April 25, 2010	78	58	58	100	98	100	100	100	100	100
April 25, 2011	57	37	21	40	52	100	100	100	100	100
April 25, 2012	40	21	7	1	23	100	100	100	100	100
April 25, 2013	26	9	0	0	4	100	100	91	54	100
April 25, 2014	15	*	0	0	0	100	100	67	37	74
April 25, 2015	6	0	0	0	0	100	78	49	26	47
April 25, 2016	0	0	0	0	0	98	59	36	18	23
April 25, 2017	0	0	0	0	0	78	46	26	10	7
April 25, 2018	0	0	0	0	0	63	35	19	0	0
April 25, 2019	0	0	0	0	0	50	27	14	0	0
April 25, 2020	0	0	0	0	0	40	20	4	0	0
April 25, 2021	0	0	0	0	0	28	12	0	0	0
April 25, 2022	0	0	0	0	0	22	3	0	0	0
April 25, 2023	0	0	0	0	0	17	0	0	0	0
April 25, 2024	0	0	0	0	0	12	0	0	0	0
April 25, 2025	0	0	0	0	0	4	0	0	0	0
April 25, 2026	0	0	0	0	0	0	0	0	0	0
April 25, 2027	0	0	0	0	0	0	0	0	0	0
April 25, 2028	0	0	0	0	0	0	0	0	0	0
April 25, 2029	0	0	0	0	0	0	0	0	0	0
April 25, 2030	0	0	0	0	0	0	0	0	0	0
April 25, 2031	0	0	0	0	0	0	0	0	0	0
April 25, 2032	0	0	0	0	0	0	0	0	0	0
April 25, 2033	0	0	0	0	0	0	0	0	0	0
April 25, 2034	0	0	0	0	0	0	0	0	0	0
April 25, 2035	0	0	0	0	0	0	0	0	0	0
April 25, 2036	0	0	0	0	0	0	0	0	0	0
Weighted Average Life in Years:
Without Optional Termination	5.74	4.76	4.42	4.90	5.24	13.63	11.30	9.59	7.89	9.04
With Optional Termination	5.47	4.55	4.24	3.98	3.22	7.31	5.98	4.98	3.98	3.23
_______________
* Indicates a value greater than 0.0% and less than 0.5%.

Percentage of Initial Class Principal Amount of the Class M-3 and Class M-4 Notes

Outstanding at the Following Percentages of the Prepayment Assumption

	Class M-3 Notes					Class M-4 Notes
	70%	85%	100%	120%	140%	70%	85%	100%	120%	140%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%
April 25, 2007	100	100	100	100	100	100	100	100	100	100
April 25, 2008	100	100	100	100	100	100	100	100	100	100
April 25, 2009	100	100	100	100	100	100	100	100	100	100
April 25, 2010	83	67	54	39	37	83	67	54	39	28
April 25, 2011	67	51	39	27	18	67	51	39	27	18
April 25, 2012	53	39	28	18	11	53	39	28	18	11
April 25, 2013	43	30	21	12	7	43	30	21	12	7
April 25, 2014	34	23	15	8	5	34	23	15	8	5
April 25, 2015	28	18	11	6	0	28	18	11	6	0
April 25, 2016	22	13	8	4	0	22	13	8	3	0
April 25, 2017	18	10	6	0	0	18	10	6	0	0
April 25, 2018	14	8	4	0	0	14	8	4	0	0
April 25, 2019	11	6	*	0	0	11	6	0	0	0
April 25, 2020	9	5	0	0	0	9	5	0	0	0
April 25, 2021	6	0	0	0	0	6	0	0	0	0
April 25, 2022	5	0	0	0	0	5	0	0	0	0
April 25, 2023	4	0	0	0	0	2	0	0	0	0
April 25, 2024	0	0	0	0	0	0	0	0	0	0
April 25, 2025	0	0	0	0	0	0	0	0	0	0
April 25, 2026	0	0	0	0	0	0	0	0	0	0
April 25, 2027	0	0	0	0	0	0	0	0	0	0
April 25, 2028	0	0	0	0	0	0	0	0	0	0
April 25, 2029	0	0	0	0	0	0	0	0	0	0
April 25, 2030	0	0	0	0	0	0	0	0	0	0
April 25, 2031	0	0	0	0	0	0	0	0	0	0
April 25, 2032	0	0	0	0	0	0	0	0	0	0
April 25, 2033	0	0	0	0	0	0	0	0	0	0
April 25, 2034	0	0	0	0	0	0	0	0	0	0
April 25, 2035	0	0	0	0	0	0	0	0	0	0
April 25, 2036	0	0	0	0	0	0	0	0	0	0
Weighted Average Life in Years:
Without Optional Termination	7.49	6.18	5.40	4.89	4.49	7.47	6.17	5.35	4.78	4.30
With Optional Termination	5.89	4.85	4.25	3.94	3.23	5.89	4.84	4.22	3.84	3.23
_______________
* Indicates a value greater than 0.0% and less than 0.5%.

Percentage of Initial Class Principal Amount of the Class M-5 and Class M-6 Notes

Outstanding at the Following Percentages of the Prepayment Assumption

	Class M-5 Notes					Class M-6 Notes
	70%	85%	100%	120%	140%	70%	85%	100%	120%	140%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%
April 25, 2007	100	100	100	100	100	100	100	100	100	100
April 25, 2008	100	100	100	100	100	100	100	100	100	100
April 25, 2009	100	100	100	100	100	100	100	100	100	100
April 25, 2010	83	67	54	39	28	83	67	54	39	28
April 25, 2011	67	51	39	27	18	67	51	39	27	18
April 25, 2012	53	39	28	18	11	53	39	28	18	11
April 25, 2013	43	30	21	12	7	43	30	21	12	7
April 25, 2014	34	23	15	8	4	34	23	15	8	0
April 25, 2015	28	18	11	6	0	28	18	11	5	0
April 25, 2016	22	13	8	0	0	22	13	8	0	0
April 25, 2017	18	10	6	0	0	18	10	6	0	0
April 25, 2018	14	8	1	0	0	14	8	0	0	0
April 25, 2019	11	6	0	0	0	11	6	0	0	0
April 25, 2020	9	3	0	0	0	9	0	0	0	0
April 25, 2021	6	0	0	0	0	6	0	0	0	0
April 25, 2022	5	0	0	0	0	1	0	0	0	0
April 25, 2023	0	0	0	0	0	0	0	0	0	0
April 25, 2024	0	0	0	0	0	0	0	0	0	0
April 25, 2025	0	0	0	0	0	0	0	0	0	0
April 25, 2026	0	0	0	0	0	0	0	0	0	0
April 25, 2027	0	0	0	0	0	0	0	0	0	0
April 25, 2028	0	0	0	0	0	0	0	0	0	0
April 25, 2029	0	0	0	0	0	0	0	0	0	0
April 25, 2030	0	0	0	0	0	0	0	0	0	0
April 25, 2031	0	0	0	0	0	0	0	0	0	0
April 25, 2032	0	0	0	0	0	0	0	0	0	0
April 25, 2033	0	0	0	0	0	0	0	0	0	0
April 25, 2034	0	0	0	0	0	0	0	0	0	0
April 25, 2035	0	0	0	0	0	0	0	0	0	0
April 25, 2036	0	0	0	0	0	0	0	0	0	0
Weighted Average Life in Years:
Without Optional Termination	7.44	6.15	5.31	4.69	4.17	7.41	6.12	5.26	4.60	4.05
With Optional Termination	5.89	4.84	4.20	3.76	3.23	5.89	4.84	4.18	3.70	3.23

Percentage of Initial Class Principal Amount of the Class M-7 and Class M-8 Notes

Outstanding at the Following Percentages of the Prepayment Assumption

	Class M-7 Notes					Class M-8 Notes
	70%	85%	100%	120%	140%	70%	85%	100%	120%	140%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%
April 25, 2007	100	100	100	100	100	100	100	100	100	100
April 25, 2008	100	100	100	100	100	100	100	100	100	100
April 25, 2009	100	100	100	100	100	100	100	100	100	87
April 25, 2010	83	67	54	39	28	83	67	54	39	28
April 25, 2011	67	51	39	27	18	67	51	39	27	18
April 25, 2012	53	39	28	18	11	53	39	28	18	11
April 25, 2013	43	30	21	12	4	43	30	21	12	0
April 25, 2014	34	23	15	8	0	34	23	15	0	0
April 25, 2015	28	18	11	0	0	28	18	11	0	0
April 25, 2016	22	13	7	0	0	22	13	0	0	0
April 25, 2017	18	10	0	0	0	18	10	0	0	0
April 25, 2018	14	6	0	0	0	14	0	0	0	0
April 25, 2019	11	*	0	0	0	11	0	0	0	0
April 25, 2020	9	0	0	0	0	3	0	0	0	0
April 25, 2021	1	0	0	0	0	0	0	0	0	0
April 25, 2022	0	0	0	0	0	0	0	0	0	0
April 25, 2023	0	0	0	0	0	0	0	0	0	0
April 25, 2024	0	0	0	0	0	0	0	0	0	0
April 25, 2025	0	0	0	0	0	0	0	0	0	0
April 25, 2026	0	0	0	0	0	0	0	0	0	0
April 25, 2027	0	0	0	0	0	0	0	0	0	0
April 25, 2028	0	0	0	0	0	0	0	0	0	0
April 25, 2029	0	0	0	0	0	0	0	0	0	0
April 25, 2030	0	0	0	0	0	0	0	0	0	0
April 25, 2031	0	0	0	0	0	0	0	0	0	0
April 25, 2032	0	0	0	0	0	0	0	0	0	0
April 25, 2033	0	0	0	0	0	0	0	0	0	0
April 25, 2034	0	0	0	0	0	0	0	0	0	0
April 25, 2035	0	0	0	0	0	0	0	0	0	0
April 25, 2036	0	0	0	0	0	0	0	0	0	0
Weighted Average Life in Years:
Without Optional Termination	7.34	6.05	5.18	4.48	3.91	7.28	5.96	5.09	4.37	3.79
With Optional Termination	5.89	4.83	4.15	3.63	3.18	5.89	4.82	4.14	3.58	3.12
_______________
* Indicates a value greater than 0.0% and less than 0.5%.

Percentage of Initial Class Principal Amount of the Class M-9 and Class M-10 Notes

Outstanding at the Following Percentages of the Prepayment Assumption

	Class M-9 Notes					Class M-10 Notes
	70%	85%	100%	120%	140%	70%	85%	100%	120%	140%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%
April 25, 2007	100	100	100	100	100	100	100	100	100	100
April 25, 2008	100	100	100	100	100	100	100	100	100	100
April 25, 2009	100	100	100	100	45	100	100	100	100	45
April 25, 2010	83	67	54	39	28	83	67	54	39	28
April 25, 2011	67	51	39	27	18	67	51	39	27	18
April 25, 2012	53	39	28	18	5	53	39	28	18	0
April 25, 2013	43	30	21	11	0	43	30	21	0	0
April 25, 2014	34	23	15	0	0	34	23	15	0	0
April 25, 2015	28	18	4	0	0	28	18	0	0	0
April 25, 2016	22	13	0	0	0	22	6	0	0	0
April 25, 2017	18	0	0	0	0	18	0	0	0	0
April 25, 2018	14	0	0	0	0	12	0	0	0	0
April 25, 2019	5	0	0	0	0	0	0	0	0	0
April 25, 2020	0	0	0	0	0	0	0	0	0	0
April 25, 2021	0	0	0	0	0	0	0	0	0	0
April 25, 2022	0	0	0	0	0	0	0	0	0	0
April 25, 2023	0	0	0	0	0	0	0	0	0	0
April 25, 2024	0	0	0	0	0	0	0	0	0	0
April 25, 2025	0	0	0	0	0	0	0	0	0	0
April 25, 2026	0	0	0	0	0	0	0	0	0	0
April 25, 2027	0	0	0	0	0	0	0	0	0	0
April 25, 2028	0	0	0	0	0	0	0	0	0	0
April 25, 2029	0	0	0	0	0	0	0	0	0	0
April 25, 2030	0	0	0	0	0	0	0	0	0	0
April 25, 2031	0	0	0	0	0	0	0	0	0	0
April 25, 2032	0	0	0	0	0	0	0	0	0	0
April 25, 2033	0	0	0	0	0	0	0	0	0	0
April 25, 2034	0	0	0	0	0	0	0	0	0	0
April 25, 2035	0	0	0	0	0	0	0	0	0	0
April 25, 2036	0	0	0	0	0	0	0	0	0	0
Weighted Average Life in Years:
Without Optional Termination	7.19	5.88	5.03	4.31	3.71	7.09	5.80	4.95	4.22	3.65
With Optional Termination	5.89	4.82	4.14	3.57	3.09	5.89	4.82	4.13	3.54	3.08
_______________
* Indicates a value greater than 0.0% and less than 0.5%.

Percentage of Initial Class Principal Amount of the Class M-11 Notes
Outstanding at the Following Percentages of the Prepayment Assumption

	Class M-11 Notes
	70%	85%	100%	120%	140%
Initial Percentage	100%	100%	100%	100%	100%
April 25, 2007	100	100	100	100	100
April 25, 2008	100	100	100	100	100
April 25, 2009	100	100	100	100	45
April 25, 2010	83	67	54	39	28
April 25, 2011	67	51	39	27	11
April 25, 2012	53	39	28	12	0
April 25, 2013	43	30	21	0	0
April 25, 2014	34	23	2	0	0
April 25, 2015	28	11	0	0	0
April 25, 2016	22	0	0	0	0
April 25, 2017	11	0	0	0	0
April 25, 2018	0	0	0	0	0
April 25, 2019	0	0	0	0	0
April 25, 2020	0	0	0	0	0
April 25, 2021	0	0	0	0	0
April 25, 2022	0	0	0	0	0
April 25, 2023	0	0	0	0	0
April 25, 2024	0	0	0	0	0
April 25, 2025	0	0	0	0	0
April 25, 2026	0	0	0	0	0
April 25, 2027	0	0	0	0	0
April 25, 2028	0	0	0	0	0
April 25, 2029	0	0	0	0	0
April 25, 2030	0	0	0	0	0
April 25, 2031	0	0	0	0	0
April 25, 2032	0	0	0	0	0
April 25, 2033	0	0	0	0	0
April 25, 2034	0	0	0	0	0
April 25, 2035	0	0	0	0	0
April 25, 2036	0	0	0	0	0
Weighted Average Life in Years:
Without Optional Termination	6.93	5.66	4.82	4.13	3.54
With Optional Termination	5.89	4.82	4.11	3.54	3.04

Material Federal Income Tax Considerations

Tax Classification of the Trust and of the Notes

In the opinion of Thacher Proffitt & Wood llp, based on the application of existing law and assuming compliance with the Agreements, for U.S. federal income tax purposes, the Notes will be classified as debt instruments to a holder thereof other than the owner of the Ownership Certificate or parties related to such owner. In addition, the Owner Trustee, on behalf of the Trust, will agree, and beneficial owners of the Notes will agree by their purchase of Notes, to treat the Notes as debt instruments for U.S. federal income tax purposes.

In the opinion of Thacher Proffitt & Wood llp, assuming compliance with the Agreements, for U.S. federal income tax purposes, despite the fact that the Trust will be classified as a taxable mortgage pool, the Trust will not be subject to federal income tax as long as an entity that qualifies as a REIT under the Code holds, directly or indirectly, through one or more wholly-owned qualified REIT subsidiaries a 100% ownership interest in the Ownership Certificate.

The Sponsor will hold through Aames Investment Acceptance Corporation, its wholly owned subsidiary, a 100% ownership interest in the Ownership Certificate. The Sponsor represents it filed for its taxable year ended December 31, 2004 an election to be a REIT, that it has been organized in conformity with the requirements for REIT qualification set forth in the Code, that it has operated and will continue to operate in a manner that enables it to qualify as a REIT and that it will not undertake any action that would cause the Trust to be subject to federal income tax. In rendering its opinion, Thacher Proffitt & Wood llp has not independently verified the Sponsor’s qualification as a REIT, but instead has relied solely upon the representation made by the Sponsor concerning its REIT status. If the Sponsor were to fail to qualify as a REIT while it or its subsidiary owns the Ownership Certificate, the Trust could become subject to federal income tax as a corporation and would not be allowed to file a consolidated federal income tax return with any other corporation. A tax imposed upon the Trust could reduce cash flow that would otherwise be available to make payments on the Notes. Any such failure of the holder of the Ownership Certificate to qualify as a REIT or a qualified REIT subsidiary would constitute an Indenture Default.

The Notes will not be treated as assets described in Section 7701(a)(19)(C) of the Code or “real estate assets” under Section 856(c)(4)(A) of the Code. In addition, interest on the Notes will not be treated as “interest on obligations secured by mortgages on real property” under Section 856(c)(3)(B) of the Code. The Notes will also not be treated as “qualified mortgages” under Section 860G(a)(3)(C) of the Code.

Tax Consequences to Holders of the Notes

Interest Income on the Notes. The notes may be treated as having been issued with OID. The beneficial owner of a note must include any OID with respect to such note in income as it accrues on a constant yield method, regardless of whether the beneficial owner receives any cash currently attributable to such OID. See “Material Federal Income Tax Consequences—Taxation of Debt Securities” in the Prospectus. The prepayment assumption that will be used in determining the accrual of any OID, market discount, or bond premium, if any, will be a rate equal to 100% of the Prepayment Assumption with respect to the Mortgage Loans. See “Yield, Prepayment and Weighted Average Life” above. No representation, however, is made as to the rate at which principal payments or recoveries on the mortgage loans actually will occur.

Possible Alternative Treatments of the Notes. If, contrary to the opinion of Thacher Proffitt & Wood llp, the IRS successfully asserted that a class of notes did not represent debt instruments for federal income tax purposes, those notes might be treated as equity interests in the trust. If, as a result, a REIT did not hold 100% of the equity in the trust, the trust could be subject to corporate income tax. Moreover, if a class of notes represented equity in the trust, payments of interest on that class of notes to a foreign person generally would be subject to U.S. tax and withholding requirements.

For further information regarding the federal income tax consequences of investing in the Notes, see “Material Federal Income Tax Consequences” in the Prospectus.

State and Local Income Tax Considerations

In addition to the federal income tax consequences described under “Material Federal Income Tax Considerations” above, prospective investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the offered securities. State and local income tax law may differ substantially from the corresponding federal tax law, and this discussion does not purport to describe any aspect of the income tax laws of any state or municipality. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the offered securities.

Legal Investment Considerations

The Notes will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”).

Institutions whose investment activities are subject to review by certain regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain mortgage related securities. In addition, several states have adopted or may adopt regulations that prohibit certain state chartered institutions from purchasing or holding similar types of securities.

Accordingly, investors should consult their own legal advisors to determine whether and to what extent the Notes may be purchased by such investors.

ERISA Considerations

General

Section 406 of ERISA prohibits, and Section 4975 of the Code imposes adverse tax consequences on, certain transactions between a Plan and persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such Plan. A violation of these “prohibited transaction” rules may result in excise taxes and other penalties and liabilities under ERISA and the Code for such persons.

Certain transactions involving the assets of a trust might be deemed to constitute prohibited transactions under Section 406 of ERISA and Section 4975 of the Code with respect to a Plan that purchased notes issued by that trust if assets of the trust were deemed to be assets of the Plan. Under the Plan Asset Regulations, the assets of a trust would be treated as plan assets of the Plan for the purposes of ERISA and the Code only if the Plan acquired an “equity interest” in the trust and none of the exceptions contained in the Plan Asset Regulations was applicable. An equity interest is defined under the Plan Asset Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features.

Purchases of the Notes

Although there is little guidance on the subject, the Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulations. This determination is based in part upon (i) tax counsel’s opinion that Notes transferred on the Closing Date to parties unrelated to the holder of the Ownership Certificate will be classified as debt for U. S. federal income tax purposes, based on certain assumptions (including that the rating of the Notes as of the Closing Date has not declined below investment grade) and (ii) the traditional debt features of the Notes, including the reasonable expectation of purchasers of the Notes that they will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. Based upon the foregoing and other considerations, subject to the considerations described below, the Notes may be purchased by a Plan.

Without regard to whether the Notes are considered an “equity interest” in the Trust under the Plan Asset Regulations, the acquisition or holding of Notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Underwriters, the Trust, the Owner Trustee or the Indenture Trustee, or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Plan. In that case, Prohibited Transaction Class Exemption (“PTCE”) 84-14 (relating to transactions effected by a “qualified professional asset manager”); PTCE 90-1 (relating to transactions involving insurance company pooled separate accounts); PTCE 91-38 (relating to transactions involving bank collective investment funds); PTCE 95-60 (relating to transactions involving insurance company general accounts); PTCE 96-23 (relating to transactions effected by an “in-house asset manager”); and any other applicable exemption granted by the U.S. Department of Labor (collectively, the “Investor-Based Exemptions”) from the prohibited transaction rules could be applicable, depending on the type of Plan involved and the circumstances of the plan fiduciary’s decision to acquire a Note. Even if the conditions specified in one or more of the Investor-Based Exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts that might be construed as prohibited transactions. There can be no assurance that any of the Investor-Based Exemptions, or any other exemption, will be available with respect to any particular transaction involving the Notes.

The Notes should not be purchased with the assets of an employee benefit plan as described in Section 3(3) of ERISA and subject to Title I of ERISA, any plan subject to Section 4975 of the Code, any employee benefit plan or other retirement arrangement subject to any provision of applicable federal, state, local or foreign law materially similar to the foregoing provisions of ERISA or the Code or any entity deemed to hold the assets of the foregoing (a “Benefit Plan”) if the Depositor, the Indenture Trustee, the Owner Trustee, the Underwriters or any of their affiliates is a fiduciary or gives investment advice with respect to such Benefit Plan or is an employer maintaining or contributing to such Benefit Plan, unless such purchase and holding of the Notes would be covered by an applicable prohibited transaction exemption, or, if subject to any federal, state, local or foreign laws substantially similar to ERISA or Section 4975 of the Code (“Similar Law”), will not cause a non-exempt violation of that law.

Prospective Benefit Plan investors in Notes should consult with their legal advisors concerning the impact of ERISA and the Code, the availability of other exemptions from the prohibited transaction rules that may apply to them, and the potential consequences in their specific circumstances, prior to making an investment in the notes. Each Benefit Plan fiduciary should also determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Notes is appropriate for the Benefit Plan, taking into account the overall investment policy of the Plan and the composition of the Benefit Plan’s investment portfolio.

Each purchaser and transferee of a Note will be deemed to represent and warrant to the trust that either (i) it is not a Benefit Plan or (ii) it is a Benefit Plan at the time of acquisition of the Notes, the Notes are rated investment grade, and its acquisition and holding of such Notes will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code which is not covered under an Investor-Based Exemption or some other applicable exemption, and will not cause a non-exempt violation of any Similar Law.

The sale of Notes to a Plan is in no respect a representation by the issuing entity or any underwriter of the Notes that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

Use of Proceeds

The net proceeds from the sale of the Underwritten Notes will be applied by the Depositor toward the purchase of the Mortgage Loans, and will be applied by the Sponsor toward the repayment of any related financing.

Legal Matters

Certain legal matters with respect to the Notes will be passed upon for the Depositor and for the Underwriters by Thacher Proffitt & Wood LLP, New York, New York. Certain legal matters with respect to the Sponsor and the Servicer will be passed upon by Sidley Austin llp, New York, New York.

Underwriting

Subject to the terms and conditions set forth in the underwriting agreement (the “Underwriting Agreement”) among the Depositor and Greenwich Capital Markets, Inc, Friedman, Billings, Ramsey & Co., Inc., Bear, Stearns & Co. Inc., Citigroup Global Markets Inc., Countrywide Securities Corporation, Lehman Brothers Inc. and Morgan Stanley & Co. Incorporated (collectively, the “Underwriters”), the Depositor has agreed to sell to the Underwriters, and each Underwriter has severally but not jointly agreed to purchase from the Depositor, the principal amounts of the following classes of Notes (the “Underwritten Notes”) shown opposite its name:

	Underwriters
Class of Notes	Greenwich Capital Markets, Inc.	Friedman, Billings, Ramsey & Co., Inc.	Bear Stearns & Co. Inc.	Citigroup Global Markets Inc.	Countrywide Securities Corporation	Lehman Brothers Inc.	Morgan Stanley & Co. Incorporated
A-1	$97,739,200	$97,739,200	$9,773,920	$9,773,920	$9,773,920	$9,773,920	$9,773,920
A-2	$25,160,800	$25,160,800	$2,516,080	$2,516,080	$2,516,080	$2,516,080	$2,516,080
A-3	$50,892,800	$50,892,800	$5,089,280	$5,089,280	$5,089,280	$5,089,280	$5,089,280
A-4	$9,056,400	$9,056,400	$905,640	$905,640	$905,640	$905,640	$905,640
M-1	$17,979,200	$17,979,200	$1,797,920	$1,797,920	$1,797,920	$1,797,920	$1,797,920
M-2	$5,259,200	$5,259,200	$525,920	$525,920	$525,920	$525,920	$525,920
M-3	$4,647,600	$4,647,600	$464,760	$464,760	$464,760	$464,760	$464,760
M-4	$4,525,200	$4,525,200	$452,520	$452,520	$452,520	$452,520	$452,520
M-5	$3,914,000	$3,914,000	$391,400	$391,400	$391,400	$391,400	$391,400
M-6	$4,892,400	$4,892,400	$489,240	$489,240	$489,240	$489,240	$489,240
M-7	$6,237,600	$6,237,600	$623,760	$623,760	$623,760	$623,760	$623,760
M-8	$2,446,000	$2,446,000	$244,600	$244,600	$244,600	$244,600	$244,600
M-9	$2,201,600	$2,201,600	$220,160	$220,160	$220,160	$220,160	$220,160
M-10	$1,223,200	$1,223,200	$122,320	$122,320	$122,320	$122,320	$122,320
M-11	$2,446,000	$2,446,000	$244,600	$244,600	$244,600	$244,600	$244,600
The distribution of the Underwritten Notes by the Underwriters will be effected in each case from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of sale. The Underwriters may effect such transactions by selling the Underwritten Notes to or through dealers, and such dealers may receive from the Underwriters, for whom they act as agent, compensation in the form of underwriting discounts, concessions or commissions. The Underwriters and any dealers that participate with the Underwriters in the distribution of the Underwritten Notes may be deemed to be an underwriter, and any discounts, commissions or concessions received by them, and any profit on the resale of the Underwritten Notes purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the “Act”).

It is expected that the proceeds to the Depositor from the sale of the Underwritten Notes will be approximately $593,940,030, before deducting issuance expenses payable by the Depositor.

The Underwriting Agreement provides that the Depositor will indemnify each Underwriter against certain civil liabilities, including liabilities under the Act.

Immediately prior to the sale of the Mortgage Loans to the Trust, certain of the Mortgage Loans were subject to financing provided by affiliates of one or more of the Underwriters.

Bear, Stearns & Co. is an affiliate of BSFP, the Swap Provider.

After the initial distribution of the Underwritten Notes by the Underwriters, the accompanying Prospectus and prospectus supplement may be used by the Underwriters in connection with market making transactions in the Underwritten Notes. The Underwriters may act as principal or agent in such transactions. Such transactions will be at prices related to prevailing market prices at the time of sale.

Ratings

It is a condition to the issuance of the Notes that they be assigned the respective ratings indicated on page S-10 by Moody’s and S&P.

The ratings of “AAA” and “Aaa” are the highest ratings that the applicable rating agency assigns to securities. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. A securities rating addresses the likelihood of receipt by holders of Notes of payments in the amount of scheduled payments on the Mortgage Loans. The rating takes into consideration the characteristics of the Mortgage Loans and the structural and legal aspects associated with the Notes. The ratings do not take into consideration any of the tax aspects associated with the Notes. The ratings on the Notes do not represent any assessment of the likelihood or rate of principal prepayments. The ratings do not address the possibility that holders of Notes might suffer a lower than anticipated yield due to prepayments.

The ratings do not address the likelihood that any Basis Risk Shortfall or Unpaid Basis Risk Shortfall will be repaid to Noteholders from Monthly Excess Cashflow.

The security ratings assigned to the Notes should be evaluated independently from similar ratings on other types of securities.

The Depositor has not requested a rating of the Notes by any rating agency other than those described above; there can be no assurance, however, as to whether any other rating agency will rate the Notes or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the Notes could be lower than the respective ratings assigned by the rating agencies described above.

Index of Principal Terms

Defined Term

Aames Financial
Aames Investment
AB Servicing Criteria
Accrual Period
Adjustable Rate Mortgage Loans
Adjustment Date
Advance
Aggregate Loan Balance
Allocated Realized Loss Amount
Basis Risk Shortfall
BBA
Beneficial Owner
Benefit Plan
Book-Entry Notes
Business Day
Class M-1 and Class M-2 Principal Payment Amount
Class M-1 and Class M-2 Target Amount
Class Principal Amount
Clearstream Luxembourg
Closing Date
Collection Account
Collection Period
Combined Loan-to-Value Ratio
Compensating Interest
CPR
Cumulative Loss Trigger Event
Current Interest
Custodial Account
Cut-off Date Balance
Deferred Interest
Definitive Note
Delinquency Rate
Depositor
Designated Telerate Page
Downgrade Provisions
DTC
Euroclear
European Depositaries
FCRA
Fixed Rate Cap
Fixed Rate Mortgage Loans
GCM
Gross Margin
Indenture
Indenture Default
Initial Cap
Initial Optional Termination Date
Insurance Proceeds
Interest Rate
Interest Remittance Amount
Interest Settlement Rate
Investor-Based Exemptions
Issuing Entity
LIBOR
LIBOR Business Day
LIBOR Determination Date
Liquidated Mortgage Loan
Master Servicing Fee
Master Servicing Fee Rate
Maximum Rate
Minimum Rate
Modeling Assumptions
Monthly Excess Cashflow
Monthly Excess Interest
Mortgage Loan Purchase Agreement
Mortgage Loans
Mortgage Pool
Mortgage Rate
Net Funds Cap
Net Liquidation Proceeds
Net Mortgage Rate
Net Prepayment Interest Shortfalls
Noteholder
Notes
Overcollateralization Amount
Overcollateralization Release Amount
Ownership Certificate
Ownership Certificateholder
Payahead
Payment Date
Penalty Period
Periodic Cap
Prepayment Assumption
Prepayment Interest Excess
Prepayment Interest Shortfall
Prepayment Period
Prepayment Premium
Principal Payment Amount
Principal Remittance Amount
Priority Class
PTCE
Realized Loss
Record Date
Reference Banks
Regulation AB
Relevant Depositary
Relief Act
Reserve Interest Rate
Rolling Three Month Delinquency Rate
Scheduled Payment
Scheduled Principal Balance
Seller
Senior Enhancement Percentage
Senior Notes
Senior Principal Payment Amount
Senior Priority
Senior Target Amount
Servicer
Servicing Advance
Servicing Fee
Servicing Fee Rate
Similar Law
Six-Month LIBOR Index
SMMEA
Stepdown Date
Strike Rate
Subordinate Class Principal Payment Amount
Subordinate Class Target Amount
Subordinate Notes
Subordinate Priority
Subsequent Recoveries
Substitution Amount
Swap Defaults
Swap Early Termination
Swap Provider
Swap Provider Trigger Event
Swap Termination Payment
Target Amount
Targeted Overcollateralization Amount
Termination Event
Termination Price
Transfer and Servicing Agreement
Trigger Event
Trust
Trust Agreement
Trust Estate
Trustee
Unpaid Basis Risk Shortfall
Unpaid Interest Shortfall Amount
Wells Fargo Bank

Annex A

Global Clearance, Settlement and Tax Documentation Procedures

Except in certain limited circumstances, the globally offered Aames Mortgage Investment Trust 2006-1 Mortgage Backed Notes, Series 2006-1 (the “Global Securities”) will be available only in book entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream Luxembourg or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same day funds.

Secondary market trading between investors holding Global Securities through Clearstream Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage loan asset backed notes issues.

Secondary cross market trading between Clearstream Luxembourg or Euroclear and DTC Participants holding Notes will be effected on a delivery against payment basis through the respective Depositaries of Clearstream Luxembourg and Euroclear (in such capacity) and as DTC Participants.

A holder that is not a United States person (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream Luxembourg and Euroclear will hold positions on behalf of their Participants through their respective Relevant Depositaries, which in turn will hold such positions in accounts as DTC Participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage loan asset backed notes issues. Investors’ securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no lock up or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading Between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset backed notes issues in same-day funds.

Trading Between Clearstream Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same day funds.

Trading Between DTC Seller and Clearstream Luxembourg or Euroclear Purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream Luxembourg or Euroclear will instruct the respective Relevant Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Relevant Depositary of the DTC Participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Luxembourg Participant’s or Euroclear Participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream Luxembourg or Euroclear has extended a line of credit to them, Clearstream Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Luxembourg Participant’s or Euroclear Participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading Between Clearstream Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Relevant Depositary, to a DTC Participant. The seller will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream Luxembourg or Euroclear will instruct the respective Relevant Depositary, as appropriate, to deliver the Global Securities to the DTC Participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Luxembourg Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back valuation will extinguish any overdraft incurred over that one day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Luxembourg Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(a) borrowing through Clearstream Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream Luxembourg or Euroclear accounts) in accordance with the clearing system’s customary procedures;

(b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to the settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream Luxembourg or Euroclear account in order to settle the sale side of the trade; or

(c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Luxembourg or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A holder that is not a United States person within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986 holding a book entry note through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax at a rate of 30% unless such holder provides certain documentation to the Trust Administrator or to the U.S. entity required to withhold tax (the U.S. withholding agent) establishing an exemption from withholding. A holder that is not a United States person may be subject to 30% withholding unless:

I.  the Trust Administrator or the U.S. withholding agent receives a statement—

(a) from the holder on Internal Revenue Service (IRS) Form W-8BEN (or any successor form) that—

(i) is signed by the noteholder under penalties of perjury,

(ii) certifies that such owner is not a United States person, and

(iii) provides the name and address of the noteholder, or

(b) from a securities clearing organization, a bank or other financial institution that holds customer’s securities in the ordinary course of its trade or business that—

(i) is signed under penalties of perjury by an authorized representative of the financial institution,

(ii) states that the financial institution has received an IRS Form W-8BEN (or any successor form) from the noteholder or that another financial institution acting on behalf of the noteholder has received such IRS Form W-8BEN (or any successor form),

(iii) provides the name and address of the noteholder, and

(iv) attaches the IRS Form W-8BEN (or any successor form) provided by the noteholder;

II. the holder claims an exemption or reduced rate based on a treaty and provides a properly executed IRS Form W-8BEN (or any successor form) to Trust Administrator or the U.S. withholding agent;

III. the holder claims an exemption stating that the income is effectively connected to a U.S. trade or business and provides a properly executed IRS Form W-8ECI (or any successor form) to Trust Administrator or the U.S. withholding agent; or

IV. the holder is a non-withholding partnership and provides a properly executed IRS Form W-8IMY (or any successor form) with all necessary attachments to Trust Administrator or the U.S. withholding agent. Certain pass through entities that have entered into agreements with the Internal Revenue Service (for example qualified intermediaries) may be subject to different documentation requirements; it is recommended that such holders consult with their tax advisors when purchasing the Notes.

A holder holding book entry notes through Clearstream or Euroclear provides the forms and statements referred to above by submitting them to the person through which he holds an interest in the book entry notes, which is the clearing agency, in the case of persons holding directly on the books of the clearing agency. Under certain circumstances a Form W-8BEN, if furnished with a taxpayer identification number, (TIN), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect. A Form W-8BEN, if furnished without a TIN, and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.

In addition, all holders holding book entry notes through Clearstream, Euroclear or DTC may be subject to backup withholding at a rate of up to 31% unless the holder:

I. provides a properly executed IRS Form W-8BEN, Form W-8ECI or Form W-8IMY (or any successor forms) if that person is not a United States person;

II. provides a properly executed IRS Form W-9 (or any substitute form) if that person is a United States person; or

III. is a corporation, within the meaning of Section 7701(a) of the Internal Revenue Code of 1986, or otherwise establishes that it is a recipient exempt from United States backup withholding.

This summary does not deal with all aspects of federal income tax withholding or backup withholding that may be relevant to investors that are not United States persons within the meaning of Section 7701(a)(30) of the Internal Revenue Code. Such investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the book entry notes.

The term “United States” person means (1) a citizen or resident of the United States, (2) a corporation or partnership organized in or under the laws of the United States or any state or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust, and (5) to the extent provided in regulations, certain trusts in existence on August 20, 1996 that are treated as United States persons prior to such date and that elect to continue to be treated as United States persons.

Annex B

Certain Characteristics of the Mortgage Loans

The following tables set forth, as of the Cut-off Date, the number, aggregate Scheduled Principal Balance and percentage of the Mortgage Pool, having the stated characteristics shown in the tables in each range. The sum of the amounts of the aggregate Scheduled Principal Balances and the percentages in the following tables may not equal the totals due to rounding.

Range of Scheduled Principal Balances

Range of Scheduled Principal Balances ($)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance ($)	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average Credit Score
0.01 - 50,000.00	637	$21,230,313.49	3.47%	9.859%	209	92.79%	612
50,000.01 - 100,000.00	899	66,077,739.48	10.81	8.873	301	81.90	606
100,000.01 - 150,000.00	703	87,399,730.69	14.29	7.796	345	77.23	612
150,000.01 - 200,000.00	521	90,440,364.52	14.79	7.453	353	76.45	606
200,000.01 - 250,000.00	400	89,324,298.91	14.61	7.364	355	76.64	614
250,000.01 - 300,000.00	279	76,393,762.93	12.49	7.209	354	76.23	625
300,000.01 - 350,000.00	178	57,278,878.76	9.37	7.218	354	77.50	622
350,000.01 - 400,000.00	127	47,442,984.60	7.76	6.993	353	79.03	635
400,000.01 - 450,000.00	71	30,244,687.54	4.95	7.087	355	78.29	633
450,000.01 - 500,000.00	60	28,498,147.84	4.66	6.958	356	78.09	639
500,000.01 - 550,000.00	14	7,332,630.04	1.20	7.050	355	77.55	643
550,000.01 - 600,000.00	11	6,300,984.88	1.03	6.678	356	78.15	622
600,000.01 - 650,000.00	2	1,277,110.66	0.21	7.183	355	83.99	645
700,000.01 - 750,000.00	1	739,991.29	0.12	6.800	355	80.00	672
750,000.01 - 800,000.00	2	1,554,059.55	0.25	6.995	355	69.14	678
Total	3,905	$611,535,685.18	100.00%	7.581%	342	78.22%	618

The average Scheduled Principal Balance for the Mortgage Loans is approximately $156,603.

Range of Mortgage Rates(1)

Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance ($)	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average Credit Score
5.000 - 5.499	39	$10,073,957.50	1.65%	5.399%	355	74.16%	667
5.500 - 5.999	331	78,640,315.88	12.86	5.808	352	73.76	650
6.000 - 6.499	296	66,024,184.71	10.80	6.265	353	74.04	641
6.500 - 6.999	486	103,218,461.45	16.88	6.754	354	75.70	630
7.000 - 7.499	371	74,080,044.04	12.11	7.253	354	76.49	625
7.500 - 7.999	460	83,347,355.24	13.63	7.747	354	77.41	613
8.000 - 8.499	289	42,815,796.95	7.00	8.234	350	78.36	596
8.500 - 8.999	366	48,452,939.40	7.92	8.735	335	81.45	595
9.000 - 9.499	257	26,727,854.77	4.37	9.234	319	83.83	583
9.500 - 9.999	515	38,838,247.02	6.35	9.811	279	88.45	595
10.000 - 10.499	110	12,519,674.11	2.05	10.244	336	85.94	568
10.500 - 10.999	213	14,866,182.62	2.43	10.733	292	89.37	569
11.000 - 11.499	73	4,193,103.14	0.69	11.182	273	89.65	578
11.500 - 11.999	39	3,930,844.03	0.64	11.768	323	87.12	560
12.000 - 12.499	50	3,138,414.32	0.51	12.127	229	97.54	594
12.500 - 12.999	6	428,269.69	0.07	12.789	268	87.53	566
13.000 - 13.499	3	223,518.83	0.04	13.292	281	83.23	553
13.500 - 13.999	1	16,521.48	0.00	13.750	212	100.00	621
Total	3,905	$611,535,685.18	100.00%	7.581%	342	78.22%	618

The weighted average Mortgage Rate for the Mortgage Loans is approximately 7.581%.

_____________
(1) Reflects the current Mortgage Rates for the Mortgage Loans.

Loan Type

Loan Type	Number of Mortgage Loans	Aggregate Scheduled Principal Balance ($)	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average Credit Score
2/28 ARM	1,445	$244,167,006.13	39.93%	7.913%	356	77.20%	590
2/28 ARM 40/30 Balloon	405	100,675,338.60	16.46	7.102	356	78.14	635
2/28 ARM IO	158	43,565,529.37	7.12	6.905	355	79.33	659
Fixed 20/15 Balloon	1	17,867.84	0.00	10.740	162	100.00	580
3/27 ARM	65	10,364,366.29	1.69	7.480	355	76.43	618
3/27 ARM 40/30 Balloon	42	8,027,279.35	1.31	7.320	356	79.27	631
3/27 ARM IO	20	5,237,238.22	0.86	7.115	355	80.04	651
Fixed 30/15 Balloon	683	33,345,335.44	5.45	9.951	174	98.93	632
Fixed 40/30 Balloon	61	12,540,432.16	2.05	6.455	354	69.74	654
5/25 ARM	188	35,709,702.02	5.84	7.036	355	76.64	627
5/25 ARM 40/30 Balloon	66	14,708,926.41	2.41	7.006	356	79.32	639
5/25 ARM IO	79	18,971,926.69	3.10	6.471	355	80.39	665
Fixed Rate	692	84,204,736.66	13.77	7.417	330	73.73	626
Total	3,905	$611,535,685.18	100.00%	7.581%	342	78.22%	618

Original Terms To Maturity

Original Terms to Maturity (Months)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance ($)	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average Credit Score
120	16	$768,446.42	0.13%	8.528%	112	61.35%	608
180	724	36,334,854.59	5.94	9.790	174	96.24	628
240	190	10,008,722.22	1.64	9.419	233	90.51	628
295	1	56,973.90	0.01	10.050	281	75.00	600
300	11	1,883,669.46	0.31	6.692	293	68.12	640
343	1	107,337.64	0.02	7.755	339	80.00	602
360	2,962	562,375,680.95	91.96	7.407	355	76.89	617
Total	3,905	$611,535,685.18	100.00%	7.581%	342	78.22%	618

The weighted average original term to maturity for the Mortgage Loans is approximately 347 months.

Range of Remaining Terms To Maturity

Range of Remaining Terms To Maturity (Months)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance ($)	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average Credit Score
61 - 120	16	$768,446.42	0.13%	8.528%	112	61.35%	608
121 - 180	724	36,334,854.59	5.94	9.790	174	96.24	628
181 - 240	190	10,008,722.22	1.64	9.419	233	90.51	628
241 - 300	12	1,940,643.36	0.32	6.790	293	68.32	638
301 - 360	2,963	562,483,018.59	91.98	7.407	355	76.89	617
Total	3,905	$611,535,685.18	100.00%	7.581%	342	78.22%	618

The weighted average remaining term to maturity for the Mortgage Loans is approximately 342 months.

Range of Original Combined Loan-To-Value Ratios

Range of Original Combined Loan-To-Value Ratios (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance ($)	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average Credit Score
0.01 - 49.99	131	$16,596,474.90	2.71%	6.884%	339	38.17%	616
50.00 - 54.99	58	8,009,640.18	1.31	7.337	346	52.61	602
55.00 - 59.99	73	11,428,470.49	1.87	7.104	349	57.46	604
60.00 - 64.99	112	19,711,059.17	3.22	7.225	350	62.44	592
65.00 - 69.99	168	33,288,654.42	5.44	6.992	352	67.55	599
70.00 - 74.99	307	54,921,925.05	8.98	7.111	353	71.58	608
75.00 - 79.99	337	65,936,636.16	10.78	7.175	353	76.74	610
80.00	1,392	276,286,653.56	45.18	7.259	355	80.00	632
80.01 - 84.99	43	9,590,016.47	1.57	7.835	354	83.40	597
85.00 - 89.99	183	34,502,700.01	5.64	8.543	352	85.99	589
90.00 - 94.99	179	27,239,553.76	4.45	8.480	343	90.38	617
95.00 - 99.99	174	18,823,577.33	3.08	9.795	319	95.49	588
100.01	748	35,200,323.68	5.76	10.009	190	100.00	632
Total	3,905	$611,535,685.18	100.00%	7.581%	342	78.22%	618

The weighted average original Combined Loan-to-Value Ratio for the Mortgage Loans is approximately 78.22%.

Geographic Distribution of Mortgaged Properties

State	Number of Mortgage Loans	Aggregate Scheduled Principal Balance ($)	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average Credit Score
Arizona	91	$13,177,970.03	2.15%	7.463%	345	76.20%	609
California	545	138,376,717.60	22.63	7.115	344	77.03	634
Colorado	14	1,635,163.73	0.27	7.760	336	82.82	613
Connecticut	53	7,469,491.35	1.22	8.173	338	81.01	619
Delaware	7	1,276,392.52	0.21	8.233	355	77.09	596
Florida	930	145,529,191.92	23.80	7.433	343	78.41	617
Georgia	144	16,675,460.13	2.73	8.182	339	84.51	616
Hawaii	7	2,198,557.52	0.36	7.904	356	72.29	614
Idaho	1	27,924.18	0.00	8.500	169	99.11	601
Illinois	24	2,298,983.67	0.38	8.921	341	82.62	579
Indiana	8	1,065,545.32	0.17	8.265	356	80.83	590
Iowa	3	127,483.69	0.02	7.711	311	84.75	667
Kansas	16	827,989.35	0.14	8.562	313	77.65	596
Kentucky	7	955,980.92	0.16	6.991	355	84.79	647
Louisiana	7	521,111.47	0.09	8.866	331	89.15	590
Maine	3	315,220.41	0.05	8.688	356	76.31	574
Maryland	73	14,874,437.38	2.43	7.786	352	78.47	600
Massachusetts	84	18,913,054.03	3.09	7.698	344	78.21	613
Michigan	78	7,993,566.97	1.31	8.186	342	79.07	606
Minnesota	53	6,696,398.50	1.10	7.038	328	81.79	632
Mississippi	5	452,457.51	0.07	10.323	326	87.13	583
Missouri	67	6,845,487.89	1.12	8.009	337	79.85	604
Nebraska	2	254,000.28	0.04	7.904	356	75.60	671
Nevada	76	13,965,900.48	2.28	7.010	338	75.19	617
New Hampshire	6	1,013,242.73	0.17	7.453	344	78.51	623
New Jersey	166	35,749,744.79	5.85	7.793	351	74.58	612
New Mexico	1	43,503.28	0.01	12.000	173	94.74	600
New York	192	49,698,695.44	8.13	7.433	346	74.73	625
North Carolina	59	6,319,581.83	1.03	8.334	341	83.40	613
Ohio	124	9,369,330.02	1.53	8.353	342	82.25	605
Oklahoma	43	3,744,319.60	0.61	7.792	333	83.40	632
Oregon	55	7,410,852.32	1.21	7.369	340	80.05	635
Pennsylvania	52	4,520,438.98	0.74	8.418	340	80.10	590
Rhode Island	25	3,990,272.81	0.65	7.636	329	81.93	622
South Carolina	26	2,848,236.77	0.47	8.988	347	83.81	605
Tennessee	107	8,105,908.66	1.33	8.399	332	82.26	593
Texas	534	44,403,298.42	7.26	8.436	328	80.97	596
Utah	37	4,548,748.91	0.74	7.934	338	82.26	606
Virginia	67	10,809,155.33	1.77	7.551	339	76.22	610
Washington	85	13,746,445.16	2.25	7.142	342	78.57	631
West Virginia	3	343,108.96	0.06	9.217	329	92.43	562
Wisconsin	25	2,396,314.32	0.39	9.115	337	81.68	598
Total	3,905	$611,535,685.18	100.00%	7.581%	342	78.22%	618

Property Type

Property Type	Number of Mortgage Loans	Aggregate Scheduled Principal Balance ($)	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average Credit Score
2 Units	162	$37,657,432.66	6.16%	7.422%	345	75.96%	636
3 Units	19	4,249,250.66	0.69	7.610	341	78.63	628
4 Units	8	2,093,199.11	0.34	7.849	356	71.61	644
Condominium	211	31,215,235.59	5.10	7.686	344	80.20	637
PUD	2	897,839.21	0.15	7.160	355	81.43	589
Single Family	3,503	535,422,727.95	87.55	7.586	342	78.28	616
Total	3,905	$611,535,685.18	100.00%	7.581%	342	78.22%	618

Loan Purpose

Loan Purpose	Number of Mortgage Loans	Aggregate Scheduled Principal Balance ($)	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average Credit Score
Refinance - Cashout	1,885	$347,987,213.48	56.90%	7.377%	351	74.35%	607
Purchase	1,563	217,083,569.67	35.50	7.773	334	83.53	639
Refinance - Rate Term	457	46,464,902.03	7.60	8.213	312	82.37	609
Total	3,905	$611,535,685.18	100.00%	7.581%	342	78.22%	618

Occupancy Status

Occupancy Status	Number of Mortgage Loans	Aggregate Scheduled Principal Balance ($)	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average Credit Score
Non-owner	162	$23,804,626.88	3.89%	7.927%	354	75.91%	627
Primary	3,743	587,731,058.30	96.11	7.567	342	78.31	618
Total	3,905	$611,535,685.18	100.00%	7.581%	342	78.22%	618

Loan Documentation

Loan Documentation	Number of Mortgage Loans	Aggregate Scheduled Principal Balance ($)	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average Credit Score
Full	1,601	$234,819,189.33	38.40%	7.422%	341	79.18%	615
Full Plus	802	115,353,608.75	18.86	7.235	342	76.28	611
Limited	17	4,684,557.07	0.77	7.185	355	76.61	604
Stated	1,485	256,678,330.03	41.97	7.890	343	78.23	625
Total	3,905	$611,535,685.18	100.00%	7.581%	342	78.22%	618

Original Prepayment Premium Term (Months)

Original Prepayment Premium Term (Months)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance ($)	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average Credit Score
None	1,201	$165,892,415.37	27.13%	8.083%	338	78.72%	609
12	124	24,906,254.67	4.07	7.381	332	76.20	641
24	1,621	294,399,909.50	48.14	7.439	351	78.55	615
36	959	126,337,105.64	20.66	7.295	327	77.16	634
Total	3,905	$611,535,685.18	100.00%	7.581%	342	78.22%	618

The non-zero weighted average original prepayment premium term for all Mortgage Loans is approximately 27 months.

Range of Credit Scores

Range of Credit Scores	Number of Mortgage Loans	Aggregate Scheduled Principal Balance ($)	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average Credit Score
400 - 499	1	$74,952.88	0.01%	8.322%	358	53.96%	481
500 - 524	227	32,427,025.11	5.30	8.887	352	73.21	511
525 - 549	244	38,237,261.05	6.25	8.554	353	73.91	537
550 - 574	376	60,920,514.48	9.96	8.347	353	78.88	562
575 - 599	692	85,938,725.88	14.05	7.922	334	79.39	588
600 - 624	817	120,364,529.78	19.68	7.575	337	78.13	612
625 - 649	647	104,327,978.73	17.06	7.231	342	79.00	636
650 - 674	427	76,268,354.00	12.47	7.059	342	79.40	662
675 - 699	252	51,616,556.04	8.44	6.719	343	79.48	686
700 or greater	222	41,359,787.23	6.76	6.764	341	77.23	732
Total	3,905	$611,535,685.18	100.00%	7.581%	342	78.22%	618

The weighted average credit score for all Mortgage Loans is approximately 618.

Range of Gross Margins

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance ($)	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average Credit Score
5.000 - 5.499	3	$533,963.62	0.11%	8.771%	356	81.09%	617
5.500 - 5.999	2,082	420,934,507.74	87.43	7.314	355	78.42	622
6.000 - 6.499	294	45,567,462.90	9.47	8.363	356	74.11	566
6.500 - 6.999	86	14,036,214.75	2.92	9.255	356	70.73	559
7.000 - 7.499	3	355,164.07	0.07	12.284	359	68.48	542
Total	2,468	$481,427,313.08	100.00%	7.475%	356	77.79%	615

The weighted average Gross Margin for the Adjustable Rate Mortgage Loans is approximately 5.679%.

Range of Maximum Mortgage Rates

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance ($)	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average Credit Score
10.000 - 10.499	8	$1,668,489.88	0.35%	5.407%	354	80.00%	695
10.500 - 10.999	63	14,740,172.62	3.06	5.769	354	77.65	657
11.000 - 11.499	73	18,340,197.94	3.81	5.912	355	74.91	656
11.500 - 11.999	271	63,210,168.79	13.13	6.030	355	75.07	647
12.000 - 12.499	212	45,412,140.34	9.43	6.487	355	76.46	633
12.500 - 12.999	353	77,124,537.13	16.02	6.863	356	76.92	626
13.000 - 13.499	292	61,422,528.72	12.76	7.346	356	77.03	620
13.500 - 13.999	355	68,374,095.92	14.20	7.784	356	78.41	614
14.000 - 14.499	186	32,269,463.00	6.70	8.249	356	77.81	592
14.500 - 14.999	217	36,558,776.84	7.59	8.753	355	79.98	583
15.000 - 15.499	122	18,988,708.90	3.94	9.243	356	80.64	570
15.500 - 15.999	134	19,647,849.49	4.08	9.748	356	80.84	557
16.000 - 16.499	73	10,556,373.69	2.19	10.257	357	85.10	558
16.500 - 16.999	61	7,628,850.96	1.58	10.723	356	82.64	548
17.000 - 17.499	23	1,744,123.93	0.36	11.223	356	84.99	548
17.500 - 17.999	19	2,697,418.24	0.56	11.777	357	86.66	550
18.000 - 18.499	4	704,848.39	0.15	12.280	357	90.64	553
18.500 - 18.999	1	213,645.67	0.04	12.805	358	75.00	519
19.000 - 19.499	1	124,922.63	0.03	13.190	359	70.00	503
Total	2,468	$481,427,313.08	100.00%	7.475%	356	77.79%	615

The weighted average Maximum Mortgage Rate for the Adjustable Rate Mortgage Loans is approximately 13.330%.

Range of Minimum Mortgage Rates

Range of Minimum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance ($)	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average Credit Score
5.000 - 5.499	36	$9,288,463.86	1.93%	5.405%	355	74.09%	667
5.500 - 5.999	265	63,178,545.57	13.12	5.801	355	75.08	650
6.000 - 6.499	209	46,294,977.88	9.62	6.282	355	75.90	635
6.500 - 6.999	380	83,830,668.57	17.41	6.760	356	76.99	631
7.000 - 7.499	314	65,787,292.55	13.67	7.255	356	77.03	626
7.500 - 7.999	383	73,887,864.00	15.35	7.746	356	78.14	613
8.000 - 8.499	207	37,272,170.12	7.74	8.232	356	78.19	593
8.500 - 8.999	224	38,616,409.17	8.02	8.738	355	80.25	586
9.000 - 9.499	126	19,340,025.96	4.02	9.237	356	80.60	569
9.500 - 9.999	137	19,712,553.96	4.09	9.729	356	80.46	557
10.000 - 10.499	73	10,625,006.40	2.21	10.251	357	85.15	558
10.500 - 10.999	65	8,058,410.48	1.67	10.717	356	83.20	549
11.000 - 11.499	24	1,794,089.63	0.37	11.222	356	84.70	547
11.500 - 11.999	19	2,697,418.24	0.56	11.777	357	86.66	550
12.000 - 12.499	4	704,848.39	0.15	12.280	357	90.64	553
12.500 - 12.999	1	213,645.67	0.04	12.805	358	75.00	519
13.000 - 13.499	1	124,922.63	0.03	13.190	359	70.00	503
Total	2,468	$481,427,313.08	100.00%	7.475%	356	77.79%	615

The weighted average Minimum Mortgage Rate for the Adjustable Rate Mortgage Loans is approximately 7.474%.

Next Rate Adjustment Date

Next Rate Adjustment Date	Number of Mortgage Loans	Aggregate Scheduled Principal Balance ($)	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average Credit Score
May 1, 2006	1	$103,697.02	0.02%	7.330%	337	80.00%	515
August 1, 2006	1	153,764.04	0.03	7.990	340	80.00	657
September 1, 2006	2	257,595.24	0.05	9.911	336	86.76	619
June 1, 2007	21	3,172,573.00	0.66	7.743	350	79.49	581
July 1, 2007	19	3,137,876.90	0.65	8.024	351	77.31	605
August 1, 2007	13	1,974,561.54	0.41	7.106	352	80.37	621
September 1, 2007	75	15,952,439.41	3.31	7.228	353	78.62	610
October 1, 2007	210	43,396,385.92	9.01	7.002	354	77.64	620
November 1, 2007	422	83,756,922.75	17.40	7.297	355	77.63	619
December 1, 2007	878	166,147,711.21	34.51	7.593	356	77.16	608
January 1, 2008	121	24,613,437.21	5.11	7.966	356	78.24	603
January 2, 2008	1	63,570.19	0.01	9.500	237	75.00	504
February 1, 2008	42	7,138,541.28	1.48	8.591	358	78.58	591
March 1, 2008	202	38,538,798.39	8.01	8.560	359	78.83	596
July 1, 2008	1	348,000.00	0.07	7.825	351	80.00	587
September 1, 2008	8	1,796,171.48	0.37	6.207	353	78.07	660
October 1, 2008	12	2,363,660.55	0.49	6.657	354	78.11	643
November 1, 2008	23	4,312,035.04	0.90	7.196	355	77.40	618
December 1, 2008	66	11,799,813.33	2.45	7.535	356	77.99	631
January 1, 2009	13	2,499,375.24	0.52	8.049	357	80.36	624
March 1, 2009	4	509,828.22	0.11	7.602	359	78.57	603
August 1, 2010	1	118,400.00	0.02	6.610	352	80.00	705
September 1, 2010	25	6,157,987.43	1.28	6.460	353	76.46	648
October 1, 2010	51	10,410,544.29	2.16	6.335	354	80.14	647
November 1, 2010	118	24,315,276.75	5.05	6.827	355	79.00	641
December 1, 2010	115	24,289,700.21	5.05	7.184	356	77.86	636
January 1, 2011	10	2,065,414.04	0.43	7.348	357	78.01	637
February 1, 2011	4	831,542.71	0.17	6.876	358	59.80	590
March 1, 2011	9	1,201,689.69	0.25	7.630	359	75.83	630
Total	2,468	$481,427,313.08	100.00%	7.475%	356	77.79%	615

Initial Cap

Initial Cap (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance ($)	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average Credit Score
2.000	2,068	$399,985,850.04	83.08%	7.580%	356	77.68%	611
3.000	67	12,050,907.92	2.50	7.453	352	78.85	611
5.000	333	69,390,555.12	14.41	6.875	355	78.23	640
Total	2,468	$481,427,313.08	100.00%	7.475%	356	77.79%	615

The weighted average Initial Cap for the Adjustable Rate Mortgage Loans is approximately 2.457%.

Periodic Cap

Periodic Cap (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance ($)	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average Credit Score
1.000	2,468	$481,427,313.08	100.00%	7.475%	356	77.79%	615
Total	2,468	$481,427,313.08	100.00%	7.475%	356	77.79%	615

The weighted average Periodic Cap for the Adjustable Rate Mortgage Loans is 1.000%.

Original Interest-Only Term

Original Interest-Only Terms	Number of Mortgage Loans	Aggregate Scheduled Principal Balance ($)	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average Credit Score
Interest Only	257	$67,774,694.28	11.08%	6.800%	355	79.68%	660
Not Interest Only	3,648	543,760,990.90	88.92	7.679	341	78.03	613
Total	3,905	$611,535,685.18	100.00%	7.581%	342	78.22%	618

Lien Position

Lien Position	Number of Mortgage Loans	Aggregate Scheduled Principal Balance ($)	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average Credit Score
First Lien	3,031	$569,488,386.18	93.12%	7.405%	353	76.68%	617
Second Lien	874	42,047,299.00	6.88	9.963	190	98.97	631
Total	3,905	$611,535,685.18	100.00%	7.581%	342	78.22%	618

Debt Ratio of the Mortgage Loans

Debt Ratio	Number of Mortgage Loans	Aggregate Scheduled Principal Balance ($)	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average Credit Score
0.01 - 20.00	105	$11,872,099.30	1.94%	7.685%	344	73.60%	603
20.01 - 25.00	147	15,877,232.12	2.60	7.731	340	75.29	613
25.01 - 30.00	293	37,220,159.13	6.09	7.611	341	74.05	606
30.01 - 35.00	418	56,704,582.75	9.27	7.407	343	76.15	617
35.01 - 40.00	561	82,287,035.67	13.46	7.549	342	77.84	623
40.01 - 45.00	861	136,083,114.55	22.25	7.579	341	79.35	623
45.01 - 50.00	1,305	226,840,303.07	37.09	7.669	341	80.12	621
50.01 - 55.00	211	44,066,858.71	7.21	7.331	351	74.18	598
55.01 - 60.00	2	433,460.87	0.07	5.979	338	76.55	683
60.01 or greater	2	150,839.01	0.02	6.863	354	57.30	582
Total	3,905	$611,535,685.18	100.00%	7.581%	342	78.22%	618

Historical Delinquency of the Mortgage Loans

Delinquency Period	Number of Mortgage Loans	Aggregate Scheduled Principal Balance ($)	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average Credit Score
30 - 59 Days (times):
0	3,854	$606,662,172.56	99.20%	7.574%	342	78.18%	618
1	42	4,277,125.83	0.70	8.288	312	82.66	582
2	6	499,660.70	0.08	9.366	318	86.34	599
3	2	52,343.56	0.01	8.964	305	78.98	621
4	1	$44,382.53	0.01	11.500	219	100.00	631
Total	3,905	$611,535,685.18	100.00%	7.581%	342	78.22%	618

60 - 89 Days (times):
0	3,890	$610,347,762.11	99.81%	7.579%	342	78.20%	618
1	13	1,104,183.21	0.18	8.910	305	85.82	604
2	1	49,081.84	0.01	10.355	231	80.00	572
3	1	$34,658.02	0.01	10.143	341	46.67	590
Total	3,905	$611,535,685.18	100.00%	7.581%	342	78.22%	618

90 Days or more (times):
0	3,896	$610,847,014.51	99.89%	7.579%	342	78.21%	618
1	3	290,820.25	0.05	8.051	332	82.12	589
2	5	290,512.78	0.05	11.075	300	89.75	592
7	1	$107,337.64	0.02	7.755	339	80.00	602
Total	3,905	$611,535,685.18	100.00%	7.581%	342	78.22%	618

Annex C

Notional Schedule for Swap Agreement

Payment Date	Notional Amount ($)
May 25, 2006	0.00
June 25, 2006	602,186,073.68
July 25, 2006	591,785,982.21
August 25, 2006	580,366,114.67
September 25, 2006	567,964,846.04
October 25, 2006	554,628,014.07
November 25, 2006	540,450,032.53
December 25, 2006	525,655,656.61
January 25, 2007	510,572,469.53
February 25, 2007	495,917,871.49
March 25, 2007	481,683,668.20
April 25, 2007	467,858,222.28
May 25, 2007	454,429,777.11
June 25, 2007	441,386,914.88
July 25, 2007	428,718,546.83
August 25, 2007	416,413,903.75
September 25, 2007	404,462,526.72
October 25, 2007	392,778,024.45
November 25, 2007	381,227,088.38
December 25, 2007	330,886,781.06
January 25, 2008	133,734,035.28
February 25, 2008	126,567,214.04
March 25, 2008	120,758,572.00
April 25, 2008	115,456,477.70
May 25, 2008	110,703,390.54
June 25, 2008	106,484,604.43
July 25, 2008	102,706,290.24
August 25, 2008	99,296,797.35
September 25, 2008	96,200,494.33
October 25, 2008	93,359,314.93
November 25, 2008	90,610,752.19
December 25, 2008	83,642,805.81
January 25, 2009	79,054,751.55
February 25, 2009	76,800,609.77
March 25, 2009	74,642,647.38
April 25, 2009	72,547,598.96
May 25, 2009	70,513,540.43
June 25, 2009	68,538,609.66
July 25, 2009	66,621,004.37
August 25, 2009	64,758,980.15
September 25, 2009	62,950,848.46
October 25, 2009	61,194,974.79
November 25, 2009	59,489,776.82
December 25, 2009	57,833,722.68
January 25, 2010	56,225,329.27
February 25, 2010	54,663,160.61
March 25, 2010	53,145,826.25
April 25, 2010	51,671,979.82
May 25, 2010	50,240,317.49
June 25, 2010	48,849,576.58
July 25, 2010	47,498,534.20
August 25, 2010	46,186,005.96
September 25, 2010	44,910,844.61
October 25, 2010	43,646,991.36
November 25, 2010	41,420,965.36
December 25, 2010	35,460,573.47
January 25, 2011	32,952,670.31
February 25, 2011	32,130,418.45
March 25, 2011	31,328,362.35
April 25, 2011	30,546,011.19
May 25, 2011	29,782,885.97
June 25, 2011	29,038,519.27
July 25, 2011	28,312,454.92
August 25, 2011	27,604,247.80
September 25, 2011	26,913,463.50
October 25, 2011	26,239,678.13

Prospectus

Mortgage-Backed/Asset-Backed Securities
(Issuable in Series)

Greenwich Capital Acceptance, Inc. or Financial Asset Securities Corp.
Depositor

The Securities

Each issue of securities will have its own series designation and will evidence either the ownership of assets in the related trust or debt obligations secured by trust assets.

•	Each series of securities will consist of one or more classes.

•	Each class of securities will represent the entitlement to a specified portion of interest payments and a specified portion of principal payments on the trust assets.

•
A series may include classes of securities that are senior in right of payment to other classes. Classes of securities may be entitled to receive principal, interest or both prior to other classes or before or after specified events.

•
No market will exist for the securities of any series before they are issued. In addition, even after the securities of a series have been issued and sold, there can be no assurance that a resale market for them will develop.

The Trust and Its Assets

As specified in the related prospectus supplement, the assets of a trust will include one or more of the following:

•	mortgage loans secured generally by senior liens on one- to four-family residential properties,

•	closed-end and/or revolving home equity loans generally secured by junior liens on one- to four-family residential properties,

•	mortgage loans secured by senior liens on multifamily residential properties,

•	conditional sales contracts, installment sales agreements or loan agreements secured by manufactured housing,

•
home improvement installment sales contracts and loan agreements that are either unsecured or secured generally by junior liens on one- to four-family residential properties or by purchase money security interests in the related home improvements,

•	mortgage pass-through securities issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac, or

•	private label mortgage-backed or asset-backed securities.

Offers of the Securities

Offers of the securities may be made through one or more different methods. All securities will be distributed by, or sold through underwriters managed by, Greenwich Capital Markets, Inc.

Consider carefully the risk factors beginning on page 6 of this prospectus.
The securities of each series will represent interests or obligations of the issuing entity, and will not represent interests in or obligations of the sponsor, depositor, or any of their affiliates.
This prospectus may be used to offer and sell the securities only if accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

April 26, 2006

Table of Contents

Important Notice About Information in This Prospectus and Each Accompanying Prospectus Supplement

Risk Factors

The Trust Fund
The Mortgage Loans—General
Single Family Loans
Home Equity Loans
Multifamily Loans
Manufactured Housing Contracts
Home Improvement Contracts
Agency Securities
Private Label Securities
Incorporation of Certain Information by Reference

Static Pool Information

Use of Proceeds

The Sponsor

The Depositors

Loan Program
Underwriting Standards
FICO Scores
Qualifications of Sellers
Representations by Sellers; Repurchases or Substitutions

Description of the Securities
General
Distributions on Securities
Advances
Purchase Obligations
Reports to Securityholders

Credit Enhancement and Other Support
General
Subordination
Pool Insurance Policies
Primary Mortgage Insurance Policies
FHA Insurance; VA Guarantees
Special Hazard Insurance Policies
Bankruptcy Bonds
FHA Insurance on Multifamily Loans
Reserve Accounts
Cross Support
Other Insurance, Surety Bonds, Guaranties, Letters of Credit and Similar Instruments or Agreements
Derivatives

Yield and Prepayment Considerations

Operative Agreements
Assignment of Trust Fund Assets
Payments on Loans; Deposits to Security Account
Pre-Funding Account
Sub-Servicing of Loans
Collection Procedures
Hazard Insurance
Realization upon Defaulted Mortgage Loans
Servicing and Other Compensation and Payment of Expenses
Evidence as to Compliance
Certain Matters Regarding the Master Servicer and the Depositors
Events of Default; Rights upon Event of Default
Amendment
Termination; Optional Termination; Calls
The Trustee

Material Legal Aspects of the Loans
General
Foreclosure
Repossession of Manufactured Homes
Rights of Redemption
Equitable Limitations on Remedies
Anti-Deficiency Legislation and Other Limitations on Lenders
Homeownership Act and Similar State Laws
Due-on-Sale Clauses
Prepayment Charges; Late Fees
Applicability of Usury Laws
Servicemembers Civil Relief Act
Environmental Risks
The Home Improvement Contracts
Installment Contracts
Junior Mortgages; Rights of Senior Mortgagees
The Title I Program

Material Federal Income Tax Consequences
General
Taxation of Debt Securities
Non-REMIC Certificates
Single Class of Senior Certificates
Multiple Classes of Senior Certificates
Possible Application of Contingent Payment Regulations to Certain Non-REMIC Certificates
Sale or Exchange of a Senior Certificate
Non-U.S. Persons
Information Reporting and Backup Withholding
REMIC Certificates
General
Tiered REMIC Structures
Regular Certificates
Residual Certificates
Prohibited Transactions and Other Taxes
Liquidation and Termination
Administrative Matters
Tax-Exempt Investors
Non-U.S. Persons
Tax-Related Restrictions on Transfers of Residual Certificates

Reportable Transactions

Penalty Avoidance

State Tax Considerations

ERISA Considerations
Insurance Company General Accounts
Prohibited Transaction Class Exemption 83-1
Underwriter Exemption

Legal Investment Considerations

Method of Distribution

Legal Matters

Financial Information

Available Information

Reports to Securityholders

Ratings

Glossary of Terms

Important Notice About Information in This Prospectus
and Each Accompanying Prospectus Supplement

Information about each series of securities is contained in two separate documents:

•	this prospectus, which provides general information, some of which may not apply to a particular series; and

•	the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series.

Although the accompanying prospectus supplement for a particular series of securities cannot contradict the information contained in this prospectus, insofar as the prospectus supplement contains specific information about the series that differs from the more general information contained in this prospectus, you should rely on the information in the prospectus supplement.

You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement.

We include cross-references in this prospectus and each accompanying prospectus supplement to captions in these materials where you can find further related discussions. There is a Glossary of Terms beginning on page 165 of this prospectus where you will find definitions of the capitalized terms used in this prospectus. The preceding Table of Contents and the Table of Contents included in each accompanying prospectus supplement provide the pages on which these captions are located.

_____________________

You may obtain additional information by contacting either depositor. The mailing address of the depositor’s principal executive offices is either Greenwich Capital Acceptance, Inc. or Financial Acceptance Securities Corp., at 600 Steamboat Road, Greenwich, Connecticut 06830 and the telephone number is (203) 625- 2700. For other means of acquiring additional information about us or a series of securities, see “The Trust Fund — Incorporation of Certain Information by Reference” on page 33 of this prospectus.
____________________

Risk Factors

You should carefully consider the following information, together with the information set forth under “Risk Factors” in the related prospectus supplement, since it identifies the principal risk factors associated with an investment in the securities.

Principal prepayments on the loans may adversely affect the average life of, and rate of return on, your securities

You may be unable to reinvest the principal payments on your securities at a rate of return at least equal to the rate on your securities. The timing of principal payments on the securities of a series will be affected by a number of factors, including the following:

• the extent of prepayments on the loans in the trust or, if the trust is comprised of underlying securities, on the loans backing the underlying securities;

• how payments of principal are allocated among the classes of securities of the series as specified in the related prospectus supplement;

• if any party has an option to terminate the related trust early or to call your securities, the effect of the exercise of the option;

• the rate and timing of defaults and losses on the assets in the related trust; and

• repurchases of assets in the related trust as a result of material breaches of representations and warranties made by the depositor or master servicer.

The rate of prepayment of the loans included in, or underlying the assets held in, each trust may affect the average life of the securities.

Only the assets of the related trust are available to pay your securities

Unless the applicable prospectus supplement provides otherwise, the securities of each series will be payable solely from the assets of the related trust, including any applicable credit enhancement, and will not have a claim against the assets of any other trust. If the assets of the related trust are not sufficient, you may suffer a loss on your securities. Moreover, at the times specified in the related prospectus supplement, assets of the trust may be released to the applicable depositor, master servicer, any servicer, credit enhancement provider or other specified person, if all payments then due on the securities have been made and adequate provision for future payments on the remaining securities has been made. Once released, these assets will no longer be available to make payments on your securities There will be no recourse against the depositor, the master servicer, any servicer or any of their affiliates if a required distribution on the securities is not made. The securities will not represent an interest in, or an obligation of, the depositor, the master servicer, any servicer or any of their affiliates.

The depositor’s obligations are limited to its representations and warranties concerning the trust assets. Because the depositor has no significant assets, if it is required to repurchase trust assets due to the breach of a representation or warranty, the depositor’s source of funds for the repurchase would be limited to:

• moneys obtained from enforcing any similar obligation of the seller or originator of the asset, or

• funds from a reserve account or other credit enhancement established to pay for asset repurchases.

Credit enhancement may not be adequate to prevent losses on your securities
Credit enhancement is intended to reduce the effect of delinquent payments or loan losses on those classes of securities that have the benefit of the credit enhancement. Nevertheless, the amount of any credit enhancement is subject to the limits described in the related prospectus supplement. Moreover, the amount of credit enhancement may decline or be depleted under certain circumstances before the securities are paid in full. As a result, securityholders may suffer losses. In addition, credit enhancement may not cover all potential sources of risk of loss, such as fraud or negligence by a loan originator or other parties.

Overcollateralization: The mortgage loans are expected to generate more interest than is needed to pay interest on the related securities because the weighted average interest rate on the mortgage loans is expected to be higher than the weighted average interest rate on the related securities. If the mortgage loans generate more interest than is needed to pay interest on the related securities the “excess spread” will be used to make additional principal payments on those securities, which will reduce the total outstanding principal balance of those securities below the aggregate principal balance of the related mortgage loans, thereby creating “overcollateralization.” Overcollateralization is intended to provide limited protection to securityholders by absorbing the security’s share of losses from liquidated mortgage loans. However, there can be no guaranty that enough excess spread will be generated on the mortgage loans to maintain the required level of overcollateralization. The excess spread available on any distribution date will be affected by the actual amount of interest received, advanced or recovered in respect of the mortgage loans during the preceding month. Such amount may be influenced by changes in the weighted average of the mortgage rates resulting from prepayments, defaults and liquidations of the mortgage loans. If the protection afforded by overcollateralization is insufficient, then you could experience a loss on your investment.

Subordination: This form of credit enhancement uses collections on the mortgage loans otherwise payable to the holders of the subordinated classes to pay amounts due on the more senior classes. Such collections are the sole source of funds from which such credit enhancement is provided. Realized losses will be allocated, first, to reduce the amount of excess spread, second, to reduce the overcollateralization amount, third, to each class of subordinate securities, beginning with the class with the lowest payment priority, in each case until the principal amount of that class has been reduced to zero, and fourth, to the senior securities. Accordingly, if the aggregate principal balance of a subordinated class were to be reduced to zero, delinquencies and defaults on the mortgage loans would reduce the amount of funds available for distributions to holders of the remaining subordinated class or classes and, if the aggregate principal balance of all the subordinated classes were to be reduced to zero, delinquencies and defaults on the mortgage loans would reduce the amount of funds available for monthly distributions to holders of the senior securities.

The weighted average lives of, and the yields to maturity on the subordinate securities will be progressively more sensitive, based on their payment priority, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans are higher than those assumed by an investor in such securities, the actual yield to maturity of such securities may be lower than the yield anticipated by such holder based on such assumption. The timing of losses on the mortgage loans will also affect an investor’s actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage loans are consistent with an investor’s expectations. In general, the earlier a loss occurs, the greater the effect on an investor’s yield to maturity. Realized losses on the mortgage loans, to the extent they exceed the amount of excess spread for the related distribution date and the overcollateralization following distributions of principal on the related distribution date, will reduce the certificate principal balance of each of the subordinate securities. As a result of such reductions, less interest will accrue on such class of subordinated securities than would otherwise be the case. Once a realized loss is allocated to a subordinated security, no interest will be distributable with respect to such written down amount.

Subordinated securities will not be entitled to any principal distributions during any period in which delinquencies or losses on the mortgage loans exceed certain levels. As a result, the weighted average lives of the subordinated securities will be longer than would otherwise be the case if distributions of principal were allocated among all of the securities at the same time. As a result of the longer weighted average lives of the subordinated securities, the holders of such securities have a greater risk of suffering a loss on their investments. Further, because such securities might not receive any principal if certain delinquency or loss levels occur, it is possible for such securities to receive no principal distributions even if no losses have occurred on the mortgage pool.

You should fully consider the risks of investing in a subordinated certificate, including the risk that you may not fully recover your initial investment as a result of realized losses.

Derivatives: Payments made by the derivative contract counterparty will be used first, to cover basis risk shortfalls on the related securities with any remaining amounts to be used as net monthly excess cashflow as described in the prospectus supplement. However, if the derivative contract counterparty defaults on its obligations, then there may be insufficient funds to cover basis risk shortfalls on the bonds or interest on the bonds, and the amount of net monthly excess cashflow may be reduced. As a result, investors in the securities will be subject to the credit risk of the derivative contract counterparty.

Net amounts payable under the derivative contracts are based on the parameters described in the prospectus supplement, and to the extent the actual performance of the mortgage loans differs from the expectations on which these parameters were based, the derivative contracts may provide insufficient funds to cover these shortfalls.

Net monthly excess cashflow, including amounts from the derivative contracts, will provide some protection against any basis risk shortfalls on the securities, subject to the priorities described in the prospectus supplement. However, there can be no assurance that available net monthly excess cashflow will be sufficient to cover these shortfalls, particularly because in a situation where the interest rate on a class of securities is limited to the related available funds rate, there will be little or no related net monthly excess cashflow, except to the extent provided by the derivative contracts.

The interest accrual period may reduce the effective yield on your securities

Interest payable on the securities on any distribution date will include all interest accrued during the related interest accrual period. The interest accrual period for the securities of each series will be specified in the applicable prospectus supplement. If the interest accrual period ends two or more days before the related distribution date, your effective yield will be less than it would be if the interest accrual period ended the day before the distribution date. As a result, your effective yield at par would be less than the indicated coupon rate.

Mortgage loans originated according to non-agency underwriting guidelines may have higher expected delinquencies

If specified in the related prospectus supplement, the mortgage loans may have been originated according to underwriting guidelines that do not comply with Fannie Mae or Freddie Mac guidelines. These types of mortgage loans are sometimes referred to as “subprime,” “non-prime” or “non-conforming” mortgage loans. Whereas “prime” loans are typically made to borrowers who have a strong credit history and can demonstrate a capacity to repay their loans, subprime loans are typically made to borrowers who are perceived as deficient in either or both of these respects. The borrowers may have imperfect credit histories, ranging from minor delinquencies to bankruptcy, or relatively high ratios of monthly mortgage payments to income or relatively high ratios of total monthly credit payments to income. While lenders consider a borrower’s credit history when determining whether a loan is other than prime, they also consider the mortgage loan characteristics, such as loan-to-value ratio, or attributes of the property that may cause the loan to carry elevated credit risk.

Compared with prime loans, subprime loans typically have higher loan-to-value ratios, reflecting the greater difficulty that subprime borrowers have in making down payments and the propensity of these borrowers to extract equity during refinancing. Historically, subprime borrowers pay higher rates of interest, go into delinquency more often, and have their properties foreclosed at a higher rate than either prime borrowers or borrowers of mortgage loans originated in accordance with Fannie Mae or Freddie Mac guidelines. A significant portion of the mortgage loans in the trust fund may have been classified in these relatively low (i.e., relatively higher risk) credit categories.

Rising unemployment, higher interest rates, or a decline in housing prices generally or in certain regions of the United States may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of subprime mortgage loans and other mortgage loans of relatively low credit quality than on mortgage loans originated under stricter guidelines. We cannot assure you that the values of the mortgaged properties have remained or will remain at levels in effect on the dates of origination of the related mortgage loans. These risks are magnified with respect to adjustable payment mortgage loans, interest- only mortgage loans, loans with balloon payments and loans which provide for negative amortization. See “—Changes in U.S. Economic Conditions May Adversely Affect the Performance of Mortgage Loans, Particularly Adjustable Payment Loans of Various Types” for a discussion of risks related to economic conditions generally and adjustable payment mortgage loans.

Consequently, mortgage loans originated according to underwriting guidelines that are not as strict as Fannie Mae or Freddie Mac guidelines may be likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in accordance with higher standards.

“Alt-A “Mortgage Loans: If specified in the related prospectus supplement, the trust fund may include mortgage loans originated according to “Alternative-A” or “Alt-A” underwriting guidelines. Although Alt- A loans are typically made to borrowers who have a strong credit history and can demonstrate a capacity to repay their loans, Alt-A mortgage loans may have some of the characteristics and risks of subprime mortgage loans described above. In particular, Alt-A mortgage loans (1) are often originated under underwriting guidelines with more limited and reduced documentation requirements, (2) have higher loan-to- value ratios than prime loans, (3) are more likely to be secured by properties not primarily occupied by the related borrower than prime loans and (4) often have prepayment penalties. You should consider the risks discussed above if the trust fund contains Alt-A mortgage loans.

See “Loan Underwriting Procedures and Standards” in this prospectus and see the prospectus supplement for a description of the characteristics of the related mortgage loans and for a general description of the underwriting guidelines applied in originating the related mortgage loans.

Aspects of the mortgage loan origination process may result in higher expected delinquencies

Various factors in the process of originating the mortgage loans in the trust fund may have the effect of increasing delinquencies and defaults on the mortgage loans. These factors may include any or all of the following:

Appraisal quality: During the mortgage loan underwriting process, appraisals are generally obtained on each prospective mortgaged property. The quality of these appraisals may vary widely in accuracy and consistency. Because in most cases the appraiser is selected by the mortgage loan broker or lender, the appraiser may feel pressure from that broker or lender to provide an appraisal in the amount necessary to enable the originator to make the loan, whether or not the value of the property justifies such an appraised value. Inaccurate or inflated appraisals may result in an increase in the number and severity of losses on the mortgage loans.

Stated income underwriting guidelines: Most underwriting guidelines applied in the origination of mortgage loans have several different levels of documentation requirements applicable to prospective borrowers. There has recently been an increasing number of mortgage loans originated under “stated income” programs, which permit an applicant to qualify for a mortgage loan based upon monthly income as stated on the mortgage loan application, if the applicant meets certain criteria. Typically no verification of monthly income is required under stated income programs, which increases the risk that these borrowers have overstated their income and may not have sufficient income to make their monthly mortgage loan payments. You should consider the risk that a higher number of mortgage loans originated under stated income programs may result in increased delinquencies and defaults on the mortgage loans in the trust fund.

Underwriting guideline exceptions: Although mortgage originators generally underwrite mortgage loans in accordance with their pre-determined loan underwriting guidelines, from time to time and in the ordinary course of business, originators will make exceptions to these guidelines. Loans originated with exceptions may result in a higher number of delinquencies and loss severities than loans originated in strict compliance with the designated underwriting guidelines.

Non-owner occupied properties: Mortgage Loans secured by properties acquired by investors for the purposes of rental income or capital appreciation, or properties acquired as second homes, tend to have higher seventies of default than properties that are regularly occupied by the related borrowers. In a default, real property investors who do not reside in the mortgaged property may be more likely to abandon the related mortgaged property, increasing the severity of the default.

Broker and correspondent origination versus retail origination: Mortgage loans that have been originated on behalf of the originators by unaffiliated brokers or correspondents rather than directly by the originators themselves may experience a higher rate of delinquencies and defaults. In particular, a substantial number of subprime mortgage loans are originated by brokers rather than directly by the related originators.

Fraud: Fraud committed in the origination process may increase delinquencies and defaults on the mortgage loans. For example, a borrower may present fraudulent documentation to a lender during the mortgage loan underwriting process, which may enable the borrower to qualify for a higher balance or lower interest rate mortgage loan than the borrower would otherwise qualify for. In addition, increasingly frequent incidences of identity theft involving borrowers, particularly in the case of mortgage loans originated by brokers and under streamlined origination programs, may result in an increased number of fraudulent mortgage loans that are not secured by a mortgaged property. To the extent that the trust fund includes any mortgage loans originated electronically over the Internet, these originations are more likely to be fraudulent. You should consider the potential effect of fraud by borrowers, brokers and other third parties on the yield on your securities.

Self-employed borrowers: Self-employed borrowers may be more likely to default on their mortgage loans than salaried or commissioned borrowers and generally have less predictable income. In addition, many self-employed borrowers are small business owners who may be personally liable for their business debt. Consequently, you should consider that a higher number of self-employed borrowers may result in increased defaults on the mortgage loans in the trust fund.

First time borrowers: First time home buyers are often younger, have shorter credit histories, are more highly leveraged and have less experience with undertaking mortgage debt and maintaining a residential property than other borrowers. The presence of loans with first time buyers in the mortgage pool may increase the number of defaults on the mortgage loans.

Although the aspects of the mortgage loan origination process described above may be indicative of the performance of the mortgage loans, information regarding these factors may not be available for the mortgage loans in the trust fund, unless specified in the prospectus supplement.

See “Loan Underwriting Procedures and Standards” in this prospectus and see the prospectus supplement for a description of the characteristics of the related mortgage loans and for a general description of the underwriting guidelines applied in originating the related mortgage loans.

Changes in U.S. economic conditions may adversely affect the performance of mortgage loans, particularly adjustable payment loans of various types

Recently, an increasingly large proportion of residential mortgage loans originated in the United States have been adjustable payment mortgage loans, including loans that have interest-only or negative amortization features. Mortgage loans that are referred to generally as adjustable payment or adjustable rate mortgage loans may include any of the following types of loans:

•  mortgage loans whose interest rate adjusts on the basis of a variable index plus a margin, with the initial adjustment typically occurring six months after origination of the related mortgage loan and adjustments occurring every six months thereafter; these loans may or may not have a low introductory interest rate;

• “hybrid” mortgage loans, whose interest rate is fixed for the initial period specified in the related mortgage note, and thereafter adjusts periodically based on the related index;

•  “interest-only” mortgage loans, which provide for payment of interest at the related mortgage interest rate, but no payment of principal, for the period specified in the related mortgage note; thereafter, the monthly payment is increased to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the applicable mortgage interest rate;

•  “negative amortization” mortgage loans, which may have a low introductory interest rate, and thereafter have a mortgage interest rate which adjusts periodically based on the related index; however, the borrower is only required to make a minimum monthly payment which may not be sufficient to pay the monthly interest accrued, resulting in an increase to the principal balance of the mortgage loan by the amount of unpaid interest; and

•  “option ARMs,” which combine several of the features described above and permit the borrower to elect whether to make a monthly payment sufficient to pay accrued interest and amortize the principal balance, make an interest-only payment or make a minimum payment that may be insufficient to pay accrued interest (with the unpaid interest added to the principal balance of the loan).

If specified in the related prospectus supplement, the trust fund may include significant concentrations of these types of adjustable payment mortgage loans, which present special default and prepayment risks.

The primary attraction to borrowers of these adjustable payment mortgage loan products is that initial monthly mortgage loan payments can be significantly lower than fixed rate or level pay mortgage loans under which the borrower pays both principal and interest at an interest rate fixed for the life of the mortgage loan. As a result, many borrowers are able to incur substantially greater mortgage debt using one of these adjustable payment mortgage loan products than if they used a standard amortizing fixed rate mortgage loan.

In addition, a substantial number of these adjustable payment mortgage loans have been originated in regions of the United States that have seen substantial residential housing price appreciation over the past few years, such as California and major metropolitan areas in other states. Many borrowers in these markets have used adjustable payment mortgage loan products to purchase homes that are comparatively larger or more expensive than they would otherwise have purchased with a fixed rate mortgage loan with relatively higher monthly payments. These borrowers may have taken out these mortgage loan products in the expectation that either (1) their income will rise by the time their fixed rate period or interest-only period expires, thus enabling them to make the higher monthly payments, or (2) in an appreciating real estate market, they will be able to sell their property for a higher price or will be able to refinance the mortgage loan before the expiration of the fixed rate or interest- only period.

Borrowers with adjustable payment mortgage loans will likely be exposed to increased monthly payments (1) when the mortgage interest rate adjusts upward from a low introductory rate to the rate computed in accordance with the applicable index and margin, (2) if interest rates rise significantly, (3) in the case of interest-only mortgage loans, from the large increases in monthly payments when the interest-only terms expire and the monthly payments on these loans are recalculated to amortize the outstanding principal balance over the remaining term or (4) in the case of loans with negative amortization features, from the large increases in monthly payments when the payments are recalculated to amortize the outstanding principal balance.

When evaluating a mortgage loan application from a prospective borrower for an adjustable payment or interest-only mortgage loan, many mortgage originators determine the amount of loan that borrower can afford based on the borrower’s initial scheduled monthly payments, or the scheduled monthly payments on the first mortgage interest rate reset date, rather than based on the adjusted monthly payments as of future mortgage interest reset dates (in the case of adjustable rate mortgage loans) or the principal amortization date (in the case of interest-only mortgage loans). Mortgage loan characteristics and debt-to-income ratios set forth in the prospectus supplement will reflect the scheduled mortgage loan payments due or being made as of the “cut-off date,” and will not reflect the mortgage loan payment resets that will occur during the life of the mortgage loan. These origination practices may increase the sensitivity of mortgage loan performance and defaults to changes in U.S. economic conditions.

In recent years, mortgage interest rates have been at historically low levels. Although short-term interest rates have increased from their lowest levels, long- term interest rates have remained low. If mortgage interest rates rise, borrowers will experience increased monthly payments on their adjustable rate mortgage loans. As the fixed interest rates on hybrid mortgage loans expire and convert to adjustable rates, borrowers may find that the new minimum monthly payments are considerably higher and they may not be able to make those payments.

In addition, without regard to changes in interest rates, the monthly payments on mortgage loans with interest- only or negative amortization features will increase substantially when the principal must be repaid.

Any of these factors, or a combination of these factors, could cause mortgage loan defaults to increase substantially.

Borrowers who intend to avoid increased monthly payments by refinancing their mortgage loans may find that lenders may not in the future be willing or able to offer these adjustable payment mortgage loan products, or to offer these products at relatively low interest rates. A decline in housing prices generally or in certain regions of the United States could also leave borrowers with insufficient equity in their homes to permit them to refinance. In addition, if the recent rapid increase in house prices ceases or housing prices decline, borrowers who intend to sell their properties on or before the expiration of the fixed rate periods or interest-only periods on their mortgage loans may find that they cannot sell their properties for an amount equal to or greater than the unpaid principal balance of their loans, especially in the case of negative amortization mortgage loans. These events could cause borrowers to default on their mortgage loans.

Rising unemployment and slow wage growth in certain regions of the United States or generally could also impact the ability of many borrowers with adjustable payment mortgage loans to make the higher monthly payments resulting from the expiration of fixed rate periods or interest-only periods, or from increases in interest rates. If borrowers become unemployed in a slowing economy, or if they find that expected increases in personal income have not occurred, they may be unable to make the higher monthly mortgage payments.

It is likely that borrowers with adjustable payment mortgage loans will over the next several years be required to spend a larger proportion of their income to service their mortgage debt. This increase could, in the absence of strong wage growth, come at the expense of other expenditures by these borrowers, particularly consumer spending. It is possible that a decline in consumer spending could cause the U.S. economy to slow or decline, which could give rise to increased unemployment and falling property values.

These factors would negatively impact the ability of many borrowers to meet their increased monthly mortgage payments as described above. As a consequence, defaults on adjustable payment mortgage loans may increase significantly.

Any of the factors described above, alone or in combination, could adversely affect the yield on your securities. Depending upon the type of security purchased and the price paid, the adverse yield effect could be substantial.

These risks are magnified with respect to mortgage loans made on the basis of relatively low credit standards. See “—Mortgage Loans Originated According to Non-Agency Underwriting Guidelines May Have Higher Expected Delinquencies” for a discussion of risks related to mortgage loans that are sometimes referred to as “subprime,” “nonconforming” or “Alt-A,” or are otherwise originated in accordance with credit standards that do not conform to those of Fannie Mae or Freddie Mac.

Several types of adjustable payment mortgage loans discussed above, in particular “option ARMs” and interest-only mortgage loans, have only been originated in any significant numbers in relatively recent years. Consequently, there is no material statistical information showing payment and default trends under a variety of macroeconomic conditions. In particular, it is unclear how these mortgage loan products will perform in a declining housing market or under other negative macroeconomic conditions.

See “—Mortgage Loans with Interest-Only Payments” and “—Special Risks of Mortgage Loans that Provide for Negative Amortization “for further discussion of mortgage loans with interest-only or negative amortization features, respectively.

Legal and other factors could reduce the amount and delay the timing of recoveries on defaulted loans	The following factors, among others, could adversely affect property values in such a way that the outstanding balance of the related loans would equal or exceed those values:

• an overall decline in the residential real estate markets where the properties are located,

• failure of borrowers to maintain their properties adequately, and

• natural disasters that are not necessarily covered by hazard insurance, such as earthquakes and floods.

Even if you assume that the mortgaged properties provide adequate security for the loans, substantial delays could occur before defaulted loans are liquidated and the proceeds forwarded to investors. Property foreclosure actions are regulated by state statutes and rules and are subject to many of the delays and expenses that characterize other types of lawsuits if defenses or counterclaims are made. As a result, foreclosure actions can sometimes take several years to complete. Moreover, some states prohibit a mortgage lender from obtaining a judgment against the borrower for amounts not covered by property proceeds if the property is sold outside of a judicial proceeding. As a result, if a borrower defaults, these restrictions may impede the servicer’s ability to dispose of the borrower’s property and obtain sufficient proceeds to repay the loan in full. In addition, the servicer is entitled to deduct from liquidation proceeds all the expenses it reasonably incurs in trying to recover on the defaulted loan, including legal fees and costs, real estate taxes, and property preservation and maintenance expenses.

State laws generally regulate interest rates and other loan charges, require certain disclosures, and often require licensing of loan originators and servicers. In addition, most states have other laws and public policies for the protection of consumers that prohibit unfair and deceptive practices in the origination, servicing and collection of loans. Depending on the provisions of the particular law or policy and the specific facts and circumstances involved, violations may limit the ability of the servicer to collect interest or principal on the loans. Also, the borrower may be entitled to a refund of amounts previously paid and the servicer may be subject to damage claims and administrative sanctions.

Risks related to mortgage loans with interest-only payments

If specified in the related prospectus supplement, some of the mortgage loans to be included in the trust fund may provide for payment of interest at the related mortgage interest rate, but no payment of principal, for the period following origination specified in the related prospectus supplement. Following the applicable interest-only period, the monthly payment with respect to each of these mortgage loans will be increased to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the applicable mortgage interest rate.

If applicable, the presence of these mortgage loans in the trust fund will, absent other considerations, result in longer weighted average lives of the related securities than would have been the case had these loans not been included in the trust fund. In addition, borrowers may view the absence of any obligation to make a payment of principal during the interest-only period following origination specified in the related prospectus supplement as a disincentive to prepayment. Conversely, however, borrowers may be more likely to refinance their mortgage loans when the related interest-only period expires, resulting in increased prepayments.

After a borrower’s monthly payment has been increased to include principal amortization, and assuming the borrower does not refinance the related mortgage loan, delinquency or default may be more likely.

See also “—Changes in U.S. Economic Conditions May Adversely Affect the Performance of Mortgage Loans, Particularly Adjustable Payment Loans of Various Types “for a discussion of risks related to interest-only mortgage loans and economic conditions.

Risks related to mortgage loans that provide for negative amortization

If specified in the related prospectus supplement, the trust fund may include mortgage loans that provide for so-called “negative amortization.” Negative amortization mortgage loans generally provide the borrower with a low initial introductory interest rate. Thereafter, the mortgage interest rate is calculated at the index specified in the related mortgage note plus the applicable margin. However, the borrower is only required to make (or may elect to make) for the period specified in the related mortgage note a minimum monthly payment on the mortgage loan that may be sufficient to amortize the principal balance of the mortgage loan over the remaining term but not to pay all accrued interest, or may be insufficient to pay accrued interest and not amortize the principal balance at all.

At the end of this initial period, and periodically thereafter, the borrower’s minimum monthly payment is adjusted to reflect the prevailing interest rate, consisting of the current applicable index plus the applicable margin, plus a principal amount sufficient to amortize the mortgage loan over the remaining applicable term. Typically, the borrower’s monthly payment will not be increased or decreased by more than a periodic cap and is subject to a maximum interest rate, as specified in the related mortgage note. Nevertheless, although each year’s recalculated monthly payment will be based on the prevailing rate of the applicable index at the time of the annual payment adjustment date, this index may continue to adjust up or down throughout the course of the year.

During a period of rising interest rates, as well as before the annual adjustment to the minimum monthly payment made by the borrower, the amount of interest accruing on the principal balance of the related mortgage loan may exceed the amount of the scheduled monthly payment. As a result, a portion of the accrued interest on the related mortgage loan may become deferred interest that will be added to its principal balance and will also bear interest at the applicable interest rate.

In addition, the amount by which a monthly payment may be adjusted on an annual payment adjustment date is generally limited and may not be sufficient to amortize fully the unpaid principal balance of a negative amortization mortgage loan over its remaining term to maturity.

Generally, under the circumstances and at the intervals provided in the related mortgage note, the monthly payment due on a negative amortization mortgage loan will be “recast” without regard to the related payment cap in order to provide for payment of the outstanding balance of the mortgage loan over its remaining term.

In summary, then, as interest rates increase (or, in some cases, even if market interest rates remain stable), the principal balance of a negative amortization mortgage loan will increase over time, thereby increasing the monthly payments to be paid by the borrower when principal must be repaid, making refinancing more difficult and increasing the potential adverse effect of macroeconomic trends. See “-— Changes in U.S. Economic Conditions May Adversely Affect the Performance of Mortgage Loans, Particularly Adjustable Payment Loans of Various Types” above.

In addition, any deferral of interest on negative amortization mortgage loans will result in a reduction of the amount of interest available to be distributed as interest to the securities. If specified in the related prospectus supplement, the reduction in interest collections may be offset, in part, by applying certain prepayments received on the mortgage loans to interest payments on the securities. In that case, the excess of any deferred interest on the mortgage loans over the prepayments received on the mortgage loans, or net deferred interest, will be allocated among the classes of securities in an amount equal to the excess of the interest accrued on each such class at its applicable interest rate over the amount of interest that would have accrued if the applicable interest rate for each class had been equal to a rate adjusted for net deferred interest on the related mortgage loans, as described in the related prospectus supplement. Any such allocation of net deferred interest could, as a result, affect the weighted average maturity of the affected class of securities.

Loans secured by junior liens are subject to additional risks

If a loan is in a junior lien position, a decline in property values could extinguish the value of the junior lien loan before having any effect on the related senior lien loan or loans. In general, the expenses of liquidating defaulted loans do not vary directly with the unpaid amount. So, assuming that a servicer would take the same steps to recover a defaulted loan with a small unpaid balance as it would a loan with a large unpaid balance, the net amount realized after paying liquidation expenses would be a smaller percentage of the balance of the small loan than of the large loan. Since the mortgages securing home equity loans typically will be in a junior lien position, the proceeds from any liquidation will be applied first to the claims of the related senior mortgageholders, including foreclosure costs. In addition, a junior mortgage lender may only foreclose subject to any related senior mortgage. As a result, the junior mortgage lender generally must either pay each related senior mortgage lender in full at or before the foreclosure sale or agree to make the regular payments on each senior mortgage. Since the trust will not have any source of funds to satisfy any senior mortgages or to continue making payments on them, the trust’s ability as a practical matter to foreclose on any junior lien will be limited.

Risks related to any interest rate swap agreement

If the related prospectus supplement specifies that the trust fund or related supplemental interest trust includes one or more interest rate swap agreements, then any net swap payment payable to the swap counterparty under the terms of those interest rate swap agreements will reduce amounts available for payment to securityholders, and may reduce payments of interest on the securities. If the rate of prepayments on the mortgage loans is faster than anticipated, the scheduled notional amounts on which payments due under the interest rate swap agreements are calculated may exceed the total principal balance of the mortgage loans, thereby increasing the relative proportion of interest collections on the mortgage loans that must be applied to make swap payments to the swap counterparty and, under certain circumstances, requiring application of principal received on the mortgage loans to make net swap payments to the swap counterparty. Therefore, a rapid rate of prepayments during periods in which the trust fund makes net payments to a swap counterparty could adversely affect the yields on the securities.

Effect of creditworthiness of swap counterparty on ratings of securities

If the related prospectus supplement specifies that the trust fund includes one or more interest rate swap agreements, in the event that the trust fund, after application of all interest and principal received on the related mortgage loans, cannot make the required swap payments to the swap counterparty, a swap termination payment as described in the related prospectus supplement may be owed to the swap counterparty. Any termination payment payable to the swap counterparty in the event of early termination of any interest rate swap agreement will likely reduce amounts available for payment to securityholders.

If the related prospectus supplement specifies that the trust fund includes one or more interest rate swap agreements, the ratings on your securities will be dependent in part upon the credit ratings of the swap counterparty or its credit support provider. If a credit rating of the swap counterparty or its credit support provider is qualified, reduced or withdrawn, or if the swap counterparty or its credit support provider defaults on its obligations, and a substitute counterparty or credit support provider is not obtained in accordance with the terms of the interest rate swap agreement, the ratings of your securities may be qualified, reduced or withdrawn. In such event, the value and marketability of those securities will be adversely affected.

See the descriptions of any interest rate swap agreement and the swap counterparty in the prospectus supplement.

Special risks for certain classes of securities

The related prospectus supplement may specify that certain classes of securities are interest-only or principal-only securities. These securities will have yields to maturity (or early termination)—-the yield you will receive if you hold a security until it has been paid in full—that are highly sensitive to prepayments on the related mortgage loans.

If you purchase any of these classes of securities, you should consider the risk that you may receive a lower than expected yield under the following circumstances:

• in the case of any interest-only securities, a faster than expected rate of prepayments on the mortgage loans in the trust fund; and

• in the case of any principal-only securities, a slower than expected rate of prepayments on the mortgage loans in the trust fund.

Prepayments on the mortgage loans, including liquidations, purchases and insurance payments, could result in the failure of investors in any interest-only securities to fully recover their initial investments. Prepayments on the mortgage loans may occur as a result of solicitations of the borrowers by mortgage loan providers, including the seller and its affiliates and any master servicer or servicer.

Exercise by a party that has a right to purchase the mortgage loans, as described in the related prospectus supplement, will adversely affect the yields on any interest-only securities.

Military action and terrorist attacks

The effects that military action by U.S. forces in Iraq, Afghanistan or other regions, terrorist attacks in the United States or other incidents and related military action may have on the performance of the mortgage loans in the trust fund or on the values of mortgaged properties cannot be determined at this time. Investors should consider the possible effects on delinquency, default and prepayment experience of the related mortgage loans. Federal agencies and non- government lenders may defer, reduce or forgive payments and delay foreclosure proceedings in respect of loans to borrowers affected in some way by possible future events. In addition, the activation of additional U.S. military reservists or members of the National Guard may significantly increase the proportion of mortgage loans whose mortgage rates are reduced by application of the Servicemembers Civil Relief Act or similar state or local laws. The amount of interest available for payment to securityholders will be reduced by any reductions in the amount of interest collectible as a result of application of the Servicemembers Civil Relief Act or similar state or local laws and no servicer, master servicer nor any other party will be required to fund any interest shortfall caused by any such reduction.

The Servicers’ collections procedures may affect the timing of collections on the mortgage loans

In order to reduce borrower defaults, the servicer or servicers may from time to time use servicing and collections practices that have the effect of accelerating or deferring prepayments or borrower defaults of mortgage loans. The servicers may generally waive, modify or vary any term of any mortgage loan, or postpone strict compliance by the borrower with any term of any mortgage loan, so long as that waiver, modification or postponement is not materially adverse to the trust fund. For example, qualifying borrowers might be permitted to skip a payment or be offered other benefits that have the effect of deferring or otherwise altering the timing of the trust fund’s receipt of interest or principal payments.

Risks relating to defaults or resignation of the Master Servicer or Servicer

If the master servicer or servicer were to default in their obligations under the related master servicing or servicing agreement, the trustee or the seller may attempt to terminate the defaulting party. However, certain aspects of the servicing of mortgage loans are subject to various interpretations of what actions are “accepted” or “market standard” practices, and the parties’ determination of what servicing actions are in the best interest for the securityholders may, at such times, be in disagreement between the trustee, the sponsor and the seller on the one hand, and the master servicer or servicer, as applicable, on the other. As a consequence, if the trustee or the seller attempts to terminate a defaulting master servicer or servicer, the master servicer or servicer may challenge that termination. While such a dispute is being resolved, the performance of the servicing function of the master servicer or servicer may continue to suffer and may adversely affect the mortgage loans.

If the master servicer or servicer were to become a debtor in a bankruptcy proceeding, it could seek to reject its obligations under the relevant agreements under the bankruptcy laws, thus forcing the trustee to appoint a successor servicer or master servicer.

If the master servicer or servicer resigns or is in default and the cost of servicing the mortgage loans has increased, the trustee may not be able to find a successor master servicer or servicer willing to service the loans for the master servicing fee or servicing fee specified in the relevant governing agreement. These circumstances might cause the trustee to seek authority from securityholders to increase the applicable fee to an amount necessary to provide acceptable compensation to the then current master servicer or servicer or any replacement master servicer or servicer. If that approval was not granted by securityholders, under the law generally applicable to trusts the trustee could seek approval for such an increase from a court if such increase were necessary for the preservation or continued administration of the trust. Any increase in the master servicing fee or servicing fee would reduce amounts available for distribution to securityholders, particularly holders of subordinate securities.

Risk of delinquencies due to servicing transfers

Servicing of mortgage loans may be transferred in the future to other servicers in accordance with the provisions of the trust agreement or transfer and servicing agreement, as applicable, and the related servicing agreement as a result of, among other things, (1) the occurrence of unremedied events of default in servicer performance under a servicing agreement or (2) the exercise by the seller of its right to terminate a servicer without cause.

All transfers of servicing involve some risk of disruption in collections due to data input errors, misapplied or misdirected payments, inadequate borrower notification, system incompatibilities and other reasons. As a result, the affected mortgage loans may experience increased delinquencies and defaults, at least for a period of time, until all of the borrowers are informed of the transfer and the related servicing mortgage files and records and all the other relevant data has been obtained by the new servicer. There can be no assurance as to the extent or duration of any disruptions associated with the transfer of servicing or as to the resulting effects on the yields on the securities.

Bankruptcy or insolvency proceedings could delay or reduce payments on the securities

Each transfer of a mortgage loan to Greenwich Capital Financial Products, Inc. (or to such other seller specified in the related prospectus supplement), from the seller to the depositor and, in connection with the issuance of any asset-backed notes, from the depositor to the issuer, will be intended to be an absolute and unconditional sale of that mortgage loan and will be reflected as such in the applicable documents. However, in the event of the bankruptcy or insolvency of a prior owner of a mortgage loan, a trustee in bankruptcy or a receiver or creditor of the insolvent party could attempt to recharacterize the sale of that mortgage loan by the insolvent party as a borrowing secured by a pledge of the mortgage loan. Such an attempt, even if unsuccessful, could result in delays in payments on the securities. If such an attempt were successful, it is possible that the affected mortgage loans could be sold in order to liquidate the assets of the insolvent entity. In the case of the bankruptcy or insolvency of the applicable seller, there can be no assurance that the proceeds of such a liquidation would be sufficient to repay the securities in full.

Loans to lower credit quality borrowers are more likely to experience late payments and defaults and increase your risk of loss	Trust assets may have been made to lower credit quality borrowers who fall into one of two categories:

• customers with moderate income, limited assets and other income characteristics that cause difficulty in borrowing from banks and other traditional lenders; or

• customers with a history of irregular employment, previous bankruptcy filings, repossession of property, charged-off loans or garnishment of wages.

The average interest rate charged on loans made to these types of borrowers is generally higher than that charged by lenders that typically impose more stringent credit requirements. There is a greater likelihood of late payments on loans made to these types of borrowers than on loans to borrowers with a higher credit quality. In particular, payments from borrowers with a lower credit quality are more likely to be sensitive to changes in the economic climate in the areas in which they reside.

As much as 20% (by principal balance) of the trust assets for any particular series of securities may be contractually delinquent as of the related cut-off date.

Early or multiple payment defaults ay be indicative of higher rates of delinquencies and losses in the future

As specified in the related prospectus supplement, a certain number of mortgage loans included in the trust fund may be delinquent as of the applicable cut-off date or may have been delinquent in payment in the last twelve months on one or more due dates.

Prior delinquencies and, in particular, first or early payment defaults, may be an indication of underwriting errors in assessing the financial means and/or credit history of the borrower or of an adverse change in the financial status of the borrower. These mortgage loans are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans whose borrowers have more favorable payment histories.

Mortgage loans with high original loan-to-value ratios may present a greater risk of loss

As specified in the related prospectus supplement, some of the mortgage loans included in the trust fund may have original loan-to-value ratios of greater than 80%. Mortgage loans with high loan-to-value ratios, particularly those in excess of 100%, may be more likely to experience default and foreclosure than mortgage loans with low original loan-to-value ratios.

Moreover, mortgage loans with high original loan-to- value ratios are more likely to be subject to a judicial reduction of the loan amount in bankruptcy or other proceedings than mortgage loans with lower original loan-to-value ratios. If a court relieves a borrower’s obligation to repay amounts otherwise due on a mortgage loan, none of the servicers or the master servicer will be required to advance funds in respect of relieved amounts, and any related loss may reduce the amount available to be paid to securityholders. In such event, holders of subordinate classes of securities may suffer losses.

Geographic concentration of mortgage loans

The mortgage loans to be included in the trust fund may be concentrated in one or more states, as specified in the related prospectus supplement. The rate of delinquencies, defaults and losses on the mortgage loans may be higher than if fewer of the mortgage loans were concentrated in those states because the following conditions will have a disproportionate impact on the mortgage loans in general:

• Weak economic conditions in those states, which may or may not affect real property values, may affect the ability of borrowers to repay their loans on time.

•  Declines in the residential real estate market in those states may reduce the values of properties located in those states, which would result in an increase in the loan-to-value ratios of the related mortgage loans.

•  Properties in California, Florida and the Gulf of Mexico coast, in particular, may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as hurricanes, as well as earthquakes, floods, wildfires, mudslides and other natural disasters.

•  Predatory lending laws or other laws which tend to restrict the availability of credit in certain cities, counties or states may limit a borrower’s refinancing options and increase the chances of default and foreclosure.

Natural disasters affect regions of the United States from time to time, and may result in increased losses on mortgage loans in those regions, or in insurance payments that will constitute prepayments of principal of those mortgage loans.

For additional information regarding the geographic concentration of the mortgage loans to be included in the trust fund, see the geographic distribution table or tables in the prospectus supplement.

Failure to perfect security interests in manufactured homes may result in losses on your securities

Each manufactured housing conditional sales contract or installment loan agreement that is included in a trust fund will be secured by a security interest in the related manufactured home. The steps necessary to perfect the security interest in a manufactured home will vary from state-to-state. If, as a result of clerical error or otherwise, the master servicer fails to take the appropriate steps to perfect the security interest in a manufactured home that secures a conditional sales contract or installment loan agreement included in the trust, the trustee may not have a first priority security interest in that manufactured home. Moreover, the master servicer will not amend the certificate of title to a manufactured home to name the trustee as lienholder, note the trustee’s interest on the certificate of title or deliver the certificate of title to the trustee. As a result, in some states the assignment of the security interest in the manufactured home to the trustee may not be perfected or may not be effective against creditors of the master servicer or a bankruptcy trustee in the event of a bankruptcy of the master servicer.

In addition, courts in many states have held that manufactured homes may, in certain circumstances, become subject to real estate title and recording laws. As a result, the security interest in each manufactured home could be rendered subordinate to the interests of other parties claiming an interest in that manufactured home under applicable state real estate law.

The failure to properly perfect a valid, first priority security interest in a manufactured home that secures a conditional sales contract or installment loan agreement included in the trust could lead to losses that, to the extent not covered by any credit enhancement, could adversely affect the yield to maturity of the related securities.

Multifamily and mixed use loans Generally are riskier than single family loans

Loans that are secured by first liens on rental apartment buildings or projects containing five or more residential units, together with loans that are secured by first liens on mixed-use properties, shall not in the aggregate constitute 10% or more of any pool by principal balance. Multifamily loans are generally considered riskier than single-family loans for the following reasons:

• Multifamily loans typically are much larger in amount, which increases the risk represented by the default of a single borrower.

• Repayment of a multifamily loan usually depends upon successful management of the related mortgaged property.

• Changing economic conditions in particular markets can affect the supply and demand of rental units and the rents that those markets will bear.

• Government regulations, including rental control laws, may adversely affect future income from mortgaged properties that are subject to those regulations.

In addition, because individual multifamily loans often are relatively large in amount, principal prepayments resulting from defaults, casualties, condemnations or breaches of representations and warranties may adversely affect your yield.

Default risk on high balance mortgage loans

If specified in the related prospectus supplement, a certain percentage of the mortgage loans included in the trust fund may have a principal balance as of the cut-off date in excess of $l,000,000. You should consider the risk that the loss and delinquency experience on these high balance loans may have a disproportionate effect on the trust fund as a whole.

Loans with balloon payments may increase your risk of loss

Certain loans may not be fully amortizing and may require a substantial principal payment (a “balloon” payment) at their stated maturity. Loans of this type involve greater risk than fully amortizing loans since the borrower must generally be able to refinance the loan or sell the related property prior to the loan’s maturity date. The borrower’s ability to do so will depend on such factors as the level of available mortgage rates at the time of sale or refinancing, the relative strength of the local housing market, the borrower’s equity in the property, the borrower’s general financial condition and tax laws.

Mortgage loan interest rates may limit interest rates on the variable rate securities

The securities generally will have either fixed or variable interest rates. However, as specified in the related prospectus supplement, the interest rates on your securities may be subject to certain limitations, generally based on the weighted average interest rates of the mortgage loans in the trust fund or as otherwise described in the related prospectus supplement, net of certain allocable fees and expenses of the trust fund and any payments owed on derivative instruments. The mortgage loans to be included in the trust fund will have interest rates that either are fixed or adjust based on a variable index, as described in the related prospectus supplement.

Any adjustable rate mortgage loans in the trust fund may also have periodic maximum and minimum limitations on adjustments to their interest rates, and may have the first adjustment to their interest rates a number of years after their first payment dates. In addition, adjustable rate mortgage loans generally have lifetime maximum interest rates. As a result, your variable rate securities may accrue less interest than they would accrue if their interest rates were solely based on the specified index plus the specified margin.

A variety of factors could limit the interest rates and adversely affect the yields to maturity on the variable rate securities. Some of these factors are described below.

•  The interest rates for your securities may adjust monthly based on the one-month LIBOR index or another index, while the interest rates on the mortgage loans to be included in the trust fund may either adjust less frequently, adjust based on a different index or not adjust at all. Consequently, the limits on the interest rates on these securities may prevent increases in the interest rates for extended periods in a rising interest rate environment.

•  The interest rates on adjustable rate mortgage loans may respond to economic and market factors that differ from those that affect the one-month LIBOR index or the index applicable to your variable rate securities. It is possible that the interest rates on any adjustable rate mortgage loans may decline while the interest rates on the related securities are stable or rising. It is also possible that the interest rates on any adjustable rate mortgage loans and the interest rates on the related securities may both decline or increase during the same period, but that the interest rates on your securities may decline or may increase more slowly or rapidly.

•  To the extent that fixed rate or adjustable rate mortgage loans are subject to default or prepayment, the interest rates on the related securities may be reduced as a result of the net funds cap limitations described in the related prospectus supplement.

See “Yield and Prepayment Considerations” in this prospectus and see the prospectus supplement for a description of the interest rates applicable to your securities and for a general description of the interest rates of the related mortgage loans.

If amounts in any pre-funding account are not used to purchase trust assets, you will receive a prepayment on the related securities

The related prospectus supplement may provide that the depositor transfer a specified amount into a pre-funding account on the date the securities are issued. In this case, the transferred funds may be used only to acquire additional assets for the trust during a set period after the issuance. Any amounts remaining in the account at the end of the period will be distributed as a prepayment of principal to the holders of the related securities. The resulting prepayment could adversely affect the yield on those securities.

Violations of applicable federal laws may reduce or delay mortgage loan collections	The loans may also be subject to federal laws relating to the origination and underwriting. These laws

• require certain disclosures to the borrowers regarding the terms of the loans;

•  prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the consumer credit protection act, in the extension of credit;

• regulate the use and reporting of information related to the borrower’s credit experience; and

•  require additional application disclosures, limit changes that may be made to the loan documents without the borrower’s consent and restrict a lender’s ability to declare a default or to suspend or reduce a borrower’s credit limit to certain enumerated events.

Loans may also be subject to federal laws that impose additional disclosure requirements on creditors for nonpurchase money loans with high interest rates or high upfront fees and charges. These laws can impose specific statutory liabilities upon creditors that fail to comply and may affect the enforceability of the related loans. In addition, any assignee of the creditor (including the trust) would generally be subject to all claims and defenses that the borrower could assert against the creditor, including the right to rescind the loan.

Loans relating to home improvement contracts may be subject to federal laws that protect the borrower from defective or incomplete work by a contractor. These laws permit the borrower to withhold payment if the work does not meet the quality and durability standards agreed to between the borrower and the contractor. These laws have the effect of subjecting any assignee of the seller (including the trust) to all claims and defenses which the borrower in a sale transaction could assert against the seller of defective goods.

If certain provisions of these federal laws are violated, the master servicer may be unable to collect all or part of the principal or interest on the loans. The trust also could be subject to damages and administrative enforcement.

Originators and servicers may be subject to litigation or governmental proceedings

The mortgage lending and servicing business involves the collection of numerous accounts and compliance with various federal, state and local laws that regulate consumer lending. Lenders and servicers may be subject from time to time to various types of claims, legal actions (including class action lawsuits), investigations, subpoenas and inquiries in the course of their business. It is impossible to predict the outcome of any particular actions, investigations or inquiries or the resulting legal and financial liability. If any such proceeding were determined adversely to an originator or servicer of mortgage loans included in the trust fund and were to have a material adverse effect on its financial condition, the ability of the affected servicer to service the mortgage loans in accordance with the applicable servicing agreement, or the ability of the affected originator to fulfill its obligation to repurchase or substitute for defective mortgage loans, could be impaired.

Proceeds of liquidated loans generally are paid first to providers of trust services

There is no assurance that the value of the trust assets for any series of securities at any time will equal or exceed the principal amount of the outstanding securities of that series. If trust assets have to be sold because of an event of default or otherwise, providers of services to the trust (including the trustee, the master servicer and the credit enhancer, if any) generally will be entitled to receive the proceeds of the sale to the extent of their unpaid fees and other amounts due them before any proceeds are paid to investors. As a result, the proceeds of such a sale may be insufficient to pay the full amount of interest and principal of the related securities.

Mortgaged properties may be subject to environmental risks that could result in losses

Federal, state and local laws and regulations impose a wide range of requirements on activities that may affect the environment, health and safety. In certain circumstances, these laws and regulations impose obligations on owners or operators of residential properties such as those that secure the loans included in a trust. Failure to comply with these laws and regulations can result in fines and penalties that could be assessed against the trust as owner of the related property.

In some states, a lien on the property due to contamination has priority over the lien of an existing mortgage. Further, a mortgage lender may be held liable as an “owner” or “operator” for costs associated with the release of petroleum from an underground storage tank under certain circumstances. If the trust is considered the owner or operator of a property, it will suffer losses as a result of any liability imposed for environmental hazards on the property.

You may have difficulty selling your securities or obtaining your desired price

No market will exist for the securities before they are issued. In addition, there can be no assurance that a secondary market will develop following the issuance and sale of the securities. Even if a secondary market does develop, you may not be able to sell your securities when you wish to or at the price you want.

Ratings of the securities do not address all investment risks and must be viewed with caution

Any class of securities issued under this prospectus and the accompanying prospectus supplement will be rated in one of the four highest generic rating categories of a nationally recognized rating agency. A rating is based on the adequacy of the value of the trust assets and any credit enhancement for that class and reflects the rating agency’s assessment of how likely it is that holders of the class of securities will receive the payments to which they are entitled. A rating does not constitute an assessment of how likely it is that principal prepayments on the loans will be made, the degree to which the rate of prepayments might differ from that originally anticipated or the likelihood of early, optional termination of the securities. You must not view a rating as a recommendation to purchase, hold or sell securities because it does not address the market price or suitability of the securities for any particular investor.

There is no assurance that any rating will remain in effect for any given period of time or that the rating agency will not lower or withdraw it entirely in the future. The rating agency could lower or withdraw its rating due to:

• any decrease in the adequacy of the value of the trust assets or any related credit enhancement,

• an adverse change in the financial or other condition of a credit enhancement provider, or

• a change in the rating of the credit enhancement provider’s long-term debt.

The securities may not be suitable investments

The securities may not be a suitable investment if you require a regular or predictable schedule of payment, or payment on any specific date. Because the mortgage loans in the trust fund may include a substantial proportion of loans as to which the borrowers have blemished credit histories (including prior bankruptcy proceedings) or loans whose future performance is difficult to predict, such as adjustable payment mortgage loans, interest-only loans, and for the other factors relating to the mortgage loans discussed above, the yields and the aggregate amount and timing of distributions on your securities may be subject to substantial variability from period to period and over the lives of the securities. An investment in these types of securities involves significant risks and uncertainties and should only be considered by sophisticated investors who, either alone or with their financial, tax and legal advisors, have carefully analyzed the mortgage loans and the securities and understand the risks. In addition, investors should not purchase classes of securities that are susceptible to special risks, such as subordinate securities, interest- only securities and principal-only securities, unless the investors have the financial ability to absorb a substantial loss on their investment.

The Trust Fund

The trust fund for each series of certificates will be held by the trustee named in the related prospectus supplement for the benefit of the related securityholders. Each trust fund will consist of one or more pools of the following asset types:

•	Single Family Loans,

•	Home Equity Loans,

•	Multifamily Loans,

•	Manufactured Housing Contracts,

•	Home Improvement Contracts,

•	Agency Securities or

•	Private Label Securities,

in each case as specified in the related prospectus supplement, as well as payments relating to the assets, as specified in the related prospectus supplement.

Whenever the terms “pool,” “certificates” and “notes” are used in this prospectus, these terms are intended to apply, unless the context indicates otherwise, to a discrete asset pool and the certificates representing undivided interests in, or the notes secured by the assets of, a particular trust fund consisting primarily of the loans in that pool. Similarly, the term “pass-through rate” refers to the pass-through rate borne by the certificates of a particular series, the term “interest rate” refers to the coupon borne by notes of a particular series and the term “trust fund” refers to the related trust fund.

Unless the context indicates otherwise, the term “loan” includes Single Family Loans, Home Equity Loans, Multifamily Loans, Manufactured Housing Contracts and Home Improvement Contracts. Unless the context indicates otherwise, the term “underlying loan” refers to the Single Family Loans, Home Equity Loans, Multifamily Loans, Manufactured Housing Contracts or Home Improvement Contracts backing or securing Agency Securities or Private Label Securities.

The securities will be entitled to payment from the assets of the related trust fund as specified in the related prospectus supplement. The securities will not be entitled to payments from the assets of any other trust fund established by the depositor.

The loans, Agency Securities and Private Label Securities will be acquired by the applicable depositor, either directly or through affiliates, from sellers and conveyed by that depositor to the trustee named in the related prospectus supplement for the benefit of the holders of the securities of the related series. Sellers may have originated or purchased the assets. Loans acquired by the applicable depositor will have been originated principally in accordance with the general underwriting criteria specified in this prospectus under the heading “Loan Program— Underwriting Standards” and as more specifically provided in a related prospectus supplement.

Because the securities issued by a trust will be secured by assets transferred to that trust by one of the depositors you should construe all references in this prospectus to the “depositor” as referring to the applicable depositor that transfers assets to your trust under the applicable operative documents.

The master servicer named in the related prospectus supplement will service the trust fund assets, either directly or through sub-servicers, under a servicing agreement for the related series of securities. If the securities are certificates, the servicing agreement will be in the form of a pooling and servicing agreement among the depositor, the master servicer and the trustee. If the securities are notes, the servicing agreement generally will be between the trustee and the master servicer.

The following sections contain a brief description of the assets expected to be included in the trust funds. If specific information respecting the assets is not known at the time the related series of securities initially is offered, more general information of the nature described below will be provided in the related prospectus supplement, and specific information will be set forth in a report on Form 8-K to be filed with the SEC after the initial issuance of the securities. A copy of the operative agreements with respect to the related series of securities will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the trustee specified in the related prospectus supplement. A schedule of the assets relating to the series will be attached to the related servicing agreement delivered to the trustee upon issuance of the securities. In the event that mortgage loans are added to or deleted from the trust fund after the date of the related prospectus supplement but on or before the date of issuance of the securities if any material pool characteristic differs by 5% or more from the description in the prospectus supplement, revised disclosure will be provided either in a supplement or in a Current Report on Form 8-K.

The Mortgage Loans—General

The loans in each trust fund are secured by the related mortgaged properties. As to each series of securities, the mortgage loans will be selected for inclusion in the mortgage pool based on rating agency criteria, compliance with representations and warranties, and conformity to criteria relating to the characterization of securities for tax, ERISA, SMMEA, Form S-3 eligibility and other legal purposes. Except in the case of Multifamily Loans, the related mortgaged properties generally consist of detached or semi-detached one- to four-family dwellings, town houses, rowhouses, individual units in condominiums, individual units in planned unit developments and certain other dwelling units. In addition, if the related prospectus supplement so provides, the mortgaged properties may include mixed-use properties. Mixed-use properties consist of structures principally containing residential units but also including other space used for retail, professional and other commercial uses. Loans that are secured by multifamily and mixed-use properties shall not in the aggregate constitute 10% or more of any pool by principal balance.

The mortgaged properties may include vacation and second homes, investment properties and leasehold interests as specified in the related prospectus supplement. The mortgaged properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States. If a loan has a loan-to-value ratio or principal balance in excess of a particular benchmark, it may be covered in whole or in part by a primary mortgage insurance policy. If the loans in a pool are covered by this type of policy, the related prospectus supplement will describe the existence, extent and duration of the coverage.

Each of the mortgage loans will be a type of mortgage loan described or referred to below:

•
Fixed-rate, fully-amortizing mortgage loans (which may include mortgage loans converted from adjustable-rate mortgage loans or otherwise modified) providing for level monthly payments of principal and interest and terms at origination or modification of not more than approximately 15 years;

•
Fixed-rate, fully-amortizing mortgage loans (which may include mortgage loans converted from adjustable-rate mortgage loans or otherwise modified) providing for level monthly payments of principal and interest and terms at origination or modification of more than 15 years, but not more than approximately 30 years;

•
Fully-amortizing ARM Loans having an original or modified term to maturity of not more than approximately 30 years with a related mortgage rate which generally adjusts initially either three months, six months or one, two, three, five, seven or ten years or other intervals subsequent to the initial payment date, and thereafter at either three- month, six-month, one-year or other intervals (with corresponding adjustments in the amount of monthly payments) over the term of the mortgage loan to equal the sum of the related Note Margin and the Note Index. The related prospectus supplement will set forth the relevant Index, which will be of a type that is customarily used in the debt and fixed income markets to measure the cost of borrowed funds, and the highest, lowest and weighted average Note Margin with respect to the ARM Loans in the related mortgage pool. The related prospectus supplement will also indicate any periodic or lifetime limitations on changes in any per annum mortgage rate at the time of any adjustment. If specified in the related prospectus supplement, an ARM Loan may include a provision that allows the mortgagor to convert the adjustable mortgage rate to a fixed rate at some point during the term of the ARM Loan generally not later than six to ten years subsequent to the initial payment date;

•
Negatively-amortizing ARM Loans having original or modified terms to maturity of not more than approximately 30 years with mortgage rates which generally adjust initially on the payment date referred to in the related prospectus supplement, and on each of specified periodic payment dates thereafter, to equal the sum of the Note Margin and the Index. The scheduled monthly payment will be adjusted as and when described in the related prospectus supplement to an amount that would fully amortize the mortgage loan over its remaining term on a level debt service basis; provided that increases in the scheduled monthly payment may be subject to limitations as specified in the related prospectus supplement. Any Deferred Interest will be added to the principal balance of the mortgage loan;

•
Fixed-rate, graduated payment mortgage loans having original or modified terms to maturity of not more than approximately 15 years with monthly payments during the first year calculated on the basis of an assumed interest rate which is a specified percentage below the mortgage rate on the mortgage loan. Monthly payments on these mortgage loans increase at the beginning of the second year by a specified percentage of the monthly payment during the preceding year and each year thereafter to the extent necessary to amortize the mortgage loan over the remainder of its approximately 15-year term. Deferred Interest, if any, will be added to the principal balance of these mortgage loans;

•
Fixed-rate, graduated payment mortgage loans having original or modified terms to maturity of not more than approximately 30 years with monthly payments during the first year calculated on the basis of an assumed interest rate which is a specified percentage below the mortgage rate on the mortgage loan. Monthly payments on these mortgage loans increase at the beginning of the second year by a specified percentage of the monthly payment during the preceding year and each year thereafter to the extent necessary to fully amortize the mortgage loan over the remainder of its approximately 30-year term. Deferred Interest, if any, will be added to the principal balance of these mortgage loans;

•
Balloon loans having payment terms similar to those described in one of the preceding paragraphs, calculated on the basis of an assumed amortization term, but providing for a balloon payment of all outstanding principal and interest to be made at the end of a specified term that is shorter than the assumed amortization term;

•	Mortgage loans that provide for a line of credit pursuant to which amounts may be advanced to the borrower from time to time;

•
Mortgage loans that require that each monthly payment consist of an installment of interest which is calculated according to the simple interest method. This method calculates interest using the outstanding principal balance of the mortgage loan multiplied by the loan rate and further multiplied by a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator of which is the number of days in the annual period for which interest accrues on the mortgage loan. As payments are received on simple interest mortgage loans, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance of the mortgage loan; or

•	Mortgage loans which provide for an interest only period and do not provide for the payment of principal for the number of years specified in the related prospectus supplement.

All of the loans in a pool will have monthly payments due on the first day of each month. The payment terms of the mortgage loans to be included in a trust fund will be described in the related prospectus supplement and may include one or more of the following features or other features described in the related prospectus supplement:

•	Interest may be payable at

•	a fixed rate,

•
a rate that adjusts from time to time in relation to an index that will be of a type that is customarily used in the debt and fixed income markets to measure the cost of borrowed funds and that will be specified in the related prospectus supplement,

•	a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate,

•	a rate that otherwise varies from time to time, or

•	a rate that is convertible from an adjustable rate to a fixed rate.

Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of these limitations. Accrued interest may be deferred and added to the principal of a loan for the periods and under the circumstances specified in the related prospectus supplement. A mortgage loan may provide for the payment of interest at a rate lower than the specified interest rate borne by the loan for a period of time or for the life of the loan, and the amount of any difference may be contributed from funds supplied by the seller of the related mortgaged property or another source.

•	Principal may be

•	payable on a level debt service basis to fully amortize the loan over its term,

•	calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the loan rate, or

•	nonamortizing during all or a portion of the original term.

Payment of all or a substantial portion of the principal may be due on maturity in the form of a “balloon” payment. Principal may include interest that has been deferred and added to the principal balance of the loan.

•	Monthly payments of principal and interest may

•	be fixed for the life of the loan,

•	increase over a specified period of time, or

•	change from period to period.

Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

•
Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the loan or may decline over time, and may be prohibited for the life of the loan or during any lockout periods. Some loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include “due-on-sale” clauses which permit the lender to demand payment of the entire loan in connection with the sale or certain transfers of the related mortgaged property. Other loans may be assumable by persons meeting the then applicable underwriting standards of the related seller.

Each prospectus supplement will contain information, as of the date of the prospectus supplement and to the extent then specifically known to the depositor, with respect to the loans contained in the related pool, including

•	the aggregate outstanding principal balance and the average outstanding principal balance of the loans as of the applicable cut-off date,

•	the type of mortgaged property securing each loan,

•	the original terms to maturity of the loans,

•	the largest principal balance and the smallest principal balance of the loans,

•	the earliest origination date and latest maturity date of the loans,

•	the aggregate principal balance of loans having loan-to-value ratios at origination exceeding 80%,

•	the loan rates or fixed percentage rates (APRs) or range of loan rates or APRs borne by the loans, and

•	the geographical location of the related mortgaged properties on a state-by-state basis.

The loan-to-value ratio of a loan at any given time is the ratio, expressed as a percentage, of the then outstanding principal balance of the loan to the collateral value of the related mortgaged property. The collateral value of a mortgaged property, other than with respect to loans used to refinance an existing loan, is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of the loan and (b) the sales price for the property. In the case of refinance loans, the collateral value of the related mortgaged property is the appraised value of the property determined in an appraisal obtained at the time of refinancing. For purposes of calculating the loan-to-value ratio of a Manufactured Housing Contract relating to a new manufactured home, the collateral value is no greater than the sum of

•
a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer, net of freight to the dealer site but including any accessories identified in the invoice (i.e., the “manufacturer invoice price”),

•	the actual cost of any accessories depending on the size of the unit, and

•	the cost of state and local taxes, filing fees and up to three years’ prepaid hazard insurance premiums.

The collateral value of a used manufactured home is the least of the sales price, appraised value, and National Automobile Dealers’ Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a manufactured home is based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable.

The loan-to-value ratio of a Home Improvement Contract will be computed in the manner described in the related prospectus supplement.

No assurance can be given that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related loans. If the residential real estate market should experience an overall decline in property values such that the outstanding principal balances of the loans in a particular pool, and any secondary financing on the mortgaged properties, become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors which may or may not affect real property values may affect the timely payment by borrowers of scheduled payments of principal and interest on the loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any pool. In the case of Multifamily Loans, these other factors could include

•	excessive building resulting in an oversupply of rental housing stock,

•	a decrease in employment reducing the demand for rental units in an area,

•	federal, state or local regulations and controls affecting rents, prices of goods and energy,

•	environmental restrictions,

•	increasing labor and material costs, and

•	the relative attractiveness to tenants of the mortgaged properties.

To the extent that losses are not covered by subordination provisions or alternative arrangements, losses will be borne, at least in part, by the securityholders of the securities of the related series.

The only obligations of the depositor with respect to a series of certificates will be to obtain certain representations and warranties from the related seller and to assign to the trustee for that series of certificates the depositor’s rights with respect to those representations and warranties. See“Operative Agreements—Assignment of Trust Fund Assets” in this prospectus.

The obligations of the master servicer with respect to the mortgage loans will consist principally of:

•
its contractual servicing obligations under the related servicing agreement, including its obligation to enforce the obligations of the sub-servicers or sellers, or both, as more fully described in this prospectus under the headings “Mortgage Loan Program—Representations by Sellers; Repurchases” and “Operative Agreements— Sub-Servicing by Sellers” and “—Assignment of Trust Fund Assets”; and

•
its obligation to make certain cash advances in the event of delinquencies in payments with respect to the mortgage loans in the amounts described in this prospectus under the heading “Description of the Certificates—Advances.”

The obligations of the master servicer to make advances may be subject to limitations, to the extent provided in this prospectus and in the related prospectus supplement.

Single Family Loans

Single Family Loans will consist of loans secured by mortgages or deeds of trust that create first liens on one- to four-family residential properties. If specified in the related prospectus supplement, Single Family Loans may include cooperative loans secured by security interests in shares issued by private, non-profit, cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives’ buildings. Single Family Loans may be conventional loans (loans that are not insured or guaranteed by any governmental agency), loans insured by the Federal Housing Administration (FHA) or partially guaranteed by the Veterans Administration (VA), as specified in the related prospectus supplement. Single Family Loans will have individual principal balances at origination of not less than $25,000 and not more than $1,000,000, and original terms to stated maturity of from ten to 40 years.

If specified in the related prospectus supplement, the mortgaged properties securing Single Family Loans may include five- to eight-family residential properties and small mixed-use properties. In the case of leasehold interests, the term of the leasehold will exceed the scheduled maturity of the related mortgage loan by at least five years.

Home Equity Loans

Home Equity Loans will consist of closed-end and/or revolving home equity loans generally secured by junior liens on one- to four-family residential properties.

As more fully described in the related prospectus supplement, interest on each revolving credit line loan, excluding introductory rates offered from time to time during promotional periods, is computed and payable monthly on the average daily outstanding principal balance of the loan. Principal amounts on a revolving credit line loan may be drawn down (up to the maximum amount specified in the related prospectus supplement) or repaid from time to time, but may be subject to a minimum periodic payment. Except to the extent provided in the related prospectus supplement, the trust fund will not include any amounts borrowed under a revolving credit line loan after the cut-off date. The full amount of a closed-end loan is advanced at the inception of the loan and generally is repayable in equal (or substantially equal) installments in an amount necessary to fully amortize such loan at its stated maturity. Except to the extent provided in the related prospectus supplement, the original terms to stated maturity of closed-end loans will not exceed 360 months. Under certain circumstances, under either a revolving credit line loan or a closed-end loan, a borrower may choose an interest only payment option, in which event the borrower is obligated to pay only the amount of interest which accrued on the loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

Multifamily Loans

Multifamily Loans will consist of loans or other beneficial interests in loans secured by mortgages that create first liens on rental apartment buildings or projects containing five or more residential units. Multifamily Loans may be conventional loans or FHA-insured loans, as specified in the related prospectus supplement. All Multifamily Loans will have original terms to stated maturity of not more than 40 years.

Multifamily Loans shall not constitute 10% or more of any pool by principal balance.

Mortgaged properties securing Multifamily Loans may include high-rise, mid-rise and garden apartments. Multifamily Loans may be secured by apartment buildings owned by cooperatives. A cooperative owns all the apartment units in its building and all common areas and is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific apartments or units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder’s pro rata share of the cooperative’s payments for the cooperative’s mortgage loan, real property taxes, maintenance expenses and other capital or ordinary expenses. Those payments are in addition to any payments of principal and interest the tenant-stockholder must make on any loans to the tenant-stockholder secured by his shares in the cooperative. The cooperative will be directly responsible for building management and, in most cases, payment of real estate taxes and hazard and liability insurance. A cooperative’s ability to meet debt service obligations on a Multifamily Loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units or commercial areas the cooperative might control. Unanticipated expenditures may in some cases have to be paid by special assessments on the tenant-stockholders.

Manufactured Housing Contracts

Manufactured Housing Contracts will consist of manufactured housing conditional sales contracts and installment sales or loan agreements, each secured by a manufactured home. Manufactured Housing Contracts may be conventional, insured by the FHA or partially guaranteed by the VA, as specified in the related prospectus supplement. Each Manufactured Housing Contract will be fully amortizing and will bear interest at a fixed percentage rate or APR. Manufactured Housing Contracts will all have individual principal balances at origination of not less than $10,000 and not more than $1,000,000 and original terms to stated maturity of from five to 30 years.

When we use the term “manufactured home” in this prospectus, we mean, as stated in 42 U.S.C. § 5402(6), “a structure, transportable in one or more sections which, in the traveling mode, is eight body feet or more in width or forty body feet or more in length or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter.”

Each prospectus supplement will specify for the Manufactured Housing Contracts contained in the related trust fund, among other things, the dates of origination of the Manufactured Housing Contracts, the APRs on the Manufactured Housing Contracts, the loan-to-value ratios of the Manufactured Housing Contracts, the minimum and maximum outstanding principal balances as of the cut-off date and the average outstanding principal balance, the outstanding principal balances of the Manufactured Housing Contracts included in the related trust fund, and the original maturities of the Manufactured Housing Contracts and the last maturity date of any Manufactured Housing Contract.

Home Improvement Contracts

Home Improvement Contracts are originated by home improvement contractors, thrifts or commercial mortgage bankers in the ordinary course of business. The Home Improvement Contracts will either be unsecured or secured by mortgages or deeds of trust generally creating a junior lien on the related mortgaged properties, or secured by purchase money security interests in the financed home improvements. The Home Improvement Contracts will be fully amortizing and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described in the related prospectus supplement.

The home improvements securing the Home Improvement Contracts will include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels.

Agency Securities

Government National Mortgage Association or Ginnie Mae. The Government National Mortgage Association (Ginnie Mae) is a wholly-owned corporate instrumentality of the United States within the Department of Housing and Urban Development. Section 306(g) of Title II of the National Housing Act of 1934, as amended, authorizes Ginnie Mae to guarantee the timely payment of the principal of and interest on certificates which represent an interest in a pool of FHA loans, which are mortgage loans insured by the FHA under the National Housing Act or under Title V of the Housing Act of 1949, or VA loans, which are mortgage loans partially guaranteed by the VA under the Servicemen’s Readjustment Act of 1944, as amended, or Chapter 37 of Title 38 of the United States Code.

Section 306(g) of the National Housing Act provides that “the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection.” In order to meet its obligations under any such guarantee, Ginnie Mae may, under Section 306(d) of the National Housing Act, borrow from the United States Treasury in an unlimited amount which is at any time sufficient to enable Ginnie Mae to perform its obligations under its guarantee.

Ginnie Mae Certificates. Each Ginnie Mae Certificate held in a trust fund will be a “fully modified pass-through” mortgage-backed certificate issued and serviced by a Ginnie Mae issuer that is a mortgage banking company or other financial concern approved by Ginnie Mae or approved by Fannie Mae as a seller-servicer of FHA loans and/or VA loans. The Ginnie Mae Certificates may be either Ginnie Mae I Certificates issued under the Ginnie Mae I program or Ginnie Mae II Certificates issued under the Ginnie Mae II program. The mortgage loans underlying the Ginnie Mae Certificates will consist of FHA loans and/or VA loans. Each such mortgage loan is secured by a one- to four-family or multifamily residential property. Ginnie Mae will approve the issuance of each Ginnie Mae Certificate in accordance with a guaranty agreement between Ginnie Mae and the Ginnie Mae issuer. Pursuant to its guaranty agreement, a Ginnie Mae issuer will be required to advance its own funds in order to make timely payments of all amounts due on each Ginnie Mae Certificate, even if the payments received by the Ginnie Mae issuer on the underlying FHA loans or VA loans are less than the amounts due on the related Ginnie Mae Certificate.

The full and timely payment of principal of and interest on each Ginnie Mae Certificate will be guaranteed by Ginnie Mae, which obligation is backed by the full faith and credit of the United States. Each Ginnie Mae Certificate will have an original maturity of not more than 30 years, but may have original maturities of substantially less than 30 years. Each Ginnie Mae Certificate will be based on and backed by a pool of FHA loans or VA loans secured by one- to four-family residential properties and will provide for the payment by or on behalf of the Ginnie Mae issuer to the registered holder of the Ginnie Mae Certificate scheduled monthly payments of principal and interest equal to the registered holder’s proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA Loan or VA Loan underlying the Ginnie Mae Certificate, less the applicable servicing and guarantee fee which together equal the difference between the interest on the FHA Loan or VA Loan and the pass-through rate on the Ginnie Mae Certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA loans or VA loans underlying the Ginnie Mae Certificate and liquidation proceeds in the event of a foreclosure or other disposition of any such FHA loans or VA loans.

If a Ginnie Mae issuer is unable to make the payments on a Ginnie Mae Certificate as they become due, it must promptly notify Ginnie Mae and request Ginnie Mae to make the payments. Upon notification and request, Ginnie Mae will make payments directly to the registered holder of the Ginnie Mae Certificate. In the event no payment is made by a Ginnie Mae issuer and the Ginnie Mae issuer fails to notify and request Ginnie Mae to make the payment, the holder of the Ginnie Mae Certificate will have recourse only against Ginnie Mae to obtain payment. The trustee or its nominee, as registered holder of the Ginnie Mae Certificates held in a trust fund, will have the right to proceed directly against Ginnie Mae under the terms of the guaranty agreements relating to those Ginnie Mae Certificates for any amounts that are not paid when due.

All mortgage loans underlying a particular Ginnie Mae I Certificate must have the same interest rate (except for pools of mortgage loans secured by manufactured homes) over the term of the loan. The interest rate on a Ginnie Mae I Certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying the Ginnie Mae I Certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

Mortgage loans underlying a particular Ginnie Mae II Certificate may have per annum interest rates that vary from one another by up to one percentage point. The interest rate on each Ginnie Mae II Certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying the Ginnie Mae II Certificate (except for pools of mortgage loans secured by manufactured homes).

Regular monthly installment payments on each Ginnie Mae Certificate held in a trust fund will be comprised of interest due as specified on the Ginnie Mae Certificate plus the scheduled principal payments on the FHA loans or VA loans underlying the Ginnie Mae Certificate due on the first day of the month in which the scheduled monthly installments on the Ginnie Mae Certificate are due. Regular monthly installments on each Ginnie Mae Certificate are required to be paid to the trustee as registered holder by the 15th day of each month in the case of a Ginnie Mae I Certificate, and are required to be mailed to the trustee by the 20th day of each month in the case of a Ginnie Mae II Certificate. Any principal prepayments on any FHA loans or VA loans underlying a Ginnie Mae Certificate held in a trust fund or any other early recovery of principal on such loan will be passed through to the trustee as the registered holder of the Ginnie Mae Certificate.

Ginnie Mae Certificates may be backed by graduated payment mortgage loans or by “buydown” mortgage loans for which funds will have been provided (and deposited into escrow accounts) for application to the payment of a portion of the borrowers’ monthly payments during the early years of such mortgage loans. Payments due the registered holders of Ginnie Mae Certificates backed by pools containing “buydown” mortgage loans will be computed in the same manner as payments derived from other Ginnie Mae Certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of such mortgage loans, will be less than the amount of stated interest on such mortgage loans. The interest not so paid will be added to the principal of the graduated payment mortgage loans and, together with interest thereon, will be paid in subsequent years. The obligations of Ginnie Mae and of a Ginnie Mae Issuer will be the same irrespective of whether the Ginnie Mae Certificates are backed by graduated payment mortgage loans or “buydown” mortgage loans. No statistics comparable to the FHA’s prepayment experience on level payment, non-“buydown” mortgage loans are available in respect of graduated payment or “buydown” mortgages. Ginnie Mae Certificates related to a series of certificates may be held in book-entry form.

If specified in a prospectus supplement, Ginnie Mae Certificates may be backed by multifamily mortgage loans having the characteristics specified in the prospectus supplement.

Federal Home Loan Mortgage Corporation or Freddie Mac. The Federal Home Loan Mortgage Corporation (Freddie Mac) is a shareholder-owned, government sponsored enterprise created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended. Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of the purchase of first lien conventional mortgage loans and the sale of the mortgage loans so purchased in the form of mortgage securities, primarily Freddie Mac Certificates. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

Freddie Mac Certificates. Each Freddie Mac Certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA loans or VA loans. A Freddie Mac Certificate may be issued under either Freddie Mac’s Cash Program or its Guarantor Program.

Mortgage loans underlying the Freddie Mac Certificates held by a trust fund will consist of mortgage loans with original terms to maturity of from ten to 40 years. Each such mortgage loan must meet the applicable standards set forth in the legislation that established Freddie Mac. The pool of loans backing a Freddie Mac Certificate may include whole loans. Under the Guarantor Program, the pool of loans backing a Freddie Mac Certificate may include only whole loans.

Freddie Mac guarantees to each registered holder of a Freddie Mac Certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable certificate rate on the registered holder’s pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans represented by that Freddie Mac Certificate, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac Certificate that the holder will collect all principal on the underlying mortgage loans, without any offset or deduction, to the extent of such holder’s pro rata share thereof, but does not, except if and to the extent specified in the related prospectus supplement for a series of certificates, guarantee the timely payment of scheduled principal. Under Freddie Mac’s Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor, published in the month preceding the month of distribution, and the pool factor published in such month of distribution. Pursuant to its guarantees, Freddie Mac indemnifies holders of Freddie Mac Certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guaranty of collection of principal at any time after default on an underlying mortgage loan, but not later than (i) 30 days following foreclosure sale, (ii) 30 days following payment of the claim by any mortgage insurer or (iii) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac Certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and Freddie Mac has not adopted standards which require that the demand be made within any specified period.

Freddie Mac Certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, or entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy such obligations, distributions to holders of Freddie Mac Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Freddie Mac Certificates would be affected by delinquent payments and defaults on such mortgage loans.

Registered holders of Freddie Mac Certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial repayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or the seller thereof. Freddie Mac is required to remit each registered Freddie Mac Certificateholder’s pro rata share of principal payments on the underlying mortgage loans, interest at the Freddie Mac pass-through rate and any other sums such as prepayment fees, within 60 days of the date on which those payments are deemed to have been received by Freddie Mac.

Under Freddie Mac’s Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a Freddie Mac Certificate may exceed the pass-through rate on the Freddie Mac Certificate. Under this program, Freddie Mac purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which, when applied to the interest rate of the mortgage loans purchased, results in the yield (expressed as a percentage) required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans in a particular Freddie Mac pool under the Cash Program will vary since mortgage loans are purchased and assigned to a Freddie Mac pool based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans. Under Freddie Mac’s Guarantor Program, the pass-through rate on a Freddie Mac Certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac’s management and guaranty income as agreed upon between the related seller and Freddie Mac.

Freddie Mac Certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a Freddie Mac Certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser becomes a registered holder of the Freddie Mac Certificates. Thereafter, such remittance will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to Freddie Mac Certificates sold by Freddie Mac, and makes payments of principal and interest each month to the registered Freddie Mac Certificateholders in accordance with the holders’ instructions.

Federal National Mortgage Association or Fannie Mae. The Federal National Mortgage Association (Fannie Mae) is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately-managed corporation by legislation enacted in 1968.

Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

Fannie Mae Certificates. Fannie Mae Certificates are Guaranteed Mortgage Pass- Through Certificates representing fractional undivided interests in a pool of mortgage loans formed by Fannie Mae. Each mortgage loan must meet the applicable standards of the Fannie Mae purchase program. Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria of the Fannie Mae purchase program.

Mortgage loans underlying Fannie Mae Certificates held by a trust fund will consist of conventional mortgage loans, FHA loans or VA loans. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae Certificate are expected to be from eight to 15 years or from 20 to 40 years. The original maturities of substantially all of the fixed rate level payment FHA loans or VA loans are expected to be 30 years.

Mortgage loans underlying a Fannie Mae Certificate may have annual interest rates that vary by as much as two percentage points from one another. The rate of interest payable on a Fannie Mae Certificate is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae’s guaranty fee. Under a regular servicing option pursuant to which the mortgagee or each other servicer assumes the entire risk of foreclosure losses, the annual interest rates on the mortgage loans underlying a Fannie Mae Certificate will be between 25 basis points and 250 basis points greater than is its annual pass-through rate. Under a special servicing option pursuant to which Fannie Mae assumes the entire risk for foreclosure losses, the annual interest rates on the mortgage loans underlying a Fannie Mae Certificate will generally be between 30 basis points and 255 basis points greater than the annual Fannie Mae Certificate pass-through rate. If specified in the related prospectus supplement, Fannie Mae Certificates may be backed by adjustable rate mortgages.

Fannie Mae guarantees to each registered holder of a Fannie Mae Certificate that it will distribute amounts representing the holder’s proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by the Fannie Mae Certificate on the underlying mortgage loans, whether or not received, and the holder’s proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not such principal amount is actually recovered. The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, or entitled to, the full faith and credit of the United States. Although the Secretary of the Treasury of the United States has discretionary authority to lend Fannie Mae up to $2.25 billion outstanding at any time, neither the United States nor any of its agencies or instrumentalities is obligated to finance Fannie Mae’s operations or to assist Fannie Mae in any other manner. If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Fannie Mae Certificates would be affected by delinquent payments and defaults on such mortgage loans.

Fannie Mae Certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 (other than Fannie Mae Certificates backed by pools containing graduated payment mortgage loans or mortgage loans secured by multifamily projects) are available in book-entry form only. Distributions of principal and interest on each Fannie Mae Certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae Certificate is entered in the books of the Federal Reserve Banks (or registered on the Fannie Mae Certificate register in the case of fully registered Fannie Mae Certificates) as of the close of business on the last day of the preceding month. With respect to Fannie Mae Certificates issued in book-entry form, distributions will be made by wire and, with respect to fully registered Fannie Mae Certificates, distributions will be made by check.

Stripped Mortgage-Backed Securities. Agency Securities may consist of one or more stripped mortgage-backed securities as described in this prospectus and in the related prospectus supplement. Each Agency Security of this type will represent an undivided interest in all or part of the principal distributions - but not the interest distributions, or the interest distributions - but not the principal distributions, or in some specified portion of the principal and interest distributions on certain Freddie Mac, Fannie Mae or Ginnie Mae Certificates. The underlying securities will be held under a trust agreement by Freddie Mac, Fannie Mae or Ginnie Mae, each as trustee, or by another trustee named in the related prospectus supplement. Freddie Mac, Fannie Mae or Ginnie Mae will guaranty each stripped Agency Security to the same extent as such entity guarantees the underlying securities backing the stripped Agency Security.

Other Agency Securities. If specified in the related prospectus supplement, a trust fund may include other mortgage pass-through certificates issued or guaranteed by Freddie Mac, Fannie Mae or Ginnie Mae. The characteristics of any such mortgage pass-through certificates will be described in the related prospectus supplement. If specified in the related prospectus supplement, a combination of different types of Agency Securities may be held in a trust fund.

Private Label Securities

General. Private Label Securities or PLS (i.e., private mortgage-backed or asset-backed securities) may consist of

•	pass-through certificates evidencing an undivided interest in a pool of Single Family Loans, Home Equity Loans, Multifamily Loans, Manufactured Housing Contracts or Home Improvement Contracts,

•	collateralized mortgage obligations secured by Single Family Loans, Home Equity Loans, Multifamily Loans, Manufactured Housing Contracts or Home Improvement Contracts, or

•	other Private Label Securities.

Private Label Securities may include stripped mortgage-backed securities representing an undivided interest in all or a part of the principal distributions - but not the interest distributions, or the interest distributions - but not the principal distributions, or in some specified portion of the principal and interest distributions on certain mortgage loans. The Private Label Securities will have been issued pursuant to a pooling and servicing agreement, an indenture or similar agreement. The seller/servicer of the underlying loans will have entered into a PLS Agreement with a trustee under that agreement. The PLS trustee or its agent, or a custodian, will possess the mortgage loans underlying the Private Label Securities. The loans underlying the Private Label Securities will be serviced by a PLS servicer directly or by one or more sub-servicers which may be subject to the supervision of the PLS servicer. The PLS servicer will be a Fannie Mae- or Freddie Mac-approved servicer and, if FHA loans underlie the Private Label Securities, approved by HUD as an FHA mortgagee.

If specified in the related prospectus supplement, the trust fund for a series of securities may include mortgage securities, as described in this prospectus. The mortgage securities may have been issued previously by the depositor or an affiliate thereof, a financial institution or other entity engaged generally in the business of mortgage lending or a limited purpose corporation organized for the purpose of, among other things, acquiring and depositing mortgage loans into trusts, and selling beneficial interests in trusts. In addition, the mortgage securities may have been issued or guaranteed by Ginnie Mae, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies, as specified in the related prospectus supplement. The mortgage securities will be generally similar to securities offered under this prospectus. In any securitization where mortgage securities are included in a trust fund, unless the mortgage securities are exempt from registration under the Securities Act, the offering of the mortgage securities will be registered if required in accordance with Rule 190 under the Securities Act. As to any series of mortgage securities, the related prospectus supplement will include a description of (1) the mortgage securities and any related credit enhancement, and (2) the mortgage loans underlying the mortgage securities.

The PLS issuer will be a financial institution or other entity engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to trusts and selling beneficial interests in trusts. If specified in the related prospectus supplement, the PLS issuer may be an affiliate of the depositor. The obligations of the PLS issuer will generally be limited to certain representations and warranties with respect to the assets it conveys to the related trust. The PLS issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Private Label Securities issued under the PLS agreement. Additionally, although the loans underlying the Private Label Securities may be guaranteed by an agency or instrumentality of the United States, the Private Label Securities themselves will not be so guaranteed, unless the related prospectus supplement specifies otherwise.

Distributions of principal and interest will be made on the Private Label Securities on the dates specified in the related prospectus supplement. The Private Label Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Label Securities by the PLS trustee or the PLS servicer. The PLS issuer or the PLS servicer may have the right to repurchase assets underlying the Private Label Securities after a particular date or under other circumstances specified in the related prospectus supplement.

Underlying Loans. The loans underlying the PMBS may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans, or loans having balloon or other special payment features. The loans may be secured by one- to four-family residential property, small mixed-use property, five-to eight-family residential property, multifamily property, manufactured homes or by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a cooperative and the related shares issued by the cooperative. Except as otherwise specified in the related prospectus supplement, the loans will have the following characteristics:

•	no loan will have had a loan-to-value ratio at origination in excess of 95%;

•	each Single Family Loan secured by a mortgaged property having a loan-to-value ratio in excess of 80% at origination will be covered by a primary mortgage insurance policy;

•	each loan will have had an original term to stated maturity of not less than five years and not more than 40 years;

•	no loan that was more than 89 days delinquent as to the payment of principal or interest will have been eligible for inclusion in the assets under the related PLS agreement;

•	each loan (other than a cooperative loan) will be required to be covered by a standard hazard insurance policy (which may be a blanket policy); and

•	each loan (other than a cooperative loan or a Manufactured Housing Contract) will be covered by a title insurance policy.

Credit Support Relating to Private Label Securities. Credit support in the form of reserve funds, subordination of other private label securities issued under the PLS agreement, letters of credit, surety bonds, insurance policies or other types of credit support may be provided with respect to the loans underlying the Private Label Securities or with respect to the Private Label Securities themselves.

Additional Information. If the trust fund for a series of securities includes Private Label Securities, the related prospectus supplement will specify

•	the aggregate approximate principal amount and type of Private Label Securities to be included in the trust fund,

•	the maximum original term-to-stated maturity of the PLS,

•	the weighted average term-to-stated maturity of the PLS,

•	the pass-through or certificate rate of the PLS,

•	the weighted average pass-through or interest rate of the PLS,

•	the PLS issuer, the PLS servicer (if other than the PLS issuer) and the PLS trustee,

•
certain characteristics of any credit support such as reserve funds, insurance policies, surety bonds, letters of credit or guaranties relating to the loans underlying the Private Label Securities themselves,

•	the terms on which the loans underlying the PLS may, or are required to, be purchased prior to their stated maturity or the stated maturity of the PLS and

•	the terms on which mortgage loans may be substituted for those originally underlying the PLS.

In addition, the related prospectus supplement will provide information about the loans which comprise the underlying assets of the Private Label Securities, including

•	the payment features of the mortgage loans,

•	the approximate aggregate principal balance, if known, of underlying loans insured or guaranteed by a governmental entity,

•	the servicing fee or range of servicing fees with respect to the loans, and

•	the minimum and maximum stated maturities of the underlying loans at origination.

Incorporation of Certain Information by Reference

We incorporate in this prospectus by reference all documents and reports, including but not limited to the financial statements and reports filed or caused to be filed or incorporated by reference by the applicable depositor, Greenwich Capital Acceptance, Inc. (GCA) or Financial Acceptance Securities Corp. (FASCO), with respect to a trust fund pursuant to the requirements of Sections 13(a) or 15(d) of the Exchange Act, prior to the termination of the offering of the offered securities of the related series. All documents subsequently filed by the depositor pursuant to Sections 13(a) or 15(d) of the Exchange Act in respect of any offering prior to the termination of the offering of the offered securities shall also be deemed incorporated by reference into this prospectus and the related prospectus supplement. Upon request by any person to whom this prospectus is delivered in connection with the offering of one or more classes of certificates, the applicable depositor will provide without charge a copy of any such documents and/or reports incorporated herein by reference, in each case to the extent that the documents or reports relate to those classes of certificates, other than the exhibits to the documents (unless the exhibits are specifically incorporated by reference in such documents). Requests to the depositors should be directed in writing to: Paul D. Stevelman, Greenwich Capital Acceptance, Inc. or Financial Acceptance Securities Corp. as applicable, 600 Steamboat Road, Greenwich, Connecticut 06830, telephone number (203) 625-2700. Each depositor has determined that its financial statements are not material to the offering of any of the securities.

Investors may read and copy the documents and/or reports incorporated herein by reference at the Public Reference Room of the Securities and Exchange Commission at 100 F Street NE, Washington, DC 20549. Investors may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website at http:\\www.sec.gov containing reports, proxy and information statements and other information regarding issuers, including the depositor with respect to each trust fund, that file electronically with the SEC.

Static Pool Information

For each trust fund discussed above, the depositor will provide, to the extent material, static pool information with respect to the experience of the sponsor, or other appropriate entity, in securitizing asset pools of the same type. In addition, to the extent material, the depositor will provide static pool information with respect to the portfolio of mortgage loans originated or purchased by one or more originators, presented by vintage year, if specified in the applicable prospectus supplement.

In addition, for each prior securitized pool or vintage origination year, summary information of the original characteristics of the securitized pool or the originated and purchased mortgage loans, as applicable, will be provided.

Static pool information is not deemed part of this prospectus or of the registration statement of which the prospectus is a part to the extent that the static pool information relates to (a) any trust fund that was established by the depositor or any other party before January 1, 2006 or (b) information with respect to the portfolio of mortgage loans originated or purchased by an originator for periods before January 1, 2006.

With respect to each series of securities, the information referred to in this section will be provided through an internet web site at the address disclosed in the related prospectus supplement.

Use of Proceeds

The net proceeds to be received from the sale of the securities will be applied by the applicable depositor to the purchase of trust fund assets or will be used by the depositor for general corporate purposes. The depositors expect to sell securities in series from time to time, but the timing and amount of offerings of securities will depend on a number of factors, including the volume of assets acquired by the depositors, prevailing interest rates, availability of funds and general market conditions.

The Sponsor

The sponsor will be Greenwich Capital Financial Products, Inc. for each series of securities unless otherwise indicated in the related prospectus supplement. The sponsor was incorporated in the State of Delaware on November 16, 1990 as a wholly owned subsidiary corporation of Greenwich Capital Holdings, Inc. and is an affiliate of each of the depositors. The sponsor was organized for the purpose of issuing securities through its affiliates Greenwich Capital Acceptance, Inc. and Financial Asset Securities Corp., private secondary mortgage market conduits.

The sponsor maintains its principal office at 600 Steamboat Road, Greenwich, Connecticut 06830. Its telephone number is (203) 625-2700.

From January 2000 through and including December 2005, the Sponsor has securitized mortgage loans with an aggregate principal balance of approximately $92.5 billion. During the calendar years 2000, 2001, 2002, 2003, 2004 and 2005, the Sponsor securitized mortgage loans with an aggregate principal balance of approximately $0.8, $0.3, $2.4, $10.7, $30.4 and $47.9 billion, respectively. Such securitizations have included fixed and adjustable rate residential mortgage loans of prime, alt-a and sub-prime residential mortgage loans originated by various third parties.

The sponsor is a purchaser of seasoned, program exception, and non-performing residential mortgages. These loans are purchased from various institutions and brokers on a bulk or flow basis by competitive bid or through a pre-negotiated agreement. Portfolios may include second liens, REO and on a limited basis, non-residential properties. Products purchased include both fixed rate and ARM programs for Alt A, Jumbo (Prime) and Subprime mortgages as well as fixed rate Second Liens. All loans acquired by the sponsor are subject to due diligence prior to purchase. Portfolios are reviewed for issues including, but not limited to, credit, documentation, litigation, default and servicing related concerns as well as a thorough compliance review with loan level testing. Broker Price Opinions (BPOs) are also obtained on a selective basis. See “The Originators—Underwriting Guidelines” in the prospectus supplement for additional information.

The sponsor has been securitizing residential mortgage loans since 1990.

The Depositors

Greenwich Capital Acceptance, Inc. is a Delaware corporation organized on April 23, 1987, and Financial Asset Securities Corp. is a Delaware corporation organized on August 2, 1995, in each case for the limited purpose of acquiring, owning and transferring mortgage assets and selling interests in those assets or bonds secured by those assets. Each of the depositors is a limited purpose finance subsidiary of Greenwich Capital Holdings, Inc. and an affiliate of Greenwich Capital Markets, Inc. Greenwich Capital Markets, Inc. is a registered broker-dealer engaged in the U.S. government securities market and related capital markets business. Each of the depositors maintains its principal office at 600 Steamboat Road, Greenwich, Connecticut 06830 and the telephone number is (203) 625-2700.

The depositors do not have, nor are they expected in the future to have, any significant assets.

From January 2000 through and including December 2005, the Depositor has securitized mortgage loans with an aggregate principal balance of approximately $55.3 billion. During the calendar years 2000, 2001, 2002, 2003, 2004 and 2005, the Depositor securitized mortgage loans with an aggregate principal balance of approximately $0.7, $1.1, $3.6, $10.3, $16.9 and $22.7 billion, respectively. Such issuances have included fixed and adjustable rate residential mortgage loans of prime, alt-a and sub-prime residential mortgage loans originated by various third parties.

In conjunction with Greenwich Capital Financial Products, Inc.’s acquisition of seasoned, program exception, and non-performing residential mortgages, the applicable depositor will execute a mortgage loan purchase agreement to transfer the loans to itself. These loans are subsequently deposited in a common law or statutory trust, described in the prospectus supplement, which will then issue the securities.

After issuance and registration of the securities contemplated in this prospectus and any supplement hereto, the depositors will have no duties or responsibilities with respect to the pool assets or the securities, except as otherwise specified in the related prospectus supplement.

Neither the depositors nor any of their affiliates will ensure or guarantee distributions on the securities of any series.

Loan Program

The depositor will have purchased the loans, either directly or through affiliates, from sellers. The loans acquired by the depositor will have been originated in accordance with the underwriting criteria specified under the heading “—Underwriting Standards” below.

Underwriting Standards

Each seller will represent and warrant that all the loans that it originated and/or sold to the depositor or one of the depositor’s affiliates will have been underwritten in accordance with standards consistent with those utilized by institutional lenders generally during the period of origination for similar types of loans. As to any loan insured by the FHA or partially guaranteed by the VA, the related seller will represent that it has complied with the underwriting policies of the FHA or the VA, as the case may be.

Underwriting standards are applied by or on behalf of a lender to evaluate a prospective borrower’s credit standing and repayment ability, and the value and adequacy of the mortgaged property as collateral. In general, a prospective borrower applying for a loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information, including the principal balance and payment history of any senior lien loan on the related mortgaged property. As part of the description of the borrower’s financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower’s credit history with local merchants and lenders and any record of bankruptcy. Generally, an employment verification is obtained from an independent source, which is typically the borrower’s employer. The verification reports the borrower’s length of employment with its employer, current salary, and expectations of continued employment. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts. Underwriting standards which pertain to the creditworthiness of borrowers seeking Multifamily Loans will be described in the related prospectus supplement.

In determining the adequacy of the mortgaged property as collateral, an appraisal is made of each property considered for financing. The appraiser is required to inspect the property and verify that it is in good repair and that construction, if new, has been completed. The appraisal generally is based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the subject home. In connection with a Manufactured Housing Contract, the appraisal is based on recent sales of comparable manufactured homes and, when deemed applicable, a replacement cost analysis based on the cost of a comparable manufactured home. In connection with a Multifamily Loan, the appraisal must specify whether an income analysis, a market analysis or a cost analysis was used. An appraisal employing the income approach to value analyzes a multifamily project’s cashflow, expenses, capitalization and other operational information in determining the property’s value. The market approach to value focuses its analysis on the prices paid for the purchase of similar properties in the multifamily project’s area, with adjustments made for variations between these other properties and the multifamily project being appraised. The cost approach calls for the appraiser to make an estimate of land value and then determine the current cost of reproducing the building less any accrued depreciation. In any case, the value of the property being financed, as indicated by the appraisal, must be such that it currently supports, and is anticipated to support in the future, the outstanding loan balance.

Once all applicable employment, credit and property information is received, a determination generally is made as to whether the prospective borrower has sufficient monthly income available

•
to meet the borrower’s monthly obligations on the proposed loan, generally determined on the basis of the monthly payments due in the year of origination, and other expenses related to the mortgaged property such as property taxes and hazard insurance, and

•	to meet monthly housing expenses and other financial obligations and monthly living expenses.

The underwriting standards applied by sellers, particularly with respect to the level of loan documentation and the borrower’s income and credit history, may be varied in appropriate cases where factors such as low loan-to-value ratios or other favorable credit exist.

In the case of a loan secured by a leasehold interest in real property, the title to which is held by a third-party lessor, the related seller will represent and warrant, among other things, that the remaining term of the lease and any sublease is at least five years longer than the remaining term of the related mortgage note.

Some types of loans which may be included in the pools may involve additional uncertainties not present in traditional types of loans. For example, loans may provide for escalating or variable payments by the borrower. These types of loans are generally underwritten on the basis of a judgment that borrowers will have the ability to make the monthly payments required initially. In some instances, however, their incomes may not be sufficient to permit continued loan payments as payments increase. These types of loans may also be underwritten primarily upon the basis of loan-to-value ratios or other favorable credit factors.

FICO Scores

The FICO Score is a statistical ranking of likely future credit performance developed by Fair, Isaac & Company (“Fair, Isaac”) and the three national credit repositories-Equifax, Trans Union and First American (formerly Experian which was formerly TRW). The FICO Scores available from the three national credit repositories are calculated by the assignment of weightings to the most predictive data collected by the credit repositories and range from the 300’s to the 900’s. Although the FICO Scores are based solely on the information at the particular credit repository, such FICO Scores generally will have been calibrated to indicate the same level of credit risk regardless of which credit repository is used. The FICO Score is used by an originator along with information such as, but not limited to, mortgage payment history, seasoning on bankruptcy and/or foreclosure, and is not a substitute for the underwriter’s judgment.

Qualifications of Sellers

Each seller will be required to satisfy the qualifications set forth in the following sentence. Each seller must

•	be an institution experienced in originating and servicing loans of the type contained in the related pool in accordance with accepted practices and prudent guidelines,

•	maintain satisfactory facilities to originate and service the loans,

•	be a seller/servicer approved by either Fannie Mae or Freddie Mac, and

•	be a mortgagee approved by the FHA or an institution the deposit accounts in which are insured by the Federal Deposit Insurance Corporation (FDIC).

Representations by Sellers; Repurchases or Substitutions

Each seller will have made representations and warranties in respect of the loans sold by that seller and evidenced by a series of securities. These representations and warranties, unless otherwise provided in the related prospectus supplement, generally include the following:

•
Except in the case of a cooperative loan, each Single Family Loan, Home Equity Loan or Multifamily Loan has a title insurance policy, required hazard insurance policy and any required primary mortgage insurance policy, each of which was in effect at the origination of the loan and remained in effect on the date that the loan was purchased from the seller by or on behalf of the depositor. If the related mortgaged property is located in an area where title insurance policies are generally not available, an attorney’s certificate of title may be substituted.

•	The terms of the mortgage note and the mortgage have not been impaired, waived, altered or modified in any respect except as provided in the mortgage loan file.

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Each mortgage is a valid and enforceable first lien on the property securing the related mortgage note and each mortgaged property is owned by the mortgagor in fee simple or by leasehold for a term longer than the term of the related Mortgage, subject only to (i) the lien of current real property taxes and assessments, (ii) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such mortgage, such exceptions being acceptable to mortgage lending institutions generally or specifically reflected in the appraisal obtained in connection with the origination of the related mortgage loan or referred to in the lender’s title insurance policy delivered to the originator of the related mortgage loan and (iii) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such mortgage.

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The seller had good title to each loan and no loan was subject to offsets, defenses, counterclaims or rights of rescission except to the extent that any specified buydown agreement may forgive certain indebtedness of a borrower.

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Each loan constituted a valid lien on, or a perfected security interest with respect to, the related mortgaged property, subject only to permissible title insurance exceptions, if applicable, and certain other exceptions described in the related servicing agreement.

•	The mortgaged property was free from damage and was in acceptable condition.

•	There were no delinquent tax or assessment liens against the mortgaged property.

•	Each loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations, in all material respects.

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There are no mechanics’ liens or claims for work, labor or material affecting the related mortgaged property which are, or may be a lien prior to, or equal with, the lien of the related mortgage (subject only to permissible title insurance exceptions).

•	No mortgage loan is more than 90 days delinquent as to any scheduled payment of principal and/or interest.

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The information set forth in the mortgage loan schedule provided by the seller is true and correct in all material respects and the information provided to the Rating Agencies, including the mortgage loan level detail, is true and correct according to the Rating Agency requirements.

•
Each mortgage loan has been serviced in all material respects in accordance with applicable federal, state and local laws, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and the terms of the related mortgage note, the mortgage and other loan documents.

If specified in the related prospectus supplement, the representations and warranties of a seller in respect of a loan will be made not as of the related cut-off date but as of the date on which the seller sold the loan to the depositor or one of its affiliates. Under these circumstances, a substantial period of time may have elapsed between that date and the date of initial issuance of the series of securities evidencing an interest in, or secured by, the loan. Since the representations and warranties of a seller do not address events that may occur following the sale of the loan by that seller, the repurchase obligation described in the following paragraph will not arise if the relevant event that would otherwise have given rise to the obligation occurs after the date when the seller sold the loan to the depositor or one of its affiliates. However, the depositor will not include any loan in a trust fund if anything has come to the depositor’s attention that would cause it to believe that the representations and warranties of the related seller regarding that loan will not be accurate and complete in all material respects as of the date when the related series of securities is issued. If the master servicer is also a seller of loans for a particular series, these representations will be in addition to the representations and warranties made by the master servicer in its capacity as master servicer.

The seller will make certain representations and warranties in connection with Manufactured Housing Contracts included in the trust with respect to the enforceability of coverage under any related insurance policy or hazard insurance policy. The seller, if required by the rating agencies rating the related issue of securities, will obtain a surety bond, guaranty, letter of credit or other acceptable instrument to support its repurchase or substitution obligation specified in the immediately following paragraph.

The master servicer, or the trustee if the master servicer is the seller, will promptly notify the relevant seller of any breach of any representation or warranty made by that seller in respect of a loan which materially and adversely affects the interests of the securityholders in the loan. Unless otherwise specified in the related prospectus supplement, if the seller cannot cure the breach within 90 days after notice from the master servicer or the trustee, as the case may be, then the seller will be obligated either

•
to repurchase that loan from the trust fund at a purchase price equal to 100% of the loan’s unpaid principal balance as of the date of the repurchase plus accrued interest thereon to the first day of the month following the month of repurchase at the related loan rate, less any advances made by the seller or amount payable as related servicing compensation if the seller is the master servicer, or

•	substitute for that loan a replacement loan that satisfies the requirements set forth in the related prospectus supplement.

This repurchase or substitution obligation will constitute the sole remedy available to the securityholders or the trustee for a breach of representation or warranty by the seller.

Except in those cases in which the master servicer is the seller, the master servicer will be required under the applicable servicing agreement to enforce this obligation for the benefit of the trustee and the related securityholders, following the practices it would employ in its good faith business judgment were it the owner of the loan.

If a REMIC election is to be made with respect to a trust fund, unless otherwise provided in the related prospectus supplement, the master servicer or a holder of the related residual certificate will be obligated to pay any prohibited transaction tax which may arise in connection with a repurchase or substitution. Unless otherwise specified in the related prospectus supplement, the master servicer will be entitled to reimbursement for any such payment from the assets of the related trust fund or from any holder of the related residual certificate. See“Description of the Securities—General” in this prospectus.

Neither the depositor nor the master servicer (unless the master servicer is the seller) will be obligated to purchase a loan if the seller defaults on its obligation to do so. No assurance can be given that sellers will carry out their respective repurchase or substitution obligations with respect to the loans. However, to the extent that a breach of a representation and warranty of a seller may also constitute a breach of a representation made by the master servicer, the master servicer may have a repurchase or substitution obligation as described under the heading “Operative Agreements—Assignment of Trust Fund Assets” in this prospectus.

Description of the Securities

Either Greenwich Capital Acceptance, Inc. or Financial Asset Securities Corp., as depositor, will establish a trust fund for each series of securities. A particular series of securities will consist of mortgage-backed or asset-backed certificates or notes or both certificates and notes.

Each series of securities may consist of any one or a combination of the following types of classes:

Accretion Directed	A class of securities designated to receive principal payments primarily from the interest that accrues on specified Accrual Classes.

Accrual
A class of securities where the accrued interest otherwise payable to such certificates is allocated to specified classes of certificates as principal payments in reduction of their certificate principal balance. The certificate principal balance of the Accrual Class will be increased to the extent such accrued interest is so allocated.

Companion
A class that receives principal payments on any distribution date only if scheduled payments have been made on specified planned principal classes, targeted principal classes or scheduled principal classes.

Component
A class consisting of “components.” The components of a class of component securities may have different principal and/or interest payment characteristics but together constitute a single class. Each component of a class of component securities may be identified as falling into one or more of the categories in this list.

Fixed Rate	A class with an interest rate that is fixed throughout the life of the class.

Floating Rate
A class that receives interest payments based on an interest rate that fluctuates each payment period based on a designated index, which will be of a type that is customarily used in the debt and fixed income markets to measure the cost of borrowed funds, plus a specified margin.

Interest Only or IO	A class of securities with no principal balance and which is not entitled to principal payments. Interest usually accrues based on a specified notional amount.

Inverse Floating Rate
A class of securities where the pass-through rate adjusts based on the excess between a specified rate and LIBOR or another index, which will be of a type that is customarily used in the debt and fixed income markets to measure the cost of borrowed funds.

Lock Out	A class of securities which is “locked out” of certain payments, usually principal, for a specified period of time.

Partial Accrual
A class that accretes a portion of the amount of accrued interest thereon, which amount will be added to the principal balance of such class on each applicable distribution date, with the remainder of such accrued interest to be distributed currently as interest on such class. Such accretion may continue until a specified event has occurred or until such Partial Accrual class is retired.

Principal Only	A class of securities which is not entitled to interest payments.

Planned Amortization Class or PAC	A class of securities with a principal balance that is reduced based on a schedule of principal balances, assuming a certain range of prepayment rates on the underlying assets.

Scheduled Principal
A class that is designed to receive principal payments using a predetermined principal balance schedule but is not designated as a Planned Principal Class or Targeted Principal Class. In many cases, the schedule is derived by assuming two constant prepayment rates for the underlying assets. These two rates are the endpoints for the “structuring range” for the scheduled principal class.

Senior Support
A class that absorbs the realized losses other than excess losses that would otherwise be allocated to a Super Senior Class after the related classes of subordinated securities are no longer outstanding.

Sequential Pay
Classes that receive principal payments in a prescribed sequence, that do not have predetermined principal balance schedules and that under all circumstances receive payments of principal continuously from the first distribution date on which they receive principal until they are retired. A single class that receives principal payments before or after all other classes in the same series of securities may be identified as a sequential pay class.

Super Senior
A class that will not bear its proportionate share of realized losses (other than excess losses) as its share is directed to another class, referred to as the “support class” until the class principal balance of the support class is reduced to zero.

Target Amortization or TAC	A class of securities with a principal balance that is reduced based on a scheduled of principal balances, assuming a certain targeted rate of prepayments on the related collateral.

Variable Rate
A class with an interest rate that resets periodically and is calculated by reference to the rate or rates of interest applicable to specified assets or instruments (e.g., the Loan Rates borne by the underlying loans).

Each series of certificates will be issued pursuant to a pooling and servicing agreement or a trust agreement, dated as of the related cut-off date, among the depositor, the trustee and, if the trust includes loans, the related master servicer. The provisions of each pooling and servicing agreement or trust agreement will vary depending upon the nature of the related certificates and the related trust fund. Forms of pooling and servicing and trust agreements are exhibits to the Registration Statement of which this prospectus forms a part.

Each series of notes will be issued under an indenture between the related trust fund and the trustee named in the prospectus supplement for that series. If the trust fund includes loans, the trust fund and the servicer of the loans will also enter into a servicing agreement. Forms of indenture and servicing agreement have been filed as an exhibit to the registration statement of which this prospectus forms a part.

The following summaries describe the material provisions which may appear in each pooling and servicing agreement or trust agreement, in the case of a series of certificates, and in each indenture and servicing agreement, in the case of a series of notes. The prospectus supplement for each series of securities will describe any provision of the operative agreements relating to that series which materially differs from the description contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the related agreements and prospectus supplement. The applicable depositor will provide a copy of the operative agreements (without exhibits) relating to any series without charge, upon written request of a holder of record of a certificate or note of the series, addressed to Greenwich Capital Acceptance, Inc. or Financial Asset Securities Corp., as applicable, 600 Steamboat Road, Greenwich, Connecticut 06830, Attention: Asset Backed Finance Group.

General

The securities of each series will

•	be issued in fully registered form only, in the authorized denominations specified in the prospectus supplement,

•
evidence specified beneficial ownership interests in the trust fund assets, in the case of a series of certificates, or be secured by the pledge of the trust fund assets, in the case of a series of notes, and

•	not be entitled to payments in respect of the assets included in any other trust fund established by the depositor.

The securities will not represent obligations of the depositor or any of its affiliates. The loans will not be insured or guaranteed by any governmental entity or other person, unless otherwise specified in the related prospectus supplement.

To the extent provided in the related operative agreements, each trust fund will consist of the following:

•	the assets as from time to time are subject to the related agreement, exclusive of any amounts specified in the related prospectus supplement as “retained interest”;

•
those assets as from time to time are required to be deposited in the related security account as defined under the heading “Operative Agreements—Payments on Loans; Deposits to Security Account” in this prospectus;

•	property which secured a loan and which is acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure; and

•
primary mortgage insurance policies, FHA insurance and VA guarantees, if any, and any other insurance policies or other forms of credit enhancement required to be maintained pursuant to the related agreement.

If specified in the related prospectus supplement, a trust fund may also include one or more of the following:

•	reinvestment income on payments received on the trust fund assets,

•	a reserve fund,

•	a pool insurance policy,

•	a special hazard insurance policy,

•	an interest rate swap or yield supplement agreement,

•	a currency swap,

•	a market value swap,

•	a bankruptcy bond,

•	one or more letters of credit,

•	a surety bond,

•	guaranties, or

•	similar instruments or other agreements.

Each series of securities will be issued in one or more classes. Each class of securities of a series will evidence beneficial ownership of a specified portion or percentage - which may be 0% - of future interest payments and a specified portion or percentage - which may be 0% - of future principal payments on the assets in the related trust fund. A series of securities may include one or more classes that are senior in right to payment to one or more other classes of securities of the series. A series or classes of securities may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described in this prospectus and in the related prospectus supplement. Distributions on one or more classes of a series of securities may be made prior to being made on one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula, on the basis of collections from designated portions of the trust fund assets or on a different basis, in each case as specified in the related prospectus supplement. The timing and amounts of distributions may vary among classes or over time as specified in the related prospectus supplement.

Distributions of principal and interest, or, where applicable, of principal only or interest only, on the related securities will be made by the trustee on each distribution date. Distributions will be made monthly, quarterly, semi-annually, or at such other intervals and on the dates as are specified in the related prospectus supplement, in proportion to the percentages specified in the prospectus supplement. Distributions will be made to the persons in whose names the securities are registered at the close of business on the applicable record date specified in the related prospectus supplement. Distributions will be made in the manner specified in the related prospectus supplement to the persons entitled to them at the address appearing in the register maintained for the securityholders. In the case of the final distribution in retirement of the securities, payment will be made only upon presentation and surrender of the securities at the office or agency of the trustee or other person specified in the notice to securityholders of the final distribution.

The securities will be freely transferable and exchangeable at the corporate trust office of the trustee named in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of securities of any series but the trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

Under current law, the purchase and holding of certain classes of securities by or on behalf of, or with the assets of, an employee benefit plan or other retirement plan or arrangement subject to the provisions of ERISA or Section 4975 of the Internal Revenue Code may result in “prohibited transactions” within the meaning of Section 406 of ERISA or Section 4975 of the Code. See“ERISA Considerations” in this prospectus.

As to each series of securities, an election may be made to treat the related trust fund, or designated portion of the trust fund, as a “real estate mortgage investment conduit” (REMIC) as defined in the Internal Revenue Code. The related prospectus supplement will specify whether a REMIC election is to be made. Alternatively, the operative agreement for a series may provide that a REMIC election may be made at the discretion of the depositor or the master servicer and may only be made if certain conditions are satisfied. As to any series of securities for which a REMIC election will be made, the terms and provisions applicable to the making of the REMIC election, as well as any material federal income tax consequences to securityholders not otherwise described in this prospectus, will be set forth in the related prospectus supplement. If a REMIC election is made with respect to a series, one of the classes will be designated as evidencing the sole class of “residual interests” in the related REMIC, as defined in the Code. All other classes of securities in that series will constitute “regular interests” in the related REMIC, as defined in the Code. As to each series with respect to which a REMIC election is to be made, the master servicer or a holder of the related residual certificate will be obligated to take all actions required in order to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. The master servicer will be entitled to reimbursement for any such payment from the assets of the trust fund or from any holder of the related residual certificate.

Distributions on Securities

General. In general, the method of determining the amount of distributions on a particular series of securities will depend on the type of credit support, if any, that is used with respect to that series. See“Credit Enhancement and Other Support” in this prospectus. Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the securities of a particular series. The prospectus supplement for each series of securities will describe the method to be used in determining the amount of distributions on the securities of that series.

The trustee will make distributions allocable to principal and interest on the securities out of, and only to the extent of, funds in the related security account, including any funds transferred from any reserve account. As between securities of different classes and as between distributions of principal (and, if applicable, between distributions of principal prepayments and scheduled payments of principal) and interest, distributions made on any distribution date will be applied as specified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, distributions to any class of securities will be made pro rata to all securityholders of that class.

Available Funds. All distributions on the securities of each series on each distribution date will be made from Available Funds in accordance with the terms described in the related prospectus supplement and specified in the related operative agreement. Unless otherwise provided in the related prospectus supplement, the term “Available Funds” for each distribution date will equal the sum of the following amounts:

(i)
the aggregate of all previously undistributed payments on account of principal, including principal prepayments, if any, and prepayment penalties, if so provided in the related prospectus supplement, and interest on the mortgage loans in the related trust fund (including Liquidation Proceeds and Insurance Proceeds and amounts drawn under letters of credit or other credit enhancement instruments as permitted thereunder and as specified in the related operative agreement) received by the master servicer after the cut-off date and on or prior to the related determination date specified in the prospectus supplement except:

•	all payments which were due on or before the cut-off date;

•
all Liquidation Proceeds and all Insurance Proceeds, all principal prepayments and all other proceeds of any loan purchased by the depositor, the master servicer, any sub-servicer or any seller pursuant to the related operative agreement that were received after the prepayment period specified in the prospectus supplement and all related payments of interest representing interest for any period after the related collection period;

•	all scheduled payments of principal and interest due on a date or dates subsequent to the first day of the month of distribution;

•
amounts received on particular loans as late payments of principal or interest or other amounts required to be paid by borrowers, but only to the extent of any unreimbursed advance in respect of those loans made by the master servicer, the related sub-servicers, support servicers or the trustee;

•
amounts representing reimbursement, to the extent permitted by the related operative agreement and as described under the heading “—Advances” immediately below, for advances made by the master servicer, sub-servicers, support servicers or the trustee that were deposited into the security account, and amounts representing reimbursement for certain other losses and expenses incurred by the master servicer or the depositor and described below; and

•
that portion of each collection of interest on a particular loan in the trust fund which represents servicing compensation payable to the master servicer or retained interest which is to be retained from such collection or is permitted to be retained from related Insurance Proceeds, Liquidation Proceeds or proceeds of loans purchased pursuant to the related operative agreement;

(ii)	the amount of any advance made by the master servicer, sub-servicer, support servicer or the trustee as described under “—Advances” immediately below and deposited by it in the security account;

(iii)	if applicable, amounts withdrawn from a reserve account;

(iv)	any applicable, amounts provided under a letter of credit, insurance policy, surety bond or other third-party credit enhancement; and

(v)	if applicable, the amount of any prepayment interest shortfall.

Distributions of Interest. Unless otherwise specified in the related prospectus supplement, interest will accrue on the aggregate principal balance of each class of securities or the aggregate notional principal balance of each class of securities entitled to distributions of interest only at the pass-through rate (or interest rate) and for the periods specified in the prospectus supplement. Except in the case of a class of accrual securities that provides for interest that accrues but is not currently payable, the pass-through rate may be a fixed rate or an adjustable rate that adjusts as specified in the prospectus supplement. Interest accrued during each specified period on each class of securities entitled to interest will be distributable on the distribution dates specified in the related prospectus supplement, to the extent that funds are available, until the aggregate principal balance of the securities of that class has been distributed in full or, in the case of a class of securities entitled only to distributions allocable to interest, until the aggregate notional principal balance of that class is reduced to zero or for the period of time designated in the related prospectus supplement. The original principal balance of each security will equal the aggregate distributions allocable to principal to which that security is entitled. Unless otherwise specified in the related prospectus supplement, distributions allocable to interest on each security that is not entitled to distributions allocable to principal will be calculated based on the notional principal balance of that security. The notional principal balance of a security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

With respect to any class of accrual securities, if specified in the related prospectus supplement, any interest that has accrued but is not paid on any distribution date will be added to the aggregate principal balance of that class on that distribution date. Unless otherwise specified in the related prospectus supplement, distributions of interest on each class of accrual securities will commence only after the occurrence of the events specified in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, the beneficial ownership interest of a class of accrual securities in the trust fund will increase on each distribution date, as reflected in the aggregate principal balance of that class, by the amount of interest that accrued on that class during the preceding interest accrual period but was not required to be distributed to the class on the distribution date. Each class of accrual securities will thereafter accrue interest on the outstanding aggregate principal balance of that class as so increased.

Distributions of Principal. Unless otherwise specified in the related prospectus supplement, the aggregate principal balance of any class of securities entitled to distributions of principal will equal

•	the original aggregate principal balance of that class as specified in the related prospectus supplement reduced by

•	all distributions reported to securityholders of that class as allocable to principal increased by

•	in the case of a class of accrual securities, all interest accrued but not then distributable on that class and subject to

•	in the case of adjustable rate certificates, the effect of any negative amortization.

The related prospectus supplement will specify the method by which the amount of principal to be distributed on the securities on each distribution date will be calculated and the manner in which the amount will be allocated among the classes of securities entitled to distributions of principal.

If so provided in the related prospectus supplement, one or more classes of senior securities will be entitled to receive all or a disproportionate percentage of the payments of principal which are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of such payments in the percentages and under the circumstances or for the periods specified in the prospectus supplement. Any allocation of principal prepayments to a class or classes of senior securities will have the effect of accelerating the amortization of the senior securities while increasing the interests evidenced by the subordinated securities in the related trust fund. Increasing the interests of the subordinated securities relative to that of the senior securities is intended to preserve the availability of the subordination provided by the subordinated securities. See “Credit Enhancement and Other Support—Subordination” in this prospectus.

Unscheduled Distributions. If specified in the related prospectus supplement, the securities will be subject to receipt of distributions before the next scheduled distribution date under the circumstances and in the manner described in this paragraph and the following paragraph and in the prospectus supplement. The trustee will be required to make such unscheduled distributions on the day and in the amount specified in the related prospectus supplement if, due to substantial payments of principal - including principal prepayments - on the trust fund assets, the trustee or the master servicer determines that the funds available or anticipated to be available from the security account and, if applicable, from any reserve account may be insufficient to make required distributions on the securities on that distribution date. Unless otherwise specified in the related prospectus supplement, the amount of any unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the securities on the next distribution date. Unless otherwise specified in the related prospectus supplement, all unscheduled distributions will include interest at the applicable pass-through rate, if any, on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in the prospectus supplement.

Unless otherwise specified in the related prospectus supplement, all distributions allocable to principal in any unscheduled distribution will be made in the same priority and manner as distributions of principal on the securities would have been made on the next distribution date, and with respect to securities of the same class, unscheduled distributions of principal will be made on a pro rata basis. Notice of any unscheduled distribution will be given by the trustee prior to the date of distribution.

Advances

Unless otherwise provided in the related prospectus supplement, the master servicer will be required to make advances, from its own funds, from funds advanced by sub-servicers or support servicers or from funds held in the security account for future distributions to the securityholders. On each distribution date, the amount of any advances will be equal to the aggregate of payments of principal and interest that were delinquent on the related determination date and were not advanced by any sub-servicer, subject to the master servicer’s determination that these advances will be recoverable from late payments by borrowers, Liquidation Proceeds, Insurance Proceeds or otherwise. In the case of cooperative loans, the master servicer also will be required to advance any unpaid maintenance fees and other charges under the related proprietary leases as specified in the related prospectus supplement.

In making advances, the master servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to the securityholders rather than to guarantee or insure against losses. If advances are made by the master servicer from cash being held for future distribution to securityholders, the master servicer will replace those funds on or before any future distribution date to the extent that funds in the applicable security account on a distribution date would be less than the amount required to be available for distributions to securityholders on that date. Any funds advanced by the master servicer will be reimbursable to the master servicer out of recoveries on the specific loans with respect to which the advances were made (e.g., late payments made by the related borrower, any related Insurance Proceeds, Liquidation Proceeds or proceeds of any loan purchased by a sub-servicer or a seller under the circumstances described in this prospectus). Advances by the master servicer and any advances by a sub-servicer or a support servicer also will be reimbursable to the master servicer or sub-servicer or support servicer, as applicable, from cash otherwise distributable to securityholders, including the holders of senior securities, to the extent that the master servicer determines that any advances previously made are not ultimately recoverable as described in this paragraph. The master servicer also will be obligated to make advances, to the extent recoverable out of Insurance Proceeds, Liquidation Proceeds or otherwise, in respect of certain taxes and insurance premiums not paid by borrowers on a timely basis. Funds so advanced are reimbursable to the master servicer to the extent permitted by the related operative agreement. If specified in the related prospectus supplement, the obligations of the master servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement, in each case as described in the related prospectus supplement.

The master servicer or sub-servicer may enter into a support agreement with a support servicer pursuant to which the support servicer agrees to provide funds on behalf of the master servicer or sub-servicer in connection with the obligation of the master servicer or sub-servicer, as the case may be, to make advances. The support agreement will be delivered to the trustee and the trustee will be authorized to accept a substitute support agreement in exchange for an original support agreement, provided that the substitution of the support agreement will not adversely affect the rating or ratings assigned to the securities by each rating agency named in the related prospectus supplement.

Unless otherwise provided in the prospectus supplement, in the event the master servicer, a sub-servicer or a support servicer fails to make an advance, the trustee will be obligated to make the advance in its capacity as successor servicer. If the trustee makes an advance, it will be entitled to be reimbursed for that advance to the same extent and degree as the master servicer, a sub-servicer or a support servicer is entitled to be reimbursed for advances. See“—Distributions on Securities” above.

Purchase Obligations

Some types of trust assets and some classes of securities of any series, as specified in the related prospectus supplement, may be subject to a purchase obligation that would become applicable on one or more specified dates, or upon the occurrence of one or more specified events, or on demand made by or on behalf of the applicable securityholders. A purchase obligation may be in the form of a conditional or unconditional purchase commitment, liquidity facility, remarketing agreement, maturity guaranty, put option or demand feature.

A purchase commitment is a contractual obligation of an obligor to purchase either specified trust assets or classes of securities of any series, on one or more specified dates, or upon the occurrence of one or more specified events. A liquidity facility is an obligation of a lender to advance funds, which may be used to purchase specified trust assets from the issuing entity on one or more specified dates, or upon the occurrence of one or more specified events . A remarketing agreement is an obligation of a remarketing agent to sell specified trust assets on behalf of the issuing entity on one or more specified dates, or upon the occurrence of one or more specified events, and may include an obligation of the remarketing agent to cover any shortfall between the sale proceeds and a specified level. A maturity guaranty is a contractual obligation of an obligor to purchase either specified trust assets or classes of securities of any series, on one or more specified maturity dates. A put option is a contractual obligation of an obligor to purchase either specified trust assets or classes of securities of any series on one or more specified dates, or upon the occurrence of one or more specified events. A demand feature is a contractual obligation of an obligor to purchase either specified trust assets or classes of securities of any series upon demand made by a specified party, on one or more specified dates, or upon the occurrence of one or more specified events.

The terms and conditions of each purchase obligation, including the purchase price, timing and payment procedure, will be described in the accompanying prospectus supplement. A purchase obligation relating to trust assets may apply to those trust assets or to the related securities. Each purchase obligation may be a secured or unsecured obligation of the provider thereof, which may include a bank or other financial institution or an insurance company. Each purchase obligation will be evidenced by an instrument delivered to the trustee for the benefit of the applicable securityholders of the related series. As specified in the accompanying prospectus supplement, each purchase obligation relating to trust assets will be payable solely to the trustee for the benefit of the securityholders of the related series. Other purchase obligations may be payable to the trustee or directly to the holders of the securities to which that obligation relate.

Reports to Securityholders

Prior to or concurrently with each distribution on a distribution date and except as otherwise set forth in the related prospectus supplement, the master servicer or the trustee will furnish to each securityholder of record of the related series a statement setting forth, to the extent applicable to that series of securities, among other things:

•	the applicable record dates, accrual periods, determination dates for calculating distributions and general distribution dates;

•	the total cash flows received and the general sources thereof;

•	the amount, if any, of fees or expenses accrued and paid, with an identification of the payee and the general purpose of such fees;

•	the amount, accrued or paid in respect of any credit enhancement or other support, including the payee and the general purpose of such payment;

•
the amount, if any, of the distribution allocable to principal (by class), separately identifying the aggregate amount of any principal prepayments and, if specified in the prospectus supplement, any prepayment penalties included in the distribution;

•	the amount, if any, of the distribution allocable to interest (by class and any shortfalls or carry-forwards);

•	the amount of, if any, of excess cash flow or excess spread and the application of such excess cash flow;

•	interest rates, as applicable, to the pool assets and securities;

•	the beginning and ending balance of the reserve fund or similar account, if any, together with any material activity;

•	the amounts drawn on any credit enhancement, or other support, and the amount of coverage remaining under any enhancement;

•	the outstanding principal balance or notional amount of each class after giving effect to the distribution of principal on the distribution date;

•	number and amount of pool assets, together with updated pool composition information;

•
the aggregate amount of advances included in the distributions on the distribution date (including the general purpose of such advances), the aggregate amount of unreimbursed advances at the close of business on the distribution date, and the general source of funds for reimbursements;

•	if applicable, material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have become material over time;

•	material breaches of pool asset representation or warranties or transaction covenants;

•
information on loss, delinquency or other tests used for determining early amortization, liquidation, stepdowns or other performance triggers as more completely described in the prospectus supplement and whether the trigger was met;

•
information regarding any new issuance of securities backed by the same asset pool, any pool asset changes, such as additions or removals in connection with a prefunding and pool asset substitutions and repurchases, and cash flows available for future purchases, such as the balances of any prefunding, if applicable;

•
any material changes in the solicitation, credit-granting, underwriting, origination, acquisition or pool selection criteria or procedures, as applicable, used to originate, acquire or select new pool assets;

•
the special hazard amount, fraud loss amount and bankruptcy amount, if applicable, as of the close of business on the applicable distribution date and a description of any change in the calculation of these amounts;

•
with respect to any series of securities as to which the trust fund includes mortgage securities, additional information as required under the related Agreement and specified in the related prospectus supplement.

•
the aggregate amount (a) otherwise allocable to the subordinated securityholders on that distribution date and (b) withdrawn from the reserve fund, if any, that is included in the amounts distributed to the senior securityholders;

•	the percentage of principal payments on the loans (excluding prepayments), if any, which each class will be entitled to receive on the following distribution date;

•	the percentage of principal prepayments on the mortgage loans, if any, which each class will be entitled to receive on the following distribution date;

•
the amount of the servicing compensation retained or withdrawn from the security account by the master servicer and the amount of additional servicing compensation received by the master servicer attributable to penalties, fees, excess Liquidation Proceeds and other similar charges and items;

•
the number and aggregate principal balance of mortgage loans delinquent, but not in foreclosure, (i) from 30 to 59 days, (ii) from 60 to 89 days and (iii) 90 days or more, as of the close of business on the last day of the calendar month preceding that distribution date;

•
the number and aggregate principal balance of mortgage loans delinquent and in foreclosure (i) from 30 to 59 days, (ii) from 60 to 89 days and (iii) 90 days or more, as of the close of business on the last day of the calendar month preceding that distribution date, and loss information for the period;

•
the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure and, if the real estate secured a Multifamily Loan, any additional information specified in the prospectus supplement;

•
if a class is entitled only to a specified portion of interest payments on the loans in the related pool, the pass-through rate, if adjusted from the date of the last statement, of the loans expected to be applicable to the next distribution to that class; and

•	the pass-through rate as of the day prior to the immediately preceding distribution date.

Where applicable, any amount set forth in the above list may be expressed as a dollar amount per single security of the relevant class having the percentage interest specified in the prospectus supplement. The report to securityholders for any series of securities may include additional or other information of a similar nature to that specified in the above list.

In addition, within a reasonable period of time after the end of each calendar year, the master servicer or the trustee will mail, to each securityholder of record at any time during such calendar year, a report setting forth:

•	other customary information as may be deemed necessary or desirable for securityholders to have in order to prepare their tax returns.

Reports, whether monthly or annual, will be posted on a website as described below under “Available Information” and “Reports to Securityholders.”

Credit Enhancement and Other Support

General

Credit enhancement may be provided with respect to one or more classes of a series of securities or with respect to the assets in the related trust fund. In addition, derivative instruments whose primary purpose is not to provide credit enhancement may be utilized to reduce or alter risks associated with changes in interest rates or currency fluctuations, or to ensure that securityholders receive payment of the full face amount of their securities if those securities are subject to mandatory action. Credit enhancement may take the form of one or more of the following:

•	a limited financial guaranty policy issued by an entity named in the related prospectus supplement,

•	the subordination of one or more classes of the securities of that series and any provision for excess interest or overcollateralization,

•	the establishment of one or more reserve accounts,

•	an interest rate swap (or cap, floor or collar) or a yield supplement agreement,

•	a currency swap,

•	a market value swap,

•	the use of a cross-support feature, or

•	a pool insurance policy, bankruptcy bond, special hazard insurance policy, surety bond, letter of credit, guaranteed investment contract.

Unless otherwise specified in the related prospectus supplement, any credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the securities and interest. If losses occur which exceed the amount covered by the credit enhancement or which are not covered by the credit enhancement, securityholders will bear their allocable share of deficiencies.

Subordination

If specified in the related prospectus supplement, protection afforded to holders of one or more classes of the senior securities of a series by means of the subordination feature will be accomplished by the holders of one or more other classes of that series having a preferential right to distributions in respect of scheduled principal, principal prepayments, interest or any combination thereof that otherwise would have been payable to the holders of one or more other subordinated classes of securities of that series under the circumstances and to the extent specified in the prospectus supplement. If specified in the related prospectus supplement, protection may also be afforded to the holders of the senior securities of a series by:

•	reducing the ownership interest of the holders of the related subordinated securities,

•	a combination of the subordination feature and reducing the ownership interest of the subordinated securityholders, or

•	as otherwise described in the related prospectus supplement.

If specified in the related prospectus supplement, delays in receipt of scheduled payments on the loans and losses on defaulted loans will be borne first by the various classes of subordinated securities and thereafter by the various classes of senior securities, in each case under the circumstances and subject to the limitations specified in that prospectus supplement.

The related prospectus supplement may also limit the following:

•	the aggregate distributions in respect of delinquent payments on the loans over the lives of the securities or at any time,

•	the aggregate losses in respect of defaulted loans which must be borne by the subordinated securities by virtue of their subordination, and

•	the amount of the distributions otherwise distributable to the subordinated securityholders that will be distributable to senior securityholders on any distribution date.

If aggregate distributions in respect of delinquent payments on the loans or aggregate losses in respect of the loans were to exceed the amount specified in the related prospectus supplement, holders of the senior securities would experience losses on their securities.

In addition to or in lieu of the foregoing, if specified in the related prospectus supplement, all or any portion of distributions otherwise payable to holders of the subordinated securities on any distribution date may instead be deposited into one or more reserve accounts established with the trustee. The related prospectus supplement may specify that deposits in any reserve account may be made

•	on each distribution date,

•	for specified periods, or

•
until the balance in the reserve account has reached a specified amount and, following payments from the reserve account to holders of the senior securities or otherwise, thereafter to the extent necessary to restore the balance in the reserve account to the specified level.

If specified in the related prospectus supplement, amounts on deposit in the reserve account may be released to the holders of the class or classes of securities specified in the prospectus supplement at the times and under the circumstances specified in the prospectus supplement.

If specified in the related prospectus supplement, various classes of senior securities and subordinated securities may themselves be subordinate in their right to receive certain distributions to other classes of senior and subordinated securities, respectively, through a cross-support mechanism or otherwise.

As among classes of senior securities and as among classes of subordinated securities, distributions may be allocated among these classes as follows:

•	in the order of their scheduled final distribution dates,

•	in accordance with a schedule or formula,

•	in relation to the occurrence of events or otherwise,

in each case as specified in the related prospectus supplement. As among classes of subordinated securities, the related prospectus supplement will specify the allocation of payments to holders of the related senior securities on account of delinquencies or losses and the allocation payments to any reserve account.

Pool Insurance Policies

The related prospectus supplement may specify that a separate pool insurance policy will be obtained for the pool. This policy will be issued by the pool insurer named in the prospectus supplement. Subject to the limits described in this section, each pool insurance policy will cover loss by reason of default in payment on loans in the related pool in an amount equal to a percentage, which is specified in the related prospectus supplement, of the aggregate principal balances of the loans on the cut-off date which are not covered as to their entire outstanding principal balances by primary mortgage insurance policies. As more fully described in the following paragraph, the master servicer will present claims to the pool insurer on behalf of itself, the trustee and the securityholders. However, the pool insurance policies are not blanket policies against loss, since claims under the policies may only be made respecting particular defaulted loans and only upon satisfaction of the conditions precedent described in the following paragraph. Unless otherwise specified in the related prospectus supplement, no pool insurance policy will cover losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy.

Unless otherwise specified in the related prospectus supplement, the pool insurance policy will provide that no claims may be validly presented unless the following conditions are satisfied:

•	any required primary mortgage insurance policy is in effect for the defaulted loan and a claim under that policy has been submitted and settled;

•	hazard insurance on the related mortgaged property has been kept in force and real estate taxes and other protection and preservation expenses have been paid;

•
if there has been physical loss or damage to the mortgaged property, the property has been restored to its physical condition, reasonable wear and tear excepted, at the time of issuance of the policy; and

•	the insured has acquired good and merchantable title to the mortgaged property free and clear of liens except certain permitted encumbrances.

Upon satisfaction of these conditions, the pool insurer will have the option either

•
to purchase the property securing the defaulted loan at a price equal to the loan’s principal balance plus accrued and unpaid interest at the loan rate to the date of purchase plus certain expenses incurred by the master servicer on behalf of the trustee and securityholders, or

•
to pay the amount by which the sum of the principal balance of the defaulted loan plus accrued and unpaid interest at the loan rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the mortgaged property, in either case net of amounts paid or assumed to have been paid under the related primary mortgage insurance policy.

If any property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy or any applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the pool insurance policy, the master servicer will not be required to expend its own funds to restore the damaged property unless it determines that

•	the restoration will increase the proceeds to securityholders on liquidation of the related loan after reimbursement to the master servicer of its expenses, and

•	the master servicer will be able to recover its expenses from proceeds of the sale of the property or proceeds of the related pool insurance policy or any related primary mortgage insurance policy.

Unless otherwise specified in the related prospectus supplement, no pool insurance policy will insure against losses sustained by reason of a default arising, among other things, from

•	fraud or negligence in the origination or servicing of a loan, including misrepresentation by the borrower, the originator or persons involved in the origination of the loan, or

•	failure to construct a mortgaged property in accordance with plans and specifications.

Many primary mortgage insurance policies also do not insure against these types of losses. Nevertheless, a failure of coverage attributable to one of the foregoing events might result in a breach of the related seller’s representations and, in that event, might give rise to an obligation on the part of the seller to purchase the defaulted loan if the breach cannot be cured. No pool insurance policy will cover a claim in respect of a defaulted loan that occurs when the loan’s servicer, at the time of default or thereafter, was not approved by the insurer. Many primary mortgage insurance policies also do not cover claims in this case.

Unless otherwise specified in the related prospectus supplement, the original amount of coverage under the pool insurance policy will be reduced over the life of the related securities by the aggregate dollar amount of claims paid, less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed properties. The amount of claims paid will include certain expenses incurred by the master servicer as well as accrued interest on delinquent loans to the date of payment of the claim, unless otherwise specified in the related prospectus supplement. Accordingly, if aggregate net claims paid under any pool insurance policy reach the original policy limit, coverage under that pool insurance policy will be exhausted and any further losses will be borne by the securityholders.

The terms of any pool insurance policy relating to a pool of Manufactured Housing Contracts or Home Improvement Contracts will be described in the related prospectus supplement.

Primary Mortgage Insurance Policies

The related prospectus supplement may specify a mortgage loan (the “PMI Mortgage Loan”) is backed by a primary mortgage insurance policy (the “PMI Policy”). This PMI policy will be issued by the primary mortgage insurance policy insurer named in the prospectus supplement (the “PMI Insurer”). The PMI Policy covers loss by reason of default in payment on the insured’s mortgage loan. A PMI Policy generally requires that delinquencies on any PMI Mortgage Loan must be reported to the PMI Insurer within four months of default, and appropriate proceedings to obtain title to the property securing the PMI Mortgage Loan must be commenced within six months of default. The PMI Policy usually contains provisions substantially as follows: (i) for the insured to present a claim, the insured must have acquired, and tendered to the PMI Insurer, good and merchantable title to the property securing the PMI Mortgage Loan, free and clear of all liens and encumbrances, including, but not limited to, any right of redemption by the mortgagor unless such acquisition of good and merchantable title is excused under the terms of the PMI Policy; (ii) a claim generally includes unpaid principal, accrued interest to the date of such tender to the PMI Insurer by the insured, and certain expenses; (iii) when a claim is presented, the PMI Insurer will have the option of either (A) paying the claim in full, taking title to the property securing the PMI Mortgage Loan, and arranging for its sale or (B) paying the insured percentage of the claim, with the insured retaining title to the property securing the PMI Mortgage Loan; (iv) claims generally must be filed within 60 days after the insured has acquired good and merchantable title to the property securing the PMI Mortgage Loan and (v) a claim generally must be paid within 60 days after the claim is filed by the insured.

No payment for a loss will be made under the PMI Policy unless the property securing the PMI Mortgage Loan is in the same physical condition as when the PMI Mortgage Loan was originally insured, except for reasonable wear and tear and unless premiums on the standard homeowner's insurance policy, real estate taxes and foreclosure protection and preservation expenses have been advanced by or on behalf of the insured.

Unless approved in writing by the PMI Insurer, the insured under the PMI Policy may not make any change in the terms of a PMI Mortgage Loan, including the borrowed amount, interest rate, term or amortization schedule of the PMI Mortgage Loan, except as specifically permitted by terms of the PMI Mortgage Loan; nor make any change in the property or other collateral securing the PMI Mortgage Loan; nor release any mortgagor under the PMI Mortgage Loan from liability. If a PMI Mortgage Loan is assumed with the insured’s approval, the PMI Insurer’s liability for coverage of the PMI Mortgage Loan under the PMI Policy generally will terminate as of the date of such assumption, unless the PMI Insurer approves the assumption in writing.

Unless otherwise specified in the related prospectus supplement, the PMI Policy specifically excludes coverage of (i) any claim resulting from a default existing at the inception of coverage or occurring after lapse or cancellation of coverage; (ii) certain claims where there is an environmental condition which existed on the property securing the PMI Mortgage Loan, whether or not known by the person or persons submitting an application for coverage of the PMI Mortgage Loan, as of the effective date of coverage; (iii) any claim involving a PMI Mortgage Loan which is for the purchase of the Mortgaged Property, and for which the mortgagor did not make a down payment as described in the application for coverage; (iv) any claim, if the mortgage, deed of trust or other similar instrument did not provide the insured at origination with a first lien on the property securing the PMI Mortgage Loan; (v) certain claims involving or arising out of any breach by the insured of its obligations under, or its failure to comply with the terms of, the PMI Policy or of its obligations as imposed by operation of law; and (vi) any claim arising from the failure of the borrower under a PMI Mortgage Loan to make any balloon payment, if applicable, under the PMI Mortgage Loan.

The PMI Policy generally will not insure against a loss sustained by reason of a default arising from or involving certain matters, including (i) fraud or negligence in origination or servicing of the PMI Mortgage Loans, including, but not limited to, misrepresentation by the borrower, lender or other persons involved in the origination of the PMI Mortgage Loan or the application for insurance; (ii) failure to construct a property securing a PMI Mortgage Loan in accordance with specified plans or (iii) physical damage to a property securing a PMI Mortgage Loan.

FHA Insurance; VA Guarantees

Single Family Loans designated in the related prospectus supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1937, as amended. These mortgage loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Single Family Loans insured by the FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured Single Family Loan relating to a series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time the loan was originated.

The insurance premiums for Single Family Loans insured by the FHA are collected by lenders approved by the Department of Housing and Urban Development (HUD), or by the master servicer or any sub-servicer, and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged property to HUD or upon assignment of the defaulted mortgage loan to HUD. With respect to a defaulted FHA-insured Single Family Loan, the master servicer or any sub-servicer is limited in its ability to initiate foreclosure proceedings. When it is determined by the master servicer or sub-servicer or HUD that the default was caused by circumstances beyond the mortgagor’s control, the master servicer or such sub-servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the mortgagor. These plans may involve the reduction or suspension of regular mortgage payments for a specified period, with such payments to be made up on or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the maturity date. In addition, when this type of default is accompanied by certain other criteria, HUD may provide relief by making payments to the master servicer or sub-servicer in partial or full satisfaction of amounts due under the mortgage loan or by accepting assignment of the loan from the master servicer or sub-servicer. Any payments made by HUD are to be repaid by the mortgagor to HUD. With certain exceptions, at least three full monthly installments must be due and unpaid under the mortgage loan, and HUD must have rejected any request for relief from the mortgagor, before the master servicer or sub-servicer may initiate foreclosure proceedings.

In most cases, HUD has the option to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash. Claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debentures’ interest rate. The master servicer or sub-servicer of each FHA-insured Single Family Loan will be obligated to purchase any HUD debenture issued in satisfaction of a mortgage loan upon default for an amount equal to the debenture’s principal amount.

The amount of insurance benefits paid by the FHA generally is equal to the entire unpaid principal amount of the defaulted mortgage loan adjusted to reimburse the master servicer or sub-servicer for certain costs and expenses and to deduct certain amounts received or retained by the master servicer or sub-servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance of the mortgaged property to HUD, the master servicer or sub-servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid prior to the conveyance date generally only to the extent allowed pursuant to the related forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the mortgage loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured Single Family Loan, bears interest from the date which is 30 days after the mortgagor’s first uncorrected failure to perform any obligation to make any payment due under the mortgage loan and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate.

Single Family Loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman’s Readjustment Act of 1944, as amended, which permits a veteran, the spouse of a veteran in certain cases, to obtain a mortgage loan guaranteed by the VA covering financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years’ duration. However, no Single Family Loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guarantee for that mortgage loan.

The maximum guarantee that may be issued by the VA under a VA-guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 U.S.C. Section 1803(a), as amended. As of November 1, 1998 the maximum guarantee that may be issued by the VA under a VA-guaranteed mortgage loan of more than $144,000 is the lesser of 25% of the original principal amount of the mortgage loan and $50,570. The liability on the guarantee is reduced or increased, pro rata, with any reduction or increase in the amount of indebtedness, but in no event will the amount payable under the guaranty exceed the amount of the original guaranty. The VA may, at its option and without regard to the guaranty, make full payment to a mortgage holder of unsatisfied indebtedness on a mortgage loan upon the loan’s assignment to the VA.

With respect to a defaulted VA-guaranteed Single Family Loan, the master servicer or sub-servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim under the guaranty is submitted after liquidation of the mortgaged property.

The amount payable under the guaranty will be the percentage of the VA-guaranteed Single Family Loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in VA regulations. Payments under the guaranty will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that these amounts have not been recovered through liquidation of the mortgaged property. The amount payable under the guaranty may in no event exceed the amount of the original guaranty.

Special Hazard Insurance Policies

If specified in the related prospectus supplement, a separate special hazard insurance policy will be obtained for the pool and will be issued by the special hazard insurer named in the prospectus supplement. Subject to the limitations described in the immediately following sentence, each special hazard insurance policy will protect holders of the related securities from

•
loss by reason of damage to mortgaged properties caused by certain hazards - including earthquakes and, to a limited extent, tidal waves and related water damage or as otherwise specified in the prospectus supplement - not insured against under the standard form of hazard insurance policy for the respective states in which the mortgaged properties are located or under a flood insurance policy if the mortgaged property is located in a federally designated flood area, and

•	loss caused by reason of the application of the coinsurance clause contained in hazard insurance policies.

See“Operative Agreements—Hazard Insurance” in this prospectus. No special hazard insurance policy will cover losses occasioned by fraud or conversion by the trustee or master servicer, war, insurrection, civil war, certain governmental action, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear or chemical reaction, flood (if the mortgaged property is located in a federally designated flood area), nuclear or chemical contamination and certain other risks. The amount of coverage under any special hazard insurance policy will be specified in the related prospectus supplement. Each special hazard insurance policy will provide that no claim may be paid unless hazard insurance and, if applicable, flood insurance on the related mortgaged property have been kept in force and other protection and preservation expenses have been paid.

Subject to the limitations set forth in the immediately preceding paragraph, and unless otherwise specified in the related prospectus supplement, each special hazard insurance policy will provide coverage where there has been damage to property securing a foreclosed mortgage loan, and title to the mortgaged property has been acquired by the insured, to the extent that the damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the borrower or the master servicer. In this circumstance, the special hazard insurer will pay the lesser of

•	the cost to repair or replace the mortgaged property, and

•
upon transfer of the property to the special hazard insurer, the unpaid principal balance of the loan at the time the property is acquired by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement, together with certain expenses incurred by the master servicer with respect to the property.

If the unpaid principal balance of a loan plus accrued interest and certain servicing expenses are paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid as the cost to repair the damaged property will also reduce coverage by such amount. So long as a pool insurance policy remains in effect, the payment by the special hazard insurer to cover the unpaid principal balance of a loan plus accrued interest and certain servicing expenses or to cover the cost to repair a mortgaged property will not affect the total insurance proceeds paid to securityholders, but will affect the relative amounts of coverage remaining under the special hazard insurance policy and the pool insurance policy.

Since each special hazard insurance policy will be designed to permit full recovery under the mortgage pool insurance policy in circumstances in which recoveries would otherwise be unavailable because mortgaged properties have been damaged by a cause not insured against by a standard hazard policy and thus would not be restored, each operative agreement will provide that, unless otherwise specified in the related prospectus supplement, the master servicer will be under no obligation to maintain the special hazard insurance policy once the related pool insurance policy has been terminated or been exhausted due to payment of claims.

To the extent specified in the related prospectus supplement, the master servicer may deposit in a special trust account, cash, an irrevocable letter of credit or any other instrument acceptable to each rating agency named in the prospectus supplement, in order to provide protection in lieu of or in addition to that provided by a special hazard insurance policy. The amount of any special hazard insurance policy or of the deposit to the special trust account relating to securities may be reduced so long as the reduction will not result in a downgrading of the rating of the securities by any rating agency named in the prospectus supplement.

The terms of any special hazard insurance policy relating to a pool of Manufactured Housing Contracts or Home Improvement Contracts will be described in the related prospectus supplement.

Bankruptcy Bonds

If specified in the related prospectus supplement, a bankruptcy bond for proceedings under the federal Bankruptcy Code will be issued by an insurer named in the prospectus supplement. Each bankruptcy bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a loan or a reduction by the court of the principal amount of a loan. The bankruptcy bond will also cover unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition. The required amount of coverage under any bankruptcy bond will be set forth in the related prospectus supplement. Coverage under a bankruptcy bond may be cancelled or reduced by the master servicer if the cancellation or reduction would not adversely affect the then current rating of the securities by any rating agency named in the prospectus supplement. See“Material Legal Aspects of the Mortgage Loans—Anti-Deficiency Legislation and Other Limitations on Lenders” in this prospectus.

To the extent specified in the related prospectus supplement, the master servicer may deposit in a special trust account, cash, an irrevocable letter of credit or any other instrument acceptable to each rating agency named in the prospectus supplement, to provide protection in lieu of or in addition to that provided by a bankruptcy bond. The amount of any bankruptcy bond or of the deposit to the special trust account relating to the securities may be reduced so long as the reduction would not result in a downgrading of the rating of the securities by any rating agency named in the prospectus supplement.

The terms of any bankruptcy bond relating to a pool of Manufactured Housing Contracts or Home Improvement Contracts will be described in the related prospectus supplement.

FHA Insurance on Multifamily Loans

There are two primary FHA insurance programs that are available for Multifamily Loans. Sections 221(d)(3) and (d)(4) of the National Housing Act allow HUD to insure mortgage loans that are secured by newly constructed and substantially rehabilitated multifamily rental projects. Section 244 of the Housing Act provides for co-insurance of mortgage loans made under Sections 221(d)(3) and (d)(4) by HUD/FHA and a HUD-approved co-insurer. Generally the term of a mortgage loan may be up to 40 years and the ratio of loan amount to property replacement cost can be up to 90%.

Section 223(f) of the National Housing Act allows HUD to insure mortgage loans made for the purchase or refinancing of existing apartment projects which are at least three years old. Section 244 also provides for co-insurance of mortgage loans made under Section 223(f). Under Section 223(f), the loan proceeds cannot be used for substantial rehabilitation work but repairs may be made for, generally up to the greater of 15% of the value of the project or a dollar amount per apartment unit established from time to time by HUD. In general the loan term may not exceed 35 years and a loan-to-value ratio of no more than 85% is required for the purchase of a project and a loan-to-value ratio of no more than 70% for the refinancing of a project.

FHA insurance is generally payable in cash or, at the option of the mortgagee, in debentures. The insurance does not cover 100% of the mortgage loan but is subject to certain deductions and certain losses of interest from the date of the default.

Reserve Accounts

If specified in the related prospectus supplement, credit support with respect to a series of securities may be provided by the establishment and maintenance of one or more reserve accounts for that series, in trust, with the related trustee. The prospectus supplement will specify whether or not a reserve accounts will be included in the related trust fund.

The reserve account for a series of securities will be funded in one of the following ways:

•
by a deposit of cash, U.S. Treasury securities, instruments evidencing ownership of principal or interest payments on U.S. Treasury securities, letters of credit, demand notes, securities of deposit or a combination of these, in the aggregate amount specified in the related prospectus supplement;

•	by deposit from time to time of amounts specified in the related prospectus supplement to which the subordinated securityholders, if any, would otherwise be entitled; or

•	in such other manner as the prospectus supplement may specify.

Any amounts on deposit in the reserve account and the proceeds of any other instrument upon maturity will be held in cash or will be invested in permitted investments. Unless otherwise specified in the related prospectus supplement, “permitted investments” will include obligations of the United States and certain of its agencies, certificates of deposit, certain commercial paper, time deposits and bankers acceptances sold by eligible commercial banks and certain repurchase agreements of United States government securities with eligible commercial banks. If a letter of credit is deposited with the trustee, the letter of credit will be irrevocable. Unless otherwise specified in the related prospectus supplement, any instrument deposited in a reserve account will name the trustee, in its capacity as trustee for the securityholders, as beneficiary and will be issued by an entity acceptable to each rating agency named in the prospectus supplement. Additional information with respect to instruments deposited in the reserve account will be set forth in the related prospectus supplement.

Any amounts deposited, and payments on instruments deposited, in a reserve account will be available for withdrawal from the reserve account for distribution to securityholders, for the purposes, in the manner and at the times specified in the related prospectus supplement.

Cross Support

If specified in the related prospectus supplement, the beneficial ownership of separate groups of assets included in a trust fund may be evidenced by separate classes of securities. In this case, credit support may be provided by a cross support feature which requires that distributions be made with respect to securities evidencing a beneficial ownership interest in, or secured by, other asset groups within the same trust fund. The related prospectus supplement for a series which includes a cross support feature will describe the manner and conditions for applying the cross support feature.

If specified in the related prospectus supplement, the coverage provided by one or more forms of external credit support (for example, financial guaranty insurance or other insurance policies) may apply concurrently to one or more related loan groups. If applicable, the related prospectus supplement will identify the loan groups to which the external credit support relates and the manner of determining the amount of the coverage provided and the application of the coverage to the identified loan groups.

Other Insurance, Surety Bonds, Guaranties, Letters of Credit and Similar Instruments or Agreements

If specified in the related prospectus supplement, a trust fund may also include insurance, guaranties, surety bonds, letters of credit or similar arrangements for the following purposes:

•	to maintain timely payments or provide additional protection against losses on the assets included in the trust fund,

•	to pay administrative expenses, or

•	to establish a minimum reinvestment rate on the payments made in respect of the assets included in the trust fund or principal payment rate on the assets.

These arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the prospectus supplement.

Derivatives

The trust fund may include one or more derivative instruments, as described in this section. All derivative instruments included in any trust fund will be used only in a manner that reduces or alters risk resulting from the mortgage loans or other assets in the pool, and only in a manner such that the return on the offered securities will be based primarily on the performance of the mortgage loans or other assets in the pool. Derivative instruments may include 1) interest rate swaps (or caps, floors and collars) and yield supplement agreements as described below, 2) currency swaps and 3) market value swaps that are referenced to the value of one or more of the mortgage loans or other assets included in the trust fund or to a class of offered securities and that are used solely in conjunction with auctions.

An interest rate swap is an agreement between two parties to exchange a stream of interest payments on an agreed hypothetical or “notional” principal amount. No principal amount is exchanged between the counterparties to an interest rate swap. In a typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including the London Interbank Offered Rate, or LIBOR, a specified bank’s prime rate or U.S. Treasury Bill rates. Interest rate swaps also permit counterparties to exchange a floating rate obligation based upon one reference interest rate, such as LIBOR, for a floating rate obligation based upon another referenced interest rate, such as U.S. Treasury Bill rates. An interest rate cap, collar or floor is an agreement where the counterparty agrees to make payments representing interest on a notional principal amount when a specified reference interest rate is above a strike rate, outside of a range of strike rates, or below a strike rate as specified in the agreement, generally in exchange for a fixed amount paid to the counterparty at the time the agreement is entered into. A yield supplement agreement is a type of cap agreement, and is substantially similar to a cap agreement as described above.

The trustee on behalf of a trust fund may enter into interest rate swaps, caps, floors and collars, or yield supplement agreements, to minimize the risk to securityholders from adverse changes in interest rates or to provide supplemental credit support. Cap Agreements and yield supplement agreements may be entered into to supplement the interest rate or other rates available to make interest payments on one or more classes of the securities of any series.

A market value swap might be used in a structure where the pooled assets are hybrid ARMs, or mortgage loans that provide for a fixed rate period and then convert by their terms to adjustable rate loans. Such a structure might provide that at a specified date near the end of the fixed rate period, the investors must tender their securities to the trustee who will then transfer the securities to other investors in a mandatory auction procedure. The market value swap would ensure that the original investors would receive at least par at the time of tender, by covering any shortfall between par and the then current market value of their securities.

Any derivative contracts will be documented based upon the standard forms provided by the International Swaps and Derivatives Association, or ISDA. These forms generally consist of an ISDA master agreement, a schedule to the master agreement, and a confirmation, although in some cases the schedule and confirmation will be combined in a single document and the standard ISDA master agreement will be incorporated therein by reference. Standard ISDA definitions also will be incorporated by reference. Each confirmation will provide for payments to be made by the derivative counterparty to the trust, and in some cases by the trust to the derivative counterparty, generally based upon specified notional amounts and upon differences between specified interest rates or values. For example, the confirmation for an interest rate cap agreement will contain a schedule of fixed interest rates, generally referred to as strike rates, and a schedule of notional amounts, for each distribution date during the term of the interest rate cap agreement. The confirmation also will specify a reference rate, generally a floating or adjustable interest rate, and will provide that payments will be made by the derivative counterparty to the trust on each distribution date, based on the notional amount for that distribution date and the excess, if any, of the specified reference rate over the strike rate for that distribution date.

In the event of the withdrawal of the credit rating of a derivative counterparty or the downgrade of such credit rating below levels specified in the derivative contract (where the derivative contract is relevant to the ratings of the offered securities, such levels generally are set by the rating agencies rating the offered securities), the derivative counterparty may be required to post collateral for the performance of its obligations under the derivative contract, or to take certain other measures intended to assure performance of those obligations. Posting of collateral will be documented using the ISDA Credit Support Annex.

There can be no assurance that the trustee will be able to enter into derivatives at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the derivatives may provide for termination under various circumstances, there can be no assurance that the trustee will be able to terminate a derivative when it would be economically advantageous to the trust fund to do so. The terms of any derivative product agreement and any counterparties will be described in the accompanying prospectus supplement.

Yield and Prepayment Considerations

The yields to maturity and weighted average lives of the certificates will be affected primarily by the amount and timing of principal payments received on or in respect of the assets included in the related trust fund. The original terms to maturity of the loans in a given pool will vary depending upon the types of loans included. Each prospectus supplement will contain information with respect to the types and maturities of the loans in the related pool. Unless otherwise specified in the related prospectus supplement, loans may be prepaid, without penalty, in full or in part at any time. Multifamily Loans may prohibit prepayment for a specified period after origination, may prohibit partial prepayments entirely, and may require the payment of a prepayment penalty upon prepayment in full or in part. The prepayment experience of the loans in a pool will affect the life of the related series of securities.

The rate of prepayments on the loans cannot be predicted. A number of factors, including homeowner mobility, economic conditions, the presence and enforceability of due-on-sale clauses, mortgage market interest rates and the availability of mortgage funds may affect the prepayment experience of loans. Some of these factors, as well as other factors including limitations on prepayment and the relative tax benefits associated with the ownership of income-producing real property, may affect the prepayment experience of Multifamily Loans.

Home Equity Loans and Home Improvement Contracts have been originated in significant volume only during the past few years and neither depositor is aware of any publicly available studies or statistics on the rate of prepayment of these types of loans. Generally, Home Equity Loans and Home Improvement Contracts are not viewed by borrowers as permanent financing. Accordingly, these loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because Home Equity Loans that are revolving credit line loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause rates of principal payments to be lower than, or similar to, those of traditional fully-amortizing first mortgages. The prepayment experience of the related trust fund may also be affected by the frequency and amount of any future draws on any revolving credit line loans. Other factors that might be expected to affect the prepayment rate of a pool of Home Equity Loans or Home Improvement Contracts include the amounts of, and interest rates on, the underlying senior mortgage loans, and the use of first mortgage loans as long-term financing for home purchase and junior mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles. Accordingly, these types of loans may experience a higher rate of prepayment than traditional fixed-rate mortgage loans. In addition, any future limitations on the right of borrowers to deduct interest payments on Home Equity Loans for federal income tax purposes may further increase the rate of prepayments of these loans.

Collections on Home Equity Loans that are revolving credit line loans may vary because, among other things, borrowers may

•
make payments during any month as low as the minimum monthly payment for that month or, during the interest-only period for revolving credit line loans and, in more limited circumstances, closed-end loans, as to which an interest-only payment option has been selected, the interest and the fees and charges for that month; or

•	make payments as high as the entire outstanding principal balance plus accrued interest and related fees and charges.

It is possible that borrowers may fail to make the required periodic payments. In addition, collection on these loans may vary due to seasonal purchasing and the payment habits of borrowers.

Unless otherwise provided in the related prospectus supplement, all conventional loans other than Multifamily Loans will contain due-on-sale provisions permitting the mortgagee or holder of the contract to accelerate the maturity of the related loan upon the sale or certain other transfers of the related mortgaged property by the borrower. As described in the related prospectus supplement, conventional Multifamily Loans may contain due-on-sale provisions, due-on-encumbrance provisions or both. Loans insured by the FHA, and loans partially guaranteed by the VA, are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments of these loans may be lower than that of conventional mortgage loans bearing comparable interest rates. Unless otherwise provided in the related prospectus supplement, the master servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the mortgaged property and reasonably believes that it is entitled to do so under applicable law. However, the master servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See“Operative Agreements—Collection Procedures” and “Material Legal Aspects of the Mortgage Loans” in this prospectus for a description of certain provisions of each operative agreement and certain legal matters that may affect the prepayment experience of the loans.

The rate of prepayments of conventional mortgage loans has fluctuated significantly in recent years. In general, prepayment rates may be influenced by a variety of economic, geographic, social and other factors, including changes in housing needs, job transfers, unemployment and servicing decisions. In general, however, if prevailing rates fall significantly below the loan rate borne by a loan, that loan is likely to be subject to a higher prepayment rate than would be the case if prevailing interest rates remain at or above its rate. Conversely, if prevailing interest rates rise appreciably above the loan rate borne by a loan, that loan is likely to experience a lower prepayment rate than would be the case if prevailing rates remain at or below its loan rate. However, there can be no assurance that these generalities will hold true in particular cases. The rate of prepayment of Multifamily Loans may also be affected by other factors including loan terms including the existence of lockout periods, due-on-sale and due-on-encumbrance clauses and prepayment changes, relative economic conditions in the area where the mortgaged properties are located, the quality of management of the mortgaged properties and possible changes in tax laws.

When a loan is prepaid in full, the borrower is charged interest on the principal amount of the loan only for the number of days in the month actually elapsed up to the date of the prepayment rather than for a full month. Unless otherwise specified in the related prospectus supplement, the effect of a prepayment in full will be to reduce the amount of interest passed through in the following month to securityholders, because interest on the principal balance of the prepaid loan will be paid only to the date of prepayment. Partial prepayments in a given month may be applied to the outstanding principal balances of the prepaid loans either on the first day of the month of receipt or of the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through in that month. Unless otherwise specified in the related prospectus supplement, neither prepayments in full nor partial prepayments will be passed through until the month following receipt. Prepayment charges collected with respect to Multifamily Loans will be distributed to securityholders, or to other persons entitled to them, as described in the related prospectus supplement.

If so specified in the related prospectus supplement, the master servicer will be required to remit to the trustee, with respect to each loan in the related trust as to which a principal prepayment in full or a principal payment which is in excess of the scheduled monthly payment and is not intended to cure a delinquency was received during any due period, an amount, from and to the extent of amounts otherwise payable to the master servicer as servicing compensation, equal to the excess, if any, of

•	30 days’ interest on the principal balance of the related loan at the loan rate net of the annual rate at which the master servicer’s servicing fee accrues, over

•	the amount of interest actually received on that loan during the due period, net of the master servicer’s servicing fee.

If the rate at which interest is passed through to the holders of securities of a series is calculated on a loan by loan basis, disproportionate principal prepayments with respect to loans bearing different loan rates will affect the yield on the securities. In general, the effective yield to securityholders will be slightly lower than the yield otherwise produced by the applicable security pass-through rate and purchase price because, while interest generally will accrue on each loan from the first day of the month, the distribution of interest generally will not be made earlier than the month following the month of accrual.

Under certain circumstances, the master servicer, the holders of the residual interests in a REMIC or any other person named in the related prospectus supplement may have the option to purchase the assets of a trust fund to effect early retirement of the related series of securities. See“Operative Agreements—Termination; Optional Termination; Optional Calls” in this prospectus.

Factors other than those identified in this prospectus and in the related prospectus supplement could significantly affect principal prepayments at any time and over the lives of the securities. The relative contribution of the various factors affecting prepayment may also vary from time to time. There can be no assurance as to the rate of payment of principal of trust fund assets at any time or over the lives of the securities.

The prospectus supplement relating to a series of securities will discuss in greater detail the effect of the rate and timing of principal payments including prepayments, delinquencies and losses on the yield, weighted average lives and maturities of the securities.

In the event that a receiver, bankruptcy trustee, debtor in possession or similar entity (each, an “insolvency trustee”) is appointed with respect to a seller due to its insolvency or a seller becomes a debtor under the federal Bankruptcy Code or any similar insolvency law, the insolvency trustee may attempt to characterize the transfer of the related mortgage loans from the seller to the depositor as a pledge to secure a financing rather than as a sale. In the event that this attempt were successful, the insolvency trustee might elect, among other remedies, to accelerate payment of the related securities and liquidate the related loans, with each securityholder being entitled to receive its allocable share of the principal balance of the loans, together with its allocable share of interest on the loans at the applicable pass-through rate, or weighted average “strip rate” as defined in the related prospectus supplement, as the case may be, to the date of payment. In this event, the related securityholders might incur reinvestment losses with respect to principal received and investment losses attendant to the liquidation of the loans and the resulting early retirement of the related security. In addition, certain delays in distributions might be experienced by the securityholders in connection with any such insolvency proceedings.

Operative Agreements

Set forth below is a summary of the material provisions of each operative agreement that are not described elsewhere in this prospectus. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of each operative agreement applicable to a particular series of certificates. As to each series of securities, the related material agreements, including each agreement required to be filed under Regulation AB, will be filed with the Commission in a current report on Form 8-K following the issuance of the securities. Where particular provisions or terms used in the operative agreements are referred to, those provisions or terms are as specified in the agreements. Except as otherwise specified, the operative agreements described in this prospectus contemplate a trust fund that is comprised of loans. Although an agreement governing a trust fund that consists of Agency Securities or Private Label Securities may contain provisions that are similar to those described below, they will be described more fully in the related prospectus supplement.

Assignment of Trust Fund Assets

Assignment of the Trust Fund Loans. When the securities of a series are issued, the depositor named in the prospective supplement will cause the loans comprising the related trust fund to be assigned to the trustee, together with all principal and interest received by or on behalf of the depositor with respect to those loans after the cut-off date, other than principal and interest due on or before the cut-off date and other than any retained interest specified in the related prospectus supplement. Concurrently with this assignment, the trustee will deliver the securities to the depositor in exchange for the loans. Each loan will be identified in a schedule appearing as an exhibit to the related agreement. The schedule will include information as to the outstanding principal balance of each loan after application of payments due on the cut-off date, as well as information regarding the loan rate or APR, the current scheduled monthly payment of principal and interest, the maturity of the loan, its loan-to-value ratio or combined loan-to-value ratio at origination and certain other information.

If so specified in the related prospectus supplement, and in accordance with the rules of membership of Merscorp, Inc. and/or Mortgage Electronic Registration Systems, Inc. (MERS), assignments of the mortgages for some or all of the mortgage loans in the related trust will be registered electronically through the MERS® System. With respect to mortgage loans registered through the MERS® System, MERS shall serve as mortgagee of record solely as a nominee in an administrative capacity on behalf of the trustee and shall not have any interest in any of those mortgage loans.

In addition, the depositor will deliver to the trustee or a custodian the following items in connection with each loan in the related trust fund:

•	the original mortgage note or contract, endorsed without recourse in blank or to the order of the trustee;

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in the case of Single Family Loans, Home Equity Loans or Multifamily Loans, the mortgage, deed of trust or similar instrument (each, a “mortgage”) with evidence of recording indicated on the mortgage; however, in the case of any mortgage not returned from the public recording office, the depositor will deliver or cause to be delivered a copy of the mortgage together with a certificate stating that the original mortgage was delivered to the recording office;

•	in the case of a contract, other than an unsecured contract, the security interest in the mortgaged property securing the contract;

•
an assignment of the mortgage or contract to the trustee, which assignment will be in recordable form in the case of a mortgage assignment or evidence that the mortgage is held for the trustee through the MERS® System; and

•	any other security documents as may be specified in the related prospectus supplement, including those relating to any senior lienholder interests in the related mortgaged property.

Unless otherwise specified in the related prospectus supplement, the depositor will promptly cause the assignments of any Single Family Loan, Home Equity Loan and Multifamily Loan (except for mortgages held under the MERS® System) to be recorded in the appropriate public office for real property records, except in states in which, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee’s interest in the loans against the claim of any subsequent transferee or any successor to, or creditor of, the depositor or the originator of the loans. Unless otherwise specified in the related prospectus supplement, the depositor will promptly make or cause to be made an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the trustee’s ownership of the contracts.

With respect to any loans which are cooperative loans, the depositor will deliver the following items to the trustee:

•	the related original cooperative note endorsed, without recourse, in blank or to the order of the trustee,

•	the original security agreement,

•	the proprietary lease or occupancy agreement,

•	the recognition agreement,

•	an executed financing agreement and the relevant stock certificate,

•	related blank stock powers, and

•	any other document specified in the related prospectus supplement.

The depositor will cause to be filed in the appropriate office an assignment and a financing statement evidencing the trustee’s security interest in each cooperative loan.

The trustee or custodian will review the mortgage loan documents, upon receipt, within the time period specified in the related prospectus supplement. The trustee will hold the documents in trust for the benefit of the securityholders. Unless otherwise specified in the related prospectus supplement, if any of these documents are found to be missing or defective in any material respect, the trustee or custodian will notify the master servicer and the depositor, and the master servicer will notify the related seller. If the seller cannot cure the omission or defect within a specified member of days after receipt of notice, the seller will be obligated either to purchase the loan from the trustee or to substitute a qualified substitute loan for the defective loan. There can be no assurance that a seller will fulfill this obligation. Although the master servicer may be obligated to enforce the seller’s obligation to the extent described in this prospectus under “Mortgage Loan Program—Representations by Sellers; Repurchases,” neither the master servicer nor the depositor will be obligated to purchase the mortgage loan if the seller defaults on its obligation, unless the breach also constitutes a breach of the representations or warranties of the master servicer or the depositor, as the case may be. Unless otherwise specified in the related prospectus supplement, the seller’s obligation to cure, purchase or substitute constitutes the sole remedy available to the securityholders or the trustee for the omission of, or a material defect in, a constituent loan document.

The trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the loans as agent of the trustee.

The master servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the agreement. Upon a breach of any representation of the master servicer which materially and adversely affects the interests of the securityholders in a loan, the master servicer will be obligated either to cure the breach in all material respects or to purchase the loan. Unless otherwise specified in the related prospectus supplement, this obligation to cure, purchase or substitute constitutes the sole remedy available to the securityholders or the trustee for a breach of representation by the master servicer.

Notwithstanding the provisions of the foregoing two paragraphs, with respect to a trust fund for which a REMIC election is to be made, unless the related prospectus supplement otherwise provides, no purchase or substitution of a loan will be made if the purchase or substitution would result in a prohibited transaction tax under the Internal Revenue Code.

Assignment of Agency Securities. The applicable depositor will cause any Agency Securities included in a trust fund to be registered in the name of the trustee or its nominee, and the trustee concurrently will execute, countersign and deliver the securities. Each Agency Security will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement, which will specify as to each Agency Security its original principal amount, outstanding principal balance as of the cut-off date, annual pass-through rate, if any, and the maturity date.

Assignment of Private Label Securities. The applicable depositor will cause any Private Label Securities included in a trust fund to be registered in the name of the trustee. The trustee or custodian will have possession of any Private Label Securities that are in certificated form. Unless otherwise specified in the related prospectus supplement, the trustee will not be in possession, or be assignee of record, of any assets underlying the Private Label Securities. See “The Trust Fund—Private Label Securities.” The Private Label Securities will be identified in a schedule appearing as an exhibit to the related agreement, which will specify the original principal amount, the outstanding principal balance as of the cut-off date, the annual pass-through rate or interest rate, the maturity date and other pertinent information for the Private Label Securities conveyed to the trustee.

Payments on Loans; Deposits to Security Account

The master servicer and each sub-servicer servicing a loan pursuant to a sub-servicing agreement will establish and maintain with respect to the related trust fund a security account which is a separate account or accounts for the collection of payments on the assets in the trust fund. Unless otherwise specified in the related prospectus supplement, each security account shall meet one of the requirements listed below.

•
It must be maintained with a depository institution the debt obligations of which (or in the case of a depository institution that is the principal subsidiary of a holding company, the obligations of which) are rated in one of the two highest rating categories by each rating agency rating(s) named in the prospectus supplement.

•	It must be an account the deposits in which are fully insured by the FDIC.

•
It must be an account or accounts the deposits in which are insured by the FDIC to its established limits and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the securityholders have a claim with respect to the funds in the security account or a perfected first priority security interest against any collateral securing those funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the security account is maintained.

•	It must be an account otherwise acceptable to each rating agency named in the prospectus supplement.

A security account established by a sub-servicer must meet the requirements listed above and must be otherwise acceptable to the master servicer. A sub-servicing account must be established with a Federal Home Loan Bank or with a depository institution (including the sub-servicer if it is a depository institution), the accounts in which are insured by the Federal Deposit Insurance Corporation (FDIC). If a sub-servicing account is maintained at an institution that is a Federal Home Loan Bank or an FDIC-insured institution and, in either case, the amount on deposit in the sub-servicing account exceeds the FDIC insurance coverage amount, then such excess amount must be remitted to the master servicer within one business day after receipt. In addition, the sub-servicer must maintain a separate account for escrow and impound funds relating to the loans. Each sub-servicer is required to deposit into its sub-servicing account on a daily basis all amounts that it receives in respect of the loans described immediately below under “—Sub-Servicing by Sellers,” less its servicing or other compensation. On or before the date specified in the sub-servicing agreement, the sub-servicer will remit to the master servicer or the trustee all funds held in the sub-servicing account with respect to the loans that are required to be remitted. The sub-servicer is also required to advance, on the scheduled remittance date, an amount corresponding to any monthly installment of principal and interest, less its servicing or other compensation, on any loan the payment of which was not received from the borrower. Unless otherwise specified in the related prospectus supplement, this obligation of each sub-servicer to advance continues up to and including the first of the month following the date on which the related mortgaged property is sold at a foreclosure sale or is acquired on behalf of the securityholders by deed in lieu of foreclosure, or until the related loan is liquidated.

The collateral eligible to secure amounts in the security account is limited to United States government securities and other high-quality permitted investments. A security account may be maintained as an interest-bearing account or the funds held in the account may be invested pending each succeeding distribution date in permitted investments. Unless otherwise provided in the prospectus supplement, the master servicer will have sole discretion to determine the particular investments made so long as they comply with the investment terms of the related pooling and servicing agreement or the related servicing agreement and indenture. Unless otherwise specified in the related prospectus supplement, the master servicer or its designee will be entitled to receive any interest or other income earned on funds in the security account as additional compensation and will be obligated to deposit in the security account the amount of any loss immediately as realized. The security account may be maintained with the master servicer or with a depository institution that is an affiliate of the master servicer, provided that the master servicer or its affiliate, as applicable, meets the standards set forth above.

On a daily basis, the master servicer or servicer, as applicable, will deposit in the certificate account for each trust fund, to the extent applicable and unless otherwise specified in the related prospectus supplement and provided in the pooling and servicing agreement, the following payments and collections received, or advances made, by the master servicer or servicer or on behalf of either entity subsequent to the cut-off date, other than payments due on or before the cut-off date and exclusive of any amounts representing a retained interest:

•	all payments on account of principal, including principal prepayments and, if specified in the related prospectus supplement, prepayment penalties, on the loans;

•	all payments on account of interest on the loans, net of applicable servicing compensation;

•	Insurance Proceeds;

•	Liquidation Proceeds;

•	any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure;

•
all proceeds of any loan or mortgaged property purchased by the master servicer, the depositor, any sub-servicer or any seller as described in this prospectus under “Loan Program—Representations by Sellers; Repurchases or Substitutions” or “— Assignment of Trust Fund Assets” above and all proceeds of any loan repurchased as described in this prospectus under “—Termination; Optional Termination” below;

•	all payments required to be deposited in the security account with respect to any deductible clause in any blanket insurance policy described in this prospectus under “—Hazard Insurance” below;

•	any amount required to be deposited by the master servicer in connection with losses realized on investments of funds held in the security account made for the benefit of the master servicer; and

•	all other amounts required to be deposited in the security account pursuant to the related agreement.

Pre-Funding Account

If so specified in the related prospectus supplement, the pooling and servicing agreement or other agreement may provide for the transfer by the Sellers of additional mortgage loans to the related trust after the Closing Date. The additional mortgage loans will be required to conform to the requirements set forth in the related pooling and servicing agreement or other agreement providing for the transfer, and will be underwritten to the same standards as the mortgage loans initially included in the trust fund as described in the prospectus supplement. The transfer may be funded by the establishment of a pre-funding account established with the trustee. If a pre-funding account is established, all or a portion of the proceeds of the sale of one or more classes of securities of the related series will be deposited in the account to be released as additional mortgage loans are transferred. A pre-funding account will be required to be maintained as an Eligible Account, the amounts therein may be required to be invested in Permitted Investments and the amount held therein shall at no time exceed 50% of the proceeds of the offering of the related securities. The related pooling and servicing agreement or other agreement providing for the transfer of additional mortgage loans generally will provide that the transfers must be made within up to three months (with respect to any series of certificates) or up to, but not in excess of, one year (with respect to any series of notes) after the Closing Date, and that amounts set aside to fund the transfers (whether in a pre-funding account or otherwise) and not so applied within the required period of time will be deemed to be principal prepayments and applied in the manner set forth in the prospectus supplement. To the extent amounts in any pre-funding account have not been used to purchase additional mortgage loans, holders of the securities may receive an additional prepayment, which may affect their yield to maturity. In addition, securityholders may not be able to reinvest amounts received from any pre-funding account in comparable securities, or may only be able to do so at a lower interest rate.

Sub-Servicing of Loans

Each seller of a loan or any other servicing entity may act as the sub-servicer for that loan pursuant to a sub-servicing agreement which will not contain any terms inconsistent with the related operative agreement. While each sub-servicing agreement will be a contract solely between the master servicer and the related sub-servicer, the operative agreement pursuant to which a series of securities is issued will provide that, the trustee or any successor master servicer must recognize the sub-servicer’s rights and obligations under the sub-servicing agreement, if for any reason the master servicer for that series is no longer the master servicer of the related loans.

With the approval of the master servicer, a sub-servicer may delegate its servicing obligations to third-party servicers, but the sub-servicer will remain obligated under its sub-servicing agreement. Each sub-servicer will be required to perform the customary functions of a servicer of mortgage loans. These functions generally include

•	collecting payments from borrowers and remitting collections to the master servicer;

•
maintaining hazard insurance policies as described in this prospectus and in any related prospectus supplement, and filing and settling claims under those policies, subject in certain cases to the master servicer’s right to approve settlements in advance;

•	maintaining borrower escrow or impoundment accounts for payment of taxes, insurance and other items required to be paid by the borrower under the related loan;

•
processing assumptions or substitutions, although the master servicer is generally required to enforce due-on-sale clauses to the extent their enforcement is permitted by law and would not adversely affect insurance coverage;

•	attempting to cure delinquencies;

•	supervising foreclosures;

•	inspecting and managing mortgaged properties under certain circumstances;

•	maintaining accounting records relating to the loans; and

•	to the extent specified in the related prospectus supplement, maintaining additional insurance policies or credit support instruments and filing and settling claims under them.

A sub-servicer will also be obligated to make advances in respect of delinquent installments of principal and interest on loans, as described more fully in this prospectus under “—Payments on Loans; Deposits to Security Account” above, and in respect of certain taxes and insurance premiums not paid on a timely basis by borrowers.

As compensation for its servicing duties, each sub-servicer will be entitled to a monthly servicing fee, to the extent the scheduled payment on the related loan has been collected, in the amount set forth in the related prospectus supplement. Each sub-servicer is also entitled to collect and retain, as part of its servicing compensation, any prepayment or late charges provided in the note or related instruments. Each sub-servicer will be reimbursed by the master servicer for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under the agreement. The master servicer may purchase the servicing of loans if the sub-servicer elects to release the servicing of the loans to the master servicer. See“— Servicing and Other Compensation and Payment of Expenses” below.

Each sub-servicer may be required to agree to indemnify the master servicer for any liability or obligation sustained by the master servicer in connection with any act or failure to act by the sub-servicer in its servicing capacity. Each sub-servicer will be required to maintain a fidelity bond and an errors and omissions policy with respect to its officers, employees and other persons acting on its behalf or on behalf of the master servicer.

Each sub-servicer will be required to service each loan pursuant to the terms of its sub-servicing agreement for the entire term of the loan, unless the sub-servicing agreement is earlier terminated by the master servicer or unless servicing is released to the master servicer. The master servicer, if specified in the applicable agreement, may terminate a sub-servicing agreement without cause, upon written notice to the sub-servicer in the manner specified in that sub-servicing agreement.

The master servicer may agree with a sub-servicer to amend a sub-servicing agreement or, upon termination of the sub-servicing agreement, the master servicer may act as servicer of the related loans or enter into new sub-servicing agreements with other sub-servicers. If the master servicer acts as servicer, it will not assume liability for the representations and warranties of the sub-servicer which it replaces. Each sub-servicer must be a seller or meet the standards for becoming a seller or have such servicing experience as to be otherwise satisfactory to the master servicer and the depositor. The master servicer will make reasonable efforts to have the new sub-servicer assume liability for the representations and warranties of the terminated sub-servicer, but no assurance can be given that an assumption of liability will occur. In the event of an assumption of liability, the master servicer may in the exercise of its business judgment, release the terminated sub-servicer from liability in respect of such representations and warranties. Any amendments to a sub-servicing agreement or new sub-servicing agreements may contain provisions different from those which are in effect in the original sub-servicing agreement. However, each sub-servicing agreement will provide that any amendment or new agreement may not be inconsistent with or violate the original sub-servicing agreement.

Collection Procedures

The trustee, securities administrator or master servicer, directly or through one or more sub-servicers, will make reasonable efforts to collect all payments called for under the loans and will, consistent with each agreement and any mortgage pool insurance policy, primary mortgage insurance policy, FHA insurance, VA guaranty and bankruptcy bond or alternative arrangements, follow such collection procedures as are customary with respect to loans that are comparable to the loans included in the related trust fund. Consistent with the preceding sentence, the master servicer may, in its discretion,

•	waive any assumption fee, late payment or other charge in connection with a loan; and

•
to the extent not inconsistent with the coverage of the loan by a pool insurance policy, primary mortgage insurance policy, FHA insurance, VA guaranty or bankruptcy bond or alternative arrangements, arrange with the borrower a schedule for the liquidation of delinquencies running for no more than 125 days after the applicable due date for each payment.

Both the sub-servicer and the master servicer remain obligated to make advances during any period when an arrangement of this type is in effect.

In certain instances in which a mortgage loan is in default (or if default is reasonably foreseeable), the master servicer may, acting in accordance with procedures specified in the applicable pooling and servicing agreement, permit certain modifications of the mortgage loan rather than proceeding with foreclosure. Modifications of this type may have the effect of reducing the mortgage rate, forgiving the payment of principal or interest or extending the final maturity date of the mortgage loan. Any such modified mortgage loan may remain in the related trust fund, and the reduction in collections resulting from the modification may result in reduced distributions of interest (or other amounts) on, or may extend the final maturity of, one or more classes of the related securities. If no satisfactory arrangement can be made for the collection of such delinquent payments, the master servicer will continue to follow procedures specified in the applicable pooling and servicing agreement. These procedures could result, among other possible outcomes, in the sale of the delinquent mortgage loan by the master servicer on behalf of the related trust fund.

Unless otherwise specified in the related prospectus supplement, in any case in which property securing a loan has been, or is about to be, conveyed by the borrower, the master servicer will, to the extent it has knowledge of the conveyance or proposed conveyance, exercise its rights to accelerate the maturity of the loan under any applicable due-on-sale clause, but only if the exercise of its rights is permitted by applicable law and will not impair or threaten to impair any recovery under any primary mortgage insurance policy. If these conditions are not met or if the master servicer reasonably believes it is unable under applicable law to enforce the due-on-sale clause, or if the loan is insured by the FHA or partially guaranteed by the VA, the master servicer will enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed. Pursuant to the assumption agreement, the transferee of the property becomes liable for repayment of the loan and, to the extent permitted by applicable law, the original borrower also remains liable on the loan. Any fee collected by or on behalf of the master servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer as additional servicing compensation. In the case of Multifamily Loans and unless otherwise specified in the related prospectus supplement, the master servicer will agree to exercise any right it may have to accelerate the maturity of a Multifamily Loan to the extent it has knowledge of any further encumbrance of the related mortgaged property effected in violation of any applicable due-on-encumbrance clause. See“Material Legal Aspects of the Mortgage Loans—Due-on-Sale Clauses” in this prospectus. In connection with any assumption, the terms of the original loan may not be changed.

With respect to cooperative loans, any prospective purchaser of a cooperative unit will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. See“Material Legal Aspects of the Loans” in this prospectus. This approval is usually based on the purchaser’s income and net worth and numerous other factors. Although the cooperative’s approval is unlikely to be unreasonably withheld or delayed, the need to acquire approval could limit the number of potential purchasers for those shares and otherwise limit the trust fund’s ability to sell and realize the value of those shares.

In general, a “tenant-stockholder,” as defined in Section 216(b)(2) of the Internal Revenue Code, of a corporation that qualifies as a “cooperative housing corporation” within the meaning of Section 216(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and real estate taxes allowable as a deduction under Section 216(a) of the Code to the cooperative corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for the taxable year in which these items are allowable as a deduction to the corporation, Section 216(b)(1) requires, among other things, that at least 80% of the gross income of the cooperative corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that cooperatives relating to particular cooperative loans will qualify under this section for any given year. In the event that a cooperative fail to qualify for one or more years, the value of the collateral securing the related cooperative loan could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that such a failure would be permitted to continue over a period of years appears remote.

Hazard Insurance

The master servicer will require each borrower to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of mortgaged property in the state where the property is located. This coverage will be in an amount not less than the replacement value of the improvements or manufactured home securing the loan or the principal balance owing on the loan, whichever is less. All amounts collected by the master servicer under any hazard policy will be deposited in the related security account, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer’s normal servicing procedures. In the event that the master servicer maintains a blanket policy insuring against hazard losses on all the loans comprising part of a trust fund, it will conclusively be deemed to have satisfied its obligation to maintain hazard insurance. A blanket policy may contain a deductible clause, in which case the master servicer will be required to deposit into the related security account from its own funds the amounts which would have been deposited in the security account but for the deductible clause. Any additional insurance coverage for mortgaged properties with respect to a pool of Multifamily Loans will be specified in the related prospectus supplement.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements or manufactured home securing a loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms and conditions, the basic policy terms are dictated by respective state laws. In addition, most policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. If the mortgaged property securing a loan is located in a federally designated special flood area at the time of origination, the master servicer will require the borrower to obtain and maintain flood insurance.

The hazard insurance policies covering mortgaged properties typically contain a clause which have the effect of requiring the insured at all times to carry insurance of a specified percentage - generally 80% to 90% - of the full replacement value of the mortgaged property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, then the insurer’s liability in the event of partial loss will not exceed the larger of

•
the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed, generally defined to equal replacement cost at the time and place of the loss less physical depreciation; and

•	such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

Since the amount of hazard insurance that the master servicer may cause to be maintained on the improvements securing the loans will decline as the principal balances owing on the loans decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement may be that, in the event of a partial loss, hazard insurance proceeds will be insufficient to restore the damaged property fully. If specified in the related prospectus supplement, a special hazard insurance policy will be obtained to insure against certain of the uninsured risks described. See“Credit Enhancement and Other Support—Special Hazard Insurance Policies” in this prospectus.

The master servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan. Generally, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a cooperative and the related borrower on a cooperative loan do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to the borrower’s cooperative dwelling or the cooperative’s building could significantly reduce the value of the collateral securing the cooperative loan to the extent not covered by other credit support.

Realization upon Defaulted Mortgage Loans

Primary Mortgage Insurance Policies. To the extent specified in the related prospectus supplement, the master servicer will maintain, or cause each sub-servicer to maintain, in full force and effect, a primary mortgage insurance policy with regard to each loan for which coverage is required. The master servicer will not cancel or refuse to renew any primary mortgage insurance policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable agreement unless the primary mortgage insurance policy that replaces the cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of securities of that series by each rating agency named in the related prospectus supplement.

Although the terms and conditions of primary mortgage insurance vary, the amount of a claim for benefits under a primary mortgage insurance policy covering a loan will consist of the insured percentage of the unpaid principal amount of the covered loan, accrued and unpaid interest thereon and reimbursement of certain expenses, less the following amounts:

•	all rents or other payments collected or received by the insured other than the proceeds of hazard insurance that are derived from or in any way related to the mortgaged property,

•	hazard insurance proceeds in excess of the amount required to restore the mortgaged property and which have not been applied to the payment of the loan,

•	amounts expended but not approved by the issuer of the related primary mortgage insurance policy,

•	claim payments previously made by the primary insurer, and

•	unpaid premiums.

Primary mortgage insurance policies generally reimburse losses sustained by reason of defaults in payments by borrowers. Primary mortgage insurance policies do not insure against, and exclude from coverage, a loss sustained by reason of a default arising from or involving the following matters, among others:

•	fraud or negligence in origination or servicing of the loan, including misrepresentation by the originator, borrower or other persons involved in the origination of the loan,

•	failure to construct the related mortgaged property in accordance with specified plans,

•	physical damage to the mortgaged property and

•	lack of approval by the primary mortgage insurance policy insurer of the master servicer or sub-servicer to act as servicer of the loan.

Recoveries Under a Primary Mortgage Insurance Policy. As conditions precedent to the filing or payment of a claim under a primary mortgage insurance policy covering a loan, the insured will be required

•	to advance or discharge all hazard insurance policy premiums;

•	to advance

•	real estate property taxes,

•	all expenses required to maintain the related mortgaged property in at least as good a condition as existed at the effective date of the policy, ordinary wear and tear excepted,

•	mortgaged property sales expenses,

•	any outstanding liens on the mortgaged property (as defined in the policy) and

•	foreclosure costs, including court costs and reasonable attorneys’ fees,

•	in each case as necessary and approved in advance by the primary mortgage insurance policy insurer;

•
in the event of any physical loss or damage to the mortgaged property, to have the mortgaged property restored and repaired to at least as good a condition as existed at the effective date of the policy, ordinary wear and tear excepted; and

•	to tender to the primary mortgage insurance policy carrier good and merchantable title to and possession of the mortgaged property.

In those cases in which a loan is serviced by a sub-servicer, the sub-servicer, on behalf of itself, the trustee and securityholders, will present claims to the primary mortgage insurance policy carrier, and all collections under the policy will be deposited in the sub-servicing account. In all other cases, the master servicer, on behalf of itself, the trustee and the securityholders, will present claims to the carrier of each primary mortgage insurance policy and will take such reasonable steps as are necessary to receive payment or to permit recovery under the policy with respect to defaulted loans. As set forth above, all collections by or on behalf of the master servicer under any primary mortgage insurance policy and, when the mortgaged property has not been restored, the hazard insurance policy are to be deposited in the security account, subject to withdrawal as previously described.

If the mortgaged property securing a defaulted loan is damaged and any proceeds from the related hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any related primary mortgage insurance policy, the master servicer is not required to expend its own funds to restore the damaged property unless it determines that

•	the restoration will increase the proceeds to securityholders upon liquidation of the loan after reimbursement of the master servicer for its expenses, and

•	the master servicer will be able to recover its expenses from related Insurance Proceeds or Liquidation Proceeds.

If recovery on a defaulted loan is not available under the primary mortgage insurance policy for the reasons set forth in the preceding paragraph, or if the defaulted loan is not covered by a primary mortgage insurance policy, the master servicer will be obligated to follow such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted loan. If the proceeds of any liquidation of the related mortgaged property are less than the principal balance of the loan plus accrued interest that is payable to securityholders, the trust fund will realize a loss in the amount of that difference plus the amount of expenses that it incurred in connection with the liquidation and that are reimbursable under the agreement. In the unlikely event that proceedings result in a total recovery which, after reimbursement to the master servicer of its expenses, is in excess of the principal balance of the defaulted loan plus accrued interest that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the security account amounts representing its normal servicing compensation with respect to that loan and, unless otherwise specified in the related prospectus supplement, amounts representing the balance of the excess amount, exclusive of any amount required by law to be forwarded to the related borrower , as additional servicing compensation.

If the master servicer or its designee recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the master servicer, exceed the principal balance of the related loan plus accrued interest that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the security account amounts representing its normal servicing compensation with respect to that loan. In the event that the master servicer has expended its own funds to restore the damaged mortgaged property and those funds have not been reimbursed under the related hazard insurance policy, the master servicer will be entitled to withdraw from the security account, out of related Liquidation Proceeds or Insurance Proceeds, an amount equal to the expenses that it incurred, in which event the trust fund may realize a loss up to the amount of those expenses. Since Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the master servicer, no payment or recovery will result in a recovery to the trust fund that exceeds the principal balance of the defaulted loan together with accrued interest. See“Credit Enhancement and Other Support” in this prospectus supplement.

Servicing and Other Compensation and Payment of Expenses

The master servicer’s primary servicing compensation with respect to a series of securities will come from the payment to it each month, out of each interest payment on a loan, of an amount equal to the annual percentage specified in the related prospectus supplement of the outstanding principal balance of that loan. Since the master servicer’s primary compensation is a percentage of the outstanding principal balance of each mortgage loan, this amount will decrease as the mortgage loans amortize. In addition to this primary servicing compensation, the master servicer or the sub-servicers will be entitled to retain all assumption fees and late payment charges to the extent collected from borrowers and, if so provided in the related prospectus supplement, any prepayment charges and any interest or other income which may be earned on funds held in the security account or any sub-servicing account. Unless otherwise specified in the related prospectus supplement, any sub-servicer will receive a portion of the master servicer’s primary compensation as its sub-servicing compensation.

Unless otherwise specified in the related prospectus supplement, the master servicer will pay from its servicing compensation, in addition to amounts payable to any sub-servicer, certain expenses incurred in connection with its servicing of the loans, including, without limitation:

•	payment of any premium for any insurance policy, guaranty, surety or other form of credit enhancement as specified in the related prospectus supplement;

•	payment of the fees and disbursements of the trustee and independent accountants;

•	payment of expenses incurred in connection with distributions and reports to securityholders; and

•	payment of any other expenses described in the related prospectus supplement.

Evidence as to Compliance

The operative agreements will provide that on or before a specified date in March of each year, beginning with the first year after the year in which the cut-off date occurs, each related party participating in the servicing function will provide to the depositor and the trustee a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(a) of Regulation AB (the “AB Servicing Criteria”). The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration. Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

Each operative agreement will also provide that the each party participating in the servicing function will deliver, along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

Each operative agreement will also provide for delivery to the related trustee or master servicer, on or before a specified date in March of each year, of a separate annual statement of compliance from each entity responsible for the servicing function to the effect that, to the best knowledge of the signing officer, the servicer has fulfilled in all material respects its obligations under the operative agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement shall specify such failure and the nature and status thereof. This statement may be provided as a single form making the required statements as to more than one operative agreement.

Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance may be obtained by securityholders without charge upon written request to the master servicer or trustee. These items will be filed with the issuing entity’s annual report on Form 10-K, to the extent required under Regulation AB.

Certain Matters Regarding the Master Servicer and the Depositors

The master servicer under each operative agreement will be named in the related prospectus supplement. The entity serving as master servicer may have normal business relationships with the depositor or the depositor’s affiliates.

Each operative agreement will provide that the master servicer may not resign from its obligations and duties under the agreement except (i) upon a determination that it is no longer permissible to perform them under applicable law or (ii) if so provided in the related operative agreement, a determination by the master servicer that it will no longer engage in the business of servicing mortgage loans. In no event will the master servicer’s resignation become effective until the trustee or a successor servicer has assumed the master servicer’s obligations and duties under the agreement.

Each operative agreement will further provide that none of the master servicer, the depositor or any director, officer, employee or agent of the master servicer or of the depositor will be under any liability to the related trust fund or the securityholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the agreement, or for errors in judgment. However, none of the master servicer, the depositor or any director, officer, employee or agent of the master servicer or of the depositor will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties under the agreement or by reason of reckless disregard of obligations and duties under the agreement. Each operative agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of the master servicer or of the depositor will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with (i) any legal action relating to the agreement or the securities or (ii) a breach of a representation or warranty regarding the loan or loans, other than

•	any loss, liability or expense related to any specific loan in the trust fund or the loans in general except for any loss, liability or expense otherwise reimbursable under the agreement, and

•
any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties under the agreement or by reason of reckless disregard of obligations and duties under the agreement.

In addition to the foregoing, if so provided in the agreement, the master servicer, the depositor and any director, officer, employee or agent of the master servicer or of the depositor may be entitled to indemnification by the related trust fund and may be held harmless against any loss, liability or expense in connection with any actions taken under the agreement.

In addition, each operative agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its responsibilities under the agreement and which, in its opinion, may involve it in any expense or liability. However, the master servicer or the depositor may, in its discretion, undertake any action which it may deem necessary or desirable with respect to the agreement and the rights and duties of the parties and the interests of the securityholders. In that event, the legal expenses and costs of the action and any resulting liability will be expenses, costs and liabilities of the trust fund, and the master servicer or the depositor, as the case may be, will be entitled to reimbursement from funds otherwise distributable to securityholders.

Any entity into which the master servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the master servicer is a party, or any entity succeeding to the business of the master servicer, will be the successor of the master servicer under each agreement, provided that the successor entity is qualified to sell loans to, and service loans on behalf of, Fannie Mae or Freddie Mac and that the merger, consolidation or succession does not adversely affect the then current rating of the securities rated by each rating agency named in the related prospectus supplement.

Events of Default; Rights upon Event of Default

Pooling and Servicing Agreement; Servicing Agreement. Unless otherwise specified in the related prospectus supplement, the following will be deemed “events of default” under each agreement:

•
any failure by the master servicer, trustee, servicer or securities administrator to distribute to security holders of any class any required payment - other than an advance - which failure continues unremedied for five business days after the giving of written notice to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of securities of that class evidencing not less than 25% of the aggregate percentage interests evidenced by that class;

•	any failure by the master servicer to make an advance as required under the agreement, unless cured as specified in the agreement;

•
any failure by the master servicer, trustee, servicer or securities administrator duly to observe or perform in any material respect any of its other covenants or agreements in the agreement, which failure continues unremedied for a specified number of days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of securities of any class evidencing not less than 25% of the aggregate percentage interests constituting that class; and

•
events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency, reorganization or inability to pay its obligations.

If specified in the related prospectus supplement, the agreement will permit the trustee to sell the assets of the trust fund in the event that payments are insufficient to make the payments required under the agreement. The assets of the trust fund will be sold only under the circumstances and in the manner specified in the related prospectus supplement.

So long as an event of default under the related agreement remains unremedied, the depositor or the trustee may, and, at the direction of holders of securities of any class evidencing not less than 51%, or such other percentage as is specified in the applicable prospectus supplement, of the aggregate percentage interests constituting that class and under such other circumstances as may be specified in the agreement, the trustee shall, terminate all of the rights and obligations of the master servicer relating to the trust fund and in and to the related loans. Thereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the agreement, including, if specified in the related prospectus supplement, the obligation to make advances, and the trustee will be entitled to similar compensation arrangements. In the event that the trustee is unwilling or unable to act in this way, it may appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution with a net worth of at least $15,000,000 to act as successor to the master servicer under the agreement. Pending the appointment, the trustee is obligated to act in this capacity. The trustee and any successor master servicer may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the agreement.

No securityholder, solely by virtue of its status as a securityholder, will have any right under any agreement to institute any proceeding with respect to that agreement, unless

•	the holder has previously given to the trustee written notice of default;

•
the holders of securities of any class evidencing not less than 25% of the aggregate percentage interests constituting that class have made written request upon the trustee to institute the proceeding in its own name as trustee and have offered a reasonable indemnity to the trustee; and

•	the trustee for 60 days has neglected or refused to institute any such proceeding.

Indenture. Unless otherwise specified in the related prospectus supplement, the following will be deemed “events of default” under the indenture for each series of notes:

•	failure to pay for five days or more any principal or interest on any note of that series;

•
failure by the depositor or the trust to perform any other covenant in the indenture, which failure continues unremedied for 30 days after notice is given in accordance with the procedures described in the related prospectus supplement;

•
the material breach of any representation or warranty made by the depositor or the trust in the indenture or in any document delivered under the indenture, which breach continues uncured for 30 days after notice is given in accordance with the procedures described in the related prospectus supplement;

•	events of bankruptcy insolvency, receivership or liquidation of the depositor in the trust; or

•	any other event of default specified in the indenture.

If an event of default with respect to the notes of a series (other than principal only notes) occurs and is continuing, either the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of that series may declare the principal amount of all the notes of that series to be due and payable immediately. In the case of principal only notes, the portion of the principal amount necessary to make such a declaration will be specified in the related prospective supplement. This declaration may, under certain circumstances, be rescinded and annulled by the holders of more than 50% of the percentage ownership interest of the notes of that series.

If, following an event of default with respect to any series of notes, the notes of that series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding the acceleration, elect to maintain possession of the collateral securing the notes of that series and to continue to apply distributions on the collateral as if there had been no declaration of acceleration so long as the collateral continues to provide sufficient funds for the payment of principal and interest on the notes as they would have become due if there had not been a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, unless one of the following conditions precedent has occurred:

•	the holders of 100% of the percentage ownership interest in the related notes consent to the sale or liquidation;

•	the proceeds of the sale or liquidation are sufficient to pay the full amount of principal and accrued interest, due and unpaid, on the related notes at the date of the sale or liquidation; or

•
the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the related notes as they would have become due if the notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66% of the percentage ownership interest of each class of the related notes.

Unless otherwise specified in the related prospectus supplement, in the event the principal of the notes of a series is declared due and payable as described above, the holders of any of those notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of those notes less the amount of the unamortized discount.

Subject to the provisions of the indenture relating to the duties of the trustee, in case an event of default shall occur and be continuing with respect to a series of notes, the trustee shall be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holder of the related notes, unless the holders offer to the trustee satisfactory security or indemnity against the trustee’s costs, expenses and liabilities which might be incurred in complying with their request or direction. Subject to the indemnification provisions and certain limitations contained in the indenture, the holders of a majority of the then aggregate outstanding amount of the related notes of the series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the related notes, and holders of a majority of the then aggregate outstanding amount of the related notes may, in certain cases, waive any default other than a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the affected notes.

Amendment

Unless otherwise specified in the related prospectus supplement, each operative agreement may be amended by the depositor, the master servicer, the trustee and other applicable parties, without the consent of any of the securityholders, for the following purposes:

•	to cure any ambiguity,

•	to correct or supplement any provision in the agreement which may be defective or inconsistent with any other provision, or

•	to make any other revisions with respect to matters or questions arising under the agreement which are not inconsistent with its other provisions.

In no event, however, shall any amendment adversely affect in any material respect the interests of any securityholder as evidenced by either (i) an opinion of counsel or (ii) confirmation by the rating agencies that such amendment will not result in the downgrading of the securities. No amendment shall be deemed to adversely affect in any material respect the interests of any securityholder who shall have consented thereto, and no opinion of counsel or written notice from the rating agencies shall be required to address the effect of any such amendment on any such consenting securityholder. In addition, an agreement may be amended without the consent of any of the securityholders to change the manner in which the security account is maintained, so long as the amendment does not adversely affect the then current ratings of the securities rated by each rating agency named in the prospectus supplement. In addition, if a REMIC election is made with respect to a trust fund, the related agreement may be amended to modify, eliminate or add to any of its provisions to such extent as may be necessary to maintain the qualification of the trust fund as a REMIC, but the trustee shall have first received an opinion of counsel to the effect that the action is necessary or helpful to maintain the REMIC qualification.

Unless otherwise specified in the related prospectus supplement, each operative agreement may also be amended by the depositor, the master servicer and the trustee with consent of holders of securities evidencing not less than 66%, or such other percentage as is specified in the applicable prospectus supplement, of the aggregate percentage ownership interests of each affected class for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the agreement or of modifying in any manner the rights of the holders of the related securities. In no event, however, shall any amendment

•	reduce in any manner the amount of, or delay the timing of, payments received on loans which are required to be distributed on any security without the consent of the holder of that security, or

•	reduce the percentage of the securities of any class the holders of which are required to consent to any amendment without the consent of the holders of all securities of that class then outstanding.

If a REMIC election is made with respect to a trust fund, the trustee will not be entitled to consent to an amendment to the agreement without having first received an opinion of counsel to the effect that the amendment will not cause the trust fund to fail to qualify as a REMIC.

Termination; Optional Termination; Calls

Pooling and Servicing Agreement; Trust Agreement. The obligations created by the pooling and servicing agreement and trust agreement for the related series of securities will terminate upon the payment to the securityholders of all amounts held in the security account or held by the master servicer, and required to be paid to the securityholders under the agreement, following the later to occur of the following:

•
the final payment or other liquidation of the last of the assets of the trust fund subject to the agreement or the disposition of all property acquired upon foreclosure of any assets remaining in the trust fund, and

•
the purchase from the trust fund by the servicer or the master servicer, as applicable, or such other party as may be specified in the related prospectus supplement, of all of the remaining trust fund assets and all property acquired in respect of those assets.

See“Material Federal Income Tax Consequences” in this prospectus.

Unless otherwise specified in the related prospectus supplement, any purchase of trust fund assets and property acquired in respect of trust fund assets will be made at the option of the related master servicer or, if applicable, another designated party, at a price, and in accordance with the procedures, specified in the related prospectus supplement. The exercise of this right will effect early retirement of the securities of that series. However, this right can be exercised only at the times and upon the conditions specified in the related prospectus supplement. If a REMIC election has been made with respect to the trust fund, any repurchase pursuant to the second bullet point in the immediately preceding paragraph will be made only in connection with a “qualified liquidation” of the REMIC within the meaning of Section 860F(a)(4) of the Internal Revenue Code.

Indenture. The indenture will be discharged with respect to a series of notes (except with respect to certain continuing rights specified in the indenture) upon the delivery to the trustee for cancellation of all the notes of that series or, with certain limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the notes of that series.

If specified for the notes of any series, the indenture will provide that the related trust fund will be discharged from any and all obligations in respect of the notes of that series (except for certain obligations relating to temporary notes and exchange of notes, registering the transfer or exchange notes, replacing stolen, lost or mutilated notes, maintaining paying agencies and holding monies for payment in trust) upon the deposit with the trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States which, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient to pay the principal and each installment of interest on the related notes on the last scheduled distribution date for the notes and any installment of interest on the notes in accordance with the terms of the indenture and the notes of that series. In the event of any such defeasance and discharge of a series of notes, holders of the related notes would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their notes until maturity.

Calls. One or more classes of securities may be subject to a mandatory or optional call at the times and subject to the conditions specified in the related prospectus supplement. With respect to any series of certificates which provides for such a purchase, the purchase shall not be made unless either: (1) the aggregate principal balance of the certificates as of the date is equal to or less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the certificates as of the Closing Date or (2) the aggregate principal balance of the mortgage loans as of the date is equal to or less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans as of the cut-off date. In the event that any series of certificates provides for such a purchase at 25% or more of the aggregate principal balance of the certificates as of the Closing Date, the certificates will be identified with the word “Callable.” With respect to any series of notes which provides for such a purchase, the purchase shall not be made unless the aggregate principal balance of the notes as of the date is equal to or less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the notes as of the Closing Date or a period specified in the related prospectus supplement has elapsed since the initial distribution date. In the event that any series of notes provides for such a purchase at 25% or more of the aggregate principal balance of the notes as of the Closing Date, the notes will be identified with the word “Callable.” In the case of a mandatory call, an auction call or in the event an optional call is exercised with respect to one or more classes of securities, holders of each affected class of securities will receive the outstanding principal balance of their securities together with accrued and unpaid interest at the applicable pass-through rate, subject to the terms specified in the related prospectus supplement.

The Trustee

The trustee under each agreement will be named in the related prospectus supplement. The trustee shall at all times be an entity duly organized and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor, the master servicer and any of their respective affiliates.

Duties of the Trustee

The trustee for each series of securities will make no representation as to the validity or sufficiency of the related pooling and servicing agreement or servicing agreement, the securities or any underlying mortgage loan, mortgage security or related document and will not be accountable for the use or application by or on behalf of any master servicer, servicer or special servicer of any funds paid to the master servicer, servicer or special servicer in respect of the securities or the underlying mortgage loans or mortgage securities, or any funds deposited into or withdrawn from the Distribution Account for the series or any other account by or on behalf of the master servicer, servicer or special servicer. If no event of default has occurred and is continuing, the trustee for each series of securities will be required to perform only those duties specifically required under the related pooling and servicing agreement or servicing agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related operative agreement, a trustee will be required to examine the documents and to determine whether they conform to the requirements of the operative agreement.

As provided in the pooling and servicing agreement or servicing agreement, if an event of default shall occur, the trustee may, by notice to the master servicer or servicer, terminate all of the rights and obligations (but not the liabilities) of the master servicer or servicer thereafter arising under the operative agreements, but without prejudice to any rights it may have as a security holder or to reimbursement of Monthly Advances and other advances of its own funds. On or after the receipt by the master servicer or servicer of the notice, all authority and power of the master servicer or servicer under the operative agreements, whether with respect to the securities, the Mortgage Loans, REO Property or under any other related agreements (but only to the extent that such other agreements relate to the Mortgage Loans or related REO Property) will pass to and be vested in the trustee. The trustee will act to carry out the duties of the master servicer or servicer, including the obligation to make any advance the nonpayment of which was an event of default. Any such action taken by the trustee must be prior to the distribution on the relevant Distribution Date.

Upon the receipt by the master servicer or servicer of a notice of termination, the trustee (or such other successor master servicer or servicer) will be the successor master servicer or servicer and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the master servicer or servicer by the terms and provisions of the applicable agreement arising on and after its succession. The trustee, in its capacity as successor to the master servicer or servicer, will assume all the obligation to make advances. The trustee, however, will not be responsible for the lack of information and/or documents that it cannot obtain through reasonable efforts. The pooling and servicing agreement or servicing agreement will provide for a period of transition (not to exceed 90 days) before the transition of servicing obligations is fully effective. The trustee (or such other successor master servicer) shall be entitled to such compensation as the master servicer or servicer would have been entitled to hereunder if the notice of termination had not been given. If the trustee is unwilling to act as successor master servicer or servicer or if the trustee is legally unable so to act, the trustee will be required under the related operative agreement to appoint or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, bank or other mortgage loan or home equity loan servicer having a net worth of not less than the amount set forth in the prospectus supplement as the successor to any part of the responsibilities, duties or liabilities of the master servicer or servicer. The appointment of any such successor master servicer or servicer may not result in the qualification, reduction or withdrawal of the ratings assigned to the related securities by the rating agencies as evidenced by a letter to such effect from the rating agencies. Pending appointment of a successor to the master servicer or servicer, unless the trustee is prohibited by law from so acting, the trustee shall act in such capacity as hereinabove provided. The successor may be entitled to receive compensation out of payments on mortgage loans in an amount equal to the compensation which the master servicer or servicer would otherwise have received pursuant to the applicable agreement (or such other compensation as the trustee and such successor shall agree, not to exceed the servicing fee). The appointment of a successor master servicer or servicer shall not affect any liability of the predecessor master servicer which may have arisen under the applicable agreement prior to its termination as master servicer or servicer to pay any deductible under an insurance policy or to reimburse the trustee), nor shall any successor master servicer or servicer be liable for any acts or omissions of the predecessor master servicer or servicer or for any breach by its predecessor of any of its representations or warranties contained in the applicable agreement or in any related document or agreement. Under the terms of the pooling and servicing agreement or servicing agreement, all reasonable servicing transfer costs may be paid by the predecessor master servicer or servicer upon presentation of reasonable documentation of such costs, and if such predecessor master servicer or servicer defaults in its obligation to pay such costs, such costs may be paid by the successor master servicer or the trustee (in which case the successor master servicer, the servicer or the trustee, as applicable, shall be entitled to reimbursement from the assets of the trust fund).

If the trustee succeeds to any duties of the master servicer or servicer respecting the mortgage loans, it will do so in a separate capacity and not in its capacity as trustee and, accordingly, the provisions of the operative agreements concerning the trustee’s duties will be inapplicable to the trustee in its duties as successor in the servicing of the Mortgage Loans (although such provisions shall continue to apply to the trustee in its capacity as trustee); the provisions of the operative agreements relating to the master servicer or servicer, however, shall apply to it in its capacity as successor.

Upon any termination or appointment of a successor to the master servicer or the servicer the trustee shall give prompt written notice thereof to security holders of record pursuant to the agreements and to the rating agencies if required by the pooling and servicing agreement or servicing agreement.

Certain Matters Regarding the Trustee

As and to the extent described in the related prospectus supplement, the fees and normal disbursements of any trustee may be required to be borne by the related trust fund.

The trustee for each series of securities generally will be entitled to indemnification, from amounts held in the distribution account for the series, for any loss, liability or expense incurred by the trustee in connection with the trustee’s acceptance or administration of its trusts under the related pooling and servicing agreement or indenture unless the loss, liability, cost or expense was incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties, or by reason of its reckless disregard of its obligations or duties.

Resignation and Removal of the Trustee

The trustee may at any time resign and be discharged from the trust by giving written notice thereof to the depositor, the servicer, each rating agency and other applicable parties. Upon receiving such notice of resignation, the depositor shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning trustee and one copy to the successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue under the pooling and servicing agreement or if the trustee becomes insolvent. Upon becoming aware of the circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by holders of securities evidencing not less than 51%, or such other percentage as is specified in the applicable prospectus supplement, of the aggregate undivided interests (or, if applicable, voting rights) in the related trust fund. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee. If the trustee resigns or is removed by the depositor, the expenses associated with the change of trustees will be paid by the former trustee and reimbursed from the distribution account by the paying agent. If the trustee is removed by holders of securities, such holders shall be responsible for paying any compensation payable to a successor trustee, in excess of the amount paid to the predecessor trustee.

Material Legal Aspects of the Loans

The following discussion contains general summaries of material legal matters relating to the loans. Because the legal matters are determined primarily by applicable state law and because state laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state or to encompass the laws of all states in which security for the loans may be situated. The summaries are qualified in their entirety by reference to the applicable laws of the states in which loans may be originated.

General

Single Family Loans, Multifamily Loans and Home Equity Loans. The loans may be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. A mortgage creates a lien upon the real property encumbered by the mortgage. The mortgage lien generally is not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage: the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties: the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys to the grantee title to, as opposed to merely creating a lien upon, the subject property until such time as the underlying debt is repaid. The trustee’s authority under a deed of trust, the mortgagee’s authority under a mortgage and the grantee’s authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

Cooperative Loans. Certain of the loans may be cooperative loans. The cooperative owns all the real property that comprises the related project, including the land, separate dwelling units and all common areas. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If, as is generally the case, there is a blanket mortgage on the cooperative and/or underlying land, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with the construction or purchase of the cooperative’s apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which the cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of a trust fund including cooperative loans, the collateral securing the cooperative loans.

A cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder’s pro rata share of the cooperative’s payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and the accompanying rights are financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender’s interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or against the tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

Manufactured Housing Contracts. Each Manufactured Housing Contract evidences both

•	the obligation of the borrower to repay the loan it represents, and

•	the grant of a security interest in a manufactured home to secure repayment of the loan.

The Manufactured Housing Contracts generally are “chattel paper” as defined in the Uniform Commercial Code in effect in the states in which the manufactured homes initially were registered. Pursuant to the UCC, the rules governing the sale of chattel paper are similar to those governing the perfection of a security interest in chattel paper. Under the related pooling and servicing agreement, the depositor will transfer physical possession of the Manufactured Housing Contracts to the trustee or its custodian. In addition the depositor will file UCC-1 financing statements in the appropriate states to give notice of the trustee’s ownership of the Manufactured Housing Contracts. Under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In a few states, where certificates of title are not required for manufactured homes, security interests are perfected by the filing of a financing statement under Article 9 of the UCC which has been adopted by all states. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title generally issued by the motor vehicles department of the state. In states which have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of the interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to that office, depending on state law.

Unless otherwise specified in the related prospectus supplement, the master servicer will be required to effect such notation or delivery of the required documents and fees and to obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home is registered. If the master servicer fails to effect such notation or delivery, due to clerical errors or otherwise, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the trustee may not have a first priority security interest in the manufactured home securing the affected Manufactured Housing Contract. As manufactured homes have become larger and have often been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes may, under certain circumstances, become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a “fixture filing” under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the manufactured home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. Generally, Manufactured Housing Contracts will contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site. So long as the borrower does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, other parties could obtain an interest in the manufactured home which is prior to the security interest originally retained by the seller and transferred to the depositor.

The depositor will assign to the trustee, on behalf of the securityholders, a security interest in the manufactured homes. Unless otherwise specified in the related prospectus supplement, none of the depositor, the master servicer or the trustee will amend the certificates of title to identify the trustee, on behalf of the securityholders, as the new secured party and, accordingly, the depositor or the seller will continue to be named as the secured party on the certificates of title relating to the manufactured homes. In most states, the assignment is an effective conveyance of the security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the depositor’s rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, assignment of the security interest might not be held effective against creditors of the depositor or seller.

In the absence of fraud, forgery or permanent affixation of the manufactured home to its site by the home owner, or administrative error by state recording officials, the notation of the lien of the trustee on the certificate of title or delivery of the required documents and fees will be sufficient to protect the trustee against the rights of subsequent purchasers of the manufactured home or subsequent lenders who take a security interest in the manufactured home. In the case of any manufactured home as to which the security interest assigned to the depositor and the trustee is not perfected, the security interest would be subordinate to, among others, subsequent purchasers for value of the manufactured home and holders of perfected security interests in the home. There also exists a risk that, in not identifying the trustee, on behalf of the securityholders, as the new secured party on the certificate of title, the security interest of the trustee could be released through fraud or negligence.

If the owner of a manufactured home moves it to a state other than the state in which it initially is registered, the perfected security interest in the manufactured home under the laws of most states would continue for four months after relocation and thereafter until the owner re-registers the manufactured home in the new state. If the owner were to relocate a manufactured home to another state and re-register the manufactured home in the new state, and if steps are not taken to re-perfect the trustee’s security interest in the new state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home. Accordingly, the trustee must surrender possession if it holds the certificate of title to the manufactured home or, in the case of manufactured homes registered in states which provide for notation of lien, the master servicer would receive notice of surrender if the security interest in the manufactured home is noted on the certificate of title. Accordingly, the trustee would have the opportunity to re-perfect its security interest in the manufactured home in the new state. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. Similarly, when a borrower under a Manufactured Housing Contract sells a manufactured home, the lender must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related Manufactured Housing Contract before the lien is released. The master servicer will be obligated, at its own expense, to take all steps necessary to maintain perfection of security interests in the manufactured homes.

Under the laws of most states, liens for repairs performed on a manufactured home take priority even over a perfected security interest. The depositor will obtain the representation of the seller that it has no knowledge of any repair liens with respect to any manufactured home securing a Manufactured Housing Contract. However, repair liens could arise at any time during the term of a Manufactured Housing Contract. No notice will be given to the trustee or securityholders in the event a repair lien arises.

Foreclosure

Single Family Loans, Multifamily Loans and Home Equity Loans. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the mortgaged property at public auction upon any default by the borrower under the terms of the note or deed of trust. In some states, such as California, the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to certain other persons. Before such non-judicial sale takes place, typically a notice of sale must be posted in a public place and published during a specific period of time in one or more newspapers, posted on the property and sent to parties having an interest of record in the property.

Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the mortgaged property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the parties. When the mortgagee’s right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys’ fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

Although foreclosure sales are typically public sales, frequently no third-party purchaser bids in excess of the lender’s lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier’s check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan plus accrued and unpaid interest and the expenses of foreclosure. Thereafter, the lender will assume the burden of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property.

When the beneficiary under a junior mortgage or deed of trust cures the default on the related senior mortgage or reinstates or redeems the senior mortgage by paying it in full, the amount paid by the beneficiary to cure, reinstate or redeem the senior mortgage becomes part of the indebtedness secured by the junior mortgage or deed of trust. See“—Junior Mortgages, Rights of Senior Mortgages” below.

Cooperative Loans. Cooperative shares owned by a tenant-stockholder and pledged to a lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative’s articles of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement, and may be cancelled by the cooperative if the tenant-stockholder fails to pay rent or other obligations or charges owed, including mechanics’ liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides, that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender’s lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative’s right to sums due under the proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest.

Recognition agreements also provide that, in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, lenders are not limited in any rights they may have to dispossess tenant-stockholders.

In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner. Whether a foreclosure sale has been conducted in a “commercially reasonable” manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure.

Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. The recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account for the surplus to subordinate lenders or the tenant-stockholder as provided in the UCC. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See“—Anti-Deficiency Legislation and Other Limitations on Lenders” below.

In the case of foreclosure on a building which was converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

Repossession of Manufactured Homes

Repossession of manufactured housing is governed by state law. A number of states have enacted legislation that requires that the debtor be given an opportunity to cure a monetary default (typically 30 days to bring the account current) before repossession can commence. So long as a manufactured home has not become attached to real estate in such way that it may be treated as a part of the real estate under applicable state law, repossession in the event of a default by the obligor will generally be governed by the UCC. Article 9 of the UCC provides the statutory framework for the repossession of manufactured housing. While the UCC as adopted by the various states may vary in certain particulars, the general repossession procedure is discussed below.

Because manufactured homes generally depreciate in value, it is unlikely that repossession and resale of a manufactured home will result in the full recovery of the outstanding principal and unpaid interest on the related defaulted Manufactured Housing Contract.

Except in those states where the debtor must receive notice of the right to cure a default, repossession can commence immediately upon default without prior notice. Repossession may be effected either through self-help (peaceable retaking without court order), voluntary repossession or through judicial process (repossession pursuant to court-issued writ of replevin). The self-help and/or voluntary repossession methods, which are more commonly employed, are accomplished simply by retaking possession of the manufactured home. In cases in which the debtor objects or raises a defense to repossession, a court order must be obtained from the appropriate state court, and the manufactured home must then be repossessed in accordance with that order. Whether the method employed is self-help, voluntary repossession or judicial repossession, the repossession can be accomplished either by an actual physical removal of the manufactured home to a secure location for refurbishment and resale or by removing the occupants and their belongings from the manufactured home and maintaining possession of the manufactured home on the location where the occupants were residing. Various factors may affect whether the manufactured home is physically removed or left on location, such as the nature and term of the lease of the site on which it is located and the condition of the unit. In many cases, leaving the manufactured home on location is preferable, in the event that the home is already set up, because the expenses of retaking and redelivery will be saved. However, in those cases where the home is left on location, expenses for site rentals will usually be incurred.

Once repossession has been achieved, preparation for the subsequent disposition of the manufactured home can commence. The disposition may be by public or private sale provided the method, manner, time, place and other terms of the sale are commercially reasonable.

Sale proceeds are to be applied first to reasonable repossession expenses (expenses incurred in retaking, storage, preparing for sale to include refurbishing costs and selling) and then to satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, the remainder may be sought from the debtor in the form of a deficiency judgment in those states that do not prohibit or limit such judgments. The deficiency judgment is a personal judgment against the debtor for the shortfall. Occasionally, after resale of a manufactured home and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the party suing for the deficiency judgment to remit the surplus to the subordinate creditors or the debtor, as provided in the UCC. Because the defaulting owner of a manufactured home generally has very little capital or income available following repossession, a deficiency judgment may not be sought in many cases or, if obtained, will be settled at a significant discount in light of the defaulting owner’s strained financial condition.

Any contract secured by a manufactured home located in Louisiana will be governed by Louisiana Revised Statutes in addition to Article 9 of the UCC. Louisiana law provides similar mechanisms for perfection and enforcement of a security interest in manufactured housing used as collateral for an installment sale contract or installment loan agreement.

Under Louisiana law, a manufactured home that has been permanently affixed to real estate will nevertheless remain subject to the motor vehicle registration laws unless the obligor and any holder of a security interest in the property execute and file in the real estate records for the parish in which the property is located a document converting the unit into real property. A manufactured home that is converted into real property but is then removed from its site can be converted back to personal property governed by the motor vehicle registration laws if the obligor executes and files various documents in the appropriate real estate records and all mortgagees under real estate mortgages on the property and the land to which it was affixed file releases with the motor vehicle commission.

So long as a manufactured home remains subject to the Louisiana motor vehicle laws, liens are recorded on the certificate of title by the motor vehicle commissioner and repossession can be accomplished only after the obligor’s abandonment or with the obligor’s consent given after or in contemplation of default, or pursuant to judicial process and seizure by the sheriff.

Rights of Redemption

Single Family Loans, Multifamily Loans and Home Equity Loans. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the mortgaged property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan plus accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

Manufactured Housing Contracts. While state laws do not usually require notice to be given debtors prior to repossession, many states do require delivery of a notice of default and of the debtor’s right to cure defaults before repossession. The law in most states also requires that the debtor be given notice of sale prior to the resale of a manufactured home so that the owner may redeem at or before resale. In addition, the sale generally must comply with the requirements of the UCC.

Equitable Limitations on Remedies

In connection with lenders’ attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon its security if the default under the security agreement is not monetary, such as the borrower’s failure to maintain the property adequately or the borrower’s execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in some cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

Anti-Deficiency Legislation and Other Limitations on Lenders

Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Certain states, including California, have adopted statutory prohibitions restricting the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or certain other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property sold at the foreclosure sale. As a result of these prohibitions, it is anticipated that in many instances the master servicer will not seek deficiency judgments against defaulting borrowers. Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment for any deficiency following possession and resale of a manufactured home. However, some states impose prohibitions or limitations on deficiency judgments in these cases.

In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the Bankruptcy Code, the federal Servicemembers Civil Relief Act and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the Bankruptcy Code, a lender may not foreclose on the mortgaged property without the permission of the bankruptcy court. If the mortgaged property is not the debtor’s principal residence and the bankruptcy court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan, the rehabilitation plan proposed by the debtor may

•
reduce the secured indebtedness to the value of the mortgaged property as of the date of the commencement of the bankruptcy thereby rendering the lender a general unsecured creditor for the difference,

•	reduce the monthly payments due under the mortgage loan,

•	change the rate of interest of the mortgage loan, and

•	alter the mortgage loan repayment schedule.

The effect of proceedings under the Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the mortgage loans underlying a series of certificates and possible reductions in the aggregate amount of payments.

The federal tax laws provide priority to certain tax liens over the lien of a mortgage or secured party. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, or TILA, as implemented by Regulation Z, Real Estate Settlement Procedures Act, as implemented by Regulation Z, Real Estate Settlement Procedures Act, as implemented by Regulation X, Equal Credit Opportunity Act, as implemented by Regulation B, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans. In particular, an originator’s failure to comply with certain requirements of the federal TILA, as implemented by Regulation Z, could subject both originators and assignees of such obligations to monetary penalties and could result in borrowers’ rescinding the mortgage loans either against the originators or assignees. Further, the failure of the originator to use the correct form of notice of right to cancel in connection with non-purchase money transactions could subject the originator and assignees to extended borrower rescission rights.

Homeownership Act and Similar State Laws

Some of the mortgage loans, known as High Cost Loans, may be subject to the Home Ownership and Equity Protection Act of 1994, or Homeownership Act, which amended TILA to provide new requirements applicable to loans not made to finance the purchase of a mortgaged property that exceed certain interest rate and/or points and fees thresholds. The Homeownership Act requires certain additional disclosures, specifies when those disclosures are to be made and limits or prohibits inclusion of certain features in High Cost Loans. Purchasers or assignees of any High Cost Loan, including any trust, could be liable under federal law for all claims and be subject to all defenses that the borrower could assert against the originator of the High Cost Loan under TILA or any other law, unless the purchaser or assignee did not know, and could not with reasonable diligence have determined, that the loan was subject to the Homeownership Act. Remedies available to the borrower include monetary penalties as well as rescission rights, if the appropriate disclosures were not given as required or if the particular loan includes features prohibited by the Homeownership Act. The maximum damages that may be recovered from an assignee, including the related trust, is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the mortgage loan.

In addition to the Homeownership Act, a number of legislative proposals have been introduced at both the federal and state levels that are designed to discourage predatory lending practices. Some states have enacted, and other state or local governments may enact, laws that impose requirements and restrictions greater than those in the Homeownership Act. These laws prohibit inclusion of certain features in mortgage loans that have interests rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of the mortgage loans. Purchasers or assignees of a mortgage loan, including the related trust, could be exposed to all claims and defenses that the borrower could assert against the originator of the mortgage loan for a violation of state law. Claims and defenses available to the borrower could include actual, statutory and punitive damages, costs and attorneys’ fees, rescission rights, defenses to foreclosure action or an action to collect, and other equitable remedies.

The depositor will represent and warrant that all of the mortgage loans in the related pool complied in all material respects with all applicable local, state and federal laws at the time of origination. Although the depositor will be obligated to repurchase any mortgage loan as to which a breach of its representation and warranty has occurred (so long as the breach is materially adverse to the interests of the securityholders), the repurchase price of those mortgage loans could be less than the monetary damages and/or any equitable remedies imposed pursuant to various state laws.

Lawsuits have been brought in various states making claims against assignees of High Cost Loans for violations of federal and state law allegedly committed by the originator. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts. Under the anti-predatory lending laws of some states, the borrower is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the originator reasonably believed that the test was satisfied. Any determination by a court that the mortgage loan does not meet the test will result in a violation of the state anti-predatory lending law, in which case the related seller will be required to purchase that mortgage loan from the trust.

The so-called Holder-in-Due-Course Rule of the Federal Trade Commission has the effect of subjecting a seller and certain related creditors and their assignees in a consumer credit transaction, and any assignee of the creditor, to all claims and defenses which the debtor in the transaction could assert against the seller of the goods. Liability under this FTC Rule is limited to the amounts paid by a debtor on a Manufactured Housing Contract, and the holder of the Manufactured Housing Contract may also be unable to collect amounts still due under the Manufactured Housing Contract.

Most of the Manufactured Housing Contracts in a pool will be subject to the requirements of this FTC Rule. Accordingly, the trustee, as holder of the Manufactured Housing Contracts, will be subject to any claims or defenses that the purchaser of the related manufactured home may assert against the seller of the manufactured home, or that the purchaser of the home improvements may assert against the contractor, subject to a maximum liability equal to the amounts paid by the obligor on the Manufactured Housing Contract. If an obligor is successful in asserting any such claim or defense, and if the seller had or should have had knowledge of such claim or defense, the master servicer will have the right to require the seller to repurchase the Manufactured Housing Contract because of a breach of its representation and warranty that no claims or defenses exist which would affect the borrower’s obligation to make the required payments under the Manufactured Housing Contract.

A number of lawsuits are pending in the United States alleging personal injury from exposure to the chemical formaldehyde, which is present in many building materials including such manufactured housing components as plywood flooring and wall paneling. Some of these lawsuits are pending against manufacturers of manufactured housing, suppliers of component parts and others in the distribution process. Plaintiffs have won judgments in some of these lawsuits.

Under the FTC Rule discussed above, the holder of a Manufactured Housing Contract secured by a manufactured home with respect to which a formaldehyde claim has been asserted successfully may be liable to the borrower for the amount paid by the borrower on that Manufactured Housing Contract and may be unable to collect amounts still due under that Manufactured Housing Contract. Because the successful assertion of this type of claim would constitute the breach of a representation or warranty of the seller, the related securityholders would suffer a loss only to the extent that

•	the seller fails to perform its obligation to repurchase that Manufactured Housing Contract, and

•
the seller, the applicable depositor or the trustee is unsuccessful in asserting a claim of contribution or subrogation on behalf of the securityholders against the manufacturer or other who are directly liable to the plaintiff for damages.

Typical product liability insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities from the presence of formaldehyde in manufactured housing. As a result, recoveries from manufacturers and component suppliers may be limited to their corporate assets without the benefit of insurance.

Due-on-Sale Clauses

Unless otherwise provided in the related prospectus supplement, each conventional loan will contain a due-on-sale clause which will generally provide that, if the mortgagor or obligor sells, transfers or conveys the mortgaged property, the loan may be accelerated by the mortgagee or secured party. Unless otherwise provided in the related prospectus supplement, the master servicer will, to the extent it has knowledge of the sale, transfer or conveyance, exercise its rights to accelerate the maturity of the related loans through enforcement of the due-on-sale clauses, subject to applicable state law. Section 341(b) of the Garn-St. Germain Depository Institutions Act of 1982 (Garn-St. Germain) permits a lender, subject to certain conditions, to “enter into or enforce a contract containing a due-on-sale clause with respect to a real property loan,” notwithstanding any contrary state law. Garn-St. Germain gave states that previously had enacted “due-on-sale” restrictions a three-year window to reenact the previous restrictions or enact new restrictions. Only six states acted within this window period: Arizona, Florida, Michigan, Minnesota, New Mexico and Utah. Consequently, due-on-sale provisions in documents governed by the laws of those state are not preempted by federal law. With respect to loans secured by an owner-occupied residence including a manufactured home, the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the mortgaged property to an uncreditworthy person, which could increase the likelihood of default, or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the loans and the number of loans which may extend to maturity.

In addition, under the federal Bankruptcy Code, due-on-sale clauses may not be enforceable in bankruptcy proceedings and under certain circumstances may be eliminated in a resulting loan modification.

Prepayment Charges; Late Fees

Under certain state laws, prepayment charges with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties may not be imposed after a certain period of time following the origination of a loan. Since many of the mortgaged properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the loans. The absence of this type of a restraint on prepayment, particularly with respect to fixed rate loans having higher loan rates or APRs, may increase the likelihood of refinancing or other early retirement of the loans. Legal restrictions, if any, on prepayment of Multifamily Loans will be described in the related prospectus supplement.

Loans may also contain provisions obligating the borrower to pay a late fee if payments are not timely made. In some states there may be specific limitations on the late charges that a lender may collect from the borrower for delinquent payments. Unless otherwise specified in the related prospectus supplement, late fees will be retained by the applicable servicer as additional servicing compensation.

Some state laws restrict the imposition of prepayment charges and late fees even when the loans expressly provide for the collection of those charges. Although the Alternative Mortgage Transaction Parity Act 1982, or the Parity Act, permits the collection of prepayment charges and late fees in connection with some types of eligible loans preempting any contrary state law prohibitions, some states may not recognize the preemptive authority of the Parity Act or have formally opted out of the Parity Act. As a result, it is possible that prepayment charges may not be collected even on loans that provide for the payment of those charges unless otherwise specified in the accompanying prospectus supplement. The master servicer or any entity identified in the accompanying prospectus supplement will be entitled to all prepayment charges and late payment charges received on the loans and these amounts will not be available for payment on the securities. The Office of Thrift Supervision or OTS, the agency that administers the Parity Act for unregulated housing creditors, has withdrawn its favorable Parity Act regulations and chief counsel opinions that authorized lenders to charge prepayment charges and late fees in certain circumstances notwithstanding contrary state law, effective July 1, 2003. However, the OTS’s ruling does not have retroactive effect on loans originated before July 1, 2003.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not rejected, any state is authorized to adopt a provision limiting discount points or other charges on loans covered by Title V. No Manufactured Housing Contract secured by a manufactured home located in any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted will be included in any trust fund if the Manufactured Housing Contract imposes finance charges or provides for discount points or charges in excess of permitted levels.

Title V also provides that state usury limitations will not apply to any loan which is secured by a first lien on certain kinds of manufactured housing provided that certain conditions are satisfied. These conditions relate to the terms of any prepayment, balloon payment, late charges and deferral fees and the requirement of a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit.

Servicemembers Civil Relief Act

Generally, under the terms of the Servicemembers Civil Relief Act (referred to herein as the Relief Act), borrowers who enter military service after the origination of their mortgage loan may not be charged interest above an annual rate of 6% during the period of active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of the annual 6% rate, unless a court or administrative agency of the United States or of any state orders otherwise upon application of the lender. The Relief Act applies to borrowers who are members of the Air Force, Army, Marines, Navy or Coast Guard, and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. The Relief Act also applies to borrowers who are members of the National Guard or are on reserve status at the time their mortgage is originated and are later called to active duty.

Some states, such as California, provide similar protection to National Guard members called up to active service and reservists called to active duty as that provided by the Relief Act. It is possible that the interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the master servicer to collect full amounts of interest on affected mortgage loans. Unless otherwise provided in the related prospectus supplement, any shortfall in interest collections resulting from the application of the Relief Act or a similar state law could result in losses to the related securityholders. In addition, the Relief Act imposes limitations which would impair the ability of the master servicer to foreclose on an affected mortgage loan during the borrower’s period of active duty status. Thus, in the event that a mortgage loan goes into default, the application of the Relief Act could cause delays and losses occasioned by the lender’s inability to realize upon the mortgaged property in a timely fashion.

Environmental Risks

Real property pledged as security to a lender may be subject to unforeseen environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states such a lien has priority over the lien of an existing mortgage against such property. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 (CERCLA), the United States Environmental Protection Agency (EPA) may impose a lien on property where the EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

Under the laws of some states and under CERCLA, there is a possibility that a lender may be held liable as an “owner” or “operator” for costs of addressing releases or threatened releases of hazardous substances at a property, regardless of whether or not the environmental damage or threat was caused by a current or prior owner or operator. CERCLA imposes liability for such costs on any and all “responsible parties,” including owners or operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or outstanding balance of a loan or to the value of the related mortgaged property. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of “owner” or “operator” those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility. Thus, if a lender’s activities begin to encroach on the actual management of a contaminated facility or property, the lender may incur liability as an “owner” or “operator” under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it holds the facility or property as an investment, including leasing the facility or property to a third party, or fails to market the property in a timely fashion.

The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996, or Conservation Act, amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Conservation Act offers substantial protection to lenders by defining the activities which a lender can engage in without losing the benefit of the secured creditor exemption. For a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the management or operational affairs of the mortgaged property. The Conservation Act provides that “merely having the capacity to influence, or the unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it (1) exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices for the mortgaged property, or (2) assumes responsibility for the overall management of the mortgaged property, including day-to-day decision-making for environmental compliance, or (3) assumes management of substantially all operational functions of the mortgaged property. The Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even in the event that it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure so long as the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act, which regulates underground petroleum storage tanks other than heating oil tanks. The EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of the Resource Conservation Act. Under this rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. Moreover, under the Conservation Act, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground petroleum storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

The Conservation Act specifically addresses the potential liability under CERCLA of lenders that hold mortgages or similar conventional security interests in real property, as the trust fund generally does in connection with the loans. However, the Conservation Act does not clearly address the potential liability of lenders who retain legal title to a property and enter into an agreement with the purchaser for the payment of the purchase price and interest over the term of the contract as is the case with the installment contracts.

If a lender (including a lender under an installment contract) is or becomes liable under CERCLA, it may be authorized to bring a statutory action for contribution against any other “responsible parties,” including a previous owner or operator. However, these persons or entities may be bankrupt or otherwise judgment proof, and the costs associated with environmental cleanup and related actions may be substantial. Moreover, some state laws imposing liability for addressing hazardous substances do not contain exemptions from liability for lenders. Whether the costs of addressing contamination at a property pledged as collateral for one of the loans (or at a property subject to an installment contract), would be imposed on the trust fund, and thus occasion a loss to the securityholders, depends on the specific factual and legal circumstances at issue.

Except as otherwise specified in the applicable prospectus supplement, at the time the mortgage loans were originated, no environmental assessment or a very limited environment assessment of the mortgage properties was conducted.

Traditionally, many residential mortgage lenders have not taken steps to determine whether contaminants are present on a mortgaged property prior to the origination of a single family mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Except as otherwise specified in the applicable prospectus supplement, neither the depositor nor any master servicer will be required by any agreement to undertake any of these evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The depositor does not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any mortgaged property or any casualty resulting from the presence or effect of contaminants. However, the master servicer will not be obligated to foreclose on any mortgaged property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on the property. A failure so to foreclose may reduce the amounts otherwise available to securityholders of the related series.

The pooling and servicing agreement will provide that the master servicer, acting on behalf of the trust fund, may not acquire title to a multifamily residential property or mixed-use property underlying a loan or take over its operation unless the master servicer has previously determined, based upon a report prepared by a person who regularly conducts environmental audits, that the mortgaged property is in compliance with applicable environmental laws and regulations or that the acquisition would not be more detrimental than beneficial to the value of the mortgaged property and the interests of the related securityholders.

The Home Improvement Contracts

General. The Home Improvement Contracts, other than those that are unsecured or secured by mortgages on real estate, generally are “chattel paper” or constitute “purchase money security interests” each as defined in the UCC. Under the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the depositor will transfer physical possession of these contracts to the trustee or a designated custodian or may retain possession of them as custodian for the trustee. In addition, the depositor will file a UCC-1 financing statement in the appropriate states to give notice of the trustee’s ownership of the contracts. Unless otherwise specified in the related prospectus supplement, the contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of such assignment, the trustee’s interest in the contracts could be defeated.

Security Interests in Home Improvements. The Home Improvement Contracts that are secured by the related home improvements grant to the originator a purchase money security interest in the home improvements to secure all or part of the purchase price of the home improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods and the purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of the collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder’s interest in the home improvement must generally be perfected by a timely fixture filing. In general, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home Improvement Contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose such characterization upon incorporation of such materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

Enforcement of Security Interest in Home Improvements. So long as the home improvement has not become subject to the real estate law, a creditor can repossess a home improvement securing a contract by voluntary surrender, by “self-help” repossession that is “peaceful” (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days’ notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem at or before the resale.

Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor’s loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

Installment Contracts

Under an installment contract the seller retains legal title to the property and enters into an agreement with the purchaser/borrower for the payment of the purchase price, plus interest, over the term of the contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the installment contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

The method of enforcing the rights of the lender under an installment contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to the terms. The terms of installment contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer’s equitable interest in the property is forfeited. The lender in such a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under such statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender’s procedures for obtaining possession and clear title under an installment contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

Junior Mortgages; Rights of Senior Mortgagees

To the extent that the loans comprising the trust fund for a series are secured by mortgages which are junior to other mortgages held by other lenders or institutional investors, the rights of the trust fund (and therefore the securityholders), as mortgagee under any such junior mortgage, are subordinate to those of any mortgagee under any senior mortgage. The senior mortgagee has the right to receive hazard insurance and condemnation proceeds and to cause the property securing the loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee’s lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage, in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

The form of credit line trust deed or mortgage generally used by most institutional lenders which make revolving credit line loans typically contains a “future advance” clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. Any amounts so advanced after the cut-off date with respect to any mortgage will not be included in the trust fund. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of such intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing mortgage loans of the type which includes home equity credit lines applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the home equity credit line does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

The Title I Program

General. Certain of the loans contained in a trust fund may be loans insured under the FHA Title I Insurance program created pursuant to Sections 1 and 2(a) of the National Housing Act of 1934. Under the Title I Program, the FHA is authorized and empowered to insure qualified lending institutions against losses on eligible loans. The Title I Program operates as a coinsurance program in which the FHA insures up to 90% of certain losses incurred on an individual insured loan, including the unpaid principal balance of the loan, but only to the extent of the insurance coverage available in the lender’s FHA insurance coverage reserve account. The owner of the loan bears the uninsured loss on each loan.

Title I loan means a loan made to finance actions or items that substantially protect or improve the basic livability or utility of a one- to four-family residential property.

There are two basic methods of lending or originating such loans which include a “direct loan” or a “dealer loan.” With respect to a direct loan, the borrower makes application directly to a lender without any assistance from a dealer, which application may be filled out by the borrower or by a person acting at the direction of the borrower who does not have a financial interest in the loan transaction, and the lender may disburse the loan proceeds solely to the borrower or jointly to the borrower and other parties to the transaction. With respect to a dealer loan, the dealer, who has a direct or indirect financial interest in the loan transaction, assists the borrower in preparing the loan application or otherwise assists the borrower in obtaining the loan from the lender. The lender may disburse proceeds solely to the dealer or the borrower or jointly to the borrower and the dealer or other parties to the transaction. With respect to a dealer Title I loan, a dealer may include a seller, a contractor or supplier of goods or services.

Loans insured under the Title I Program are required to have fixed interest rates and generally provide for equal installment payments due weekly, biweekly, semi-monthly or monthly, except that a loan may be payable quarterly or semi-annually where a borrower has an irregular flow of income. The first or last payments (or both) may vary in amount but may not exceed 150% of the regular installment payment, and the first payment may be due no later than two months from the date of the loan. The note must contain a provision permitting full or partial prepayment of the loan. The interest rate must be negotiated and agreed to by the borrower and the lender and must be fixed for the term of the loan and recited in the note. Interest on an insured loan must accrue from the date of the loan and be calculated according to the actuarial method. The lender must assure that the note and all other documents evidencing the loan are in compliance with applicable federal, state and local laws.

Each insured lender is required to use prudent lending standards in underwriting individual loans and to satisfy the applicable loan underwriting requirements under the Title I Program prior to its approval of the loan and disbursement of loan proceeds. Generally, the lender must exercise prudence and diligence to determine whether the borrower and any co-maker is solvent and an acceptable credit risk, with a reasonable ability to make payments on the loan obligation. The lender’s credit application and review must determine whether the borrower’s income will be adequate to meet the periodic payments required by the loan, as well as the borrower’s other housing and recurring expenses, which determination must be made in accordance with the expense-to-income ratios published by the Secretary of HUD unless the lender determines and documents in the loan file the existence of compensating factors concerning the borrower’s creditworthiness which support approval of the loan.

Under the Title I Program, the FHA does not review or approve for qualification for insurance the individual loans insured thereunder at the time of approval by the lending institution (as is typically the case with other federal loan programs). If, after a loan has been made and reported for insurance under the Title I Program, the lender discovers any material misstatement of fact or that the loan proceeds have been misused by the borrower, dealer or any other party, it shall promptly report this to the FHA. In such case, provided that the validity of any lien on the property has not been impaired, the insurance of the loan under the Title I Program will not be affected unless such material misstatements of fact or misuse of loan proceeds was caused by (or was knowingly sanctioned by) the lender or its employees.

Requirements for Title I Loans. The maximum principal amount for Title I loans must not exceed the actual cost of the project plus any applicable fees and charges allowed under the Title I Program; provided that such maximum amount does not exceed $25,000 (or the current applicable amount) for a single family property improvement loan. Generally, the term of a Title I loan may not be less than six months nor greater than 20 years and 32 days. A borrower may obtain multiple Title I loans with respect to multiple properties, and a borrower may obtain more than one Title I loan with respect to a single property, in each case as long as the total outstanding balance of all Title I loans in the same property does not exceed the maximum loan amount for the type of Title I loan thereon having the highest permissible loan amount.

Borrower eligibility for a Title I loan requires that the borrower have at least a one-half interest in either fee simple title to the real property, a lease thereof for a term expiring at least six months after the final maturity of the Title I loan or a recorded land installment contract for the purchase of the real property. In the case of a Title I loan with a total principal balance in excess of $15,000, if the property is not occupied by the owner, the borrower must have equity in the property being improved at least equal to the principal amount of the loan, as demonstrated by a current appraisal. Any Title I loan in excess of $7,500 must be secured by a recorded lien on the improved property which is evidenced by a mortgage or deed of trust executed by the borrower and all other owners in fee simple.

The proceeds from a Title I loan may be used only to finance property improvements which substantially protect or improve the basic livability or utility of the property as disclosed in the loan application. The Secretary of HUD has published a list of items and activities which cannot be financed with proceeds from any Title I loan and from time to time the Secretary of HUD may amend such list of items and activities. With respect to any dealer Title I loan, before the lender may disburse funds, the lender must have in its possession a completion certificate on a HUD approved form, signed by the borrower and the dealer. With respect to any direct Title I loan, the lender is required to obtain, promptly upon completion of the improvements but not later than 6 months after disbursement of the loan proceeds with one 6 month extension if necessary, a completion certificate, signed by the borrower. The lender is required to conduct an on-site inspection on any Title I loan where the principal obligation is $7,500 or more, and on any direct Title I loan where the borrower fails to submit a completion certificate.

FHA Insurance Coverage. Under the Title I Program, the FHA establishes an insurance coverage reserve account for each lender which has been granted a Title I contract of insurance. The amount of insurance coverage in this account is a maximum of 10% of the amount disbursed, advanced or expended by the lender in originating or purchasing eligible loans registered with the FHA for Title I insurance, with certain adjustments. The balance in the insurance coverage reserve account is the maximum amount of insurance claims the FHA is required to pay to the Title I lender. Loans to be insured under the Title I Program will be registered for insurance by the FHA and the insurance coverage attributable to such loans will be included in the insurance coverage reserve account for the originating or purchasing lender following the receipt and acknowledgment by the FHA of a loan report on the prescribed form pursuant to the Title I regulations. For each eligible loan reported and acknowledged for insurance, the FHA charges a premium. For loans having a maturity of 25 months or less, the FHA bills the lender for the entire premium in an amount equal to the product of 0.50% of the original loan amount and the loan term. For home improvement loans with a maturity greater than 25 months, each year that a loan is outstanding the FHA bills the lender for a premium in an amount equal to 0.50% of the original loan amount. If a loan is prepaid during the year, the FHA will not refund or abate the premium paid for that year.

Under the Title I Program the FHA will reduce the insurance coverage available in the lender’s FHA insurance coverage reserve account with respect to loans insured under the lender’s contract of insurance by (i) the amount of the FHA insurance claims approved for payment relating to such insured loans and (ii) the amount of insurance coverage attributable to insured loans sold by the lender, and such insurance coverage may be reduced for any FHA insurance claims rejected by the FHA. The balance of the lender’s FHA insurance coverage reserve account will be further adjusted as required under Title I or by the FHA, and the insurance coverage therein may be earmarked with respect to each or any eligible loans insured thereunder, if a determination is made by the Secretary of HUD that it is in its interest to do so. Originations and acquisitions of new eligible loans will continue to increase a lender’s insurance coverage reserve account balance by 10% of the amount disbursed, advanced or expended in originating or acquiring such eligible loans registered with the FHA for insurance under the Title I Program. The Secretary of HUD may transfer insurance coverage between insurance coverage reserve accounts with earmarking with respect to a particular insured loan or group of insured loans when a determination is made that it is in the Secretary’s interest to do so.

The lender may transfer (except as collateral in a bona fide transaction) insured loans and loans reported for insurance only to another qualified lender under a valid Title I contract of insurance. Unless an insured loan is transferred with recourse or with a guaranty or repurchase agreement, the FHA, upon receipt of written notification of the transfer of such loan in accordance with the Title I regulations, will transfer from the transferor’s insurance coverage reserve account to the transferee’s insurance coverage reserve account an amount, if available, equal to 10% of the actual purchase price or the net unpaid principal balance of such loan (whichever is less). However, under the Title I Program not more than $5,000 in insurance coverage shall be transferred to or from a lender’s insurance coverage reserve account during any October 1 to September 30 period without the prior approval of the Secretary of HUD. Amounts which may be recovered by the Secretary of HUD after payment of an insurance claim are not added to the amount of insurance coverage in the related lender’s insurance coverage reserve account.

Claims Procedures Under Title I. Under the Title I Program the lender may accelerate an insured loan following a default on such loan only after the lender or its agent has contacted the borrower in a face-to-face meeting or by telephone to discuss the reasons for the default and to seek its cure. If the borrower does not cure the default or agree to a modification agreement or repayment plan, the lender will notify the borrower in writing that, unless within 30 days the default is cured or the borrower enters into a modification agreement or repayment plan, the loan will be accelerated and that, if the default persists, the lender will report the default to an appropriate credit agency. The lender may rescind the acceleration of maturity after full payment is due and reinstate the loan only if the borrower brings the loan current, executes a modification agreement or agrees to an acceptable repayment plan.

Following acceleration of maturity upon a secured Title I loan, the lender may either (a) proceed against the property under any security instrument, or (b) make a claim under the lender’s contract of insurance. If the lender chooses to proceed against the property under a security instrument (or if it accepts a voluntary conveyance or surrender of the property), the lender may file an insurance claim only with the prior approval of the Secretary of HUD.

When a lender files an insurance claim with the FHA under the Title I Program, the FHA reviews the claim, the complete loan file and documentation of the lender’s efforts to obtain recourse against any dealer who has agreed thereto, certification of compliance with applicable state and local laws in carrying out any foreclosure or repossession, and evidence that the lender has properly filed proofs of claims, where the borrower is bankrupt or deceased. Generally, a claim for reimbursement for loss on any Title I loan must be filed with the FHA no later than 9 months after the date of default of the loan. Concurrently with filing the insurance claim, the lender shall assign to the United States of America the lender’s entire interest in the loan note (or a judgment in lien of the note), in any security held and in any claim filed in any legal proceedings. If, at the time the note is assigned to the United States, the Secretary has reason to believe that the note is not valid or enforceable against the borrower, the FHA may deny the claim and reassign the note to the lender. If either such defect is discovered after the FHA has paid a claim, the FHA may require the lender to repurchase the paid claim and to accept a reassignment of the loan note. If the lender subsequently obtains a valid and enforceable judgment against the borrower, the lender may resubmit a new insurance claim with an assignment of the judgment. Although the FHA may contest any insurance claim and make a demand for repurchase of the loan at any time up to two years from the date the claim was certified for payment and may do so thereafter in the event of fraud or misrepresentation on the part of the lender, the FHA has expressed an intention to limit the period of time within which it will take such action to one year from the date the claim was certified for payment.

Under the Title I Program the amount of an FHA insurance claim payment, when made, is equal to the claimable amount, up to the amount of insurance coverage in the lender’s insurance coverage reserve account. The “claimable amount” means an amount equal to 90% of the sum of:

•	the unpaid loan obligation (net unpaid principal and the uncollected interest earned to the date of default) with adjustments thereto if the lender has proceeded against property securing the loan;

•
the interest on the unpaid amount of the loan obligation from the date of default to the date of the claim’s initial submission for payment plus 15 calendar days (but not to exceed 9 months from the date of default), calculated at the rate of 7% per year;

•	the uncollected court costs;

•	the attorney’s fees not to exceed $500; and

•	the expenses for recording the assignment of the security to the United States.

The Secretary of HUD may deny a claim for insurance in whole or in part for any violations of the regulations governing the Title I Program; however, the Secretary of HUD may waive such violations if it determines that enforcement of the regulations would impose an injustice upon a lender which has substantially complied with the regulations in good faith.

Material Federal Income Tax Consequences

The following summary of the material federal income tax consequences of the purchase, ownership and disposition of certificates is based on the opinion of tax counsel to the depositor, any of Sidley Austin llp, Thacher Proffitt & Wood llp or McKee Nelson llp, as specified in the related prospectus supplement. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, and the regulations, including the REMIC Regulations, rulings and decisions promulgated thereunder and, where applicable, proposed regulations, all of which are subject to change either prospectively or retroactively. This summary does not address the material federal income tax consequences of an investment in securities applicable to certain financial institutions, banks, insurance companies, tax exempt organizations, dealers in options, currency or securities, traders in securities that elect to mark to market, or persons who hold positions other than securities such that the securities are treated as part of a hedging transaction, straddle, conversion or other integrated transaction which are subject to special rules. Because of the complexity of the tax issues involved, we strongly suggest that prospective investors consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of securities.

General

The federal income tax consequences to securityholders will vary depending on whether an election is made to treat the trust fund relating to a particular series of securities as a REMIC under the Code. The prospectus supplement for each series of securities will specify whether a REMIC election will be made. In the discussion that follows, all references to a “section” or “sections” shall be understood to refer, unless otherwise specifically indicated, to a section or sections of the Code.

If a REMIC election is not made, in the opinion of tax counsel the trust fund will not be classified as a publicly traded partnership, a taxable mortgage pool, or an association taxable as a corporation. A trust fund that qualifies as a “grantor trust” for federal income tax purposes also will receive an opinion of tax counsel to the effect that:

•	the trust fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code; and

•	owners of certificates will be treated for federal income tax purposes as owners of a portion of the trust fund’s assets as described below.

A trust fund that issues notes may also receive an opinion of tax counsel regarding the characterization of the notes as debt instruments for federal income tax purposes.

With respect to each trust fund that elects REMIC status, in the opinion of tax counsel, assuming compliance with all provisions of the related agreement, the trust fund will qualify as a REMIC and the related certificates will be considered to be regular interests or residual interests in the REMIC. The related prospectus supplement for each series of securities will indicate whether the trust fund will make a REMIC election and whether a class of securities will be treated as a regular or residual interest in the REMIC.

Each opinion is an expression of an opinion only, is not a guarantee of results and is not binding on the Internal Revenue Service or any third party.

If, contrary to the opinion of tax counsel, the IRS successfully were to assert that a class of notes did not represent debt instruments for federal income tax purposes, that class of notes would be treated as equity interests in the related trust fund. The trust fund would then be treated as a partnership and could be a publicly traded partnership. If the trust fund were classified as a publicly traded partnership, it would not be subject to taxation as a corporation because its income would constitute “qualifying income” not derived in the conduct of a financial business. Nevertheless, if the trust fund were classified as a partnership, treatment of a class of notes as equity interests in such a partnership could have adverse tax consequences to certain holders. For example, income to foreign holders of such a class generally would be subject to U.S. tax and withholding requirements, and individual holders of such a class would be allocated their proportionate share of the trust’s income but might be subject to certain limitations on their ability to deduct their share of the trust’s expenses.

Taxation of Debt Securities

Status as Real Property Loans. Except to the extent otherwise provided in the related prospectus supplement, if the securities are regular interests in a REMIC or represent interests in a grantor trust, in the opinion of tax counsel:

•	securities held by a domestic building and loan association will constitute “loans... secured by an interest in real property” within the meaning of section 7701(a)(19)(C)(v) of the Code; and

•
securities held by a real estate investment trust will constitute “real estate assets” within the meaning of section 856(c)(4)(A) of the Code and interest on securities will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of section 856(c)(3)(B) of the Code.

Interest and Acquisition Discount. In the opinion of tax counsel, securities that are REMIC regular interests are generally taxable to holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on the securities that are REMIC regular interests will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the holder’s normal accounting method. Interest (other than original issue discount) on securities (other than securities that are REMIC regular interests) which are characterized as indebtedness for federal income tax purposes will be includible in income by their holders in accordance with their usual methods of accounting. When we refer to “debt securities” in this section, we mean securities characterized as debt for federal income tax purposes and securities that are REMIC regular interests.

In the opinion of tax counsel, “compound interest securities” (i.e., debt securities that permit all interest to accrue for more than one year before payments of interest are scheduled to begin) will, and certain of the other debt securities issued at a discount may, be issued with “original issue discount” or OID. The following discussion is based in part on the OID Regulations. A holder should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the debt securities.

In general, OID, if any, will equal the difference between the stated redemption price at maturity of a debt security and its issue price. In the opinion of tax counsel, a holder of a debt security must include OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a debt security will be considered to be zero if it is less than a de minimis amount determined under the Code.

The issue price of a debt security is the first price at which a substantial amount of debt securities of that class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of debt securities is sold for cash on or prior to the closing date, the issue price for that class will be treated as the fair market value of that class on the closing date. The issue price of a debt security also includes the amount paid by an initial debt security holder for accrued interest that relates to a period prior to the issue date of the debt security. The stated redemption price at maturity of a debt security includes the original principal amount of the debt security, but generally will not include distributions of interest if the distributions constitute “qualified stated interest.”

Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below), provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the debt security. The OID Regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. Debt securities may provide for default remedies in the event of late payment or nonpayment of interest. Although the matter is not free from doubt, the trustee intends to treat interest on such debt securities as unconditionally payable and as constituting qualified stated interest, not OID. However, absent clarification of the OID Regulations, where debt securities do not provide for default remedies, the interest payments will be included in the debt security’s stated redemption price at maturity and taxed as OID. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on debt securities with respect to which deferred interest will accrue, will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of such debt securities includes all distributions of interest as well as principal thereon. Where the interval between the issue date and the first distribution date on a debt security is longer than the interval between subsequent distribution dates, the greater of (i) the interest foregone and (ii) the excess of the stated principal amount over the issue price will be included in the stated redemption price at maturity and tested under the de minimis rule described below. Where the interval between the issue date and the first distribution date on a debt security is shorter than the interval between subsequent distribution dates, all of the additional interest will be included in the stated redemption price at maturity and tested under the de minimis rule described below. In the case of a debt security with a long first period that has non-de minimis OID, all stated interest in excess of interest payable at the effective interest rate for the long first period will be included in the stated redemption price at maturity and the debt security will generally have OID. Holders of debt securities are encouraged to consult their own tax advisors to determine the issue price and stated redemption price at maturity of a debt security.

Under the de minimis rule, OID on a debt security will be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the debt security multiplied by the weighted average maturity of the debt security. For this purpose, the weighted average maturity of the debt security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the debt security and the denominator of which is the stated redemption price at maturity of the debt security. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the debt security is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

Debt securities may provide for interest based on a qualified variable rate. Under the OID Regulations, interest is generally treated as payable at a qualified variable rate and not as contingent interest if

•	the interest is unconditionally payable at least annually,

•	the issue price of the debt instrument does not exceed the total noncontingent principal payments, and

•
interest is based on a “qualified floating rate,” an “objective rate,” or a combination of “qualified floating rates” that do not operate in a manner that significantly accelerates or defers interest payments on the debt security.

In the case of compound interest securities, certain interest weighted securities, and certain of the other debt securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price at maturity.

The Internal Revenue Service issued contingent payment regulations governing the calculation of OID on instruments having contingent interest payments. These contingent payment regulations represent the only guidance regarding the views of the IRS with respect to contingent interest instruments and specifically do not apply for purposes of calculating OID on debt instruments subject to section 1272(a)(6) of the Code, such as the debt securities.

Additionally, the OID Regulations do not contain provisions specifically interpreting section 1272(a)(6) of the Code. Until the Treasury issues guidance to the contrary, the trustee intends to base its computation on section 1272(a)(6) and the OID Regulations as described in this prospectus. However, because no regulatory guidance currently exists under section 1272(a)(6) of the Code, there can be no assurance that such methodology represents the correct manner of calculating OID.

The holder of a debt security issued with OID must include in gross income, for all days during its taxable year on which it holds the debt security, the sum of the “daily portions” of OID. The amount of OID includible in income by a holder will be computed by allocating to each day during a taxable year a pro rata portion of the original issue discount that accrued during the relevant accrual period. In the case of a debt security that is not a Regular Interest Security and the principal payments on which are not subject to acceleration resulting from prepayments on the loans, the amount of OID includible in income of a holder for an accrual period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to maturity of the debt security and the adjusted issue price of the debt security, reduced by any payments of qualified stated interest. The adjusted issue price is the sum of its issue price plus prior accruals of OID, reduced by the total payments made with respect to the debt security in all prior periods, other than qualified stated interest payments.

Certain classes of the debt securities may be “pay-through securities,” which are debt instruments that are subject to acceleration due to prepayments on other debt obligations securing those instruments. The amount of OID to be included in the income of a pay-through security is computed by taking into account the prepayment rate assumed in pricing the debt instrument. The amount of OID that will accrue during an accrual period on a pay-through security is the excess, if any, of the

•	sum of

•	the present value of all payments remaining to be made on the pay-through security as of the close of the accrual period and

•	the payments during the accrual period of amounts included in the stated redemption price of the pay-through security,

over

•	the adjusted issue price of the pay-through security at the beginning of the accrual period.

The present value of the remaining payments is to be determined on the basis of three factors:

•	the original yield to maturity of the pay-through security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period),

•	events that have occurred before the end of the accrual period, and

•	the assumption that the remaining payments will be made in accordance with the original prepayment assumption.

The effect of this method is to increase the portions of OID required to be included in income by a holder to take into account prepayments with respect to the loans at a rate that exceeds the prepayment assumption, and to decrease (but not below zero for any period) the portions of OID required to be included in income by a holder of a pay-through security to take into account prepayments with respect to the loans at a rate that is slower than the prepayment assumption. Although OID will be reported to holders of pay-through securities based on the prepayment assumption, no representation is made to holders that loans will be prepaid at that rate or at any other rate.

The depositor may adjust the accrual of OID on a class of securities that are regular REMIC interests (or other regular interests in a REMIC) in a manner that it believes to be appropriate, to take account of realized losses on the loans, although the OID Regulations do not provide for such adjustments. If the IRS were to require that OID be accrued without such adjustments, the rate of accrual of OID for a class of securities that are regular REMIC interests could increase.

Certain classes of securities that are regular REMIC interests may represent more than one class of REMIC regular interests. Unless otherwise provided in the related prospectus supplement, the applicable trustee intends, based on the OID Regulations, to calculate OID on such securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

A subsequent holder of a debt security will also be required to include OID in gross income, but the holder who purchases the debt security for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a debt security’s issue price) to offset such OID by comparable economic accruals of portions of the excess.

Effects of Defaults and Delinquencies. In the opinion of tax counsel, holders will be required to report income with respect to the related securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the loans, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income (including OID) reported by a holder of a security in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the securities is reduced as a result of a loan default. However, the timing and character of losses or reductions in income are uncertain and, accordingly, holders of securities are encouraged to consult their own tax advisors on this point.

Interest Weighted Securities. An “interest weighted security” is a security that is a REMIC regular interest or a “stripped” security (as discussed under “—Tax Status as a Grantor Trust; General” below) the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on loans underlying pass-through securities. It is not clear how income should be accrued with respect to interest weighted securities. The trustee intends to take the position that all of the income derived from an interest weighted security should be treated as OID and that the amount and rate of accrual of such OID should be calculated by treating the interest weighted security as a compound interest security. However, in the case of interest weighted securities that are entitled to some payments of principal and are REMIC regular interests, the IRS could assert that income derived from the interest weighted security should be calculated as if the security were a security purchased at a premium equal to the excess of the price paid by the holder for the Security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize such premium only if it has in effect an election under section 171 of the Code with respect to all taxable debt instruments held by such holder, as described below. Alternatively, the IRS could assert that an interest weighted security should be taxable under the rules governing bonds issued with contingent payments. This treatment may be more likely in the case of interest weighted securities that are stripped securities as described below. See“—Non-REMIC Certificates—B. Multiple Classes of Senior Certificates—Stripped Bonds and Stripped Coupons” below.

Variable Rate Debt Securities. In the opinion of tax counsel, in the case of debt securities bearing interest at a rate that varies directly, according to a fixed formula, with an objective index, it appears that the yield to maturity of the debt securities and in the case of pay-through securities, the present value of all payments remaining to be made on the debt securities, should be calculated as if the interest index remained at its value as of the issue date of the securities. Because the proper method of adjusting accruals of OID on a variable rate debt security is uncertain, holders of variable rate debt securities are encouraged to consult their own tax advisers regarding the appropriate treatment of such securities for federal income tax purposes.

Market Discount. In the opinion of tax counsel, a purchaser of a security may be subject to the market discount rules of sections 1276 through 1278 of the Code. A holder that acquires a debt security with more than a prescribed de minimis amount of “market discount” (generally, the excess of the principal amount of the debt security over the purchaser’s purchase price) will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the debt security received in that month and, if the securities are sold, the gain realized. This market discount would accrue in a manner to be provided in Treasury regulations but, until such regulations are issued, market discount would in general accrue either

•	on the basis of a constant yield (in the case of a pay-through security, taking into account a prepayment assumption) or

•
in the ratio of (a) in the case of securities (or in the case of a pass-through security, as set forth below, the loans underlying the security) not originally issued with OID, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of securities (or, in the case of a pass-through security, as described below, the loans underlying the security) originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

Section 1277 of the Code provides that, regardless of the origination date of the debt security (or, in the case of a pass-through security, the loans), the excess of interest paid or accrued to purchase or carry the security (or, in the case of a pass-through security, as described below, the underlying loans) with market discount over interest received on the security is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition, or repayment of the security (or in the case of a pass-through security, an underlying loan). A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by such holder during the taxable year such election is made and thereafter, in which case the interest deferral rule will not apply.

Premium. In the opinion of tax counsel, a holder who purchases a debt security (other than an interest weighted security to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the security at a premium, which it may elect to amortize as an offset to interest income on the security (and not as a separate deduction item) on a constant yield method. Although no regulations addressing the computation of premium accrual on comparable securities have been issued, the legislative history of the 1986 Act indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a class of pay-through securities will be calculated using the prepayment assumption used in pricing the class. If a holder makes an election to amortize premium on a debt security, the election will apply to all taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by the holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the securities are encouraged to consult their tax advisers regarding the election to amortize premium and the method to be employed.

On December 30, 1997, the IRS issued final amortizable bond premium regulations dealing with amortizable bond premium. The regulations specifically do not apply to prepayable debt instruments subject to section 1272(a)(6) of the Code. Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the debt securities are encouraged to consult their tax advisors regarding the possible application of the amortizable bond premium regulations.

Election to Treat All Interest as Original Issue Discount. The OID Regulations permit the holder of a debt security to elect to accrue all interest, discount (including de minimis market discount or OID) and premium income as interest, based on a constant yield method for Debt securities acquired on or after April 4, 1994. If such an election were to be made with respect to a debt security with market discount, the holder of the debt security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such holder of the debt security acquires during the year of the election or thereafter. Similarly, the holder of a debt security that makes this election for a debt security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a debt security is irrevocable.

Sale or Exchange of a Debt Security. Sale or exchange of a debt security prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the seller’s adjusted basis in the debt security. Such adjusted basis generally will equal the seller’s purchase price for the debt security, increased by the OID and market discount included in the seller’s gross income with respect to the debt security, and reduced by principal payments on the debt security previously received by the seller and any premium amortized by the seller. Such gain or loss will be capital gain or loss to a seller for which a debt security is a “capital asset” within the meaning of section 1221 of the Code except to the extent of any accrued but unrecognized market discount, and will be long-term or short-term depending on whether the debt security has been owned for the long-term capital gain holding period (currently more than one year).

Non-corporate taxpayers are subject to reduced maximum rates on long-term capital gains and are generally subject to tax at ordinary income rates on short-term capital gains. The deductibility of capital losses is subject to certain limitations. Prospective investors are encouraged to consult their own tax advisors concerning these tax law provisions.

It is possible that capital gain realized by holders of debt securities could be considered gain realized upon the disposition of property that was part of a “conversion transaction.” A sale of a debt security will be part of a conversion transaction if substantially all of the holder’s expected return is attributable to the time value of the holder’s net investment, and at least one of the following conditions is met:

•	the holder entered the contract to sell the debt security substantially contemporaneously with acquiring the debt security;

•	the debt security is part of a straddle;

•	the debt security is marketed or sold as producing capital gain; or

•	other transactions to be specified in Treasury regulations that have not yet been issued occur.

If the sale or other disposition of a debt security is part of a conversion transaction, all or any portion of the gain realized upon the sale or other disposition would be treated as ordinary income instead of capital gain.

Non-U.S. Persons. Generally, to the extent that a debt security evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under section 1441 or 1442 of the Code to (i) an owner that is not a U.S. Person or (ii) a debt securityholder holding on behalf of an owner that is not a U.S. Person, will be subject to federal income tax, collected by withholding, at a rate of 30% (or such lower rate as may be provided for interest by an applicable tax treaty). Accrued OID recognized by the owner on the sale or exchange of such a debt security also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a debt security evidences ownership in mortgage loans issued after July 18, 1984, if

•
the debt securityholder does not actually or constructively own 10% or more of the combined voting power of all classes of equity in the issuer (which for purposes of this discussion may be defined as the trust fund);

•	the debt securityholder is not a controlled foreign corporation within the meaning of section 957 of the Code related to the issuer; and

•
the debt securityholder complies with certain identification requirements, including delivery of a statement, signed by the debt securityholder under penalties of perjury, certifying that it is not a U.S. Person and providing its name and address.

Information Reporting and Backup Withholding. The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each holder of a debt security at any time during the year, such information as may be deemed necessary or desirable to assist securityholders in preparing their federal income tax returns, or to enable holders to make the information available to owners or other financial intermediaries of holders that hold the debt securities as nominees. If a holder, owner or other recipient of a payment on behalf of an owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient’s federal income tax liability.

Non-REMIC Certificates

Single Class of Senior Certificates

Characterization. The trust fund may be created with one class of senior certificates and one class of subordinated certificates. In this case, each senior certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the trust fund represented by that senior certificate and will be considered the equitable owner of a pro rata undivided interest in each of the mortgage loans in the related mortgage pool. Any amounts received by a senior certificateholder in lieu of amounts due with respect to any mortgage loan because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

Each holder of a senior certificate will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans in the trust fund represented by that senior certificate, including interest, original issue discount, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the master servicer in accordance with the senior certificateholder’s method of accounting. Under section 162 or 212 of the Code, each senior certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the master servicer, provided that these amounts are reasonable compensation for services rendered to the trust fund. A senior certificateholder that is an individual, estate or trust will be entitled to deduct its share of expenses only to the extent such expenses, plus all other section 212 expenses, exceed 2% of that senior certificateholder’s adjusted gross income. A senior certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the master servicer. A senior certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the master servicer, whichever is earlier. If the servicing fees paid to the master servicer were deemed to exceed reasonable servicing compensation, the amount of such excess could be considered as a retained ownership interest by the master servicer, or any person to whom the master servicer assigned for value all or a portion of the servicing fees, in a portion of the interest payments on the mortgage loans. The mortgage loans might then be subject to the “coupon stripping” rules of the Code discussed below.

Unless otherwise specified in the related prospectus supplement, tax counsel will deliver its opinion to the depositor with respect to each series of certificates that:

•
a senior certificate owned by a “domestic building and loan association” within the meaning of section 7701(a)(19) of the Code representing principal and interest payments on mortgage loans will be considered to represent “loans . . . secured by an interest in real property which is . . . residential property” within the meaning of section 7701(a)(19)(C)(v) of the Code to the extent that the mortgage loans represented by that senior certificate are of a type described in the section;

•
a senior certificate owned by a real estate investment trust representing an interest in mortgage loans will be considered to represent “real estate assets” within the meaning of section 856(c)(4)(A) of the Code and interest income on the mortgage loans will be considered “interest on obligations secured by mortgages on real property” within the meaning of section 856(c)(3)(B) of the Code to the extent that the mortgage loans represented by that senior certificate are of a type described in the section; and

•	a senior certificate owned by a REMIC will be an “obligation . . . which is principally secured by an interest in real property” within the meaning of section 860G(a)(3)(A) of the Code.

The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of section 593(d) of the Code to any taxable year beginning after December 31, 1995.

The assets constituting certain trust funds may include “buydown” mortgage loans. The characterization of any investment in “buydown” mortgage loans will depend upon the precise terms of the related buydown agreement, but to the extent that such “buydown” mortgage loans are secured in part by a bank account or other personal property, they may not be treated in their entirety as assets described in the foregoing sections of the Code. There are no directly applicable precedents with respect to the federal income tax treatment or the characterization of investments in “buydown” mortgage loans. Accordingly, holders of senior certificates should consult their own tax advisors with respect to characterization of investments in senior certificates representing an interest in a trust fund that includes “buydown” mortgage loans.

Premium. The price paid for a senior certificate by a holder will be allocated to the holder’s undivided interest in each mortgage loan based on each mortgage loan’s relative fair market value, so that the holder’s undivided interest in each mortgage loan will have its own tax basis. A senior certificateholder that acquires an interest in mortgage loans at a premium may elect to amortize the premium under a constant interest method, provided that the mortgage loan was originated after September 27, 1985. Premium allocable to a mortgage loan originated on or before September 27, 1985 should be allocated among the principal payments on the mortgage loan and allowed as an ordinary deduction as principal payments are made. Amortizable bond premium will be treated as an offset to interest income on a senior certificate. The basis for a senior certificate will be reduced to the extent that amortizable premium is applied to offset interest payments.

It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under section 171 of the Code. A certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder acquires during the year of the election or thereafter.

If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a senior certificate acquired at a premium should recognize a loss, if a mortgage loan prepays in full, equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the senior certificate and the portion of the adjusted basis of the senior certificate that is allocable to the mortgage loan. If a reasonable prepayment assumption is used to amortize the premium, it appears that a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

On December 30, 1997, the Internal Revenue Service issued final amortizable bond premium regulations. These regulations, which generally are effective for bonds issued or acquired on or after March 2, 1998 (or, for holders making an election for the taxable year that included March 2, 1998 or any subsequent taxable year, shall apply to bonds held on or after the first day of the taxable year of the election). The amortizable bond premium regulations specifically do not apply to prepayable debt instruments or any pool of debt instruments, such as the trust fund, the yield on which may be affected by prepayments which are subject to section 1272(a)(6) of the Code. Absent further guidance from the IRS and unless otherwise specified in the related prospectus supplement, the trustee will account for amortizable bond premium in the manner described above. Prospective purchasers are encouraged to consult their tax advisors regarding amortizable bond premium and the amortizable bond premium regulations.

Original Issue Discount. The IRS has stated in published rulings that, in circumstances similar to those described herein, the special rules of the Code (currently sections 1271 through 1273 and section 1275) relating to original issue discount (OID) will be applicable to a senior certificateholder’s interest in those mortgage loans meeting the conditions necessary for these sections to apply. Accordingly, the following discussion is based in part on the Treasury’s OID Regulations issued on February 2, 1994 under sections 1271 through 1273 and section 1275 of the Code. Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the certificates. Rules regarding periodic inclusion of OID income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. OID could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory de minimis exception to the extent that the points are not currently deductible under applicable provisions of the Code or are not for services provided by the lender. OID generally must be reported as ordinary gross income as it accrues under a constant interest method. See“—B. Multiple Classes of Senior Certificates—Senior Certificates Representing Interests in Loans Other than ARM Loans—Accrual of Original Issue Discount” below.

Market Discount. A senior certificateholder that acquires an undivided interest in mortgage loans may be subject to the market discount rules of sections 1276 through 1278 to the extent an undivided interest in a mortgage loan is considered to have been purchased at a “market discount.” Generally, the excess of the portion of the principal amount of a mortgage loan allocable to the holder’s undivided interest over the holder’s tax basis in such interest. Market discount with respect to a senior certificate will be considered to be zero if the amount allocable to the senior certificate is less than 0.25% of the senior certificate’s stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors are encouraged to consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under sections 1276 through 1278 of the Code.

The Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

The Code also grants to the Department of the Treasury authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Although the Treasury has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a senior certificate is issued with OID, the amount of market discount that accrues during any accrual period is equal to the product of

•	the total remaining market discount

times

•
a fraction, the numerator of which is the original issue discount accruing during the period and the denominator of which is the total remaining original issue discount at the beginning of the accrual period.

For senior certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of

•	the total remaining market discount

times

•
a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period.

For purposes of calculating market discount under any of the above methods in the case of instruments (such as the senior certificates) which provide for payments which may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of original issue discount will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a senior certificate purchased at a discount or premium in the secondary market.

A holder who acquires a senior certificate at a market discount also may be required to defer, until the maturity date of the senior certificate or its earlier disposition in a taxable transaction, the deduction of a portion of the amount of interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the senior certificate in excess of the aggregate amount of interest (including OID) includible in such holder’s gross income for the taxable year with respect to the senior certificate. The amount of such net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the senior certificate for the days during the taxable year on which the holder held the senior certificate and, in general, would be deductible when such market discount is includible in income. The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the senior certificate matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized in whole or in part, any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. This deferral rule does not apply if the senior certificateholder elects to include such market discount in income currently as it accrues on all market discount obligations acquired by the senior certificateholder in that taxable year or thereafter.

Election to Treat All Interest as Original Issue Discount. The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for certificates acquired on or after April 4, 1994. If such an election is made with respect to a mortgage loan with market discount, the certificateholder will be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See“—Regular Certificates—Original Issue Discount and Premium” below. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable.

Anti-abuse Rule. The IRS is permitted to apply or depart from the rules contained in the OID Regulations as necessary or appropriate to achieve a reasonable result where a principal purpose in structuring a mortgage asset, mortgage loan or senior certificate, or the effect of applying the otherwise applicable rules, is to achieve a result that is unreasonable in light of the purposes of the applicable statutes (which generally are intended to achieve the clear reflection of income for both issuers and holders of debt instruments).

Multiple Classes of Senior Certificates

Stripped Bonds and Stripped Coupons

General. Pursuant to section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of “stripped bonds” with respect to principal payments and “stripped coupons” with respect to interest payments. For purposes of sections 1271 through 1288 of the Code, section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created. If a trust fund is created with two classes of senior certificates, one class of senior certificates will represent the right to principal and interest, or principal only, on all or a portion of the mortgage loans (“stripped bond certificates”), while the second class of senior certificates will represent the right to some or all of the interest on such portion (“stripped coupon certificates”).

Servicing fees in excess of reasonable servicing fees will be treated under the stripped bond rules. If such excess servicing fee is less than 100 basis points (i.e., 1% interest on the mortgage loan principal balance) or the certificates are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the certificates should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a mortgage loan by mortgage loan basis, which could result in some mortgage loans being treated as having more than 100 basis points of interest stripped off.

Although not entirely clear, a stripped bond certificate generally should be treated as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Generally, if the discount on a stripped bond certificate is larger than a de minimis amount (as calculated for purposes of the original issue discount rules), a purchaser of such a certificate will be required to accrue the discount under the original issue discount rules of the Code. See“—Single Class of Senior Certificates—Original Issue Discount” above. However, a purchaser of a stripped bond certificate will be required to account for any discount on the certificate as market discount rather than original issue discount if either

•	the amount of OID with respect to the certificate was treated as zero under the OID de minimis rule when the certificate was stripped, or

•	no more than 100 basis points (including any amount of servicing in excess of reasonable servicing) are stripped off the trust fund’s mortgage loans.

Pursuant to Revenue Procedure 91-49 issued on August 8, 1991, purchasers of stripped bond certificates using an inconsistent method of accounting must change their method of accounting and request the consent of the IRS to the change in their accounting method on a statement attached to their first timely tax return filed after August 8, 1991.

The precise tax treatment of stripped coupon certificates is substantially uncertain. The Code could be read literally to require that original issue discount computations be made on a mortgage loan by mortgagee loan basis. However, based on recent IRS guidance, it appears that a stripped coupon certificate should be treated as a single installment obligation subject to the original issue discount rules of the Code. As a result, all payments on a stripped coupon certificate would be included in the certificate’s stated redemption price at maturity for purposes of calculating income on such certificate under the original issue discount rules of the Code.

It is unclear under what circumstances, if any, the prepayment of mortgage loans will give rise to a loss to the holder of a stripped bond certificate purchased at a premium or a stripped coupon certificate. If a senior certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to the senior certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the assumed prepayment rate. However, if the senior certificate is treated as an interest in discrete mortgage loans or if no prepayment assumption is used, then, when a mortgage loan is prepaid, the holder of the certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the certificate that is allocable to the mortgage loan.

Because of the complexity of these issues, we strongly suggest that holders of stripped bond certificates and stripped coupon certificates consult with their own tax advisors regarding the proper treatment of these certificates for federal income tax purposes.

Treatment of Certain Owners. Several sections of the Code provide beneficial treatment to certain taxpayers that invest in mortgage loans of the type that make up the trust fund. With respect to these sections, no specific legal authority exists regarding whether the character of the senior certificates, for federal income tax purposes, will be the same as that of the underlying mortgage loans. While section 1286 treats a stripped obligation as a separate obligation for purposes of the provisions of the Code addressing original issue discount, it is not clear whether such characterization would apply with regard to these other sections. Although the issue is not free from doubt, in the opinion of tax counsel, based on policy considerations, each class of senior certificates should be considered to represent “real estate assets” within the meaning of section 856(c)(4)(A) of the Code and “loans . . . secured by, an interest in real property which is . . . residential real property” within the meaning of section 7701(a)(19)(C)(v) of the Code, and interest income attributable to senior certificates should be considered to represent “interest on obligations secured by mortgages on real property” within the meaning of section 856(c)(3)(B) of the Code, provided that in each case the underlying mortgage loans and interest on such mortgage loans qualify for such treatment. Prospective purchasers to which such characterization of an investment in senior certificates is material are encouraged to consult their own tax advisors regarding the characterization of the senior certificates and related income. Senior certificates will be “obligations (including any certificate of beneficial ownership therein) which are principally secured by an interest in real property” within the meaning of section 860G(a)(3)(A) of the Code.

Senior Certificates Representing Interests in Loans Other Than ARM Loans

General. The OID rules of sections 1271 through 1275 of the Code will be applicable to a senior certificateholder’s interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount in income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, OID could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable provisions of the Code, or, under certain circumstances, by the presence of “teaser” rates on the mortgage loans. OID on each senior certificate must be included in the owner’s ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The amount of OID required to be included in an owner’s income in any taxable year with respect to a senior certificate representing an interest in mortgage loans other than mortgage loans with interest rates that adjust periodically (ARM loans) likely will be computed as described under “—Accrual of Original Issue Discount” below. The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986, as amended. The OID Regulations generally are effective for debt instruments issued on or after April 4, 1994, but may be relied upon as authority with respect to debt instruments such as the senior certificates issued after December 21, 1992. Alternatively, proposed Treasury regulations issued December 21, 1992 may be treated as authority for debt instruments issued after December 21, 1992 and prior to April 4, 1994, and proposed Treasury regulations issued in 1986 and 1991 may be treated as authority for instruments issued before December 21, 1992. In applying these dates, the issue date of the mortgage loans should be used or, in the case of stripped bond certificates or stripped coupon certificates, the date when these certificates are acquired. The holder of a senior certificate should be aware, however, that neither the proposed OID Regulations nor the OID Regulations adequately address certain issues relevant to prepayable securities.

Under the Code, the mortgage loans underlying each senior certificate will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of such mortgage loan’s stated redemption price at maturity over its issue price. The issue price of a mortgage loan is generally the amount lent to the mortgagee, which may be adjusted to take into account certain loan origination fees. The stated redemption price at maturity of a mortgage loan is the sum of all payments to be made on such mortgage loan other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described under “— Accrual of Original Issue Discount” below, will, unless otherwise specified in the related prospectus supplement, utilize the original yield to maturity of the senior certificate calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the senior certificates and will take into account events that occur during the calculation period. This prepayment assumption will be determined in the manner prescribed by regulations that have not yet been issued. The legislative history of the Tax Reform Act provides, however, that the regulations will require that this prepayment assumption be the prepayment assumption that is used in determining the offering price of the certificate. No representation is made that any certificate will prepay at the prepayment assumption or at any other rate. The prepayment assumption contained in the Code literally only applies to debt instruments collateralized by other debt instruments that are subject to prepayment rather than direct ownership interests in such debt instruments, such as the certificates represent. However, no other legal authority provides guidance with regard to the proper method for accruing OID on obligations that are subject to prepayment, and, until further guidance is issued, the master servicer intends to calculate and report OID under the method described below.

Accrual of Original Issue Discount. Generally, the owner of a senior certificate must include in gross income the sum of the “daily portions,” as defined below, of the OID on that senior certificate for each day on which it owns the senior certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of original issue discount with respect to each component generally will be determined as follows under the Amendments. A calculation will be made by the master servicer or such other entity specified in the related prospectus supplement of the portion of original issue discount that accrues during each successive monthly accrual period (or shorter period from the date of original issue) that ends on the day in the calendar year corresponding to each of the distribution dates on the senior certificate (or the day prior to each such date). This will be done, in the case of each full month accrual period, by adding

•
the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the respective component, under the Prepayment Assumption) of all remaining payments to be received under the Prepayment Assumption on the respective component, and

•
any payments received during such accrual period (other than a payment of qualified stated interest), and subtracting from that total the “adjusted issue price” of the respective component at the beginning of such accrual period.

The “adjusted issue price” of a senior certificate at the beginning of the first accrual period is its issue price; the “adjusted issue price” of a senior certificate at the beginning of a subsequent accrual period is the “adjusted issue price” at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment (other than a payment of qualified stated interest) made at the end of or during that accrual period. The OID during the accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

OID generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of OID includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued OID, less prior payments of principal. Accordingly, if mortgage loans acquired by a certificateholder are purchased at a price equal to the then unpaid principal amount of such mortgage loan, no original issue discount attributable to the difference between the issue price and the original principal amount of such mortgage loan (i.e., points) will be includible by such holder. Other OID on the mortgage loans (e.g., that arising from a “teaser” rate) would still need to be accrued.

Senior Certificates Representing Interests in ARM Loans

The OID Regulations do not address the treatment of instruments, such as the senior certificates (if the related trust fund includes ARM loans), which represent interests in ARM loans. Additionally, the IRS has not issued guidance under the coupon stripping rules of the Code with respect to these instruments. In the absence of any authority, the master servicer will report OID on senior certificates attributable to ARM loans (“stripped ARM obligations”) to holders in a manner it believes to be consistent with the rules described under the heading “— Senior Certificates Representing Interests in Loans Other Than ARM Loans” above and with the OID Regulations. In general, application of these rules may require inclusion of income on a stripped ARM obligation in advance of the receipt of cash attributable to such income. Further, the addition of deferred interest resulting from negative amortization to the principal balance of an ARM loan may require the inclusion of such amount in the income of the senior certificateholder when the amount accrues. Furthermore, the addition of deferred interest to the senior certificate’s principal balance will result in additional income (including possibly OID income) to the senior certificateholder over the remaining life of the senior certificates.

Because the treatment of stripped ARM obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to these certificates.

Possible Application of Contingent Payment Regulations to Certain Non-REMIC Certificates

Final regulations issued on June 11, 1996 with respect to OID under section 1275 include “contingent payment regulations” covering obligations that provide for one or more contingent payments. Rights to interest payments on a mortgage loan might be considered to be contingent within the meaning of the contingent payment regulations if the interest would not be paid if the borrower exercised its right to prepay the mortgage loan. However, in the case of an investor having a right to shares of the interest and principal payments on a mortgage loan when the share of interest is not substantially greater than the share of principal, the possibility of prepayment should not be considered to characterize otherwise noncontingent interest payments as contingent payments. The absence of interest payments following a prepayment would be the normal consequence of the return of the investor’s capital in the form of a principal payment. On the other hand, a right to interest on such a mortgage loan is more likely to be regarded as contingent if held by an investor that does not also hold a right to the related principal. Such an investor would not recover its capital through receipt of a principal payment at the time of the prepayment of the mortgage loan.

Applying these principles to the senior certificates, because the mortgage loans are subject to prepayment at any time, payments on a class of senior certificates representing a right to interest on the mortgage loans could be considered to be contingent within the meaning of the contingent payment regulations, at least if the senior certificate was issued at a premium. The likelihood that such payments will be considered contingent increases the greater the amount of such premium.

In the event that payments on a senior certificate in respect of interest on the mortgage loans are considered contingent, then the holder would generally report income or loss as described under the heading “—Stripped Bonds and Stripped Coupons” above; provided, however, that the yield that would be used in calculating interest income would not be the actual yield but would instead equal the “applicable Federal rate” (AFR), in effect at the time of purchase of the senior certificate by the holder. The AFR generally is an average of current yields on Treasury securities computed and published monthly by the IRS. In addition, once the holder’s adjusted basis in the senior certificate has been reduced (by prior distributions or losses) to an amount equal to the aggregate amount of the remaining noncontingent payments of the mortgage loans that are allocable to the senior certificate (or to zero if the senior certificate does not share in principal payments), then the holder would recognize income in each subsequent month equal to the full amount of interest on the mortgage loans that accrues in that month and is allocable to the senior certificate. It is uncertain whether, under the contingent payment regulations, any other adjustments would be made to take account of prepayments of the mortgage loans.

Sale or Exchange of a Senior Certificate

Sale or exchange of a senior certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the seller’s adjusted basis in the senior certificate. Such adjusted basis generally will equal the seller’s purchase price for the senior certificate, increased by the OID and market discount included in the seller’s gross income with respect to the senior certificate, and reduced by principal payments on the senior certificate previously received by the seller and any premium amortized by the seller. Such gain or loss will be capital gain or loss to a seller for which a senior certificate is a “capital asset” within the meaning of section 1221 of the Code except to the extent of any accrued but unrecognized market discount, and will be long-term or short-term depending on whether the senior certificate has been owned for the long-term capital gain holding period (currently more than one year).

Non-corporate taxpayers are subject to reduced maximum rates on long-term capital gains and are generally subject to tax at ordinary income rates on short-term capital gains. The deductibility of capital losses is subject to certain limitations. Prospective investors are encouraged to consult their own tax advisors concerning these tax law provisions.

It is possible that capital gain realized by holders of the senior certificates could be considered gain realized upon the disposition of property that was part of a “conversion transaction.” A sale of a senior certificate will be part of a conversion transaction if substantially all of the holder’s expected return is attributable to the time value of the holder’s net investment, and at least one of the following conditions is met:

•	the holder entered the contract to sell the senior certificate substantially contemporaneously with acquiring the senior certificate;

•	the senior certificate is part of a straddle;

•	the senior certificate is marketed or sold as producing capital gain; or

•	other transactions to be specified in Treasury regulations that have not yet been issued occur.

If the sale or other disposition of a senior certificate is part of a conversion transaction, all or any portion of the gain realized upon the sale or other disposition would be treated as ordinary income instead of capital gain.

Senior certificates will be “evidences of indebtedness” within the meaning of section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a senior certificate by a bank or a thrift institution to which such section applies will be ordinary income or loss.

Non-U.S. Persons

Generally, to the extent that a senior certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under section 1441 or 1442 to (i) an owner that is not a U.S. Person or (ii) a senior certificateholder holding on behalf of an owner that is not a U.S. Person, will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty. Accrued OID recognized by the owner on the sale or exchange of such a senior certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a senior certificate evidences ownership in mortgage loans issued after July 18, 1984, if

•
the senior certificateholder does not actually or constructively own 10% or more of the combined voting power of all classes of equity in the issuer (which for purposes of this discussion may be defined as the trust fund);

•	the senior certificateholder is not a controlled foreign corporation within the meaning of section 957 of the Code related to the issuer; and

•
the senior certificateholder complies with certain identification requirements, including delivery of a statement, signed by the senior certificateholder under penalties of perjury, certifying that it is not a U.S. Person and providing its name and address.

Information Reporting and Backup Withholding

The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each certificateholder at any time during the year, such information as may be deemed necessary or desirable to assist securityholders in preparing their federal income tax returns, or to enable holders to make the information available to owners or other financial intermediaries of holders that hold the certificates as nominees. If a holder, owner or other recipient of a payment on behalf of an owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient’s federal income tax liability.

REMIC Certificates

General

The trust fund relating to a series of certificates may elect to be treated as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however, “—Prohibited Transactions and Other Taxes”) below, if a trust fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year (including the implementation of restrictions on the purchase and transfer of the residual interest in a REMIC as described under “—Residual Certificates” below), the Code provides that a trust fund will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a separate corporation, and the related REMIC certificates may not be accorded the status or given the tax treatment described below. While the Code authorizes the Treasury to issue regulations providing relief in the event of an inadvertent termination of status as a REMIC, no such regulations have been issued. Moreover, any relief may be accompanied by sanctions such as the imposition of a corporate tax on all or a portion of the REMIC’s income for the period in which the requirements for such status are not satisfied. With respect to each trust fund that elects REMIC status, in the opinion of tax counsel, assuming compliance with all provisions of the related Agreement, the trust fund will qualify as a REMIC and the related certificates will be considered to be regular interests (“regular certificates”) or residual interests (“residual certificates”) in the REMIC. The related prospectus supplement for each series of certificates will indicate whether the trust fund will make a REMIC election and whether a class of certificates will be treated as a regular or residual interest in the REMIC.

In general, with respect to each series of certificates for which a REMIC election is made,

•	certificates held by a thrift institution taxed as a “domestic building and loan association” will constitute assets described in section 7701(a)(19)(C) of the Code;

•	certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of section 856(c)(4)(A) of the Code; and

•
interest on certificates held by a real estate investment trust will be considered “interest on obligations secured by mortgages on real property” within the meaning of section 856(c)(3)(B) of the Code.

If less than 95% of the REMIC’s assets are assets qualifying under any of the foregoing sections, the certificates will be qualifying assets only to the extent that the REMIC’s assets are qualifying assets. In addition, payments on mortgage loans held pending distribution on the REMIC certificates will be considered to be qualifying assets under the foregoing sections.

In some instances, the mortgage loans may not be treated entirely as assets described in the foregoing sections. See, in this regard, the discussion of “buydown” mortgage loans contained in “—Non-REMIC Certificates—Single Class of Senior Certificates” above. REMIC certificates held by a real estate investment trust will not constitute “Government Securities” within the meaning of section 856(c)(4)(A) of the Code and REMIC certificates held by a regulated investment company will not constitute “Government Securities” within the meaning of section 851(b)(4)(A)(ii) of the Code. REMIC certificates held by certain financial institutions will constitute “evidences of indebtedness” within the meaning of section 582(c)(1) of the Code.

A “qualified mortgage” for REMIC purposes is any obligation that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC. The REMIC Regulations provide that manufactured housing or mobile homes (not including recreational vehicles, campers or similar vehicles) which are “single family residences” under section 25(e)(10) of the Code will qualify as real property without regard to state law classifications. Under section 25(e)(10), a single family residence includes any manufactured home which has a minimum of 400 square feet of living space and a minimum width in excess of 102 inches and which is of a kind customarily used at a fixed location.

Tiered REMIC Structures

For certain series of certificates, two separate elections may be made to treat designated portions of the related trust fund as REMICs (respectively, the “subsidiary REMIC” and the “master REMIC”) for federal income tax purposes. Upon the issuance of any such series of certificates, tax counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the master REMIC as well as any subsidiary REMIC will each qualify as a REMIC and the REMIC certificates issued by the master REMIC and the subsidiary REMIC, respectively, will be considered to evidence ownership of regular certificates or residual certificates in the related REMIC within the meaning of the REMIC provisions.

Only REMIC certificates issued by the master REMIC will be offered under this prospectus. The subsidiary REMIC and the master REMIC will be treated as one REMIC solely for purposes of determining

•
whether the REMIC certificates will be (i) “real estate assets” within the meaning of section 856(c)(4)(A) of the Code or (ii) “loans secured by an interest in real property” under section 7701(a)(19)(C) of the Code; and

•	whether the income on the certificates is interest described in section 856(c)(3)(B) of the Code.

Regular Certificates

General. Except as otherwise stated in this discussion, regular certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of regular certificates that otherwise report income under a cash method of accounting will be required to report income with respect to regular certificates under an accrual method.

Original Issue Discount and Premium. The regular certificates may be issued with OID within the meaning of section 1273(a) of the Code. Generally, the amount of OID, if any, will equal the difference between the “stated redemption price at maturity” of a regular certificate and its “issue price.” Holders of any class of certificates issued with OID will be required to include such OID in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act. Holders of regular certificates should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities such as the regular certificates.

Rules governing OID are set forth in sections 1271 through 1273 and section 1275 of the Code. These rules require that the amount and rate of accrual of OID be calculated based on a Prepayment Assumption and prescribe a method for adjusting the amount and rate of accrual of such discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the Prepayment Assumption must be determined in the manner prescribed by regulations which have not yet been issued. The Legislative History provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of the regular certificates. The prospectus supplement for each series of regular certificates will specify the prepayment assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the regular certificates will prepay at the prepayment assumption or at any other rate.

In general, each regular certificate will be treated as a single installment obligation issued with an amount of OID equal to the excess of its “stated redemption price at maturity” over its “issue price.” The issue price of a regular certificate is the first price at which a substantial amount of regular certificates of that class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of regular certificates is sold for cash on or prior to the date of their initial issuance, the issue price for that class will be treated as the fair market value of that class on the initial issue date. The issue price of a regular certificate also includes the amount paid by an initial regular certificateholder for accrued interest that relates to a period prior to the initial issue date of the regular certificate. The stated redemption price at maturity of a regular certificate includes the original principal amount of the regular certificate, but generally will not include distributions of interest if such distributions constitute “qualified stated interest.” Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the regular certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on regular certificates with respect to which deferred interest will accrue will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of the regular certificates includes all distributions of interest as well as principal thereon.

Where the interval between the initial issue date and the first distribution date on a regular certificate is longer than the interval between subsequent distribution dates, the greater of any OID (disregarding the rate in the first period) and any interest foregone during the first period is treated as the amount by which the stated redemption price at maturity of the certificate exceeds its issue price for purposes of the de minimis rule described below. The OID Regulations suggest that all interest on a long-first-period regular certificate that is issued with non-de minimis OID, as determined under the foregoing rule, will be treated as OID. Where the interval between the issue date and the first distribution date on a regular certificate is shorter than the interval between subsequent distribution dates, interest due on the first Distribution Date in excess of the amount that accrued during the first period would be added to the certificates stated redemption price at maturity. Regular securityholders are encouraged to consult their own tax advisors to determine the issue price and stated redemption price at maturity of a regular certificate.

Under the de minimis rule, OID on a regular certificate will be considered to be zero if the amount of OID is less than 0.25% of the stated redemption price at maturity of the regular certificate multiplied by the weighted average maturity of the regular certificate. For this purpose, the weighted average maturity of the regular certificate is computed as the sum of the amounts determined by multiplying

•	the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made times

•
a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the regular certificate and the denominator of which is the stated redemption price at maturity of the regular certificate.

Although currently unclear, it appears that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans and the anticipated reinvestment rate, if any, relating to the regular certificates. This prepayment assumption with respect to a series of regular certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis OID pro rata as principal payments are received and such income will be capital gain if the regular certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

The prospectus supplement with respect to a trust fund may provide for certain regular certificates to be issued as “super-premium” certificates at prices significantly exceeding their principal amounts or based on notional principal balances. The income tax treatment of these super-premium certificates is not entirely certain. For information reporting purposes, the trust fund intends to take the position that the stated redemption price at maturity of the super-premium certificates is the sum of all payments to be made on these certificates determined under the prepayment assumption set forth in the related prospectus supplement, with the result that the super-premium certificates would be treated as being issued with OID. The calculation of income in this manner could result in negative OID (which delays future accruals of OID rather than being immediately deductible) when prepayments on the mortgage loans exceed those estimated under the prepayment assumption. The IRS might contend, however, that the contingent payment regulations should apply to the super-premium certificates.

Although the contingent payment regulations are not applicable to instruments governed by section 1272(a)(6) of the Code, they represent the only guidance regarding the current view of the IRS with respect to contingent payment instruments. In the alternative, the IRS could assert that the stated redemption price at maturity of such regular certificates should be limited to their principal amount (subject to the discussion under “—Accrued Interest Certificates” below), so that such regular certificates would be considered for U.S. federal income tax purposes to be issued at a premium. If such position were to prevail, the rules described under “—Premium” below would apply. It is unclear when a loss may be claimed for any unrecovered basis for a super-premium certificate. It is possible that a holder of a super-premium certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments, or when the final payment is received with respect to the super-premium certificate.

Under the REMIC Regulations, if the issue price of a regular certificate (other than regular certificate based on a notional amount) does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, a regular certificate generally should not be treated as a super-premium certificate and the rules described below under “—Premium” below should apply. However, it is possible that holders of regular certificates issued at a premium, even if the premium is less than 25% of the certificate’s actual principal balance, will be required to amortize the premium under an OID method or contingent interest method even though no election under section 171 of the Code is made to amortize such premium.

Generally, a regular certificateholder must include in gross income the “daily portions,” as determined below, of the OID that accrues on a regular certificate for each day the regular certificateholder holds the regular certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a regular certificate, a calculation will be made of the portion of the OID that accrues during each successive accrual period that ends on the day in the calendar year corresponding to a distribution date (or if distribution dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month) and begins on the day after the end of the immediately preceding accrual period (or on the issue date in the case of the first accrual period). This will be done, in the case of each full accrual period, by adding

•
the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the regular certificates as calculated under the Prepayment Assumption) of all remaining payments to be received on the regular certificate under the Prepayment Assumption, and

•	any payments included in the stated redemption price at maturity received during the accrual period,

and subtracting from that total the “adjusted issue price” of the regular certificates at the beginning of the accrual period.

The “adjusted issue price” of a regular certificate at the beginning of the first accrual period is its issue price; the “adjusted issue price” of a regular certificate at the beginning of a subsequent accrual period is the “adjusted issue price” at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the accrual period. The OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the daily portions of OID may be determined according to an appropriate allocation under any reasonable method.

A subsequent purchaser of a regular certificate issued with OID who purchases the regular certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that regular certificate. In computing the daily portions of OID for such a purchaser (as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity), however, the daily portion is reduced by the amount that would be the daily portion for such day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that regular certificate exceeds the following amount:

•
the sum of the issue price plus the aggregate amount of OID that would have been includible in the gross income of an original regular certificateholder (who purchased the regular certificate at its issue price), less

•	any prior payments included in the stated redemption price at maturity,

and the denominator of which is the sum of the daily portions for that regular certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption. A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as original issue.

Variable Rate Regular Certificates. Regular certificates may provide for interest based on a variable rate. Interest based on a variable rate will constitute qualified stated interest and not contingent interest if, generally,

•	the interest is unconditionally payable at least annually;

•	the issue price of the debt instrument does not exceed the total noncontingent principal payments; and

•
interest is based on a “qualified floating rate,” an “objective rate,” a combination of a single fixed rate and one or more “qualified floating rates,” one “qualified inverse floating rate,” or a combination of “qualified floating rates” that do not operate in a manner that significantly accelerates or defers interest payments on the regular certificate.

The amount of OID with respect to a regular certificate bearing a variable rate of interest will accrue in the manner described under “—Original Issue Discount and Premium” above by assuming generally that the index used for the variable rate will remain fixed throughout the term of the certificate. Appropriate adjustments are made for the actual variable rate.

Although unclear at present, the depositor intends to treat interest on a regular certificate that is a weighted average of the net interest rates on mortgage loans as qualified stated interest. In such case, the weighted average rate used to compute the initial pass-through rate on the regular certificates will be deemed to be the index in effect through the life of the regular certificates. It is possible, however, that the IRS may treat some or all of the interest on regular certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. Such treatment may effect the timing of income accruals on regular certificates.

Market Discount. A purchaser of a regular certificate may be subject to the market discount provisions of sections 1276 through 1278 of the Code. Under these provisions and the OID Regulations, “market discount” equals the excess, if any, of

•
the regular certificate’s stated principal amount or, in the case of a regular certificate with OID, the adjusted issue price (determined for this purpose as if the purchaser had purchased the regular certificate from an original holder)

over

•	the price for the regular certificate paid by the purchaser.

A holder who purchases a regular certificate at a market discount will recognize income upon receipt of each distribution representing stated redemption price. In particular, under section 1276 of the Code such a holder generally will be required to allocate each principal distribution first to accrued market discount not previously included in income and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies. In addition, the OID Regulations permit a certificateholder using the accrual method of accounting to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election is made with respect to a regular certificate with market discount, the certificateholder will be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder owns or acquires. See“—Original Issues Discount and Premium” above. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable.

Market discount with respect to a regular certificate will be considered to be zero if the amount allocable to the regular certificate is less than 0.25% of the regular certificate’s stated redemption price at maturity multiplied by the regular certificate’s weighted average maturity remaining after the date of purchase. If market discount on a regular certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the regular certificate and gain equal to such allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors are encouraged to consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under sections 1276 through 1278 of the Code.

The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

The Code also grants authority to the Treasury to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury, rules described in the legislative history of the Tax Reform Act will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. For regular certificates issued with OID, the amount of market discount that accrues during a period is equal to the product of

•	the total remaining market discount

multiplied by

•	a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period.

For regular certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of

•	the total remaining market discount

multiplied by

•
a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period.

For purposes of calculating market discount under any of the above methods in the case of instruments (such as the regular certificates) which provide for payments which may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply.

A holder of a regular certificate that acquires it at a market discount also may be required to defer, until the maturity date of the regular certificate or its earlier disposition in a taxable transaction, the deduction of a portion of the amount of interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the regular certificate in excess of the aggregate amount of interest (including OID) includible in the holder’s gross income for the taxable year with respect to the regular certificate. The amount of such net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the regular certificate for the days during the taxable year on which the holder held the regular certificate and, in general, would be deductible when such market discount is includible in income. The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the regular certificate matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized in whole or in part, any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. This deferral rule does not apply if the regular certificateholder elects to include such market discount in income currently as it accrues on all market discount obligations acquired by the regular certificateholder in that taxable year or thereafter.

Premium. A purchaser of a regular certificate who purchases the regular certificate at a cost (not including accrued qualified stated interest) greater than its remaining stated redemption price at maturity will be considered to have purchased the regular certificate at a premium and may elect to amortize such premium under a constant yield method. A certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder acquires during the year of the election or thereafter. It is not clear whether the prepayment assumption would be taken into account in determining the life of the regular certificate for this purpose. However, the legislative history of the Tax Reform Act states that the same rules that apply to accrual of market discount (which rules require use of a prepayment assumption in accruing market discount with respect to regular certificates without regard to whether the certificates have OID) will also apply in amortizing bond premium under section 171 of the Code. The Code provides that amortizable bond premium will be allocated among the interest payments on the regular certificates and will be applied as an offset against the interest payment.

On June 27, 1996, the IRS published in the Federal Register proposed regulations on the amortization of bond premium. The foregoing discussion is based in part on such proposed regulations. On December 30, 1997, the IRS issued the amortizable bond premium regulations which generally are effective for bonds acquired on or after March 2, 1998 or, for holders making an election to amortize bond premium as described above, the taxable year that includes March 2, 1998 or any subsequent taxable year, will apply to bonds held on or after the first day of taxable year in which such election is made. Neither the proposed regulations nor the final regulations, by their express terms, apply to prepayable securities described in section 1272(a)(6) of the Code such as the regular certificates. Holders of regular certificates are encouraged to consult their tax advisors regarding the possibility of making an election to amortize any such bond premium.

Deferred Interest. Certain classes of regular certificates will provide for the accrual of interest when one or more ARM Loans are adding deferred interest to their principal balance by reason of negative amortization. Any deferred interest that accrues with respect to a class of regular certificates will constitute income to the holders of such certificates prior to the time distributions of cash with respect to deferred interest are made. It is unclear, under the OID Regulations, whether any of the interest on such certificates will constitute qualified stated interest or whether all or a portion of the interest payable on the certificates must be included in the stated redemption price at maturity of the certificates and accounted for as OID (which could accelerate such inclusion). Interest on regular certificates must in any event be accounted for under an accrual method by the holders of these certificates. Applying the latter analysis therefore may result only in a slight difference in the timing of the inclusion in income of interest on the regular certificates.

Effects of Defaults and Delinquencies. Certain series of certificates may contain one or more classes of subordinated certificates and, in the event there are defaults or delinquencies on the mortgage loans, amounts that would otherwise be distributed on the subordinated certificates may instead be distributed on the senior certificates. Holders of subordinated certificates nevertheless will be required to report income with respect to these certificates under an accrual method without giving effect to delays and reductions in distributions on such subordinated certificates attributable to defaults and delinquencies on the mortgage loans, except to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income reported by a holder of a subordinated certificate in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the subordinated certificate is reduced as a result of defaults and delinquencies on the mortgage loans. However, the timing and character of such losses or reductions in income are uncertain. Accordingly, holders of subordinated certificates are encouraged to consult their own tax advisors on this point.

Sale, Exchange or Redemption. If a regular certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller’s adjusted basis in the regular certificate. The adjusted basis generally will equal the cost of the regular certificate to the seller, increased by any OID and market discount included in the seller’s gross income with respect to the regular certificate, and reduced (but not below zero) by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment which is part of the stated redemption price at maturity of a regular certificate will recognize gain equal to the excess, if any, of the amount of the payment over the holder’s adjusted basis in the regular certificate. The holder of a regular certificate that receives a final payment which is less than the holder’s adjusted basis in the regular certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under “—Market Discount” above, any such gain or loss will be capital gain or loss, provided that the regular certificate is held as a “capital asset” (generally, property held for investment) within the meaning of section 1221 of the Code.

Non-corporate taxpayers are subject to reduced maximum rates on long-term capital gains and are generally subject to tax at ordinary income rates on short-term capital gains. The deductibility of capital losses is subject to certain limitations. Prospective investors are encouraged to consult their own tax advisors concerning these tax law provisions.

Gain from the sale or other disposition of a regular certificate that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of:

•
the amount that would have been includible in such holder’s income with respect to the regular certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in section 1274(d) of the Code determined as of the date of purchase of such regular certificate, over

•	the amount actually includible in the holder’s income.

Gain from the sale or other disposition of a regular certificate that might otherwise be capital gain will be treated as ordinary income, (i) if the regular certificate is held as part of a “conversion transaction” as defined in section 1258(c) of the Code, up to the amount of interest that would have accrued at the applicable federal rate under section 1274(d) of the Code in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction, or (ii) if the regular certificate is held as part of a straddle. Potential investors are encouraged to consult their tax advisors with respect to the tax consequences of ownership and disposition of an investment in regular certificates in their particular circumstances.

Regular certificates will be “evidences of indebtedness” within the meaning of section 582(c)(1) of the Code so that gain or loss recognized from the sale of a regular certificate by a bank or a thrift institution to which such section applies will be ordinary income or loss.

The regular certificate information reports will include a statement of the adjusted issue price of the regular certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of regular certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder’s purchase price which the REMIC may not have, it appears that the information reports will only require information pertaining to the appropriate proportionate method of accruing market discount.

Accrued Interest Certificates. Regular certificates that are “payment lag” certificates may provide for payments of interest based on a period that corresponds to the interval between distribution dates but that ends prior to each distribution date. The period between the initial issue date of the payment lag certificates and their first distribution date may or may not exceed such interval. Purchasers of payment lag certificates for which the period between the initial issue date and the first distribution date does not exceed such interval could pay upon purchase of the regular certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the distribution date were interest accrued from distribution date to distribution date. If a portion of the initial purchase price of a regular certificate is allocable to interest that has accrued prior to the issue date (“pre-issuance accrued interest”), and the regular certificate provides for a payment of stated interest on the first payment date (and the first payment date, is within one year of the issue date) that equals or exceeds the amount of the pre-issuance accrued interest, then the regular certificate’s issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the regular certificate. However, it is unclear under this method how the proposed OID Regulations treat interest on payment lag certificates as described above. Therefore, in the case of a payment lag certificate, the REMIC intends to include accrued interest in the issue price and report interest payments made on the first distribution date as interest only to the extent such payments represent interest for the number of days that the certificateholder has held the payment lag certificate during the first accrual period.

Investors are encouraged to consult their own tax advisors concerning the treatment for federal income tax purposes of payment lag certificates.

Non-Interest Expenses of the REMIC. Under temporary Treasury regulations, if the REMIC is considered to be a “single-class REMIC,” a portion of the REMIC’s servicing, administrative and other noninterest expenses will be allocated as a separate item to those regular securityholders that are “pass-through interest holders.” Generally, a single-class REMIC is defined as (i) a REMIC that would be treated as a fixed investment trust under Treasury regulations but for its qualification as a REMIC or (ii) a REMIC that is substantially similar to an investment trust but is structured with the principal purpose of avoiding this allocation requirement imposed by the temporary regulations. Such a pass-through interest holder would be required to add its allocable share, if any, of such expenses to its gross income and to treat the same amount as an item of investment expense. An individual generally would be allowed a deduction for such expenses only as a miscellaneous itemized deduction subject to the limitations under section 67 of the Code. That section allows such deductions only to the extent that in the aggregate such expenses exceed 2% of the holder’s adjusted gross income. In addition, section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a certain amount (the “applicable amount”) will be reduced by the lesser of (i) 3% of the excess of the individual’s adjusted gross income over the applicable amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. As a result of the Economic Growth and Tax Relief Reconciliation Act of 2001 (the “2001 Act”), limitations imposed by section 68 of the Code on claiming itemized deductions will be phased-out commencing in 2006. Unless amended, this provision of the 2001 Act will no longer apply for taxable years beginning on or after December 31, 2010. The amount of additional taxable income recognized by residual securityholders who are subject to the limitations of either section 67 or section 68 may be substantial. The REMIC is required to report to each pass-through interest holder and to the IRS such holder’s allocable share, if any, of the REMIC’s non-interest expenses. The term “pass-through interest holder” generally refers to individuals, entities taxed as individuals and certain pass-through entities including regulated investment companies, but does not include real estate investment trusts. Certificateholders that are “pass-through interest holders” are encouraged to consult their own tax advisors about the impact of these rules on an investment in the regular certificates.

Treatment of Realized Losses. Although not entirely clear, it appears that holders of regular certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any regular certificates becoming wholly or partially worthless and that, in general, holders of certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any regular certificates becoming wholly worthless. Although the matter is not entirely clear, non-corporate holders of certificates may be allowed a bad debt deduction at such time that the principal balance of any regular certificate is reduced to reflect realized losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect realized losses only after all mortgage loans remaining in the related trust fund have been liquidated or the certificates of the related series have been otherwise retired. Prospective investors in and holders of the certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such certificates, including any loss resulting from the failure to recover previously accrued interest or discount income. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on certificates.

Non-U.S. Persons. Generally, payments of interest (including any payment with respect to accrued OID) on the regular certificates to a regular certificateholder who is a non-U.S. Person not engaged in a trade or business within the United States will not be subject to federal withholding tax if

•
the regular certificateholder does not actually or constructively own 10% or more of the combined voting power of all classes of equity in the issuer (which for purposes of this discussion may be defined as the trust fund or the beneficial owners of the related residual certificates);

•	the regular certificateholder is not a controlled foreign corporation (within the meaning of section 957 of the Code) related to the issuer; and

•
the regular certificateholder complies with certain identification requirements, including delivery of a statement, signed by the regular certificateholder under penalties of perjury, certifying that it is a foreign person and providing its name and address.

If a regular certificateholder is not exempt from withholding, distributions of interest, including distributions in respect of accrued OID, the holder may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty.

Further, it appears that a regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, securityholders who are non-resident alien individuals are encouraged to consult their tax advisors concerning this question.

Regular securityholders who are non-U.S. Persons and persons related to such holders should not acquire any residual certificates, and residual securityholders and persons related to residual securityholders should not acquire any regular certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so.

Information Reporting and Backup Withholding. The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each regular certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist regular securityholders in preparing their federal income tax returns or to enable holders to make such information available to owners or other financial intermediaries of holders that hold regular certificates. If a holder, owner or other recipient of a payment on behalf of an owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient’s federal income tax liability.

Residual Certificates

Allocation of the Income of the REMIC to the Residual Certificates. The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See“—Prohibited Transactions and Other Taxes” below. Instead, each original holder of a residual certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which such holder owns any residual certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. The holder’s share of the taxable income of the REMIC for each day will be based on the portion of the outstanding residual certificates that the holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the residual securityholders without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from residual certificates will be “portfolio income” for purposes of the taxation of taxpayers subject to the limitations on the deductibility of “passive losses.” As residual interests, the residual certificates will be subject to tax rules, described below, that differ from those that would apply if the residual certificates were treated for federal income tax purposes as direct ownership interests in the certificates or as debt instruments issued by the REMIC.

A residual certificateholder may be required to include taxable income from the residual certificate in excess of the cash distributed. For example, a structure where principal distributions are made serially on regular interests (i.e., a fast-pay, slow-pay structure) may generate such a mismatching of income and cash distributions (i.e., “phantom income”). This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying mortgage loans and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a residual certificate to a residual certificateholder. Investors are encouraged to consult their own tax advisors concerning the federal income tax treatment of a residual certificate and the impact of such tax treatment on the after-tax yield of a residual certificate.

A subsequent residual certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that the residual certificateholder owns the residual certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original residual certificateholder, as described above. The legislative history of the Tax Reform Act indicates that certain adjustments may be appropriate to reduce (or increase) the income of a subsequent holder of a residual certificate that purchased the residual certificate at a price greater than (or less than) the adjusted basis the residual certificate would have in the hands of an original residual certificateholder. See“—Sale or Exchange of Residual Certificates” below. It is not clear, however, whether such adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC Regulations do not provide for any such adjustments.

Taxable Income of the REMIC Attributable to Residual Certificates. The taxable income of the REMIC will reflect a netting of the income from the mortgage loans and the REMIC’s other assets and the deductions allowed to the REMIC for interest and OID on the regular certificates and, except as described under “—Non-Interest Expenses of the REMIC” below, other expenses.

For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the regular and residual certificates (or, if a class of certificates is not sold initially, their fair market values). Such aggregate basis will be allocated among the mortgage loans and other assets of the REMIC in proportion to their respective fair market values. A mortgage loan will be deemed to have been acquired with discount or premium to the extent that the REMIC’s basis therein is less or greater, respectively than its principal balance. Any such discount (whether market discount or OID) will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing OID on the regular certificates. The REMIC expects to elect under section 171 of the Code to amortize any premium on the mortgage loans. Premium on any mortgage loan to which the election applies would be amortized under a constant yield method. It is likely that the yield of a mortgage loan would be calculated for this purpose taking account of the prepayment assumption. However, the election would not apply to any mortgage loan originated on or before September 27, 1985. Instead, premium on such a mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

The REMIC will be allowed a deduction for interest and OID on the regular certificates. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to regular certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

A residual certificateholder will not be permitted to amortize the cost of the residual certificate as an offset to its share of the REMIC’s taxable income. However, such taxable income will not include cash received by the REMIC that represents a recovery of the REMIC’s basis in its assets, and, as described above, the issue price of the residual certificates will be added to the issue price of the regular certificates in determining the REMIC’s initial basis in its assets. See“—Sale or Exchange of Residual Certificates” below. For a discussion of possible adjustments to income of a subsequent holder of a residual certificate to reflect any difference between the actual cost of the residual certificate to such holder and the adjusted basis the residual certificate would have in the hands of an original residual certificateholder, see“— Allocation of the Income of the REMIC to the Residual Certificates” above.

Additional Taxable Income of Residual Interests. Any payment received by a holder of a residual certificate in connection with the acquisition of the residual certificate will be taken into account in determining the income of such holder for federal income tax purposes. Although it appears likely that any such payment would be includible in income immediately upon its receipt or accrual as ordinary income, the IRS might assert that such payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of such payments, holders of residual certificates are encouraged to consult their tax advisors concerning the treatment of such payments for income tax purposes.

Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. The net loss would be allocated among the residual securityholders in the same manner as the REMIC’s taxable income. The net loss allocable to any residual certificate will not be deductible by the holder to the extent that such net loss exceeds such holder’s adjusted basis in the residual certificate. Any net loss that is not currently deductible by reason of this limitation may only be used by the residual certificateholder to offset its share of the REMIC’s taxable income in future periods (but not otherwise). The ability of residual securityholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

Mark-to-Market Regulations. Prospective purchasers of a residual certificate should be aware that the IRS finalized mark-to-market regulations which provide that a residual certificate acquired after January 3, 1995 cannot be marked to market. The mark-to-market regulations replaced the temporary regulations which allowed a residual certificate to be marked to market provided that it was not a “negative value” residual interest.

Inducement Fees. The Treasury Department has issued final regulations, effective May 11, 2004, that address the federal income tax treatment of “inducement fees” received by transferees of noneconomic REMIC residual interests. The final regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss allocable to the holder. The final regulations provide two safe harbor methods that permit transferees to include inducement fees in income either (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If the holder of a REMIC residual interest sells or otherwise disposes of the residual certificate, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. The final regulations also provide that an inducement fee shall be treated as income from sources within the United States. In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of noneconomic REMIC residual interests may obtain automatic consent from the IRS to change the method of accounting for REMIC inducement fee income to one of the safe harbor methods provided in these final regulations (including a change from one safe harbor method to the other safe harbor method). Prospective purchasers of the residual certificates are encouraged to consult with their tax advisors regarding the effect of these final regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.

Non-Interest Expenses of the REMIC. The REMIC’s taxable income will be determined in the same manner as if the REMIC were an individual. However, all or a portion of the REMIC’s servicing, administrative and other non-interest expenses will be allocated as a separate item to residual securityholders that are “pass-through interest holders.” Such a holder would be required to add an amount equal to its allocable share, if any, of such expenses to its gross income and to treat the same amount as an item of investment expense. Individuals are generally allowed a deduction for such an investment expense only as a miscellaneous itemized deduction subject to the limitations under section 67 of the Code which allows such deduction only to the extent that, in the aggregate, all such expenses exceed 2% of an individual’s adjusted gross income. In addition, the personal exemptions and itemized deductions of individuals with adjusted gross incomes above particular levels are subject to certain limitations which reduce or eliminate the benefit of such items. The REMIC is required to report to each pass-through interest holder and to the IRS the holder’s allocable share, if any, of the REMIC’s non-interest expenses. The term “pass-through interest holder” generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. Residual securityholders that are “pass-through interest holders” are encouraged to consult their own tax advisors about the impact of these rules on an investment in the residual certificates. See“— Regular Certificates—Non-Interest Expenses of the REMIC” above.

Excess Inclusions. A portion of the income on a residual certificate (referred to in the Code as an “excess inclusion”) for any calendar quarter will, with an exception discussed below for certain thrift institutions, be subject to federal income tax in all events. Thus, for example, an excess inclusion

•	may not, except as described below, be offset by any unrelated losses, deductions or loss carryovers of a residual certificateholder;

•
will be treated as “unrelated business taxable income” within the meaning of section 512 of the Code if the residual certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income (see“Tax-Exempt Investors” below); and

•	is not eligible for any reduction in the rate of withholding tax in the case of a residual certificateholder that is a foreign investor.

See“—Non-U.S. Persons” below. The exception for thrift institutions is available only to the institution holding the residual certificate and not to any affiliate of the institution, unless the affiliate is a subsidiary all the stock of which, and substantially all the indebtedness of which, is held by the institution, and which is organized and operated exclusively in connection with the organization and operation of one or more REMICs.

Except as discussed in the following paragraph, with respect to any residual certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of

•	the income of the residual certificateholder for that calendar quarter from its residual certificate over

•	the sum of the “daily accruals” for all days during the calendar quarter on which the residual certificateholder holds the residual certificate.

For this purpose, the daily accruals with respect to a residual certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the “adjusted issue price” of the residual certificate at the beginning of the calendar quarter and 120% of the “Federal long-term rate” in effect at the time the residual certificate is issued. For this purpose, the “adjusted issue price” of a residual certificate at the beginning of any calendar quarter equals the issue price of the residual certificate, increased by the amount of daily accruals for all prior quarters, and decreased (but not below zero) by the aggregate amount of payments made on the residual certificate before the beginning of such quarter. The “Federal long-term rate” is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

In the case of any residual certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such residual certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of section 857(b)(2) of the Code, excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by the shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a residual certificate as if held directly by such shareholder. Regulated investment companies, common trust funds and certain cooperatives are subject to similar rules.

In addition, the Code provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a residual certificateholder. First, the alternative minimum taxable income for the residual certificateholder is determined without regard to the special rule that taxable income cannot be less than excess inclusion. Second, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. Third, the residual certificateholder’s alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. The effect of this last statutory amendment is to prevent the use of nonrefundable tax credits to reduce a taxpayer’s income tax below its tentative minimum tax computed only on excess inclusions.

Payments. Any distribution made on a residual certificate to a residual certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the residual certificateholder’s adjusted basis in the residual certificate. To the extent a distribution exceeds such adjusted basis, it will be treated as gain from the sale of the residual certificate.

Pass-Through of Miscellaneous Itemized Deductions. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the residual certificates. In the case of a “single class REMIC,” however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the holders of the regular certificates and the holders of the residual certificates on a daily basis in proportion to the relative amounts of income accruing to each certificateholder on that day. In the case of individuals (or trusts, estates or other persons who compute their income in the same manner as individuals) who own an interest in a regular certificate directly or through a pass-through entity which is required to pass miscellaneous itemized deductions through to its owners or beneficiaries (e.g., a partnership, an S corporation or a grantor trust), such expenses will be deductible only to the extent that such expenses, plus other “miscellaneous itemized deductions” of the individual, exceed 2% of such individual’s adjusted gross income. The reduction or disallowance of this deduction coupled with the allocation of additional income may have a significant impact on the yield of the regular certificate to such a holder. Further, holders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holders’ alternative minimum taxable income. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise stated in the applicable prospectus supplement, the expenses of the REMIC will be allocated to holders of the related residual certificates in their entirety and not to holders of the related regular certificates.

Sale or Exchange of Residual Certificates. If a residual certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the residual certificate (except that the recognition of loss may be limited under the “wash sale” rules described below). A holder’s adjusted basis in a residual certificate generally equals the cost of the residual certificate to the residual certificateholder, increased by the taxable income of the REMIC that was included in the income of the residual certificateholder with respect to the residual certificate, and decreased (but not below zero) by the net losses that have been allowed as deductions to the residual certificateholder with respect to the residual certificate and by the distributions received thereon by the residual certificateholder. In general, any such gain or loss will be capital gain or loss provided the residual certificate is held as a capital asset. However, residual certificates will be “evidences of indebtedness” within the meaning of section 582(c)(1) of the Code, so that gain or loss recognized from sale of a residual certificate by a bank or thrift institution to which such section applies would be ordinary income or loss.

Except as provided in Treasury regulations yet to be issued, if the seller of a residual certificate reacquires the residual certificate or acquires any other residual certificate, any residual interest in another REMIC or similar interest in a “taxable mortgage pool” (as defined in section 7701(i)) of the Code during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the “wash sale” rules of section 1091 of the Code. In that event, any loss realized by the residual certificateholder on the sale will not be deductible, but instead will increase the residual certificateholder’s adjusted basis in the newly acquired asset.

Non-corporate taxpayers are subject to reduced maximum rates on long-term capital gains and are generally subject to tax at ordinary income rates on short-term capital gains. The deductibility of capital losses is subject to certain limitations. Prospective investors are encouraged to consult their own tax advisors concerning these tax law provisions.

Prohibited Transactions and Other Taxes

The REMIC is subject to a tax at a rate equal to 100% of the net income derived from “prohibited transactions.” In general, a prohibited transaction means the disposition of a mortgage loan other than pursuant to certain specified exceptions, the receipt of investment income from a source other than a mortgage loan or certain other permitted investments or the disposition of an asset representing a temporary investment of payments on the mortgage loans pending payment on the residual certificates or regular certificates. In addition, the assumption of a mortgage loan by a subsequent purchaser could cause the REMIC to recognize gain which would also be subject to the 100% tax on prohibited transactions.

In addition, certain contributions to a REMIC made after the initial issue date of the certificates could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property.

It is not anticipated that the REMIC will engage in any prohibited transactions or receive any contributions subject to the contributions tax. However, in the event that the REMIC is subject to any such tax, unless otherwise disclosed in the related prospectus supplement, such tax would be borne first by the residual securityholders, to the extent of amounts distributable to them, and then by the master servicer.

Liquidation and Termination

If the REMIC adopts a plan of complete liquidation, within the meaning of section 860F(a)(4)(A)(i) of the Code, which may be accomplished by designating in the REMIC’s final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on such date, the REMIC will not be subject to any prohibited transaction tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash (other than the amounts retained to meet claims) to holders of regular and residual certificates within the 90-day period.

The REMIC will terminate shortly following the retirement of the regular certificates. If a residual certificateholder’s adjusted basis in the residual certificate exceeds the amount of cash distributed to the residual certificateholder in final liquidation of its interest, it would appear that the residual certificateholder would be entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.

Administrative Matters

Solely for the purpose of the administrative provisions of the Code, the REMIC will be treated as a partnership and the residual securityholders will be treated as the partners. Under temporary regulations, however, if there is at no time during the taxable year more than one residual certificateholder, a REMIC shall not be subject to the rules of subchapter C of chapter 63 of the Code relating to the treatment of partnership items for a taxable year. Accordingly, the REMIC will file an annual tax return on Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. In addition, certain other information will be furnished quarterly to each residual certificateholder who held the residual certificate on any day in the previous calendar quarter.

Each residual certificateholder is required to treat items on its return consistently with their treatment on the REMIC’s return, unless the residual certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. Any person that holds a residual certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

Tax-Exempt Investors

Any residual certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its “unrelated business taxable income” within the meaning of section 512 of the Code will be subject to such tax on that portion of the distributions received on a residual certificate that is considered an “excess inclusion.” See“—Residual Certificates— Excess Inclusions” above.

Non-U.S. Persons

Amounts paid to residual securityholders who are not U.S. Persons (see“—Regular Certificates—Non-U.S. Persons” above) are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Amounts distributed to residual securityholders should qualify as “portfolio interest,” subject to the conditions described in “—Regular Certificates” above, but only to the extent that the mortgage loans were originated after July 18, 1984. Furthermore, the rate of withholding on any income on a residual certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties. See“— Residual Certificates—Excess Inclusions” above. If the portfolio interest exemption is unavailable, such amount will be subject to United States withholding tax when paid or otherwise distributed (or when the residual certificate is disposed of) under rules similar to those for withholding upon disposition of debt instruments that have OID. The Code, however, grants the Treasury authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax (e.g., where the residual certificates do not have significant value). See“—Residual Certificates—Excess Inclusions” above. If the amounts paid to residual securityholders that are not U.S. Persons are effectively connected with their conduct of a trade or business within the United States, the 30% (or lower treaty rate) withholding tax will not apply. Instead, the amounts paid to such non-U.S. Person will be subject to U. S. federal income taxation at regular graduated rates. For special restrictions on the transfer of residual certificates, see“—Tax-Related Restrictions on Transfers of Residual Certificates” below.

Regular securityholders and persons related to such holders should not acquire any residual certificates, and residual securityholders and persons related to residual securityholders should not acquire any regular certificates without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.

Tax-Related Restrictions on Transfers of Residual Certificates

Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in such entity are not held by “disqualified organizations.” Further, a tax is imposed on the transfer of a residual interest in a REMIC to a disqualified organization. The amount of the tax equals the product of

•	an amount (as determined under the REMIC Regulations) equal to the present value of the total anticipated “excess inclusions” with respect to such interest for periods after the transfer multiplied by

•	the highest marginal federal income tax rate applicable to corporations.

The tax is imposed on the transferor unless the transfer is through an agent (including a broker or other middlemen) for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false. A “disqualified organization” means

•
the United States, any state, possession, or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing (provided that such term does not include an instrumentality if all its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by any such governmental agency),

•	any organization (other than certain farmers’ cooperatives) generally exempt from federal income taxes unless such organization is subject to the tax on “unrelated business taxable income,”

•	a rural electric or telephone cooperative, and

•	electing large partnerships.

A tax is imposed on a “pass-through entity” holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. The amount of the tax is equal to the product of

•	the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization, and

•	the highest marginal federal income tax rate applicable to corporations.

The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a “pass-through entity” means

•	a regulated investment company, real estate investment trust or common trust fund,

•	a partnership, trust or estate, and

•	certain cooperatives.

Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity. The tax on pass-through entities is generally effective for periods after March 31, 1988, except that in the case of regulated investment companies, real estate investment trusts, common trust funds and publicly-traded partnerships the tax shall apply only to taxable years of such entities beginning after December 31, 1988.

In order to comply with these rules, the pooling and servicing agreement will provide that no record or beneficial ownership interest in a residual certificate may be, directly or indirectly, purchased, transferred or sold without the express written consent of the master servicer. The master servicer will grant such consent to a proposed transfer only if it receives the following: (i) an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the residual certificate as a nominee or agent for a disqualified organization and (ii) a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the residual certificate.

Non-economic Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a non-economic residual certificate to a U.S. Person, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A “non-economic residual certificate” is any residual certificate (including a residual certificate with a positive value at issuance) unless at the time of transfer, taking into account the prepayment assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC’s organizational documents,

•
the present value of the expected future distributions on the residual certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and

•
the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed not to have such knowledge if

•
the transferor conducted a reasonable investigation of the transferee’s financial condition and found that the transferee had historically paid its debts as they come due and found no evidence to indicate that the transferee would not continue to pay its debts in the future; and

•
the transferee acknowledges to the transferor that the residual interest may generate tax liabilities in excess of the cash flow and the transferee represents that it intends to pay such taxes associated with the residual interest as they become due.

Final Treasury regulations issued on July 18, 2002 (the “New REMIC Regulations”), provide that transfers of non-economic residual interests must meet two additional requirements to qualify for the safe harbor:

•
the transferee must represent that it will not cause income from the non-economic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty, hereafter a “foreign branch”) of the transferee or another U.S. taxpayer; and

•	the transfer must satisfy either an “asset test” or a “formula test” provided under the REMIC Regulations.

A transfer to an “eligible corporation,” generally a domestic corporation, will satisfy the asset test if:

•
at the time of the transfer, and at the close of each of the transferee’s two fiscal years preceding the transferee’s fiscal year of transfer, the transferee’s gross and net assets for financial reporting purposes exceed $100 million and $10 million, respectively, in each case, exclusive of any obligations of certain related persons;

•
the transferee agrees in writing that any subsequent transfer of the interest will be to another eligible corporation in a transaction that satisfies the asset test, and the transferor does not know or have reason to know that the transferee will not honor these restrictions on subsequent transfers, and

•
a reasonable person would not conclude, based on the facts and circumstances known to the transferor on or before the date of the transfer (specifically including the amount of consideration paid in connection with the transfer of the non-economic residual interest), that the taxes associated with the residual interest will not be paid.

In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the asset test.

The formula test provides that the transfer of a non-economic residual interest will not qualify under the formula test unless the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the present value of the sum of

•	any consideration given to the transferee to acquire the interest (the inducement payment),

•	future distributions on the interest, and

•	any anticipated tax savings associated with holding the interest as the REMIC generates losses.

For purposes of this calculation, the present value is calculated using a discount rate equal to the lesser of the applicable federal rate and the transferee’s cost of borrowing.

If the transferee has been subject to the alternative minimum tax in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate, then it may use the alternative minimum tax rate in lieu of the corporate tax rate. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the formula test.

The New REMIC Regulations generally apply to transfers of non-economic residual interests occurring on or after February 4, 2000. The requirement of a representation that a transfer of a non-economic residual interest is not made to a foreign branch of a domestic corporation and the requirement of using the short term applicable federal rate for purposes of the formula test apply to transfers occurring on or after August 19, 2002.

If a transfer of a non-economic residual certificate is disregarded, the transferor would continue to be treated as the owner of the residual certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC.

Foreign Investors. The REMIC Regulations provide that the transfer of a residual certificate that has a “tax avoidance potential” to a “foreign person” will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person, unless such transferee’s income in respect of the residual certificate is effectively connected with the conduct of a United States trade or business. A residual certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expects that the REMIC will distribute to the transferee amounts that will equal at least 30% of each excess inclusion and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non- U.S. Person transfers the residual certificate to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The pooling and servicing agreement will provide that no record or beneficial ownership interest in a residual certificate may be, directly or indirectly, transferred to a non-U.S. Person unless such person provides the trustee with a duly completed IRS Form W-8ECI and the trustee consents to such transfer in writing.

Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in residual certificates are advised to consult their own tax advisors with respect to transfers of the residual certificates and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

Reportable Transactions

Pursuant to recently enacted legislation, a penalty in the amount of $10,000 in the case of a natural person and $50,000 in any other case is imposed on any taxpayer that fails to file timely an information return with the IRS with respect to a “reportable transaction” (as defined in Section 6011 of the Code). The rules defining “reportable transactions” are complex. In general, they include transactions that result in certain losses that exceed threshold amounts and transactions that result in certain differences between the taxpayer’s tax treatment of an item and book treatment of that same item. Prospective investors are advised to consult their own tax advisers regarding any possible disclosure obligations in light of their particular circumstances.

Penalty Avoidance

The summary of tax considerations contained herein was written to support the promotion and marketing of the securities, and was not intended or written to be used, and cannot be used, by a taxpayer for the purpose of avoiding United States Federal income tax penalties that may be imposed. Each taxpayer is encouraged to seek advice based on the taxpayer's particular circumstances from an independent tax advisor.

State Tax Considerations

In addition to the federal income tax consequences described in this prospectus under “Material Federal Income Tax Considerations” above, potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors are encouraged to consult their own tax advisors with respect to the various tax consequences of investments in the certificates.

ERISA Considerations

The following describes certain considerations under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Code. The related prospectus supplement will contain information concerning considerations relating to ERISA and the Code that are applicable to the particular securities offered by the prospectus supplement.

ERISA imposes requirements on certain employee benefit plans (and the Code imposes requirements on certain other retirement plans and arrangements, including individual retirement accounts and annuities and Keogh plans) as well as on collective investment funds and separate accounts in which these plans, accounts or arrangements are invested, and on persons who bear specified relationships to these types of plans or arrangements (“Parties in Interest”) or are fiduciaries with respect to these types of plans or arrangements. In this prospectus we refer to these types of plans and arrangements as “Plans.” Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of a Plan be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of the Plan. ERISA also imposes certain duties on persons who are fiduciaries of Plans, such as the duty to invest prudently, to diversify investments unless it is prudent not to do so, and to invest in accordance with the documents governing the Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of that Plan (subject to certain exceptions not here relevant). In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA and Section 4975 of the Code prohibit a broad range of transactions involving Plan assets and Parties in Interest, and impose additional prohibitions where Parties in Interest are fiduciaries with respect to a Plan. Parties in Interest that participate in a prohibited transaction may be subject to excise taxes imposed pursuant to Section 4975 of the Code, or penalties imposed pursuant to Section 502(i) of ERISA, unless a statutory, regulatory or administrative exemption is available.

Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to ERISA’s requirements. Accordingly, assets of such plans may be invested in securities without regard to the ERISA considerations described above and below, subject to the provisions of applicable federal, state and local law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

The United States Department of Labor (DOL) issued regulations concerning the definition of what constitutes the assets of a Plan (DOL Reg. Section 2510.3-101). Under this “Plan Assets Regulation,” the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an “equity” investment could be deemed, for purposes of ERISA, to be assets of the investing Plan in certain circumstances.

The Plan Assets Regulation provides that, generally, the assets of an entity in which a Plan invests will not be deemed to be assets of the Plan for purposes of ERISA if the equity interest acquired by the investing Plan is a “publicly-offered security,” or if equity participation by “benefit plan investors” is not “significant.” In general, a publicly-offered security, as defined in the Plan Assets Regulation, is a security that is widely held, freely transferable and registered under the Securities Exchange Act of 1934. Equity participation in an entity by “benefit plan investors” is not significant if, after the most recent acquisition of an equity interest in the entity, less than 25% of the value of each class of equity interest in the entity is held by benefit plan investors, which include benefit plans described in ERISA or under Section 4975 of the Code, whether or not they are subject to ERISA, as well as entities the underlying assets of which include assets of the benefit plan by reason of investment in the entity by the benefit plan.

If no exception under the Plan Assets Regulation applies and if a Plan (or a person investing assets of a Plan, such as an insurance company general account) acquires an equity interest in the trust, then the assets of the trust could be considered to be assets of the Plan. In that event, the master servicer and other persons exercising management or discretionary control over the assets of the trust could become subject to the fiduciary responsibility provisions of Title I of ERISA to the extent that they exercised discretionary control of Plan assets. In addition, parties with certain relationships to investing plans or providing services with respect to the issuer’s assets could be deemed to be Parties in Interest with respect to investing plans and could become subject to the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code with respect to transactions involving the assets of the trust. Because the loans held by the trust may be deemed assets of each Plan that purchases an equity interest, an investment in an equity interest issued by the trust by a Plan may not only be a prohibited transaction under ERISA and subject to an excise tax under Section 4975 of the Code, but may cause transactions undertaken in the course of operating the trust to constitute prohibited transactions, unless a statutory, regulatory or administrative exemption applies.

Without regard to whether securities are considered to be equity interest in the trust, the trust, certain affiliates of the trust (including the holder of the trust certificate), or a seller of a security (including an underwriter) might be considered or might become Parties in Interest with respect to a Plan. In this case, the acquisition or holdings of the securities by or on behalf of the Plan could constitute or give rise to a prohibited transaction, within the meaning of ERISA and the Code, unless they were subject to one or more exemptions. Depending on the relevant facts and circumstances, certain prohibited transaction exemptions may apply to the purchase or holding of securities-for example, Prohibited Transaction Class Exemption (“PTCE”) 96-23, which exempts certain transactions effected on behalf of a Plan by an “in-house asset manager”; PTCE 95-60, which exempts certain transactions by insurance company general accounts; PTCE 91-38, which exempts certain transactions by bank collective investment funds; PTCE 90-1, which exempts transactions by insurance company pooled separate accounts; or PTCE 84-14; which exempts certain transactions effected on behalf of a Plan by a “qualified professional asset manager.” There can be no assurance that any of these exemptions will apply with respect to any Plan’s investment in securities, or that such an exemption, if it did apply, would apply to all prohibited transactions that may occur in connection with the investment. Furthermore, these exemptions would not apply to transactions involved in operation of the trust if, as described above, the assets of the trust were considered to include Plan assets.

Insurance Company General Accounts

The DOL has published final regulations under Section 401(c) of ERISA describing a safe harbor for insurers that, on or before December 31, 1998, issued certain non-guaranteed policies supported by their general accounts to Plans (Labor Reg. Section 2550.401c-1). Under this regulation, an insurer will not be considered an ERISA fiduciary with respect to its general account by virtue of a Plan’s investment in such a policy. In general, to meet the safe harbor, an insurer must

•	disclose certain specified information to investing Plan fiduciaries initially and on an annual basis;

•
allow Plans to terminate or discontinue a policy on 90 days’ notice to the insurer, and to elect, without penalty, either a lump-sum payment or annual installment payments over a ten-year period, with interest; and

•	give Plans written notice of “insurer-initiated amendments” 60 days before the amendments take effect.

Prohibited Transaction Class Exemption 83-1

Any fiduciary or other Plan asset investor that proposes to purchase securities on behalf of, or with assets of, a Plan is encouraged to consult with its counsel on the potential applicability of ERISA and Section 4975 of the Code to that investment and the availability of any prohibited transaction class exemption in connection therewith. In particular, in connection with a contemplated purchase of certificates, but not notes, representing a beneficial ownership interest in a pool of single-family residential mortgages, the fiduciary should consider the availability of PTCE 83-1 for various transactions involving mortgage pool investment trusts. PTCE 83-1 permits, subject to certain conditions, transactions that might otherwise be prohibited between Plans and Parties in Interest with respect to those plans related to the origination, maintenance and termination of mortgage pools consisting of mortgage loans secured by first or second mortgages or deeds of trust on single-family residential property, and the acquisition and holding of certain mortgage pool pass-through certificates representing an interest in those mortgage pools by Plans. However, PTCE 83-1 does not provide exemptive relief with respect to certificates evidencing interests in trusts which include mortgage loans secured by third or more junior liens, revolving credit loans, loans on unimproved land, contracts, cooperative loans, multifamily or mixed-use mortgage loans or some types of private securities, or which contain an interest rate swap (a “swap”), a yield maintenance agreement (a “cap”) or a pre-funding arrangement. In addition, PTCE 83-1 does not provide exemptive relief for transactions involving subordinated securities. The prospectus supplement may indicate whether it is expected that PTCE 83-1 will apply to securities offered by that prospectus supplement.

Underwriter Exemption

On September 6, 1990 the DOL issued to Greenwich Capital Markets, Inc. an underwriter exemption (PTE 90-59, Application No. D-8374, 55 Fed. Reg. 36724 (1990)) (the “Exemption”) from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, holding and subsequent resale by Plans of “securities” that are obligations of an issuer containing certain receivables, loans and other obligations, and with respect to which Greenwich Capital Markets, Inc. is the underwriter, manager or co-manager of an underwriting syndicate. The Exemption, which was amended and expanded by PTE 97-34, 62 Fed. Reg. 39021 (1997); PTE 2000-58, 65 Fed. Reg. 67765 (2000); and PTE 2002-41, 67 Fed. Reg. 54487 (2002), provides relief which is generally similar to that provided by PTCE 83-1, but is broader in several respects.

The Exemption contains a number of requirements. It does not apply to any investment pool unless, among other things, the investment pool satisfies the following conditions:

•	the investment pool consists only of assets of a type which have been included in other investment pools;

•
securities evidencing interests in such other investment pools have been purchased by investors other than Plans for at least one year prior to the Plan’s acquisition of securities pursuant to the exemption; and

•
securities in such other investment pools have been rated in one of the three (or four, if the investment pool contains certain types of assets) highest generic rating categories by one of the credit rating agencies noted below.

The Exemption sets forth general conditions which must be satisfied for a transaction to be eligible for exemptive relief thereunder. Generally, the Exemption holds that the acquisition of the securities by a Plan must be on terms (including the price for the securities) that are at least as favorable to the Plan as they would be in an arm’s length transaction with an unrelated party. The Exemption requires that the rights and interests evidenced by the securities not be “subordinated” to the rights and interests evidenced by other securities of the same trust, except when the trust holds certain types of assets. The Exemption requires that securities acquired by a Plan have received a rating at the time of their acquisition that is in one of the three (or four, if the trust holds certain types of assets) highest generic rating categories of Standard & Poor’s, Moody’s Investors Service, Inc. or Fitch Ratings. The Exemption specifies that the pool trustee must not be an affiliate of any other member of the “Restricted Group” (defined below), other than an underwriter. The Exemption stipulates that any Plan investing in the securities must be an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act of 1933, as amended. The Exemption requires that certain payments made in connection with the creation and operation of the trust and the sale of its securities be reasonable. Finally, the Exemption requires that, depending on the type of issuer, the documents establishing the issuer and governing the transaction contain certain provisions to protect the assets of the issuer, and that the issuer receive certain legal opinions.

If an issuer holds obligations that have loan-to-value ratios in excess of 100%, the Exemption may apply to only the issuer’s non-subordinated securities rated in one of the two highest generic rating categories by at least one of the rating agencies named in the Exemption if both of the following conditions are met:

•	the obligations are residential or home equity loans, and

•
the fair market value of the real property collateral securing the loan on the closing date is at least 80% of the sum of the outstanding principal balance of the loan held in the investment pool and the outstanding principal balance of any other loan of higher lien priority secured by the same real property collateral.

Moreover, the Exemption generally provides relief from certain self-dealing and conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire securities of an issuer holding receivables as to which the fiduciary (or its affiliate) is an obligor, provided that, among other requirements:

•
in the case of an acquisition in connection with the initial issuance of securities, at least 50% of each class of securities in which Plans have invested and at least 50% of the aggregate interest in the issuer is acquired by persons independent of the Restricted Group;

•	the fiduciary (or its affiliate) is an obligor with respect to not more than 5% of the fair market value of the obligations contained in the issuer;

•	the Plans’ investment in securities of any class does not exceed 25% of all of the securities of that class outstanding at the time of the acquisition; and

•
immediately after the acquisition, no more than 25% of the assets of any Plan with respect to which the person is a fiduciary is invested in securities representing an interest in one or more issuers containing assets sold or serviced by the same entity.

This relief is not available to Plans sponsored by the “Restricted Group,” which consists of the seller, the underwriter, the trustee, the master servicer, any servicer, any counterparty of a permitted swap or notional principal contract or any insurer with respect to the mortgage loans, any obligor with respect to mortgage loans included in the investment pool constituting more than 5% of the aggregate principal balance of the assets in the investment pool, or any affiliate of those parties, and in general the Exemption provides only limited relief to such Plans.

If pre-funding is anticipated, the Exemption extends exemptive relief to securities issued in transactions using pre-funding accounts, whereby a portion of the loans backing the securities are transferred to the trust fund within a specified period following the closing date (the “DOL Pre-Funding Period”), when the conditions of the Exemption are satisfied and the pre-funding accounts meet certain requirements.

The Exemption, as amended, extends exemptive relief to certain mortgage-backed and asset-backed securities transactions involving trusts that contain a swap or a cap, provided the swap or cap satisfies certain criteria and the other requirements of the Exemption are met. Among other requirements, the counterparty to the swap or cap must maintain ratings at certain levels from Exemption rating agencies, and the documentation for the swap or cap must provide for certain remedies if the rating declines. The swap or cap must be an interest rate notional contract denominated in U.S. dollars, may not be leveraged, and must satisfy several other criteria, including limitations on its notional amount. Securities of any class affected by the swap or cap may be sold to Plan investors only if they are “qualified plan investors” that satisfy several requirements relating to their ability to understand the terms of the swap or cap and the effects of the swap or cap on the risks associated with an investment in the security.

The rating of a security may change. If a class of securities no longer satisfies the applicable rating requirement of the Exemption, securities of that class will no longer be eligible for relief under the Exemption (although a Plan that had purchased the security when it had an appropriate rating would not be required by the Exemption to dispose of it). However, PTCE 95- 60, which is applicable to Plan investors that are insurance company general accounts, may be available in such circumstances.

The prospectus supplement for each series of securities will indicate the classes of securities, if any, offered thereby as to which it is expected that the Exemption will apply.

In the case of certain types of securities, transfer of the securities will not be registered unless the transferee represents that it is not, and is not purchasing on behalf of, or with assets of, a Plan, or provides an opinion of counsel or a certification, which opinion of counsel or certification will not be at the expense of the trustee or depositor, satisfactory to the trustee and the depositor that the purchase of the securities by or on behalf of, or with assets of, a Plan, is permissible under applicable law, will not give rise to a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the trustee, the master servicer or the depositor to any obligation or liability in addition to those undertaken in the operative agreements.

Any Plan fiduciary which proposes to cause a Plan to purchase securities is encouraged to consult with their counsel concerning the impact of ERISA and the Code, the applicability of the Exemption or any other available exemption, and the potential consequences in their specific circumstances, prior to making such investment. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification an investment in the securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

Legal Investment Considerations

The prospectus supplement for each series of certificates will specify which, if any, of those classes of certificates constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (SMMEA). Classes of certificates that qualify as “mortgage related securities” will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any such entities. Under SMMEA, if a state enacts legislation prior to October 4, 1991 specifically limiting the legal investment authority of any of these entities with respect to “mortgage related securities,” certificates will constitute legal investments for entities subject to the legislation only to the extent provided therein. Approximately twenty-one states adopted the legislation prior to the October 4, 1991 deadline. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in certificates, or require the sale or other disposition of certificates, so long as such contractual commitment was made or such certificates were acquired prior to the enactment of the legislation.

SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in certificates without limitations as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase certificates for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration (NCUA) Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and the NCUA’s regulation “Investment and Deposit Activities” (12 C.F.R. Part 703), which sets forth certain restrictions on investment by federal credit unions in mortgage related securities.

All depository institutions considering an investment in the certificates (whether or not the class of certificates under consideration for purchase constitutes a “mortgage related security”) should review the Federal Financial Institutions Examination Council’s Supervisory Policy Statement on the Securities Activities (to the extent adopted by their respective regulators), setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution’s investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including “mortgage related securities,” which are “high-risk mortgage securities” as defined in the Policy Statement. According to the Policy Statement, “high-risk mortgage securities” include securities such as certificates not entitled to distributions allocated to principal or interest, or subordinated certificates. Under the Policy Statement, it is the responsibility of each depository institution to determine, prior to purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a “high-risk mortgage security,” and whether the purchase (or retention) of such a product would be consistent with the Policy Statement.

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, “prudent investor” provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not “interest bearing” or “income paying.”

The Office of Thrift Supervision, or OTS, has issued Thrift Bulletin 73a, entitled “Investing in Complex Securities” (“TB 73a”), which applies to savings associations regulated by the OTS, and Thrift Bulletin 13a, entitled “Management of Interest Rate Risk, Investment Securities, and Derivatives Activities” (“TB 13a”), which applies to thrift institutions regulated by the OTS.

One of the primary purposes of TB 73a is to require savings associations, prior to taking any investment position, to determine that the investment position meets applicable regulatory and policy requirements (including those set forth TB 13a (see below)) and internal guidelines, is suitable for the institution, and is safe and sound. OTS recommends, with respect to purchases of specific securities, additional analyses, including, among others, analysis of repayment terms, legal structure, expected performance of the issuer and any underlying assets as well as analysis of the effects of payment priority, with respect to security which is divided into separate tranches with unequal payments, and collateral investment parameters, with respect to a security that is prefunded or involves a revolving period. TB 73a reiterates the due diligence requirements of the OTS for investing in all securities and warns that if a savings association makes an investment that does not meet the applicable regulatory requirements, the savings association’s investment practices will be subject to criticism, and OTS any require divestiture of such securities. OTS also recommends, with respect to an investment in any “complex securities,” that savings associations should take into account quality and suitability, interest rate risk and classification factors. For the purpose of each of TB 73a and TB 13a, the term “complex security” includes among other things any collateralized mortgage obligation or real estate mortgage investment conduit security, other than any “plain vanilla” mortgage pass-through security (i.e., securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features). Accordingly, all Classes of the Offered Certificates would likely be viewed as “complex securities.” With respect to quality and suitability factors, TB 73a warns (i) that a savings association’s sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound practice, (ii) that a savings association should only use ratings and analyses from nationally recognized rating agencies in conjunction with, and in validation of, its own underwriting processes, and (iii) that it should not use ratings as a substitute for its own thorough underwriting analyses. With respect the interest rate risk factor, TB 73a recommends that savings associations should follow the guidance set forth in TB 13a. With respect to collateralized loan or bond obligations, TB 73a also requires that the savings associations meet similar requirements with respect to the underlying collateral, and warns that investments that are not fully rated as to both principal and interest do not meet OTS regulatory requirements.

One of the primary purposes of TB 13a is to require thrift institutions, prior to taking any investment position, to (i) conduct a pre-purchase portfolio sensitivity analysis for any “significant transaction” involving securities or financial derivatives, and (ii) conduct a pre-purchase price sensitivity analysis of any “complex security” or financial derivative. The OTS recommends that a thrift institution should conduct its own in-house pre acquisition analysis, although it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of “complex securities with high price sensitivity” be limited to transactions and strategies that lower a thrift institution’s portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase certificates or to purchase certificates representing more than a specified percentage of the investor’s assets. Investors are encouraged to consult their own legal advisors in determining whether and to what extent the certificates constitute legal investments for them.

Method of Distribution

The certificates offered by this prospectus and by the related prospectus supplement will be offered in series. The distribution of the certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related prospectus supplement and subject to the receipt of any required approvals from the Board of Governors of the Federal Reserve System, the certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Greenwich Capital Markets, Inc. (GCM) acting as underwriter with other underwriters, if any, named in the prospectus supplement. In such event, the related prospectus supplement may also specify that the underwriters will not be obligated to pay for any certificates agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the depositor. In connection with the sale of the certificates, underwriters may receive compensation from the depositor or from purchasers of the certificates in the form of discounts, concessions or commissions. The related prospectus supplement will describe any compensation paid by the depositor.

As to any offering of securities, in addition to the method of distribution as described in the prospectus supplement and this base prospectus, the distribution of any class of the offered securities may be effected through one or more resecuritization transactions, in accordance with Rule 190.

Alternatively, the related prospectus supplement may specify that the certificates will be distributed by GCM acting as agent or in some cases as principal with respect to certificates that it has previously purchased or agreed to purchase. If GCM acts as agent in the sale of certificates, GCM will receive a selling commission with respect to each series of certificates, depending on market conditions, expressed as a percentage of the aggregate principal balance of the related mortgage assets as of the cut-off date. The exact percentage for each series of certificates will be disclosed in the related prospectus supplement. To the extent that GCM elects to purchase certificates as principal, GCM may realize losses or profits based upon the difference between its purchase price and the sales price. The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the depositor and purchasers of certificates of that series.

The depositor will indemnify GCM and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments GCM and any underwriters may be required to make in respect of those liabilities.

In the ordinary course of business, GCM and the depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the depositor’s mortgage loans pending the sale of the mortgage loans or interests in the loans, including the certificates.

The depositor anticipates that the certificates will be sold primarily to institutional investors. Purchasers of certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be “underwriters” within the meaning of the Securities Act of 1933, in connection with reoffers and sales of certificates by them. Holders of certificates are encouraged to consult with their legal advisors in this regard prior to any such reoffer or sale.

Legal Matters

The legality of the certificates of each series, including certain material federal income tax consequences with respect to the certificates, will be passed upon for the depositor by Sidley Austin llp, 787 Seventh Avenue, New York, New York 10019, or by Thacher Proffitt & Wood llp, Two World Financial Center, New York, New York 10281, or by McKee Nelson llp, 1919 M Street, NW, Washington, DC 20036, as specified in the related prospectus supplement.

Financial Information

A new trust fund will be formed with respect to each series of certificates and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this Prospectus or in the related prospectus supplement.

Available Information

The depositor has filed with the SEC a Registration Statement under the Securities Act of 1933, as amended, with respect to the certificates. This prospectus, which forms a part of the Registration Statement, and the prospectus supplement relating to each series of certificates contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the Rules and Regulations of the SEC. For further information, reference is made to the Registration Statement and the exhibits thereto. The Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its Public Reference Section, 100 F Street, N. E., Washington, D.C. 20549. In addition, the SEC maintains a website at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the depositor, that file electronically with the SEC. Information about the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at (800) SEC-0330. Exchange Act reports as to any series filed with the Commission will be filed under the issuing entity’s name. The depositor does not intend to provide any financial reports to securityholders.

The issuing entity’s annual reports on Form 10-K (including reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, discussed in “Description of the Securities — Reports to Securityholders” and “Servicing of Mortgage Loans — Evidence as to Compliance,” required to be filed under Regulation AB), periodic distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports, together with such other reports to security holders or information about the securities as shall have been filed with the Commission will be posted on the internet web site of the trustee for the related transaction as soon as reasonably practicable after they have been electronically filed with, or furnished to, the Commission.

Reports to Securityholders

The master servicer or another designated person will be required to provide periodic unaudited reports concerning each trust fund to all registered holders of offered securities of the related series with respect to each trust fund as are required under the Exchange Act and the Commission’s related rules and regulations, and under the terms of the applicable agreements.

As to each issuing entity, so long as it is required to file reports under the Exchange Act, those reports will be made available as described above under “Available Information.”

As to each issuing entity that is no longer required to file reports under the Exchange Act, periodic distribution reports will be posted on the website referenced above under “Available Information” as soon as practicable. Annual reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance will be provided to registered holders of the related securities upon request free of charge. See “Operative Agreements — Evidence as to Compliance” and “Description of the Securities — Reports to Securityholders.”

Ratings

It is a condition to the issuance of the certificates of each series offered by this prospectus and the accompanying prospectus supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related prospectus supplement.

Ratings on mortgage pass-through certificates address the likelihood of receipt by securityholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the credit enhancer or guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped pass-through certificates in certain cases might fail to recoup their underlying investments.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

Glossary of Terms

Agency Securities: Mortgage pass-through securities issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac.

Home Equity Loans: Closed end and/or revolving home equity loans generally secured by junior liens on one- to four-family residential properties.

Home Improvement Contracts: Home improvement installment sales contracts and loan agreements that are either unsecured or secured by senior or junior liens on one- to four-family residential or mixed-use properties or by purchase money security interests in the related home improvements.

Insurance Proceeds: All proceeds of the related hazard insurance policies and any primary mortgage insurance policies to the extent the proceeds are not applied to property restoration or released to mortgagors in accordance with the master servicer’s normal servicing procedures, net of insured expenses including unreimbursed payments of property taxes, insurance premiums and other items incurred by any related sub-servicer and net of reimbursed advances made by the sub-servicer.

Liquidation Proceeds: All cash amounts (other than Insurance Proceeds) received and retained in connection with the liquidation of defaulted mortgage loans, by foreclosure or otherwise, net of unreimbursed liquidation and foreclosure expenses incurred by any related sub-servicer and net of unreimbursed advances made by the sub-servicer.

Manufactured Housing Contracts: Conditional sales contracts and installment sales or loan agreements secured by manufactured housing.

Multifamily Loans: First lien mortgage loans, secured by residential properties consisting of five or more residential units, including cooperative apartment buildings.

Private Label Securities: Mortgage-backed or asset-backed securities that are not Agency Securities.

REMIC Regulations: Regulations promulgated by the Department of the Treasury on December 23, 1992 and generally effective for REMICs with start-up dates on or after November 12, 1991.

Single Family Loans: First lien mortgage loans, secured by one- to four-family residential properties.

U.S. Person: Any of the following:

•	a citizen or resident of the United States;

•
a corporation or a partnership (including an entity treated as a corporation or partnership for U.S. federal income tax purposes) organized in or under the laws of the United States, or any State thereof or the District of Columbia (unless in the case of a partnership Treasury regulations are adopted that provide otherwise);

•	an estate whose income is includible in gross income for federal income tax purposes regardless of its source; or

•
a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust.

In addition, certain trusts which would not qualify as U.S. Persons under the above definition but which are eligible to and make an election to be treated as U.S. Persons will also be treated as U.S. Persons.

$596,533,000
(Approximate)

AAMES MORTGAGE INVESTMENT TRUST 2006-1
Issuing Entity
Aames Investment Corporation
Sponsor

Financial Asset Securities Corp.
Depositor

Wells Fargo Bank, N.A.
Master Servicer and Trust Administrator

Aames Funding Corporation
Servicer

Mortgage Backed Notes

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the Aames Mortgage Investment Trust 2006-1 Mortgage Backed Notes in any state where the offer is not permitted.

Until 90 days after the date of this prospectus supplement, all dealers effecting transactions in the notes offered by this prospectus supplement, whether or not participating in this distribution, may be required to deliver this prospectus supplement and the accompanying prospectus. This is in addition to the obligation of dealers to deliver this prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

April 27, 2006

Underwriters:
RBS GREENWICH CAPITAL		FRIEDMAN BILLINGS RAMSEY
(Co-Lead Manager)		(Co-Lead Manager)
Co-Managers:
BEAR, STEARNS & CO. INC.		CITIGROUP
COUNTRYWIDE SECURITIES CORPORATION		LEHMAN BROTHERS
MORGAN STANLEY